___________________________________________________________________




                    WELLS FARGO ASSET SECURITIES CORPORATION


                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 21, 2001

                                 $900,487,132.96
                       Mortgage Pass-Through Certificates
                                 Series 2001-31




        _________________________________________________________________

                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

Section 1.01     Definitions....................................................
Section 1.02     Acts of Holders................................................
Section 1.03     Effect of Headings and Table of Contents.......................
Section 1.04     Benefits of Agreement..........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01     Conveyance of Mortgage Loans...................................
Section 2.02     Acceptance by Trustee..........................................
Section 2.03     Representations and Warranties of the Master Servicer and the
                 Seller ........................................................
Section 2.04     Execution and Delivery of Certificates.........................
Section 2.05     Designation of Certificates; Designation of Startup Day and
                 Latest Possible Maturity Date..................................
Section 2.06     Optional Substitution of Mortgage Loans........................


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01     Certificate Account............................................
Section 3.02     Permitted Withdrawals from the Certificate Account.............
Section 3.03     Advances by Master Servicer and Trustee........................
Section 3.04     Trustee to Cooperate; Release of Owner Mortgage Loan Files.....
Section 3.05     Reports to the Trustee; Annual Compliance Statements...........
Section 3.06     Title, Management and Disposition of Any REO Mortgage Loan.....
Section 3.07     Amendments to Servicing Agreements, Modification of Standard
                 Provisions.....................................................
Section 3.08     Oversight of Servicing.........................................
Section 3.09     Termination and Substitution of Servicing Agreements...........
Section 3.10     Application of Net Liquidation Proceeds........................
Section 3.11     Act Reports....................................................


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01     Distributions..................................................
Section 4.02     Allocation of Realized Losses..................................
Section 4.03     Paying Agent...................................................
Section 4.04     Statements to Certificateholders; Reports to the Trustee, and
                 the Seller.....................................................
Section 4.05     Reports to Mortgagors and the Internal Revenue Service.........
Section 4.06     Calculation of Amounts; Binding Effect of Interpretations and
                 Actions of Master Servicer.....................................
Section 4.07     Determination of LIBOR.........................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01     The Certificates...............................................
Section 5.02     Registration of Certificates...................................
Section 5.03     Mutilated, Destroyed, Lost or Stolen Certificates..............
Section 5.04     Persons Deemed Owners..........................................
Section 5.05     Access to List of Certificateholders' Names and Addresses......
Section 5.06     Maintenance of Office or Agency................................
Section 5.07     Definitive Certificates........................................
Section 5.08     Notices to Clearing Agency.....................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01     Liability of the Seller and the Master Servicer................
Section 6.02     Merger or Consolidation of the Seller or the Master Servicer...
Section 6.03     Limitation on Liability of the Seller, the Master Servicer
                 and Others ....................................................
Section 6.04     Resignation of the Master Servicer.............................
Section 6.05     Compensation to the Master Servicer............................
Section 6.06     Assignment or Delegation of Duties by Master Servicer..........
Section 6.07     Indemnification of Trustee and Seller by Master Servicer.......


                                   ARTICLE VII

                                     DEFAULT

Section 7.01     Events of Default..............................................
Section 7.02     Other Remedies of Trustee......................................
Section 7.03     Directions by Certificateholders and Duties of Trustee During
                 Event of Default...............................................
Section 7.04     Action upon Certain Failures of the Master Servicer and upon
                 Event of Default...............................................
Section 7.05     Trustee to Act; Appointment of Successor.......................
Section 7.06     Notification to Certificateholders.............................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01     Duties of Trustee..............................................
Section 8.02     Certain Matters Affecting the Trustee..........................
Section 8.03     Trustee Not Required to Make Investigation.....................
Section 8.04     Trustee Not Liable for Certificates or Mortgage Loans..........
Section 8.05     Trustee May Own Certificates...................................
Section 8.06     The Master Servicer to Pay Fees and Expenses...................
Section 8.07     Eligibility Requirements.......................................
Section 8.08     Resignation and Removal........................................
Section 8.09     Successor......................................................
Section 8.10     Merger or Consolidation........................................
Section 8.11     Authenticating Agent...........................................
Section 8.12     Separate Trustees and Co-Trustees..............................
Section 8.13     Appointment of Custodians......................................
Section 8.14     Tax Matters; Compliance with REMIC Provisions..................
Section 8.15     Monthly Advances...............................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01     Termination upon Purchase by the Seller or Liquidation of All
                 Mortgage Loans.................................................
Section 9.02     Additional Termination Requirements............................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01    Amendment......................................................
Section 10.02    Recordation of Agreement.......................................
Section 10.03    Limitation on Rights of Certificateholders.....................
Section 10.04    Governing Law; Jurisdiction....................................
Section 10.05    Notices........................................................
Section 10.06    Severability of Provisions.....................................
Section 10.07    Special Notices to Rating Agencies.............................
Section 10.08    Covenant of Seller.............................................
Section 10.09    Recharacterization.............................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01    Class A Fixed Pass-Through Rate................................
Section 11.02    Cut-Off Date...................................................
Section 11.03    Cut-Off Date Aggregate Principal Balance.......................
Section 11.04    Original Class A Percentage....................................
Section 11.05    Original Principal Balances of the Classes of Class A
                 Certificates ..................................................
Section 11.05(a) Original Notional Amount.......................................
Section 11.06    Original Class A Non-PO Principal Balance......................
Section 11.07    Original Subordinated Percentage...............................
Section 11.08    Original Class B-1 Percentage..................................
Section 11.09    Original Class B-2 Percentage..................................
Section 11.10    Original Class B-3 Percentage..................................
Section 11.11    Original Class B-4 Percentage..................................
Section 11.12    Original Class B-5 Percentage..................................
Section 11.13    Original Class B-6 Percentage..................................
Section 11.14    Original Class B Principal Balance.............................
Section 11.15    Original Principal Balances of the Classes of Class B
                 Certificates ..................................................
Section 11.16    Original Class B-1 Fractional Interest.........................
Section 11.17    Original Class B-2 Fractional Interest.........................
Section 11.18    Original Class B-3 Fractional Interest.........................
Section 11.19    Original Class B-4 Fractional Interest.........................
Section 11.20    Original Class B-5 Fractional Interest.........................
Section 11.21    Closing Date...................................................
Section 11.22    Right to Purchase..............................................
Section 11.23    Wire Transfer Eligibility......................................
Section 11.24    Single Certificate.............................................
Section 11.25    Servicing Fee Rate.............................................
Section 11.26    Master Servicing Fee Rate......................................

                                    EXHIBITS
                                    --------


EXHIBIT A-1      -     Form of Face of Class A-1 Certificate
EXHIBIT A-2      -     Form of Face of Class A-2 Certificate
EXHIBIT A-3      -     Form of Face of Class A-3 Certificate
EXHIBIT A-4      -     Form of Face of Class A-4 Certificate
EXHIBIT A-5      -     Form of Face of Class A-5 Certificate
EXHIBIT A-6      -     Form of Face of Class A-6 Certificate
EXHIBIT A-7      -     Form of Face of Class A-7 Certificate
EXHIBIT A-8      -     Form of Face of Class A-8 Certificate
EXHIBIT A-9      -     Form of Face of Class A-9 Certificate
EXHIBIT A-10     -     Form of Face of Class A-10 Certificate
EXHIBIT A-11     -     Form of Face of Class A-11 Certificate
EXHIBIT A-12     -     Form of Face of Class A-12 Certificate
EXHIBIT A-13     -     Form of Face of Class A-13 Certificate
EXHIBIT A-14     -     Form of Face of Class A-14 Certificate
EXHIBIT A-15     -     Form of Face of Class A-15 Certificate
EXHIBIT A-16     -     Form of Face of Class A-16 Certificate
EXHIBIT A-17     -     Form of Face of Class A-17 Certificate
EXHIBIT A-18     -     Form of Face of Class A-18 Certificate
EXHIBIT A-PO     -     Form of Face of Class A-PO Certificate
EXHIBIT A-R      -     Form of Face of Class A-R Certificate
EXHIBIT A-LR     -     Form of Face of Class A-LR Certificate
EXHIBIT B-1      -     Form of Face of Class B-1 Certificate
EXHIBIT B-2      -     Form of Face of Class B-2 Certificate
EXHIBIT B-3      -     Form of Face of Class B-3 Certificate
EXHIBIT B-4      -     Form of Face of Class B-4 Certificate
EXHIBIT B-5      -     Form of Face of Class B-5 Certificate
EXHIBIT B-6      -     Form of Face of Class B-6 Certificate
EXHIBIT C        -     Form of Reverse of Series 2001-31 Certificates
EXHIBIT D        -     Reserved
EXHIBIT E        -     Custodial Agreement
EXHIBIT F-1      -     Schedule of Type 1 Mortgage Loans Serviced by WFHM
EXHIBIT F-2      -     Schedule of Type 2 Mortgage Loans Serviced by WFHM
EXHIBIT F-3      -     Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G        -     Request for Release
EXHIBIT H        -     Affidavit Pursuant to Section 860E(e)(4) of the Internal
                       Revenue Code of 1986, as amended, and for Non-ERISA
                       Investors
EXHIBIT I        -     Letter from Transferor of Residual Certificates
EXHIBIT J        -     Transferee's Letter (Class [B-4][B-5][B-6] Certificates)
EXHIBIT K        -     Reserved
EXHIBIT L        -     Servicing Agreements
EXHIBIT M        -     Form of Special Servicing Agreement
SCHEDULE I       -     Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of December 21, 2001 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and FIRST UNION NATIONAL BANK, as Trustee.


                                WITNESSETH THAT:

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:



                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Accretion Termination Date: For the Class A-6 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-4 and Class A-5 Certificates have been reduced to zero or (ii) the Subordination Depletion Date.

            Accrual Certificates: The Class A-6 Certificates.

            Accrual Distribution Amount: As to any Distribution Date prior to the Accretion Termination Date and the Accrual Certificates, an amount equal to the sum of (i) the Class A Interest Percentage of such Class of Accrual Certificates of the Current Class A Interest Distribution Amount and (ii) the Class A Interest Shortfall Percentage of such Class of Accrual Certificates of the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the Accretion Termination Date, zero.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of
(i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

            Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Class A Certificates.

            Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Non-PO Principal Balance: With respect to any Distribution Date, the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance as of such Distribution Date.

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: With respect to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and
(c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $156,095.22 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Subordination Depletion Date the Bankruptcy Loss Amount shall be zero.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-18 Certificates, Class A-PO Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trustee.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-18 Certificates, Class A-PO Certificates, Class A-R Certificate or Class A-LR Certificate.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-6, Class A-15 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a)(i). As to the Accrual Certificates, (a) as to any Distribution Date prior to the Accretion Termination Date, the amount distributable to the Accrual Certificates pursuant to the provisos in Paragraphs first and second of
Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (b) as to any Distribution Date on or after the Accretion Termination Date, the amount distributable to the Accrual Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-15 Certificates, the amount distributable to such Class pursuant to Paragraphs first and second of Section 4.01(a)(i). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date.

            Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

            Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class A Certificates with respect to such Distribution Date.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of Interest Accrual Amount).

            Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i), including, in the case of the Accrual Certificates prior to the Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

            Class A Interest Shortfall Percentage: As to any Distribution Date and any Class of Class A Certificates the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

            Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class A Certificates (other than the Accrual Certificates and the Class A-PO Certificates) and (ii) with respect to the Accrual Certificates, the lesser of the Principal Balance of such Class of Accrual Certificates and the Original Principal Balance of such Class of Accrual Certificates.

            Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class (or, in the case of the Accrual Certificates, the Original Principal Balance of such Class, if lower) by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall and (iii) the Class A Non-PO Optimal Principal Amount.

            Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

      (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class A Prepayment Percentage of the Non-PO Recovery for such Distribution Date.

            Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

            Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

            Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the sum of the Accrual Distribution Amounts, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

            Class A Pass-Through Rate: As to the Class A Certificates (other than the Class A-4, Class A-5, Class A-12, Class A-13 and Class A-PO Certificates), the Class A Fixed Pass-Through Rate. As to the Class A-4 Certificates, the Class A-4 Pass-Through Rate. As to the Class A-5 Certificates, the Class A-5 Pass-Through Rate. As to the Class A-12 Certificates, 5.500% per annum. As to the Class A-13 Certificates, 6.000% per annum. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

            Class A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in December 2006, 100%. As to any Distribution Date subsequent to December 2006 to and including the Distribution Date in December 2007, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2007 to and including the Distribution Date in December 2008, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2008 to and including the Distribution Date in December 2009, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2009 to and including the Distribution Date in December 2010, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2010, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to the Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the December preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). No reduction in the Class A Prepayment Percentage referred to in the second through sixth sentences hereof shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the current Class B Principal Balance or (b) cumulative Realized Losses on the Mortgage Loans exceed
(1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including January 2007 and December 2007, (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including January 2008 and December 2008, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including January 2009 and December 2009, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including January 2010 and December 2010, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after January 2011. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-18 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of the Accrual Certificates prior to the Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

            Class A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

            Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

            Class A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

            Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

            Class A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

            Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

            Class A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

            Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

            Class A-4 Pass-Through Rate: With respect to the Distribution Date occurring in January 2002, 2.880% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trustee on the applicable Rate Determination Date, equal to 0.800% plus LIBOR subject to a minimum rate of 0.800% and a maximum rate of 9.000%.

            Class A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

            Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

            Class A-5 Pass-Through Rate: With respect to the Distribution Date occurring in January 2002, 15.912% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trustee on the applicable Rate Determination Date, equal to 21.320% minus the product of 2.60 and LIBOR subject to a minimum rate of 0.000% and a maximum rate of 21.320%

            Class A-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

            Class A-6 Certificateholder: The registered holder of a Class A-6 Certificate.

            Class A-7 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

            Class A-7 Certificateholder: The registered holder of a Class A-7 Certificate.

            Class A-7 Loss Amount: With respect to any Determination Date after the Subordination Depletion Date, the amount, if any, by which the Principal Balance of the Class A-7 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class A-8 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

            Class A-8 Certificateholder: The registered holder of a Class A-8 Certificate.

            Class A-9 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

            Class A-9 Certificateholder: The registered holder of a Class A-9 Certificate.

            Class A-10 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

            Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

            Class A-11 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

            Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

            Class A-12 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

            Class A-12 Certificateholder: The registered holder of a Class A-12 Certificate.

            Class A-13 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit C hereto.

            Class A-13 Certificateholder: The registered holder of a Class A-13 Certificate.

            Class A-14 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit C hereto.

            Class A-14 Certificateholder: The registered holder of a Class A-14 Certificate.

            Class A-15 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-15 and Exhibit C hereto.

            Class A-15 Certificateholder: The registered holder of a Class A-15 Certificate.

            Class A-15 Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Class A Pass-Through Rate for the Class A-15 Certificates and (B) the Notional Amount as of such Distribution Date minus (ii) the Class A Interest Percentage of the Class A-15 Certificates of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (b) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (c) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Subordination Depletion Date pursuant to Section 4.02(e).

            Class A-16 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-16 and Exhibit C hereto.

            Class A-16 Certificateholder: The registered holder of a Class A-16 Certificate.

            Class A-17 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-17 and Exhibit C hereto.

            Class A-17 Certificateholder: The registered holder of a Class A-17 Certificate.

            Class A-17 Loss Allocation Amount: With respect to any Determination Date after the Subordination Depletion Date the lesser of (a) the Principal Balance of the Class A-17 Certificates with respect to such Determination Date prior to any reduction for the Class A-17 Loss Allocation Amount and (b) the sum of the Class A-7 Loss Amount and Class A-18 Loss Amount.

            Class A-18 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-18 and Exhibit C hereto.

            Class A-18 Certificateholder: The registered holder of a Class A-18 Certificate.

            Class A-18 Loss Amount: With respect to any Determination Date after the Subordination Depletion Date, the amount, if any, by which the Principal Balance of the Class A-18 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L12 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L12 Interest Fraction: A fraction the numerator of which is equal to 15.3846153846% of the Principal Balance of the Class A-12 Certificates and the denominator of which is equal to the Notional Amount.

            Class A-L13 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L13 Interest Fraction: A fraction the numerator of which is equal to 7.6923076923% of the Principal Balance of the Class A-13 Certificates and the denominator of which is equal to the Notional Amount.

            Class A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-LR Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit C hereto.

            Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

            Class A-LUR Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

            Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

            Class A-PO Deferred Amount: For any Distribution Date prior to the Subordination Depletion Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause
(B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) the sum of (x) the sum of the Class A-PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Subordination Depletion Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

      (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Scheduled Principal Balance of each Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class A-PO Recovery for such Distribution Date.

            Class A-PO Recovery: As to any Distribution Date prior to the Subordination Depletion Date, the lesser of (a) the Class A-PO Deferred Amount for such Distribution Date (calculated without regard to the Class A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the amount of the Recovery with respect to such Mortgage Loan. As to any Distribution Date on or after the Subordination Depletion Date, the amount determined in accordance with clause (b) above.

            Class A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

            Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Pass-Through Rate: As to any Distribution Date, 6.500% per annum.

            Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

            Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-1 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a)(i).

            Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-2 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

            Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

            Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-3 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

            Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

            Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a)(i).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-4 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

            Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

            Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth and nineteenth of Section 4.01(a)(i).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-5 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

            Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

            Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a)(i).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Class B-6 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

            Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and
(b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

            Class B-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date, the lesser of (a) the aggregate Prepayment Interest Shortfall on the Mortgage Loans for such Distribution Date, (b) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (c) the Available Master Servicing Compensation for such Distribution Date.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, at the date of the execution of this instrument, is located at 401 South Tryon Street, Charlotte, North Carolina 28288.

            Corresponding Upper-Tier Class or Classes: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes as follows:

      Uncertificated Lower-Tier
      Interest                        Corresponding Upper-Tier Class or Classes
      -------------------------       -----------------------------------------

      Class A-L1 Interest             Class A-1 Certificates, Class A-2
                                      Certificates, Class A-3 Certificates,
                                      Class A-6 Certificates, Class A-7
                                      Certificates, Class A-8 Certificates,
                                      Class A-9 Certificates, Class A-10
                                      Certificates, Class A-11 Certificates,
                                      Class A-14 Certificates, Class A-16
                                      Certificates, Class A-17 Certificates and
                                      Class A-18 Certificates

      Class A-L4 Interest             Class A-4 Certificates and Class A-5
                                      Certificates

      Class A-L12 Interest            Class A-12 Certificates

      Class A-L13 Interest            Class A-13 Certificates

      Class A-LPO Interest            Class A-PO Certificates

      Class A-LUR Interest            Class A-R Certificate

      Class B-L1 Interest             Class B-1 Certificates

      Class B-L2 Interest             Class B-2 Certificates

      Class B-L3 Interest             Class B-3 Certificates

      Class B-L4 Interest             Class B-4 Certificates

      Class B-L5 Interest             Class B-5 Certificates

      Class B-L6 Interest             Class B-6 Certificates

            Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class A Certificates pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates:  As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-15 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-15 Certificates, the amount specified on the face of each such Certificate representing the portion of the Original Notional Amount.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.500%.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

      (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

      (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

      (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

      (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

      (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

      (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

      (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

      (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

      (ix) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Eligible Investments hereunder, including any such fund that is managed by the Trustee or any affiliate of the Trustee or for which the Trustee or any of its affiliates acts as an adviser as long as such fund is rated in at least the highest rating category by each Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion will be an Excess Fraud Loss.

            Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of
(a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Special Hazard Loss.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Class A Certificates is January 25, 2032, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Fitch:  Fitch, Inc., or its successors in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.500%,
(b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.500%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $18,009,742.66 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Subordination Depletion or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Holder:  See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-15 and Class A-PO Certificates),
(i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Class of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (b) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (c) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Subordination Depletion Date pursuant to Section 4.02(e). As to any Distribution Date and the Class A-15 Certificates, the Class A-15 Interest Accrual Amount. The Class A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

            LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one month U.S. dollar deposits, as determined by the Trustee on the related Rate Determination Date in accordance with Section 4.07.

            LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England, the City of New York and Charlotte, North Carolina.

            LIBOR Certificates: Any of the Class A-4 and Class A-5 Certificates

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Lockout Group: The Class A-10, Class A-11, Class A-16, Class A-17 and Class A-18 Certificates.

            Lower-Tier Distribution Amount: As defined in Section 4.01(a)(ii).

            Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.26.

            MERS: As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            Month End Interest: As defined in each Servicing Agreement.

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of December 21, 2001 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

      (i) the Mortgage Loan identifying number;

      (ii) the city, state and zip code of the Mortgaged Property;

      (iii) the type of property;

      (iv) the Mortgage Interest Rate;

      (v) the Net Mortgage Interest Rate;

      (vi) the Monthly Payment;

      (vii) the original number of months to maturity;

      (viii) the scheduled maturity date;

      (ix) the Cut-Off Date Principal Balance;

      (x) the Loan-to-Value Ratio at origination;

      (xi) whether such Mortgage Loan is a Subsidy Loan;

      (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

      (xiii) the applicable Servicing Fee Rate;

      (xiv) the Master Servicing Fee Rate;

      (xv) Fixed Retained Yield Rate, if applicable; and

      (xvi) for each Other Servicer Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 or 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder:  As defined in Section 5.02(d).

            Non-PO Fraction: With respect to any Mortgage Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.500%.

            Non-PO Recovery: As to any Distribution Date, the amount of all Recoveries received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date less the Class A-PO Recovery for such Distribution Date.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer or delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Subordination Depletion Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Subordination Depletion Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(g).

            Notional Amount: As to any Distribution Date, an amount equal to the sum of 15.3846153846% of the Principal Balance of the Class A-12 Certificates and 7.6923076923% of the Principal Balance of the Class A-13 Certificates.

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-16, Class A-17, Class A-18, Class A-R and Class A-LR Certificates, as set forth in Section 11.06.

            Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.20.

            Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Notional Amount: The Original Notional Amount, as set forth in Section 11.05(a).

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

            Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

            Other Servicer: Any of the Servicers other than WFHM.

            Other Servicer Mortgage Loan: Any of the Mortgage Loans, if any, identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            PAC Certificates: The Class A-12, Class A-13 and Class A-14 Certificates.

            PAC Group: The Class A-12, Class A-13 and Class A-14 Certificates.

            PAC Principal Amount: As defined in Section 4.01(b).

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the Unscheduled Principal Receipt Period in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate (other than Class A-15 Certificates), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class A-15 Certificate, the undivided percentage interest obtained by dividing the original notional amount evidenced by such Certificate by the Original Notional Amount of such Class. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan:  As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Class A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee;

            (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Mortgage Loan substituted for a Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses
(a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j) Liquidation Profits;

            (k) Month End Interest; and

            (l) all amounts reimbursable to a Servicer for PMI Advances.

            Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class A-15 Certificates), the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Subordination Depletion Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class (increased in the case of the Accrual Certificates by the Accrual Distribution Amounts with respect to prior Distribution Dates for such Class of Accrual Certificates) less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a)(i), (ii) as a result of a Principal Adjustment and (iii), if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Subordination Depletion Date, each such Principal Balance of a Class of Class A Certificates (other than the Class A-PO Certificates) will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class and the difference, if any, between (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date; provided, however, that the amount of any such reduction for the Class A-7 and Class A-18 Certificates will be decreased pro rata by the Class A-17 Loss Allocation Amount. After the Subordination Depletion Date, the Principal Balance for the Class A-17 Certificates will additionally be reduced by the Class A-17 Loss Allocation Amount.

            The Class A-15 Certificates are interest only Certificates and have no Principal Balance.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class will be increased on any Determination Date such that the Principal Balance of such Class exceeds its Original Principal Balance (plus any Accrual Distribution Amounts previously added to the Principal Balance of the Accrual Certificates) less all amounts previously distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph third clause (A) of Section 4.01(a)(i), Paragraph third clause (B) of Section 4.01(a)(i), or Paragraphs seventh, tenth, thirteenth, sixteenth, nineteenth or twenty-second of Section 4.01(a)(i).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Priority Amount: For any Distribution Date, the lesser of (i) the aggregate Principal Balance of the Lockout Group and (ii) the product of (A) the Priority Percentage, (B) the Shift Percentage and (C) the sum of the Scheduled Principal Amount and the Unscheduled Principal Amount.

            Priority Percentage: The aggregate Principal Balance of the Lockout Group divided by the Aggregate Non-PO Principal Balance.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated December 17, 2001 as supplemented by the prospectus supplement dated December 18, 2001, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rate Determination Date: As to any Distribution Date and any Class of LIBOR Certificates, the second LIBOR Business Day preceding the 25th day of the month preceding the month in which such Distribution Date occurs.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates are Fitch and S&P. The Rating Agency for the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is S&P. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, A-1 in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of Fitch and S&P, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Reference Banks: Initially, the Reference Banks shall be Deutsche Bank International, Bank of America, N.A., Citibank, N.A., and The Fuji Bank, Limited. If any of these banks are not available, the Trustee shall select from one of the following banks a substitute Reference Bank: Credit Suisse First Boston Corporation, Westdeutsche Landesbank Girozentrale, The Chase Manhattan Bank or National Westminster Bank Plc. If any of these banks are not available, the Trustee shall in its discretion select another Reference Bank.

            Relevant Anniversary: See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

            Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(i) and Iy(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Class A Percentage.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of WFHM, HomeSide Lending, Inc., First Nationwide Mortgage Corporation, HSBC Mortgage Corporation (USA), Mid America Bank, FSB, Chevy Chase Bank, F.S.B., Firstar Bank, NA, Hibernia National Bank, Navy Federal Credit Union, Colonial Savings, F.A. and The Huntington Mortgage Company, as a Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.25.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

  Distribution Date Occurring In                                      Shift
  ------------------------------                                   Percentage
                                                                   ----------
  January 2002 through December 2006.............................        0%
  January 2007 through December 2007.............................       30%
  January 2008 through December 2008.............................       40%
  January 2009 through December 2009.............................       60%
  January 2010 through December 2010.............................       80%
  January 2011 and thereafter....................................      100%

            Similar Law:  As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee, or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $9,004,871.33 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and after the Subordination Depletion Date, the Special Hazard Loss Amount shall be zero.

            Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            Startup Day: As defined in Section 2.05.

            Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

            Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

            Subordination Depletion Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan:  As defined in Section 2.02.

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Trustee: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            Type 1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Type 2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Prior Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Uncertificated Lower-Tier Interest: Any of the Class A-L1 Interest, the Class A-L4 Interest, the Class A-L12 Interest, the Class A-L13 Interest, the Class A-LPO Interest, the Class A-LUR Interest, the Class B-L1 Interest, the Class B-L2 Interest, the Class B-L3 Interest, the Class B-L4 Interest, the Class B-L5 Interest and the Class B-L6 Interest.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(ii) and Iy(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Class A Prepayment Percentage.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

            Upper-Tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

            Upper-Tier REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person: As defined in Section 4.01(g).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class A-15 Certificates will each be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Type 1 Mortgage Loans and Type 2 Mortgage Loans initially by WFHM.

            SECTION 1.02 ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04 BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01 CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trustee on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, if (i) with respect to a particular state the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of the initial issuance of the Certificates. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02 ACCEPTANCE BY TRUSTEE.

            The Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee, in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

            (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

            (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

            (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
      Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

            (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

            (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

            (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

            (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

            (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

            (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

            (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

            (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

            (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

            (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

            (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

            (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

            (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

            (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

            (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

            (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

            (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection
(b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04 EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L4 Interest, Class A-L12 Interest, Class A-L13 Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is January 25, 2032 for purposes of Code Section 860G(a)(1).

            SECTION 2.06 OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Mortgage Loan a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in
Section 2.02, shall be deposited in the Certificate Account.

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01 CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

            (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

            (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION 3.02 PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

            (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

            (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

            (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

            (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

            (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

            (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

            (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

            (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

            (xii) to clear and terminate the Certificate Account pursuant to
      Section 9.01; and

            (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03 ADVANCES BY MASTER SERVICER AND TRUSTEE.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be, (ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04 TRUSTEE TO COOPERATE; RELEASE OF OWNER MORTGAGE LOAN FILES.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05 REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of a REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07 AMENDMENTS TO SERVICING AGREEMENTS, MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c) (i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08 OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless
(i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under
Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided, however, that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods: (i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Seller shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09 TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the WFHM Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10 APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11 ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01 DISTRIBUTIONS.

            (a) (i) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

            first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

            second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to the Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

            third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

            fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

            fifth, to the Class B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eighth, to the Class B-2 Certificates, in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eleventh, to the Class B-3 Certificates, in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

            twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class A-R or Class A-LR Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-15 and Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (ii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class A-L12 Interest and the Class A-L13 Interest) shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. On each Distribution Date, the Class A-L12 Interest shall receive a distribution in respect of interest in an amount equal to the sum of (i) the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-12 Certificates and (ii) the product of the Class A-L12 Interest Fraction and the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-15 Certificates. On each Distribution Date, the Class A-L13 Interest shall receive a distribution in respect of interest in an amount equal to the sum of (i) the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-13 Certificates and (ii) the product of the Class A-L13 Interest Fraction and the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-15 Certificates. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes.

            The pass-through rate with respect to the Class A-L1 Interest, Class A-L4 Interest, Class A-L12 Interest, Class A-L13 Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be 6.500% per annum. The Class A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            (b) The Class A-15 Certificates are interest-only Certificates and are not entitled to distributions in respect of principal.

      I. On each Distribution Date occurring prior to the Accretion Termination Date, the Accrual Distribution Amount will be distributed sequentially as follows:

            first, to the Class A-4 and Class A-5 Certificates, pro rata; and

            second, to the Class A-6 Certificates.

      II. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) sequentially as follows:

            first, concurrently, to the Class A-R and Class A-LR Certificates, pro rata;

            second, concurrently, up to the Priority Amount for such Distribution Date, as follows:

                  (i) 21.5155555556% sequentially to the Class A-10 and Class

                  A-11 Certificates;

                  (ii) 16.6666666667% to the Class A-16 Certificates;

                  (iii) 0.9166666667% to the Class A-17 Certificates; and

                  (iv) 60.9011111110% to the Class A-18 Certificates;

            third, concurrently, as follows:

                  (i) 40.4031466453% sequentially as follows:

                        (a) sequentially, to the Class A-12, Class A-13 and
            Class A-14 Certificates, up to the PAC Principal Amount for such Distribution Date;

                        (b) concurrently, to the Class A-4 and Class A-5
            Certificates, pro rata;

                        (c) to the Class A-6 Certificates; and

                        (d) sequentially, to the Class A-12, Class A-13 and
            Class A-14 Certificates;

                  (ii) 21.2910093874% to the Class A-3 Certificates;

                  (iii) 22.7617480748%, sequentially, to the Class A-2 and Class A-9 Certificates; and

                  (iv) 15.5440958925%, sequentially, to the Class A-1 and Class A-8 Certificates;

            fourth, to the Class A-7 Certificates; and

            fifth, concurrently, as follows:

                  (i) 21.5155555556% sequentially to the Class A-10 and Class

                  A-11 Certificates;

                  (ii) 16.6666666667% to the Class A-16 Certificates;

                  (iii) 0.9166666667% to the Class A-17 Certificates; and

                  (iv) 60.9011111110% to the Class A-18 Certificates.

            The "PAC Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the PAC Group to the percentage of the sum of the initial Principal Balances of the PAC Group shown in the related table with respect to such Distribution Date.

            The following table sets forth for each Distribution Date the planned Principal Balance for the PAC Group, expressed as a percentage of the initial aggregate Principal Balance or initial Principal Balance of such Group.

                           PLANNED PRINCIPAL BALANCES
              AS PERCENTAGES OF AGGREGATE INITIAL PRINCIPAL BALANCE

                                    PAC GROUP

                     PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                     AGGREGATE INITIAL                      AGGREGATE INITIAL                      AGGREGATE INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
Up to and including
January 2002......      99.65504268%    June 2004.........     70.71618540%    December 2006.....     29.60471635%
February 2002.....      99.26383210     July 2004.........     69.24205776     January 2007......     28.40277191
March 2002........      98.82650208     August 2004.......     67.77542920     February 2007.....     27.20719050
April 2002........      98.34318029     September 2004....     66.31626156     March 2007........     26.01793971
May 2002..........      97.81401824     October 2004......     64.86451682     April 2007........     24.83498729
June 2002.........      97.23919127     November 2004.....     63.42015720     May 2007..........     23.65830119
July 2002.........      96.61889847     December 2004.....     61.98314509     June 2007.........     22.48784951
August 2002.......      95.95336261     January 2005......     60.55344310     July 2007.........     21.32360051
September 2002....      95.24283001     February 2005.....     59.13101401     August 2007.......     20.16552263
October 2002......      94.48757044     March 2005........     57.71582081     September 2007....     19.01358450
November 2002.....      93.68787697     April 2005........     56.30782668     October 2007......     17.86775489
December 2002.....      92.84406580     May 2005..........     54.90699499     November 2007.....     16.72800274
January 2003......      91.95647606     June 2005.........     53.51328931     December 2007.....     15.59429715
February 2003.....      91.02546964     July 2005.........     52.12667339     January 2008......     14.48739441
March 2003........      90.05143091     August 2005.......     50.74711117     February 2008.....     13.38640173
April 2003........      89.03476653     September 2005....     49.37456679     March 2008........     12.29128885
May 2003..........      87.97590516     October 2005......     48.00900456     April 2008........     11.20202568
June 2003.........      86.87529714     November 2005.....     46.65038899     May 2008..........     10.11858229
July 2003.........      85.73341427     December 2005.....     45.29868477     June 2008.........      9.04092887
August 2003.......      84.55074939     January 2006......     43.95385677     July 2008.........      7.96954507
September 2003....      83.32781611     February 2006.....     42.61587007     August 2008.......      6.92758882
October 2003......      82.06514841     March 2006........     41.28468989     September 2008....      5.91433614
November 2003.....      80.76330028     April 2006........     39.96028166     October 2008......      4.92908011
December 2003.....      79.42284532     May 2006..........     38.64261100     November 2008.....      3.97113053
January 2004......      78.04437632     June 2006.........     37.33164367     December 2008.....      3.03981347
February 2004.....      76.62850484     July 2006.........     36.02734565     January 2009......      2.26706802
March 2004........      75.17586074     August 2006.......     34.72968308     February 2009.....      1.51647010
April 2004........      73.68709177     September 2006....     33.43862228     March 2009........      0.78744849
May 2004..........      72.19785055     October 2006......     32.15412975     April 2009........      0.07944590
                                        November 2006.....     30.87617216     May 2009..........
                                                                                    and therefore      0.00000000%

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

                  (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

            (e) The Trustee shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trustee may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

            (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-15, Class A-R or Class A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero or, in the case of the Class A-15 Certificates, the Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

            (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02 ALLOCATION OF REALIZED LOSSES.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

      first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

      second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

      third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

      fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

      fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

      sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

      seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d) [Intentionally Left Blank]

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on each Class's Class A Interest Percentage. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

            (h) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            SECTION 4.03 PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

            (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

            (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

            (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04 STATEMENTS TO CERTIFICATEHOLDERS; REPORTS TO THE TRUSTEE, AND THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

            (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class A Certificates for such Distribution Date;

            (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

            (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

            (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

            (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

            (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

            (x) the Class A Percentage for such Distribution Date;

            (xi) the Class A Prepayment Percentage for such Distribution Date;

            (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for such Distribution Date;

            (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for such Distribution Date;

            (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

            (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

            (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

            (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

            (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

            (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

            (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

            (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

            (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

            (xxiii) in the case of the Class A-15 Certificates, the Notional Amount, if any;

            (xxiv) in the case of each Class of LIBOR Certificates, the applicable Class A Pass-Through Rate;

            (xxv) the Class A-PO Deferred Amount, if any;

            (xxvi) the amount of PMI Advances made by a Servicer, if any; and

            (xxvii) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R and Class A-LR Certificates with a $50 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

            SECTION 4.05 REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

            SECTION 4.07 DETERMINATION OF LIBOR.

            On each Rate Determination Date, the Trustee shall determine LIBOR for the Distribution Date occurring in the succeeding month on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Bridge Telerate Service.

            If on any Rate Determination Date the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the Distribution Date in the succeeding month will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates that the Reference Banks are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the Reference Banks are quoting on such Rate Determination Date to leading European banks.

            If on any Rate Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the Distribution Date in the succeeding month will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 2.080%.

            The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trustee shall provide the Class A Pass-Through Rates of the LIBOR Certificates for the related Distribution Date to Beneficial Owners or Holders of LIBOR Certificates who place a telephone call to the Trustee at (704) 383-5272 and make a request therefor during normal working hours on any Business Day.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01      THE CERTIFICATES.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-R and Class A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance or Original Notional Amount of such Class), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18, A-PO, A-R, A-LR, B-1,
B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

            (i) the provisions of this Section 5.01(b) shall be in full force and effect;

            (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

            (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

               (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

            SECTION 5.02 REGISTRATION OF CERTIFICATES.

            (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or
(ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) if such transferee is an insurance company,
(A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificate is covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B-4, Class B-5 or Class B-6 Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04 PERSONS DEEMED OWNERS.

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

            (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06 MAINTENANCE OF OFFICE OR AGENCY.

            The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07 DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08 NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01 LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with the performance of its duties and obligations and any legal action relating to this Agreement or the Certificates, including, without limitation, any legal action against the Trustee in its capacity as Trustee hereunder, other than any loss, liability or expense (including, without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            SECTION 6.04 RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05 COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06 ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07 INDEMNIFICATION OF TRUSTEE AND SELLER BY MASTER
SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01 EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

            (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

            (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

            (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02 OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04 ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND UPON EVENT OF DEFAULT.

            In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06 NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01 DUTIES OF TRUSTEE.

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE.

            Except as otherwise provided in Section 8.01:

            (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

            (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

            (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03 TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee shall be repaid by the Master Servicer upon demand.

            SECTION 8.04 TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05 TRUSTEE MAY OWN CERTIFICATES.

            The Trustee, and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06 THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to the Trustee from time to time, from its own funds, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and, except as otherwise agreed by the Master Servicer and the Trustee, the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith. The Trustee shall have no right of reimbursement from the Trust Estate for any such expenses, disbursements and advances not paid or reimbursed to it by the Master Servicer.

            SECTION 8.07 ELIGIBILITY REQUIREMENTS.

            The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

            SECTION 8.08 RESIGNATION AND REMOVAL.

            The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09 SUCCESSOR.

            Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10 MERGER OR CONSOLIDATION.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

            SECTION 8.11 AUTHENTICATING AGENT.

            The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12 SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

            (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

            (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13 APPOINTMENT OF CUSTODIANS.

            The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            SECTION 8.14 TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs, or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-PO and Class A-R Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L4, Class A-L12, Class A-L13, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons for the Upper-Tier REMIC and the Lower-Tier REMIC, respectively, in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

            In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of either REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of either REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee, respectively, to perform its obligations under this
Section 8.14.

            SECTION 8.15      MONTHLY ADVANCES.

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Seller is exercising its right to purchase, the Seller shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(a) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders. The Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02 ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

            (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC; and

            (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01 AMENDMENT.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Lower-Tier Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier or Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of

               (a) changing the Applicable Unscheduled Principal Receipt Period for Type 2 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

               (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

            SECTION 10.02 RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04 GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05 NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and (iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice; provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

            SECTION 10.06 SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07 SPECIAL NOTICES TO RATING AGENCIES.

            (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 10.01(a);

            (ii) any sale or transfer of the Class B Certificates pursuant to
      Section 5.02 to an affiliate of the Seller;

            (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

            (iv) any resignation of the Master Servicer pursuant to Section
      6.04;

            (v) the occurrence of any of the Events of Default described in
      Section 7.01;

            (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

            (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

            (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

            (i) the appointment of a Custodian pursuant to Section 2.02;

            (ii) the resignation or removal of the Trustee pursuant to Section 8.08;

            (iii) the appointment of a successor trustee pursuant to Section 8.09; or

            (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency:

            (i) reports prepared pursuant to Section 3.05; and

            (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08 COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09 RECHARACTERIZATION.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01 CLASS A FIXED PASS-THROUGH RATE.

            The Class A Fixed Pass-Through Rate is 6.500% per annum.

            SECTION 11.02 CUT-OFF DATE.

            The Cut-Off Date for the Certificates is December 1, 2001.

            SECTION 11.03 CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The Cut-Off Date Aggregate Principal Balance is $900,487,132.96.

            SECTION 11.04 ORIGINAL CLASS A PERCENTAGE.

            The Original Class A Percentage is 97.14525748%.

            SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                            Original
                      Class             Principal Balance
                      -----             -----------------

                    Class A-1           $100,000,000.00
                    Class A-2           $150,000,000.00
                    Class A-3           $154,000,000.00
                    Class A-4           $105,527,500.00
                    Class A-5           $ 40,587,500.00
                    Class A-6           $ 11,715,000.00
                    Class A-7           $ 60,044,000.00
                    Class A-8           $ 12,432,000.00
                    Class A-9           $ 14,638,000.00
                    Class A-10          $ 13,000,000.00
                    Class A-11          $  6,364,000.00
                    Class A-12          $ 45,546,000.00
                    Class A-13          $ 74,132,000.00
                    Class A-14          $ 14,732,000.00
                    Class A-16          $ 15,000,000.00
                    Class A-17          $    825,000.00
                    Class A-18          $ 54,811,000.00
                    Class A-PO          $  1,468,361.00
                    Class A-R           $         50.00
                    Class A-LR          $         50.00

            SECTION 11.05(A) ORIGINAL NOTIONAL AMOUNT.

            The Original Notional Amount is $12,709,538.00.

            SECTION 11.06 ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.

            The Original Class A Non-PO Principal Balance is $873,354,100.

            SECTION 11.07 ORIGINAL SUBORDINATED PERCENTAGE.

            The Original Subordinated Percentage is 2.85474252%.

            SECTION 11.08 ORIGINAL CLASS B-1 PERCENTAGE.

            The Original Class B-1 Percentage is 1.45236122%.

            SECTION 11.09 ORIGINAL CLASS B-2 PERCENTAGE.

            The Original Class B-2 Percentage is 0.50087942%.

            SECTION 11.10 ORIGINAL CLASS B-3 PERCENTAGE.

            The Original Class B-3 Percentage is 0.40065904%.

            SECTION 11.11 ORIGINAL CLASS B-4 PERCENTAGE.

            The Original Class B-4 Percentage is 0.20032952%.

            SECTION 11.12 ORIGINAL CLASS B-5 PERCENTAGE.

            The Original Class B-5 Percentage is 0.15016372%.

            SECTION 11.13 ORIGINAL CLASS B-6 PERCENTAGE.

            The Original Class B-6 Percentage is 0.15034960%.

            SECTION 11.14 ORIGINAL CLASS B PRINCIPAL BALANCE.

            The Original Class B Principal Balance is $25,664,671.10.

            SECTION 11.15 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B CERTIFICATES.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                     Original
            Class                Principal Balance
            -----                -----------------

            Class B-1            $  13,057,000.00
            Class B-2            $   4,503,000.00
            Class B-3            $   3,602,000.00
            Class B-4            $   1,801,000.00
            Class B-5            $   1,350,000.00
            Class B-6            $   1,351,671.10

            SECTION 11.16 ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

            The Original Class B-1 Fractional Interest is 1.40238129%.

            SECTION 11.17 ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

            The Original Class B-2 Fractional Interest is 0.90150187%.

            SECTION 11.18 ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

            The Original Class B-3 Fractional Interest is 0.50084283%.

            SECTION 11.19 ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

            The Original Class B-4 Fractional Interest is 0.30051331%.

            SECTION 11.20 ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

            The Original Class B-5 Fractional Interest is 0.15034959%.

            SECTION 11.21 CLOSING DATE.

            The Closing Date is December 21, 2001.

            SECTION 11.22 RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $90048713.30 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.23 WIRE TRANSFER ELIGIBILITY.

            With respect to the Class A (other than the Class A-15, Class A-PO, Class A-R and Class A-LR Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-15 Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 33% Percentage Interest. The Class A-PO, Class A-R and Class A-LR Certificates are not eligible for wire transfer.

            SECTION 11.24 SINGLE CERTIFICATE.

            A Single Certificate for each Class of Class A Certificates (other than the Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-17, Class A-PO, Class A-R and Class A-LR Certificates) represents a $25,000 Denomination. A Single Certificate for the Class A-4, Class A-5, Class A-6, Class A-17, Class A-PO, Class B-1, Class B-2 and Class B-3 Certificates represents a $100,000 Denomination. A Single Certificate for the Class A-8 and Class A-9 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-15 Certificates represents a $747,619.00 Denomination. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $50 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination.

            SECTION 11.25 SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee for each Mortgage Loan is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            SECTION 11.26 MASTER SERVICING FEE RATE.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                    WELLS FARGO ASSET SECURITIES
                                    CORPORATION
                                       as Seller


                                       By: ____________________________________
                                           Name:  Alan S. McKenney
                                           Title: Vice President



                                    WELLS FARGO BANK MINNESOTA,
                                    NATIONAL ASSOCIATION
                                       as Master Servicer


                                       By: ____________________________________
                                           Name:  William B. Hill, III
                                           Title: Vice President



                                   FIRST UNION NATIONAL BANK
                                       as Trustee


                                       By: ____________________________________
                                           Name:
                                           Title:


Attest:
By:___________________________
Name:_________________________
Title:________________________

STATE OF MARYLAND       )
                        )  ss.:
COUNTY OF FREDERICK     )



            On this 21st day of December, 2001, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides in McLean, Virginia; that he is a Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 21st day of December, 2001, before me, a notary public in and for the State of Maryland, personally appeared William B. Hill, III known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              )  ss.:
COUNTY OF                     )


            On this 21st day of December, 2001, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



_________________________
Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-31, CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AA 3                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-31, CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

       THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST
IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AB 1                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-31, CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

       THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST
IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AC 9                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-31, CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AD 7                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in January 2002 will be 2.880% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 0.800% plus LIBOR as determined on the second business day prior to the 25th day of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.800% and a maximum rate of 9.000%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-31, CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AE 5                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %                     (Initial Notional Amount)

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in January 2002 will be 15.912% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 21.320% minus the product of 2.60 and LIBOR as determined on the second business day prior to the 25th day of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.000% and a maximum rate of 21.320%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-31, CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AF 2                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 6.500% per annum. Prior to the Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-6 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-31, CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AG 0                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-31, CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AJ 4                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-31, CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AK 1                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-31, CLASS A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AL 9                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-31, CLASS A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AM 7                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of the Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-31, CLASS A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AN 5                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of the Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 5.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-13
                    [FORM OF FACE OF CLASS A-13 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-31, CLASS A-13

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AP 0                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of the Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-14
                    [FORM OF FACE OF CLASS A-14 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-31, CLASS A-14

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AQ 8                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-14 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-14 Certificates required to be distributed to Holders of the Class A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-14 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-14 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-15
                    [FORM OF FACE OF CLASS A-15 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-31, CLASS A-15

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AR 6                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %                     (initial Notional Amount)

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-15 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-15 Certificates required to be distributed to Holders of the Class A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-15 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class A-15 Certificates each month in an amount equal to the product of (i) 1/12th of 6.500% and (ii) the Notional Amount of the Class A-15 Certificates as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-15 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-16
                    [FORM OF FACE OF CLASS A-16 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-31, CLASS A-16

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AS 4                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-16 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-16 Certificates required to be distributed to Holders of the Class A-16 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-16 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-16 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-17
                    [FORM OF FACE OF CLASS A-17 CERTIFICATE]


  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-31, CLASS A-17

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            AFTER THE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES, OTHER THAN EXCESS LOSSES, ALLOCATED TO THE CLASS A-7 and CLASS A-18 Certificates WILL BE BORNE BY THE CLASS A-17 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AT 2                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-17 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-17 Certificates required to be distributed to Holders of the Class A-17 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-17 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-17 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-18
                    [FORM OF FACE OF CLASS A-18 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-31, CLASS A-18

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AU 9                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-18 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-18 Certificates required to be distributed to Holders of the Class A-18 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-18 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-18 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-31, CLASS A-PO

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AV 7           First Distribution Date: January 25, 2002

                                 Denomination: $

Percentage Interest evidenced
by this Certificate:   %         Final Scheduled Maturity Date:
                                 January 25, 2032

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                         Trustee

                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee

By:________________________________
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]


FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-31, CLASS A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AW 5                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]


FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-31, CLASS A-LR

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AX 3                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-LR Certificate required to be distributed to the Holder of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-31, CLASS B-1

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by


                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AY 1                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                         Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-31, CLASS B-2

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by


                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 AZ 8                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                          Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-31, CLASS B-3

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by


                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 BA 2                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT _______________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-31, CLASS B-4

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 BB 0                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-31, CLASS B-5

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by


                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 BC 8                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-31, CLASS B-6

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by


                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  December 1, 2001

CUSIP No.: 949909 BD 6                     First Distribution Date: January 25,
                                           2002

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee

                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                    EXHIBIT C
                [Form of Reverse of Series 2001-31 Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-31

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT
                                   ----------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:


_______________________________________________________
_______________________________________________________
Social Security or other Identifying Number of Assignee:

_______________________________________________________

Dated:



                                          ______________________________________
                                          Signature by or on behalf of assignor



                                          ______________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _________________________________________________
for the account of ______________________________________________ account number
_____________, or, if mailed by check, to _____________________________________.
Applicable statements should be mailed to ______________________________________
___________________________________.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT
                               -------------------

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H  T H A T
                           - - - - - - - - - -  - - - -

            WHEREAS, the Seller, the Master Servicer and the Trustee, have entered into a Pooling and Servicing Agreement dated as of December 21, 2001 relating to the issuance of Mortgage Pass-Through Certificates, Series 2001-31 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                   Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.


                          Custody of Mortgage Documents

            Section 1.1 Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 1.2 Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 1.3 Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

            Section 1.4 Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

            Section 1.5 Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to
Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 1.6 Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.


                            Concerning the Custodian

            Section 1.7 Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 1.8 Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 1.9 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 1.10 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 1.11 Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 1.12 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 1.13 Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.


                            Miscellaneous Provisions

            Section 1.14 Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 1.15 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            Section 1.16 Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

            Section 1.17 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 1.18 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                                   FIRST UNION NATIONAL BANK

401 South Tryon Street                     By:__________________________________
Charlotte, North Carolina, 28202           Name:________________________________
                                           Title:_______________________________


Address:                                   WELLS FARGO ASSET SECURITIES
                                           CORPORATION

7485 New Horizon Way
Frederick, Maryland 21703                  By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


Address:                                   WELLS FARGO BANK MINNESOTA, NATIONAL
                                           ASSOCIATION

7485 New Horizon Way
Frederick, Maryland 21703                  By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                           [CUSTODIAN]
Address:
                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

STATE OF                )
                        )  ss.:
COUNTY OF               )




            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                       _________________________________________
                                       Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Bank
Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.




                                       _________________________________________
                                       Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ___ day of ________, 20__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                       _________________________________________
                                       Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of ________, 20 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                       _________________________________________
                                       Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT F-1

                       [Schedule of Type 1 Mortgage Loans]



WFMBS
WFMBS   2001-31 EXHIBIT F-1
30 YEAR FIXED RATE NON-RELOCATION  LOANS


(i)                (ii)                                              (iii)        (iv)          (v)          (vi)        (vii)
-----              --------------------------------      -----     --------     --------      --------    ----------   --------
                                                                                                NET
MORTGAGE                                                                        MORTGAGE      MORTGAGE      CURRENT    ORIGINAL
LOAN                                                      ZIP      PROPERTY     INTEREST      INTEREST      MONTHLY     TERM TO
NUMBER             CITY                       STATE      CODE        TYPE         RATE          RATE        PAYMENT    MATURITY
--------           --------------------------------      -----     --------     --------      --------    ----------   --------
0077363            JACKSON                     NJ        08527        SFD         7.375        6.500      $2,293.04       360
1002828            GREEN COVE SPRING           FL        32043        SFD         6.875        6.500      $4,756.16       360
2007032            GREEN BAY                   WI        54311        SFD         7.375        6.500      $2,804.14       360
2010998            MINNEAPOLIS                 MN        55401        SFD         7.125        6.500      $2,593.82       360
2014142            SAMMAMISH                   WA        98075        SFD         7.000        6.500      $2,395.09       360
2025706            MARIETTA                    GA        30064        SFD         7.000        6.500      $3,905.33       360
2026434            SAN JOSE                    CA        95125        SFD         6.875        6.500      $2,552.17       360
2040987            EDINA                       MN        55439        SFD         7.125        6.500      $3,233.85       360
2071802            NORTHFIELD                  IL        60093        SFD         7.000        6.500      $3,792.22       360
2187643            LUBBOCK                     TX        79424        SFD         6.875        6.500      $2,956.18       360
2822700            PAYSON                      AZ        85541        SFD         6.875        6.500      $2,867.49       360
2950995            NEWPORT BEACH               CA        92625        SFD         6.875        6.500      $3,521.14       360
2962349            SPOKANE                     WA        99202        SFD         6.875        6.500      $3,048.15       360
2970287            SAN DIEGO                   CA        92130        SFD         7.000        6.500      $3,326.51       360
3615821            FORT COLLINS                CO        80524        SFD         7.250        6.500      $2,148.86       360
3841623            NEWPORT BEACH               CA        92660        SFD         6.875        6.500      $5,019.36       360
3844893            SARTELL                     MN        56377        SFD         7.000        6.500      $2,967.25       360
3848830            BOULDER                     CO        80302        SFD         7.000        6.500      $4,158.14       360
3849129            LAKE ELMO                   MN        55042        SFD         7.000        6.500      $2,245.40       360
3849862            ALBUQUERQUE                 NM        87114        SFD         7.125        6.500      $3,085.63       360
3850063            TUSTIN                      CA        92782        SFD         6.875        6.500      $2,364.94       360
3850156            OVIEDO                      FL        32765        SFD         7.250        6.500      $2,086.85       360
3850241            COLT NECK                   NJ        07722        SFD         7.125        6.500      $3,921.04       360
3853896            ST PAUL                     MN        55105        SFD         6.875        6.500      $2,857.64       360
3889491            FAIRFIELD                   CA        94533        SFD         7.125        6.500      $2,317.59       360
3890109            GRIMES                      IA        50111        SFD         7.250        6.500      $2,728.71       360
3890666            BAKERSFIELD                 CA        93311        SFD         7.125        6.500      $3,435.96       360
3892002            LAKE FOREST                 IL        60045        SFD         7.000        6.500      $3,945.25       360
3892138            CARBONDALE                  CO        81623        SFD         7.125        6.500      $3,065.42       360
4073060            GREENWICH                   CT        06830        SFD         7.250        6.500      $2,813.74       240
4097556            ALPHARETTA                  GA        30005        SFD         7.000        6.500      $2,854.15       360
4098869            BLOOMINGTON                 MN        55438        SFD         6.625        6.358      $2,497.22       360
4109914            STEAMBOAT SPRINGS           CO        80487        SFD         7.000        6.500      $2,162.23       360
4138285            MOUND                       MN        55364        SFD         7.000        6.500      $3,326.51       360
4147070            OAKLAND                     CA        94610        SFD         7.000        6.500      $2,228.76       360
4169728            IRVINE                      CA        92604        LCO         6.750        6.483      $2,033.36       360
4175287            SAN FRANCISCO               CA        94115        SFD         6.875        6.500      $4,270.04       360
4183687            BLOOMINGTON                 MN        55437        SFD         7.000        6.500      $3,376.41       360
4219771            ARVADA                      CO        80007        SFD         7.250        6.500      $2,401.26       360
4225064            OREGON CITY                 OR        97045        SFD         7.250        6.500      $3,683.76       360
4231025            CHICAGO                     IL        60657        LCO         7.250        6.500      $3,410.89       360
4232022            DUBLIN                      CA        94568        SFD         6.875        6.500      $2,693.41       360
4234626            KENSINGTON                  CA        94707        SFD         7.250        6.500      $2,701.08       360
4235839            OAKLAND                     CA        94610        SFD         7.375        6.500      $3,073.85       360
4235843            ALBANY                      CA        94706        SFD         7.375        6.500      $2,676.02       360
4235868            EL CERRITO                  CA        94530        SFD         7.500        6.500      $2,407.05       360
4235906            OAKLAND                     CA        94610        SFD         7.375        6.500      $2,185.65       360
4239277            FREMONT                     CA        94539        SFD         6.750        6.483      $4,215.89       360
4244916            DEAL                        NJ        07723        SFD         7.125        6.500      $3,153.01       360
4248309            OJAI AREA                   CA        93023        SFD         7.250        6.500      $2,200.02       360
4251254            BAYSIDE                     NY        11361        COP         7.250        6.500      $  982.33       360
4254644            SAN FRANCISCO               CA        94114        SFD         6.750        6.483      $3,606.21       360
4256903            BELLE HARBOR                NY        11694        SFD         6.750        6.483      $2,432.25       360
4260825            WESTON                      CT        06880        SFD         6.500        6.233      $3,893.54       360
4261121            MORAGA                      CA        94556        SFD         7.375        6.500      $2,555.50       360
4262443            ARROYO GRANDE               CA        93420        SFD         7.375        6.500      $2,610.76       360
4262585            BOZEMAN                     MT        59718        SFD         7.375        6.500      $2,969.90       360
4262914            BROOKLYN                    NY        11231        HCO         7.500        6.500      $2,629.05       360
4266131            PORTOLA VALLEY              CA        94028        SFD         6.875        6.500      $4,302.89       360
4266664            LIVERMORE                   CA        94550        SFD         7.000        6.500      $2,554.77       360
4267250            MCLEAN                      VA        22102        SFD         7.375        6.500      $4,316.72       360
4267532            NEW YORK                    NY        10038        HCO         7.500        6.500      $3,642.91       360
4271871            RIDGEFIELD                  CT        06877        SFD         7.250        6.500      $2,421.73       360
4272384            MELVILLE                    NY        11747        SFD         6.500        6.233      $2,451.16       360
4272526            FLORAL PARK                 NY        11004        SFD         7.125        6.500      $2,116.56       360
4272952            WILMINGTON                  DE        19807        SFD         7.000        6.500      $2,554.77       360
4273387            DARIEN                      CT        06820        SFD         7.250        6.500      $4,973.07       360
4274717            NEW YORK                    NY        10007        COP         7.125        6.500      $3,941.26       360
4275737            TOMS RIVER                  NJ        08755        SFD         7.375        6.500      $3,444.75       360
4276079            NEW YORK                    NY        10028        COP         7.250        6.500      $5,798.50       360
4276882            DAVIDSONVILLE               MD        21035        SFD         6.750        6.483      $2,432.24       360
4278476            CONCORD                     NC        28025        SFD         7.625        6.500      $3,535.43       360
4278631            MORGAN HILL                 CA        95037        SFD         6.750        6.483      $3,833.22       360
4282390            FAIRMOUNT                   GA        30139        SFD         7.500        6.500      $2,691.98       360
4283889            FORT MYERS BEACH            FL        33931        HCO         7.500        6.500      $2,377.33       360
4284367            APEX                        NC        27502        SFD         7.375        6.500      $2,619.74       360
4284750            NEW YORK                    NY        10003        COP         7.125        6.500      $2,223.28       360
4286730            ROCKVILLE                   MD        20853        SFD         6.875        6.500      $3,284.65       360
4288548            HOLDEN BEACH                NC        28462        SFD         7.125        6.500      $2,304.12       360
4289693            MONTEBELLO                  NY        10901        SFD         7.125        6.500      $3,018.26       360
4290547            NAPERVILLE                  IL        60564        SFD         7.250        6.500      $2,558.17       360
4290796            AGOURA HILLS                CA        91301        SFD         7.375        6.500      $5,939.81       360
4291218            ROSEVILLE                   CA        95747        SFD         7.375        6.500      $2,171.48       360
4291371            LAS VEGAS                   NV        89124        SFD         7.000        6.500      $2,195.50       360
4292248            SHAWNEE                     KS        66216        SFD         7.750        6.500      $3,588.14       360
4292575            NORTHRIDGE                  CA        91326        SFD         6.750        6.483      $3,074.36       360
4292685            SOUTH SALEM                 NY        10590        SFD         7.250        6.500      $2,558.16       360
4292854            SANTA ANA                   CA        92706        SFD         7.000        6.500      $3,134.91       360
4293199            CARLSBAD                    CA        92009        SFD         7.125        6.500      $2,829.62       360
4294144            SEATTLE                     WA        98136        SFD         7.000        6.500      $3,812.19       360
4295055            TUSTIN                      CA        92780        SFD         7.375        6.500      $2,265.42       360
4295443            LEBANON                     TN        37087        SFD         6.750        6.483      $2,419.45       360
4297302            SANTA ANA                   CA        92705        SFD         7.125        6.500      $2,865.13       240
4298480            DAVIS                       CA        95616        SFD         7.125        6.500      $2,209.80       360
4299258            SUPERIOR                    CO        80027        PUD         7.375        6.500      $2,990.62       360
4299942            LANDENBERG                  PA        19350        SFD         7.500        6.500      $5,593.72       360
4300152            NICEVILLE                   FL        32578        SFD         7.125        6.500      $2,236.75       360
4300784            PONTE VERDA BEACH           FL        32082        SFD         7.250        6.500      $4,816.16       360
4301256            WAYNE                       PA        19087        SFD         7.375        6.500      $2,707.45       360
4301734            HIGH POINT                  NC        27265        SFD         6.875        6.500      $2,956.18       360
4301932            LOS ALTOS                   CA        94022        SFD         6.750        6.483      $4,215.89       360
4302737            RIDGEFIELD                  CT        06877        SFD         7.000        6.500      $4,989.77       360
4303188            RALEIGH                     NC        27617        SFD         6.750        6.483      $2,324.19       360
4303243            BENTONVILLE                 AR        72712        SFD         7.000        6.500      $2,341.86       360
4303524            DIX HILLS                   NY        11746        SFD         6.875        6.500      $2,627.72       360
4303743            STEVENSON RANCH             CA        91381        SFD         7.125        6.500      $3,271.58       360
4303832            NEWTON                      MA        02459        SFD         7.250        6.500      $2,899.25       360
4303914            MONUMENT                    CO        80132        SFD         7.250        6.500      $3,410.89       360
4304305            BRENTWOOD                   CA        94513        SFD         7.375        6.500      $2,403.55       360
4304397            DOBBS FERRY                 NY        10522        SFD         7.250        6.500      $2,169.32       360
4305202            LOS ANGELES                 CA        90046        SFD         7.125        6.500      $6,467.70       360
4305604            NEW YORK                    NY        10023        HCO         7.125        6.500      $3,031.74       360
4305963            OAKTON                      VA        22124        SFD         6.875        6.500      $4,697.05       360
4307001            SANTA MONICA                CA        90402        HCO         6.750        6.483      $2,270.10       360
4307565            MIDDLE VILLAGE              NY        11379        MF2         7.375        6.500      $3,094.23       360
4308587            LAWRENCEVILLE               GA        30043        SFD         7.375        6.500      $2,131.42       360
4309034            WASHINGTON CROSSING         PA        18977        SFD         6.750        6.483      $2,020.39       360
4309179            THOUSAND OAKS               CA        91360        SFD         7.000        6.500      $3,326.52       360
4310044            PLAYA DEL REY               CA        90293        SFD         6.875        6.500      $3,715.59       360
4310387            NEWTOWN                     PA        18940        SFD         6.750        6.483      $2,636.56       360
4310936            MONROE                      CT        06468        SFD         7.000        6.500      $2,171.55       360
4310942            DULUTH                      GA        30097        SFD         7.000        6.500      $4,191.41       360
4311154            RESTON                      VA        20194        SFD         6.875        6.500      $2,267.64       360
4311425            SANTA BARBARA               CA        93110        SFD         6.750        6.483      $2,276.58       360
4311754            SEATTLE                     WA        98104        HCO         7.000        6.500      $2,077.09       360
4311783            HANOVER                     NH        03755        SFD         6.875        6.500      $4,434.27       360
4312014            DUMFRIES                    VA        22026        SFD         7.125        6.500      $2,263.69       360
4312119            BLUE BELL                   PA        19422        SFD         7.125        6.500      $2,246.40       360
4312287            COROLLA                     NC        27927        SFD         7.250        6.500      $3,410.89       360
4312935            SUGAR LAND                  TX        77479        SFD         6.750        6.483      $2,636.55       360
4313083            EDEN PRAIRIE                MN        55347        SFD         7.000        6.500      $3,519.76       300
4313213            TAVERNIER                   FL        33070        SFD         7.125        6.500      $4,042.31       360
4313512            DANA POINT                  CA        92629        SFD         7.000        6.500      $2,089.05       360
4313599            DIX HILLS                   NY        11746        SFD         7.250        6.500      $3,410.89       360
4314215            SAN JOSE                    CA        95135        LCO         7.625        6.500      $2,381.02       360
4314748            ASHBURN                     VA        20147        SFD         7.125        6.500      $2,526.11       360
4315004            PITTSBORO                   NC        27312        SFD         7.250        6.500      $2,558.17       360
4315486            LEESBURG                    VA        20175        SFD         7.000        6.500      $2,395.09       360
4315659            DOYLESTOWN                  PA        18901        SFD         6.750        6.483      $2,010.65       360
4315730            LAKEVILLE                   MN        55372        SFD         7.375        6.500      $2,099.65       360
4315746            LAKE ELMO                   MN        55042        SFD         7.375        6.500      $2,887.03       360
4316234            SAN JOSE                    CA        95138        SFD         7.000        6.500      $4,989.77       360
4316565            UPPER MAKEFIELD TOWNSHIP    PA        18938        SFD         6.750        6.483      $3,242.99       360
4316913            COLUMBIA                    MO        65203        SFD         7.125        6.500      $5,810.82       360
4316936            SAN JOSE                    CA        95120        SFD         7.125        6.500      $2,250.22       360
4316937            SOUTH SALEM                 NY        10590        SFD         6.500        6.233      $4,503.49       360
4317353            EVANSTON                    IL        60201        SFD         7.000        6.500      $2,109.01       360
4317367            WESTWOOD                    MA        02090        SFD         6.500        6.233      $3,539.59       360
4317571            BETHESDA                    MD        20816        SFD         6.875        6.500      $2,096.92       360
4317690            WESTON                      FL        33326        SFD         7.000        6.500      $2,772.99       360
4318481            KEY BISCAYNE                FL        33149        LCO         7.625        6.500      $2,434.82       360
4318482            CHEVY CHASE                 MD        20815        SFD         6.875        6.500      $2,089.04       360
4318546            RANCHO PALOS VERDES         CA        90275        SFD         7.000        6.500      $2,327.90       360
4318657            SHERBORN                    MA        01770        SFD         6.875        6.500      $3,493.56       240
4318761            NEWPORT BEACH               CA        92660        SFD         7.000        6.500      $3,093.66       360
4318888            POTOMAC                     MD        20854        SFD         6.875        6.500      $3,356.91       360
4318889            CORONADO                    CA        92118        MF2         7.125        6.500      $3,705.46       360
4319020            REDWOOD CITY                CA        94061        SFD         6.625        6.358      $2,497.22       360
4319061            FRANKLIN LAKES              NJ        07417        SFD         7.250        6.500      $3,069.79       360
4319158            HAYMARKET                   VA        20169        PUD         7.375        6.500      $2,435.67       360
4319263            MILL VALLEY                 CA        94941        SFD         6.875        6.500      $4,401.41       360
4319702            ROSLYN HEIGHTS              NY        11577        SFD         6.625        6.358      $2,433.19       360
4319957            SUNFISH LAKE                MN        55118        SFD         7.000        6.500      $4,983.12       360
4319972            CHANDLER                    AZ        85248        SFD         7.250        6.500      $2,899.25       360
4320124            OMAHA                       NE        68118        SFD         6.750        6.483      $2,069.03       360
4320129            MT VERNON                   NY        10552        SFD         7.500        6.500      $2,300.42       360
4320177            SANTA CLARITA               CA        91321        SFD         7.125        6.500      $2,088.53       360
4320269            FAIRFAX STATION             VA        22039        SFD         7.125        6.500      $3,468.02       360
4320521            RYE                         NH        03870        SFD         7.250        6.500      $5,116.32       360
4320773            WOODSTOCK                   MD        21163        SFD         6.875        6.500      $2,126.48       360
4320962            COLTS NECK                  NJ        07722        SFD         6.750        6.483      $5,289.32       360
4321200            CHAGRIN FALLS               OH        44023        SFD         7.000        6.500      $2,273.34       360
4321468            MOUNT KISCO                 NY        10549        SFD         7.250        6.500      $2,933.36       360
4321611            TARZANA                     CA        91356        SFD         7.125        6.500      $2,795.94       360
4321660            CASTLE ROCK                 CO        80104        SFD         7.250        6.500      $2,193.20       360
4321778            RICHMOND                    CA        94805        SFD         7.750        6.500      $1,413.13       360
4321855            PAWLEYS ISLAND              SC        29585        SFD         7.000        6.500      $1,829.59       360
4321950            SUNNYVALE                   CA        94087        SFD         7.000        6.500      $2,973.91       360
4322171            PETALUMA                    CA        94952        SFD         6.875        6.500      $2,318.96       360
4322207            IRVINE                      CA        92620        SFD         7.250        6.500      $2,431.28       360
4322262            LARCHMONT                   NY        10538        SFD         7.000        6.500      $2,860.81       360
4322452            PORT JEFFERSON              NY        11777        SFD         7.375        6.500      $2,555.50       360
4322500            SOUTHPORT                   CT        06490        SFD         6.875        6.500      $2,726.26       360
4322535            PRINCE FREDERICK            MD        20678        SFD         7.000        6.500      $2,142.28       360
4322579            SAN MARCOS                  CA        92078        SFD         7.000        6.500      $2,153.92       360
4322916            WAYNE                       NJ        07470        SFD         6.875        6.500      $2,693.41       360
4322922            TEWKSBURY                   NJ        08833        SFD         6.875        6.500      $4,368.58       360
4323330            HILTON HEAD ISLAND          SC        29928        SFD         7.000        6.500      $2,074.42       360
4323364            SAN JOSE                    CA        95120        SFD         7.000        6.500      $4,078.31       360
4324245            SAN JOSE                    CA        95122        SFD         6.750        6.483      $2,127.41       360
4324659            ASHBURN                     VA        20147        PUD         7.000        6.500      $2,187.51       360
4324681            AVALON                      NJ        08202        SFD         7.375        6.500      $3,957.57       360
4325540            ANNAPOLIS                   MD        21401        SFD         7.500        6.500      $6,992.15       360
4325543            BOWIE                       MD        20715        SFD         7.000        6.500      $2,377.28       360
4325584            BOCA RATON                  FL        33428        SFD         6.875        6.500      $2,364.95       360
4325594            CORTE MADERA                CA        94925        SFD         7.250        6.500      $6,821.77       360
4325605            RANCHO MIRAGE               CA        92270        SFD         6.875        6.500      $3,201.99       360
4325657            DANVILLE                    CA        94526        SFD         7.375        6.500      $4,109.52       360
4325814            GREENWICH                   CT        06831        SFD         7.000        6.500      $2,528.15       360
4325844            WESTMINSTER                 CO        80234        SFD         7.125        6.500      $2,658.30       360
4326132            LAKE ST. LOUIS              MO        63367        SFD         7.375        6.500      $2,947.80       360
4326164            EDGEWATER                   MD        21037        SFD         6.625        6.358      $2,612.47       360
4326291            TAMPA                       FL        33606        SFD         7.375        6.500      $5,922.54       360
4326323            LEXINGTON                   MA        02421        SFD         7.125        6.500      $2,573.61       360
4326367            FAIRFIELD                   CT        06432        SFD         6.750        6.483      $2,231.18       360
4326465            VIENNA                      VA        22180        SFD         7.000        6.500      $2,179.53       360
4326916            HOLMDEL                     NJ        07733        SFD         6.875        6.500      $3,120.42       360
4326958            RIDGEFIELD                  CT        06877        SFD         6.875        6.500      $3,182.82       360
4327059            WEXFORD                     PA        15090        SFD         6.750        6.483      $2,521.95       360
4327107            SPRINGFIELD                 MO        65810        SFD         7.125        6.500      $2,209.80       360
4327124            ENCINO                      CA        91316        SFD         6.750        6.483      $4,170.49       360
4327210            JAMUL                       CA        91935        SFD         7.000        6.500      $2,694.48       360
4327442            MCKINNEY                    TX        75070        SFD         6.875        6.500      $2,124.45       360
4327515            SUNNYVALE                   CA        94086        SFD         7.250        6.500      $2,128.39       360
4327527            BRENTWOOD                   CA        94513        SFD         8.500        6.500      $2,565.10       360
4327654            CHEVY CHASE                 MD        20815        SFD         7.125        6.500      $2,425.39       360
4327666            OLD WESTBURY                NY        11568        SFD         7.000        6.500      $4,989.77       360
4327989            BELLEVUE                    WA        98006        SFD         7.000        6.500      $2,833.19       360
4327992            DALY CITY                   CA        94015        SFD         7.000        6.500      $2,713.55       240
4328041            PROSPER                     TX        75078        SFD         7.250        6.500      $3,902.05       360
4328180            LEXINGTON                   MA        02420        SFD         7.000        6.500      $2,661.21       360
4328270            STEVENSVILLE                MD        21666        SFD         7.000        6.500      $2,149.25       360
4328275            FREMONT                     CA        94539        SFD         6.750        6.483      $3,346.77       360
4328299            BEND                        OR        97701        SFD         7.250        6.500      $2,237.54       360
4328343            EDMOND                      OK        73013        SFD         7.375        6.500      $2,486.43       360
4328402            BROOKFIELD                  WI        53045        SFD         7.375        6.500      $2,866.31       360
4328482            MAPLE GROVE                 MN        55369        SFD         7.250        6.500      $2,063.47       360
4328541            ALPINE                      CA        91901        SFD         7.000        6.500      $2,874.11       360
4328618            DALY CITY                   CA        94015        SFD         7.250        6.500      $2,428.55       360
4328641            LAWRENCEVILLE               GA        30043        SFD         6.500        6.233      $2,180.64       360
4328649            MANHATTAN BEACH             CA        90266        SFD         6.875        6.500      $2,834.65       360
4328656            SAN RAMON                   CA        94583        SFD         7.000        6.500      $2,654.82       360
4328711            CLIFTON                     VA        20124        SFD         6.875        6.500      $2,635.98       360
4328782            BUENA PARK                  CA        90621        PUD         7.500        6.500      $2,209.52       360
4329092            PALO ALTO                   CA        94306        SFD         6.875        6.500      $2,937.79       360
4329305            NEWBURY PARK                CA        91320        SFD         6.750        6.483      $2,030.12       360
4329359            BERKELEY HEIGHTS            NJ        07922        SFD         7.000        6.500      $2,176.87       360
4329749            SIMI VALLEY                 CA        93063        SFD         7.125        6.500      $3,203.19       360
4329763            SAN JOSE                    CA        95120        SFD         6.875        6.500      $2,660.57       360
4329881            CAPE ELIZABETH              ME        04107        SFD         7.250        6.500      $4,058.95       360
4329963            MISSION VIEJO               CA        92692        SFD         7.000        6.500      $2,328.56       360
4330187            EAST PATCHOGUE              NY        11772        SFD         6.875        6.500      $1,162.76       360
4330378            DELAFIELD                   WI        53072        SFD         6.875        6.500      $2,535.75       360
4330475            HIGHLAND PARK               IL        60035        SFD         7.500        6.500      $3,007.33       360
4330514            CROWNSVILLE                 MD        21032        SFD         6.750        6.483      $3,243.00       360
4330652            LAGUNA HILLS                CA        92653        SFD         7.500        6.500      $3,357.98       360
4330672            ARLINGTON                   VA        22205        SFD         7.125        6.500      $2,075.60       360
4330800            SAN DIEGO                   CA        92131        SFD         7.750        6.500      $4,656.68       360
4330864            BEVERLY HILLS               CA        90212        SFD         6.750        6.483      $4,215.89       360
4330937            SOUTH SAN FRANCISCO         CA        94080        SFD         7.000        6.500      $3,060.40       360
4330997            YORBA LINDA                 CA        92686        SFD         6.875        6.500      $3,682.41       360
4331011            FALLBROOK                   CA        92028        SFD         7.500        6.500      $2,601.08       360
4331417            EL DORADO HILLS             CA        95762        SFD         7.125        6.500      $3,638.09       360
4331614            SAINT PETERSBURG            FL        33702        SFD         6.625        6.358      $2,881.40       360
4331819            BURNSVILLE                  MN        55306        SFD         7.000        6.500      $3,858.76       360
4331845            WEST CHESTER                PA        19382        SFD         7.250        6.500      $4,434.15       360
4332032            BOLTON                      MA        01740        SFD         7.000        6.500      $3,023.14       360
4332077            CASTRO VALLEY               CA        94552        SFD         6.625        6.358      $3,259.19       360
4332152            BOCA RATON                  FL        33431        HCO         7.250        6.500      $4,174.92       360
4332203            OAK PARK                    CA        91377        SFD         6.875        6.500      $2,627.72       360
4332263            EDGEWATER                   MD        21037        SFD         7.000        6.500      $3,691.10       360
4332270            LEESBURG                    VA        20176        SFD         7.125        6.500      $2,869.37       360
4332388            PALOS VERDES ESTATES        CA        90274        SFD         7.375        6.500      $4,489.39       360
4332461            SAN DIEGO                   CA        92130        SFD         7.000        6.500      $2,993.87       360
4332534            NEWTON                      MA        02459        SFD         7.500        6.500      $2,971.67       360
4332543            QUINCY                      MA        02169        SFD         7.500        6.500      $2,622.06       360
4332583            SAN DIEGO                   CA        92109        SFD         7.375        6.500      $2,645.29       360
4332727            GAITHERSBURG                MD        20879        SFD         7.250        6.500      $2,728.71       360
4332746            GLEN RIDGE                  NJ        07028        SFD         6.875        6.500      $2,793.27       360
4332889            LOS ANGELES                 CA        90046        SFD         7.625        6.500      $4,023.81       360
4332931            TULSA                       OK        74137        SFD         7.250        6.500      $4,434.15       360
4333063            POWHATAN                    VA        23139        SFD         7.000        6.500      $3,459.57       360
4333146            NEW HOPE                    PA        18938        SFD         6.875        6.500      $2,733.85       360
4333528            LITTLE SILVER               NJ        07739        SFD         6.750        6.483      $2,711.15       360
4333737            GRESHAM                     OR        97080        PUD         6.875        6.500      $2,627.72       360
4333880            RED BANK                    NJ        07701        SFD         7.125        6.500      $2,258.98       360
4333947            AUSTIN                      TX        78731        SFD         7.375        6.500      $3,108.04       360
4334008            FULTON                      MD        20759        SFD         7.000        6.500      $3,452.92       360
4334135            CHULA VISTA                 CA        91913        SFD         7.500        6.500      $2,447.25       360
4334172            EMERALD ISLE                NC        28594        SFD         8.000        6.500      $5,870.12       360
4334174            ZIONSVILLE                  IN        46077        SFD         6.875        6.500      $1,990.50       360
4334396            SAN MARCOS                  CA        92078        SFD         7.250        6.500      $2,217.08       360
4334457            PROSPECT                    KY        40059        SFD         6.875        6.500      $3,094.14       360
4334834            KEY LARGO                   FL        33037        SFD         7.125        6.500      $2,075.06       360
4334943            OAKTON                      VA        22124        SFD         7.000        6.500      $2,441.66       360
4334944            JACKSON HEIGHTS             NY        11370        MF2         7.250        6.500      $2,854.91       360
4335013            HAYMARKET                   VA        20169        PUD         7.125        6.500      $2,123.22       360
4335157            LOMITA                      CA        90717        SFD         6.750        6.483      $2,114.43       360
4335214            MEDFIELD                    MA        02052        SFD         7.875        6.500      $2,407.96       360
4335292            WICHITA                     KS        67230        SFD         6.875        6.500      $2,167.87       360
4335379            ARCADIA                     CA        91006        SFD         7.250        6.500      $6,074.10       360
4335388            WESTFIELD                   NJ        07090        SFD         7.375        6.500      $2,224.15       360
4335863            PLEASANTON                  CA        94566        PUD         6.875        6.500      $3,350.34       360
4335950            MIAMI                       FL        33143        SFD         7.750        6.500      $2,321.18       360
4336018            WILTON                      CT        06897        SFD         6.875        6.500      $3,312.17       360
4336049            SUMMIT                      NJ        07901        SFD         6.875        6.500      $2,883.27       360
4336123            CHEVY CHASE                 MD        20815        SFD         7.125        6.500      $2,935.40       360
4336150            TOPANGA                     CA        90290        SFD         6.875        6.500      $2,759.11       360
4336436            PASADENA                    CA        91105        SFD         7.000        6.500      $2,794.28       360
4336573            PLEASANTON                  CA        94588        SFD         6.875        6.500      $2,956.18       360
4336711            SAN JOSE                    CA        95125        SFD         7.125        6.500      $3,705.46       360
4336728            BENNETT                     CO        80102        SFD         7.375        6.500      $2,690.18       360
4336867            MARSHFIELD                  MA        02050        SFD         7.125        6.500      $2,327.70       360
4337031            MINNEAPOLIS                 MN        55409        SFD         7.000        6.500      $2,188.85       360
4337211            KATY                        TX        77494        SFD         6.875        6.500      $2,023.34       360
4337266            SUDBURY                     MA        01776        SFD         7.125        6.500      $3,153.01       360
4337306            BOSTON                      MA        02111        HCO         7.375        6.500      $2,417.37       360
4337436            PALO ALTO                   CA        94301        SFD         7.000        6.500      $4,078.31       360
4337470            BEVERLY                     MA        01915        SFD         6.875        6.500      $2,542.32       360
4337483            EATONTOWN                   NJ        07724        SFD         7.500        6.500      $2,971.66       360
4337643            CUDJOE KEY                  FL        33042        SFD         6.750        6.483      $1,783.65       360
4337792            DANVILLE                    CA        94526        SFD         7.250        6.500      $2,694.60       360
4337829            FREMONT                     CA        94538        SFD         7.125        6.500      $2,122.22       360
4337852            HINSDALE                    IL        60521        SFD         6.875        6.500      $3,709.92       360
4337943            CHESTERFIELD                MO        63005        SFD         6.750        6.483      $2,883.02       360
4337974            LA HABRA HEIGHTS            CA        90631        SFD         6.875        6.500      $3,002.17       360
4337982            NORTHPORT                   NY        11768        SFD         6.875        6.500      $4,105.81       360
4337988            STOW                        MA        01175        SFD         6.875        6.500      $2,656.64       240
4338070            SUNNYVALE                   CA        94086        SFD         7.000        6.500      $2,987.21       360
4338222            ROLLING HILLS               CA        90274        SFD         6.500        6.233      $3,918.83       360
4338229            SOUTH SAN FRANCISCO         CA        94080        SFD         6.875        6.500      $2,450.35       360
4338289            CHARLESTOWN                 MA        02129        LCO         7.125        6.500      $3,873.89       360
4338496            WARRENTON                   VA        20187        SFD         6.875        6.500      $2,397.79       360
4338696            SAN RAMON                   CA        94583        SFD         7.375        6.500      $2,514.06       360
4338705            SANDS POINT                 NY        11050        SFD         7.000        6.500      $3,193.45       360
4338790            HUNTINGTON BEACH            CA        92649        SFD         6.750        6.483      $2,270.10       360
4338793            LAKE FOREST                 CA        92630        SFD         6.750        6.483      $2,485.43       360
4338819            ROCKVILLE CENTER            NY        11570        SFD         7.375        6.500      $2,486.43       360
4338832            NEW CITY                    NY        10956        SFD         7.250        6.500      $2,339.86       360
4338835            DAVIE                       FL        33330        SFD         6.750        6.483      $2,497.11       360
4338875            BROOKLINE                   MA        02445        SFD         7.125        6.500      $3,617.87       360
4338898            SAN ANTONIO                 TX        78258        SFD         7.000        6.500      $2,280.26       360
4338925            CUPERTINO                   CA        95014        SFD         6.875        6.500      $3,442.31       360
4338963            DEL MAR                     CA        92014        SFD         7.000        6.500      $3,299.91       360
4338964            HUNTINGTON BEACH            CA        92648        SFD         6.750        6.483      $3,758.63       360
4339018            WASHINGTON                  DC        20016        SFD         6.750        6.483      $4,313.18       360
4339020            SAN FRANCISCO               CA        94115        LCO         6.875        6.500      $4,434.27       360
4339047            GLEN RIDGE                  NJ        07028        SFD         6.625        6.358      $2,476.73       360
4339072            ANTIOCH                     CA        94509        SFD         7.250        6.500      $3,138.01       360
4339159            RIDGEFIELD                  CT        06877        SFD         6.375        6.108      $2,993.04       360
4339162            WILLIAMSBURG                VA        23188        SFD         7.125        6.500      $2,492.76       360
4339165            SAINT HELENA                CA        94574        SFD         6.875        6.500      $4,072.96       360
4339173            CROSSLAKE                   MN        56442        SFD         7.000        6.500      $2,035.83       360
4339184            MOUNT VERNON                WA        98273        PUD         7.875        6.500      $2,190.43       360
4339374            ASHBURN                     VA        20147        SFD         7.000        6.500      $2,328.56       360
4339462            ENGELWOOD                   CO        80111        SFD         7.000        6.500      $2,501.54       360
4339464            ORANGE PARK                 FL        32003        SFD         7.250        6.500      $3,329.02       360
4339591            UPPERVILLE                  VA        20118        SFD         6.750        6.483      $2,554.09       360
4339632            NOVATO                      CA        94947        SFD         6.875        6.500      $3,310.93       360
4339766            MARATHON                    FL        33050        SFD         7.125        6.500      $3,745.87       360
4339810            DUBLIN                      CA        94568        LCO         6.750        6.483      $2,397.22       360
4339816            LIVERMORE                   CA        94550        SFD         6.875        6.500      $2,976.55       360
4339820            DANVILLE                    CA        94526        SFD         7.125        6.500      $3,122.69       360
4339897            YOUNTVILLE                  CA        94599        SFD         7.250        6.500      $2,653.67       360
4339911            TUCSON                      AZ        85750        SFD         7.000        6.500      $3,073.70       360
4340087            SIMI VALLEY                 CA        93063        SFD         6.875        6.500      $2,397.79       360
4340198            EAST WINDSOR TWP            NJ        08521        SFD         6.625        6.358      $2,484.41       360
4340229            ASHBURN                     VA        20148        SFD         7.125        6.500      $2,485.35       360
4340252            LEXINGTON                   MA        02421        SFD         7.125        6.500      $2,526.45       360
4340273            ARLINGTON                   MA        02474        SFD         7.125        6.500      $2,863.31       360
4340283            COTO DE CAZA                CA        92679        PUD         6.750        6.483      $3,243.00       360
4340294            LA PALMA                    CA        90623        SFD         7.250        6.500      $2,333.05       360
4340369            MIDDLETON                   MA        01949        SFD         7.000        6.500      $2,328.56       360
4340615            GREENWICH                   CT        06830        SFD         6.750        6.483      $3,528.38       360
4340669            OAK HILL                    VA        20171        SFD         7.250        6.500      $3,567.78       360
4340797            SAN RAMON                   CA        94583        SFD         6.875        6.500      $2,627.72       360
4340910            WOODBURY                    MN        55125        SFD         7.000        6.500      $3,725.69       360
4341044            SCOTTSDALE                  AZ        85259        SFD         6.875        6.500      $2,534.73       360
4341124            TRACY                       CA        95376        SFD         6.875        6.500      $1,983.27       360
4341329            CHARLOTTE                   NC        28277        SFD         6.750        6.483      $3,009.50       360
4341357            MELVILLE                    NY        11747        SFD         6.875        6.500      $2,102.18       360
4341510            DULUTH                      GA        30097        SFD         6.875        6.500      $2,864.21       360
4341704            SAN MATEO                   CA        94402        SFD         6.750        6.483      $2,788.98       360
4341725            REDWOOD CITY                CA        94061        SFD         6.750        6.483      $2,399.82       360
4341739            SUWANEE                     GA        30024        SFD         7.125        6.500      $2,740.69       360
4341789            CLIFTON                     VA        20124        SFD         6.875        6.500      $4,025.66       360
4341812            SOUTH RIDING                VA        20152        SFD         7.250        6.500      $2,724.61       360
4341823            WATERFORD                   VA        20197        SFD         7.000        6.500      $2,514.84       360
4341839            AURORA                      CO        80016        SFD         6.875        6.500      $2,364.95       360
4341847            LINCOLN                     NE        68516        SFD         7.500        6.500      $2,954.88       360
4341895            RENO                        NV        89511        SFD         6.625        6.358      $2,093.82       360
4341968            VIENNA                      VA        22180        SFD         6.875        6.500      $2,533.12       360
4342123            BALTIMORE                   MD        21210        SFD         7.125        6.500      $2,492.76       360
4342163            PACIFIC PALISADES           CA        90272        LCO         7.750        6.500      $2,399.99       360
4342166            BENICIA                     CA        94510        SFD         7.000        6.500      $2,494.88       360
4342287            CALABASAS                   CA        91302        SFD         6.875        6.500      $3,186.11       360
4342352            LARKSPUR                    CA        94939        SFD         6.875        6.500      $3,120.42       360
4342360            SAN MATEO                   CA        94403        SFD         6.875        6.500      $2,154.73       360
4342386            TULSA                       OK        74105        SFD         7.125        6.500      $3,233.85       360
4342446            VALHALLA                    NY        10595        SFD         7.125        6.500      $2,822.88       360
4342583            REDWOOD CITY                CA        94065        SFD         6.750        6.483      $3,619.18       360
4342604            DUBLIN                      CA        94568        SFD         7.000        6.500      $2,734.40       360
4342683            SHEPHERDSTOWN               WV        25443        SFD         6.875        6.500      $2,075.90       360
4342707            LITTLETON                   CO        80127        SFD         6.875        6.500      $3,613.11       360
4342709            TUMWATER                    WA        98501        SFD         7.000        6.500      $1,004.61       360
4342757            SUDBURY                     MA        01776        SFD         7.000        6.500      $2,661.21       360
4342858            BURLINGAME                  CA        94010        SFD         7.125        6.500      $3,435.97       360
4342864            OAKTON                      VA        22124        SFD         6.875        6.500      $2,036.48       360
4342909            HILLSBOROUGH                CA        94010        SFD         7.125        6.500      $3,496.60       360
4342954            NAPA                        CA        94558        SFD         7.125        6.500      $5,726.61       360
4343097            FAIRFAX                     VA        22033        SFD         6.750        6.483      $2,196.48       360
4343153            CARLSBAD                    CA        92009        SFD         7.125        6.500      $3,045.21       360
4343234            SAN RAFAEL                  CA        94901        SFD         7.125        6.500      $6,737.19       360
4343279            SAMMAMISH                   WA        98074        SFD         7.000        6.500      $2,228.76       360
4343339            CASTRO VALLEY               CA        94552        SFD         6.750        6.483      $2,276.58       360
4343347            SNOHOMISH                   WA        98290        SFD         6.750        6.483      $2,594.39       360
4343685            ITASCA                      IL        60143        SFD         7.875        6.500      $2,392.73       360
4343693            HUNTINGTON BEACH            CA        92648        SFD         7.000        6.500      $2,188.18       360
4343700            CHARLOTTE                   NC        28209        SFD         7.375        6.500      $2,541.68       360
4343776            DOWNERS GROVE               IL        60515        SFD         6.750        6.483      $2,155.49       360
4343829            ORANGE                      CA        92869        SFD         7.000        6.500      $2,384.45       360
4344019            PALO ALTO                   CA        94303        SFD         7.000        6.500      $3,228.72       360
4344045            THE WOODLANDS               TX        77382        SFD         6.750        6.483      $2,503.91       360
4344105            LOS GATOS                   CA        95033        SFD         7.000        6.500      $3,379.74       360
4344495            PLANO                       TX        75093        SFD         7.000        6.500      $4,324.47       360
4344507            WOODSIDE                    CA        94062        SFD         7.500        6.500      $2,949.99       360
4344620            HOUSTON                     TX        77055        SFD         6.875        6.500      $2,203.67       360
4344731            MONTVALE                    NJ        07645        SFD         7.000        6.500      $2,528.15       360
4344829            NEW BOSTON                  NH        03070        SFD         6.875        6.500      $2,429.13       360
4344871            LEESBURG                    VA        20176        SFD         6.750        6.483      $4,830.11       360
4344968            KENSINGTON                  MD        20895        SFD         7.000        6.500      $2,458.96       360
4344975            DANVILLE                    CA        94526        SFD         6.875        6.500      $2,824.80       360
4345147            ARLINGTON                   VA        22207        SFD         7.250        6.500      $2,636.61       360
4345173            SAN JOSE                    CA        95138        SFD         7.125        6.500      $2,081.80       360
4345188            PACIFIC GROVE               CA        93950        SFD         7.250        6.500      $2,633.21       360
4345335            SAN JOSE                    CA        95120        SFD         6.875        6.500      $2,601.44       360
4345339            HALF MOON BAY               CA        94019        SFD         6.500        6.233      $2,288.09       360
4345390            IRVINE                      CA        92602        SFD         6.875        6.500      $4,204.35       360
4345446            LIVERMORE                   CA        94550        SFD         7.000        6.500      $2,334.94       360
4345525            LA CRESCENTA                CA        91214        SFD         7.250        6.500      $2,803.75       360
4345637            NORFOLK                     MA        02056        SFD         7.125        6.500      $2,122.22       360
4345774            UNIVERSITY PARK             TX        75225        SFD         6.750        6.483      $2,075.51       360
4345801            WASHINGTON                  DC        20037        LCO         7.875        6.500      $5,659.17       360
4345982            FREMONT                     CA        94539        SFD         7.625        6.500      $2,923.19       360
4346188            SOUTH SAN FRANCISCO         CA        94080        SFD         7.125        6.500      $3,132.80       360
4346196            NEW ROCHELLE                NY        10804        SFD         7.000        6.500      $3,166.84       360
4346362            GAITHERSBURG                MD        20882        PUD         6.375        6.108      $3,343.94       360
4346422            ALEXANDRIA                  VA        22304        PUD         7.000        6.500      $2,228.43       360
4346427            REDWOOD CITY                CA        94061        SFD         7.125        6.500      $2,324.33       360
4346518            EMERALD ISLE                NC        28594        SFD         6.875        6.500      $3,325.71       360
4346566            WEST WINDSOR TOWNSHIP       NJ        08550        SFD         7.000        6.500      $2,049.13       360
4346696            SANIBEL                     FL        33957        SFD         7.500        6.500      $2,510.88       360
4346749            WOODLAND HILLS              CA        91364        SFD         6.750        6.483      $4,151.03       360
4346856            REDONDO BEACH               CA        90277        SFD         6.750        6.483      $2,529.54       360
4346923            HALF MOON BAY               CA        94019        SFD         7.000        6.500      $1,829.59       360
4346927            PAGOSA SPRINGS              CO        81147        SFD         6.750        6.483      $2,010.66       360
4347024            LAGUNA BEACH                CA        92651        SFD         7.000        6.500      $2,288.64       360
4347261            ASHEVILLE                   NC        28803        SFD         7.000        6.500      $6,653.03       360
4347292            POUND RIDGE                 NY        10576        SFD         7.500        6.500      $4,544.90       360
4347486            PRIOR LAKE                  MN        55372        SFD         7.500        6.500      $2,691.98       360
4347575            EL PASO                     TX        79912        SFD         7.375        6.500      $3,867.78       360
4347577            IRVINE                      CA        92606        SFD         6.875        6.500      $3,090.20       360
4347608            HUNTINGTON BEACH            CA        92649        SFD         6.875        6.500      $3,330.63       360
4347657            DANVILLE                    CA        94526        SFD         7.000        6.500      $2,395.09       360
4347759            RANCHO MIRAGE               CA        92270        SFD         7.250        6.500      $2,333.04       360
4347821            LOVELAND                    CO        80538        SFD         7.000        6.500      $2,528.15       360
4347868            GRANBY                      CT        06060        SFD         6.750        6.483      $2,480.89       360
4347949            PALO ALTO                   CA        94306        SFD         7.125        6.500      $3,314.70       360
4347988            ALEXANDRIA                  VA        22305        SFD         6.875        6.500      $3,074.43       360
4348020            SUNNYVALE                   CA        94087        SFD         6.875        6.500      $2,824.80       360
4348103            RENO                        NV        89511        SFD         6.875        6.500      $2,082.46       360
4348356            CHAPEL HILL                 NC        27514        SFD         6.750        6.483      $3,243.00       360
4348414            BELTON                      MO        64012        SFD         6.875        6.500      $2,364.94       360
4348623            CLARKSVILLE                 MD        21029        SFD         6.875        6.500      $2,102.18       360
4348747            MOUNTAIN VIEW               CA        94040        SFD         6.750        6.483      $3,891.59       360
4348778            BERKELEY                    CA        94708        SFD         6.875        6.500      $2,167.87       360
4348854            NEWPORT BEACH               CA        92660        SFD         7.000        6.500      $2,676.52       360
4348927            SANTA BARBARA               CA        93109        SFD         6.875        6.500      $3,253.12       360
4348931            SALINAS                     CA        93901        SFD         7.000        6.500      $2,162.24       360
4348943            CONCORD                     MA        01742        SFD         7.000        6.500      $2,448.32       360
4348961            LEESBURG                    VA        20175        SFD         6.750        6.483      $2,360.90       360
4349149            MILLBRAE                    CA        94030        SFD         7.000        6.500      $2,993.87       360
4349181            ELLICOTT CITY               MD        21042        SFD         6.750        6.483      $2,853.83       360
4349246            VIRGINIA BEACH              VA        23454        SFD         6.875        6.500      $2,956.18       360
4349283            AMHERST                     NH        03031        SFD         6.875        6.500      $3,281.36       360
4349404            WEST HARRISON               NY        10604        SFD         7.000        6.500      $4,324.47       360
4349420            MONROE TOWNSHIP             NJ        08520        SFD         6.875        6.500      $2,364.95       360
4349492            PENSACOLA                   FL        32507        SFD         6.750        6.483      $2,205.24       360
4349516            RICHMOND                    CA        94803        SFD         7.125        6.500      $2,155.56       360
4349568            MENLO PARK                  CA        94025        SFD         6.875        6.500      $2,824.80       360
4349638            OAKVILLE                    MO        63129        SFD         6.750        6.483      $2,574.60       240
4349805            CARLISLE                    MA        01741        SFD         7.125        6.500      $2,526.45       360
4349807            SAN JOSE                    CA        95124        SFD         7.000        6.500      $2,561.42       360
4349871            BEVERLY HILLS               CA        90210        SFD         7.000        6.500      $3,326.52       360
4349884            PARADISE VALLEY             AZ        85253        SFD         6.875        6.500      $2,933.19       360
4349909            MALIBU                      CA        90265        SFD         7.250        6.500      $4,668.82       360
4349945            BENICIA                     CA        94510        SFD         7.000        6.500      $2,142.27       360
4350155            MALVERNE                    NY        11565        SFD         7.125        6.500      $1,792.10       360
4350208            MINNETONKA                  MN        55391        SFD         6.750        6.483      $2,548.99       360
4350244            MEQUON                      WI        53092        SFD         7.375        6.500      $2,928.47       360
4350301            WOODBINE                    MD        21797        PUD         6.625        6.358      $1,972.16       360
4350343            SAN JOSE                    CA        95125        SFD         7.000        6.500      $3,197.28       360
4350467            MERRITT ISLAND              FL        32952        SFD         6.875        6.500      $3,678.81       360
4350482            CARLSBAD                    CA        92009        SFD         6.750        6.483      $2,163.15       360
4350552            GILROY                      CA        95020        SFD         6.875        6.500      $3,343.77       360
4350561            CONCORD                     MA        01742        SFD         6.875        6.500      $3,284.65       360
4350564            FLANDERS                    NJ        07836        SFD         6.750        6.483      $2,840.86       360
4350580            FREMONT                     CA        94539        SFD         6.875        6.500      $6,569.29       360
4350599            NEW BERLIN                  WI        53151        SFD         7.250        6.500      $2,319.40       360
4350640            VIRGINIA BEACH              VA        23454        SFD         7.000        6.500      $4,665.44       360
4350645            EASTHAM                     MA        02642        SFD         6.875        6.500      $3,908.73       360
4350672            BARRINGTON                  IL        60010        SFD         6.875        6.500      $2,496.33       360
4350772            CHAPEL HILL                 NC        27514        SFD         7.375        6.500      $2,636.31       360
4350839            POTOMAC                     MD        20854        SFD         6.750        6.483      $2,821.41       360
4350848            WALNUT CREEK                CA        94596        SFD         7.000        6.500      $3,434.96       360
4351077            NORTH CALDWELL              NJ        07006        SFD         6.750        6.483      $2,224.70       360
4351127            HERMOSA BEACH               CA        90254        SFD         6.875        6.500      $2,430.64       360
4351181            GEORGETOWN                  MA        01833        SFD         7.125        6.500      $2,560.14       360
4351257            BROOKLYN                    NY        11201        COP         7.000        6.500      $2,494.89       360
4351475            STAFFORD                    VA        22554        SFD         7.000        6.500      $3,273.29       360
4351575            LIVINGSTON                  NJ        07039        SFD         7.000        6.500      $3,758.96       360
4351673            WASHINGTON                  DC        20008        SFD         6.875        6.500      $3,284.65       360
4351740            FRANKLIN                    MA        02038        SFD         6.875        6.500      $2,178.38       360
4351750            SAN DIEGO                   CA        92130        SFD         6.875        6.500      $3,904.89       360
4351775            WHITESTONE                  NY        11357        SFD         7.375        6.500      $2,486.44       360
4351792            SAN DIEGO                   CA        92130        SFD         6.875        6.500      $2,299.25       360
4352036            HO HO KUS                   NJ        07423        SFD         7.000        6.500      $2,262.03       360
4352040            ALAMO                       CA        94507        SFD         6.875        6.500      $4,040.12       360
4352089            SAN JOSE                    CA        95135        SFD         7.000        6.500      $2,208.80       360
4352133            ROSEMONT                    PA        19010        SFD         6.875        6.500      $3,100.70       360
4352195            GOLETA                      CA        93117        SFD         6.875        6.500      $2,601.44       360
4352292            CORTLANDT MANOR             NY        10567        SFD         7.125        6.500      $2,526.44       360
4352352            NEEDHAM                     MA        02494        SFD         6.625        6.358      $3,777.84       360
4352392            LOS ANGELES                 CA        91403        SFD         6.875        6.500      $2,627.72       360
4352403            MILPITAS                    CA        95035        SFD         6.875        6.500      $2,200.72       360
4352474            ATLANTA                     GA        30342        SFD         7.250        6.500      $2,551.34       360
4352579            HOUSTON                     TX        77056        LCO         7.500        6.500      $3,635.92       360
4352609            FRANKLIN                    MI        48025        SFD         7.250        6.500      $2,947.01       360
4352664            OAK PARK                    IL        60302        SFD         7.125        6.500      $4,082.73       360
4352686            ASHLAND                     MA        01721        SFD         7.375        6.500      $2,569.32       360
4352804            SAN JOSE                    CA        95138        SFD         6.750        6.483      $3,204.08       360
4352859            NEWPORT BEACH               CA        92660        SFD         6.875        6.500      $5,912.36       360
4352950            GREAT FALLS                 VA        22066        SFD         6.875        6.500      $3,370.05       360
4352966            WESTPORT                    CT        06880        SFD         7.000        6.500      $2,983.89       360
4353241            WOODBURY                    MN        55125        SFD         7.000        6.500      $2,987.21       360
4353339            YORBA LINDA                 CA        92886        SFD         7.250        6.500      $3,103.91       360
4353408            THOUSAND OAKS               CA        91320        SFD         7.250        6.500      $2,387.62       360
4353557            OAK HILL                    VA        20171        SFD         6.875        6.500      $2,529.18       360
4353841            WOODSIDE                    CA        94062        SFD         6.750        6.483      $6,395.18       360
4353908            NEWTOWN                     PA        18940        SFD         6.875        6.500      $2,936.47       360
4353952            MONTPELIER                  VA        23192        SFD         6.750        6.483      $2,776.00       360
4354273            MIAMI                       FL        33137        SFD         6.875        6.500      $2,739.40       360
4354302            SAN BRUNO                   CA        94066        SFD         7.125        6.500      $2,694.88       360
4354453            ACTON                       MA        01720        SFD         7.250        6.500      $2,524.06       360
4354589            ISSAQUAH                    WA        98027        SFD         6.750        6.483      $2,004.17       360
4354689            ASHBURN                     VA        20147        SFD         7.000        6.500      $3,446.93       360
4354842            ORINDA                      CA        94563        SFD         7.000        6.500      $3,259.99       360
4355019            GROSSE POINTE FARMS         MI        48230        SFD         7.500        6.500      $2,377.33       360
4355027            PLEASANTON                  CA        94566        SFD         6.750        6.483      $2,367.39       360
4355069            FREMONT                     CA        94536        SFD         6.875        6.500      $2,772.24       360
4355203            FORT WORTH                  TX        76126        SFD         7.125        6.500      $5,506.30       360
4355340            WHITE PLAINS                NY        10605        SFD         6.750        6.483      $2,270.10       360
4355456            MARBLEHEAD                  MA        01945        SFD         6.875        6.500      $2,529.18       360
4355611            ATHENS                      GA        30606        SFD         6.875        6.500      $3,069.18       360
4355949            NAPA                        CA        94558        SFD         7.000        6.500      $2,840.85       360
4355984            PORTLAND                    OR        97212        SFD         6.875        6.500      $2,627.72       360
4356062            MONTE SERENO                CA        95030        SFD         6.875        6.500      $4,460.55       360
4356123            REDWOOD CITY                CA        94062        SFD         7.625        6.500      $4,777.61       360
4356255            KIRKLAND                    WA        98034        SFD         6.500        6.233      $2,472.65       360
4356261            TORRANCE                    CA        90505        SFD         7.125        6.500      $2,378.23       360
4356300            HUNTINGTON BEACH            CA        92646        SFD         6.875        6.500      $2,049.62       360
4356427            FAIRFAX                     VA        22032        SFD         6.875        6.500      $2,253.27       360
4356542            ASHBURN                     VA        20147        SFD         7.250        6.500      $2,252.55       360
4356651            LONG VALLEY                 NJ        07853        SFD         6.875        6.500      $2,075.90       360
4356678            INDIAN WELLS                CA        92210        SFD         6.875        6.500      $3,245.23       360
4356741            SARATOGA                    CA        95070        SFD         6.875        6.500      $4,270.04       360
4356745            BEDMINSTER                  NJ        07921        SFD         6.875        6.500      $3,567.13       360
4356797            WELLESLEY                   MA        02481        SFD         6.750        6.483      $2,741.63       360
4356844            LOS ANGELES                 CA        90046        SFD         7.125        6.500      $6,730.45       360
4356910            SANTA ANA                   CA        92705        SFD         6.750        6.483      $3,113.28       360
4356998            ARROYO GRANDE               CA        93420        SFD         7.000        6.500      $2,727.74       360
4357007            WALNUT CREEK                CA        94596        SFD         7.375        6.500      $2,500.24       360
4357020            SAN ANTONIO                 TX        78258        SFD         6.875        6.500      $2,364.94       360
4357078            RIVERVIEW                   FL        33569        SFD         7.250        6.500      $2,302.34       360
4357169            CHESTER                     CA        96020        SFD         7.000        6.500      $3,567.68       360
4357297            BELMONT                     MA        02478        SFD         7.125        6.500      $2,337.81       360
4357385            NEWTON                      MA        02461        SFD         7.000        6.500      $2,868.61       240
4357485            FT LAUDERDALE               FL        33334        SFD         7.375        6.500      $2,237.79       360
4357501            PIEDMONT                    CA        94611        SFD         6.875        6.500      $5,912.36       360
4357649            NOVATO                      CA        94947        SFD         6.875        6.500      $3,462.02       360
4357669            MINNEAPOLIS                 MN        55406        SFD         7.000        6.500      $3,289.93       360
4357710            CENTREVILLE                 VA        20120        SFD         6.750        6.483      $2,659.26       360
4357814            MARATHON                    FL        33050        SFD         6.750        6.483      $2,432.24       360
4357854            ASHEVILLE                   NC        28804        SFD         6.875        6.500      $2,982.46       360
4357954            CALHOUN                     GA        30701        SFD         6.750        6.483      $2,270.10       360
4357964            WEST WINDSOR                NJ        08550        SFD         6.125        5.858      $2,254.24       360
4358085            SAN JOSE                    CA        95120        SFD         7.000        6.500      $2,308.60       360
4358100            MILPITAS                    CA        95035        SFD         7.000        6.500      $2,128.97       360
4358122            PACIFICA                    CA        94044        SFD         6.875        6.500      $2,726.26       360
4358154            PRIOR LAKE                  MN        55372        SFD         7.000        6.500      $2,208.14       360
4358157            PLAINSBORO                  NJ        08536        SFD         7.500        6.500      $2,589.90       360
4358159            LONGMONT                    CO        80501        SFD         6.875        6.500      $2,956.18       360
4358160            DANVILLE                    CA        94526        SFD         6.750        6.483      $2,159.83       360
4358221            WEST ROXBURY                MA        02132        SFD         7.000        6.500      $2,627.95       360
4358314            SUNNYVALE                   TX        75182        SFD         7.000        6.500      $3,253.33       360
4358353            MOUNTAIN VIEW               CA        94043        SFD         7.000        6.500      $2,328.56       360
4358364            BELMONT                     CA        94002        SFD         7.125        6.500      $3,213.64       360
4358483            STUART                      FL        34997        SFD         6.750        6.483      $2,198.75       360
4358522            NORWELL                     MA        02061        SFD         6.875        6.500      $2,989.03       360
4358534            PLEASANTON                  CA        94588        SFD         7.000        6.500      $6,500.01       360
4358637            SAN FRANCISCO               CA        94133        SFD         6.875        6.500      $5,255.44       360
4358692            MOUNT KISCO                 NY        10549        SFD         7.500        6.500      $4,544.89       360
4358783            SOUTHBURY                   CT        06488        SFD         7.125        6.500      $2,304.12       360
4358804            AUBREY                      TX        76227        SFD         6.750        6.483      $2,675.47       360
4358807            MOUNTAIN VIEW               CA        94040        SFD         7.000        6.500      $2,568.07       360
4358824            DALY CITY                   CA        94014        SFD         7.125        6.500      $2,263.69       360
4358874            BIGFORK                     MT        59911        SFD         6.750        6.483      $2,334.95       360
4359277            FAR HILLS                   NJ        07931        SFD         6.875        6.500      $3,941.58       360
4359290            SAN LEANDRO                 CA        94579        SFD         6.750        6.483      $1,980.17       360
4359462            RICHMOND                    VA        23233        SFD         6.750        6.483      $2,270.10       360
4359483            GAINESVILLE                 GA        30506        SFD         6.750        6.483      $2,380.36       360
4359517            MAHWAH                      NJ        07430        SFD         6.875        6.500      $2,299.26       360
4359525            SEATTLE                     WA        98112        SFD         7.250        6.500      $3,410.89       360
4359529            WASHINGTON                  DC        20015        SFD         7.125        6.500      $3,351.75       360
4359542            ROCKVILLE                   MD        20850        SFD         7.125        6.500      $3,141.21       360
4359867            LENEXA                      KS        66219        SFD         7.000        6.500      $2,844.17       360
4359895            COCKEYSVILLE                MD        21030        SFD         6.750        6.483      $5,889.27       360
4359938            SAN ANSELMO                 CA        94960        SFD         7.250        6.500      $4,093.06       360
4359952            CUPERTINO                   CA        95014        SFD         7.000        6.500      $5,355.69       360
4360003            SOUTH SAN FRANCISCO         CA        94080        SFD         6.875        6.500      $2,233.56       360
4360076            GRANBY                      CT        06060        SFD         7.125        6.500      $2,243.49       360
4360189            THOUSAND OAKS               CA        91362        SFD         6.875        6.500      $4,565.66       360
4360197            DARIEN                      CT        06820        SFD         6.375        6.108      $3,855.52       360
4360217            DETROIT                     MI        48208        SFD         6.750        6.483      $2,127.41       360
4360309            BIXBY                       OK        74008        SFD         7.125        6.500      $2,721.82       360
4360548            SAN JUAN CAPISTRANO         CA        92675        SFD         7.125        6.500      $2,681.40       360
4360552            ALAMO                       CA        94507        SFD         7.125        6.500      $3,080.25       360
4360593            BILLINGS TOWNSHIP           MI        48612        SFD         7.250        6.500      $  518.46       360
4360637            DUNN LORING                 VA        22027        SFD         6.375        6.108      $3,306.51       360
4360689            CHARLOTTE                   NC        28277        SFD         6.875        6.500      $2,563.34       360
4360843            PLEASANTON                  CA        94566        SFD         6.875        6.500      $2,154.73       360
4360931            CAMPBELL                    CA        95008        SFD         7.375        6.500      $2,279.23       360
4360936            SANTA FE                    NM        87505        SFD         7.250        6.500      $2,387.62       360
4361207            SARASOTA                    FL        34234        LCO         6.750        6.483      $2,594.40       360
4361307            APTOS                       CA        95003        SFD         7.000        6.500      $3,426.31       360
4361332            DES PERES                   MO        63131        SFD         6.875        6.500      $2,562.02       360
4361392            MC LEAN                     VA        22101        SFD         6.750        6.483      $3,388.03       240
4361462            BELLE MEAD                  NJ        08502        SFD         6.750        6.483      $2,270.10       360
4361474            UNION CITY                  CA        94587        SFD         7.000        6.500      $2,528.15       360
4361506            FREEHOLD                    NJ        07728        SFD         7.250        6.500      $3,161.89       360
4361656            CHICAGO                     IL        60614        SFD         6.875        6.500      $2,414.88       360
4361751            SHORT HILLS                 NJ        07078        SFD         6.750        6.483      $3,632.15       360
4361951            FLUSHING                    NY        11357        MF2         7.000        6.500      $2,634.60       360
4362114            MASSILLON                   OH        44647        SFD         7.000        6.500      $3,526.11       360
4362165            GARDEN VALLEY               ID        83622        SFD         7.000        6.500      $  665.30       360
4362203            HERMOSA BEACH               CA        90254        SFD         7.000        6.500      $3,459.58       360
4362225            RIDGEWOOD                   NJ        07450        SFD         6.875        6.500      $4,138.66       360
4362340            HOLLISTER                   CA        95023        SFD         6.750        6.483      $2,918.70       360
4362342            NASHUA                      NH        03062        LCO         6.875        6.500      $3,036.71       240
4362373            RESTON                      VA        20194        SFD         6.750        6.483      $2,477.65       360
4362423            BELMONT                     CA        94002        SFD         6.750        6.483      $4,215.89       360
4362528            LAGUNA BEACH                CA        92651        SFD         6.875        6.500      $2,764.13       240
4362538            GREENWICH                   CT        06830        SFD         7.000        6.500      $4,723.65       360
4362541            SAN CLEMENTE                CA        92672        SFD         7.000        6.500      $3,492.84       360
4362542            OGUNQUIT                    ME        03907        SFD         7.000        6.500      $3,326.52       360
4362548            FAIRVIEW                    TX        75069        SFD         6.875        6.500      $3,103.33       360
4362675            JACKSON                     TN        38305        SFD         6.875        6.500      $3,166.40       360
4362769            DESTIN                      FL        32541        LCO         6.875        6.500      $2,581.74       360
4362830            SAN ANTONIO                 TX        78209        SFD         6.875        6.500      $4,270.04       360
4362941            SAN JOSE                    CA        95136        SFD         7.000        6.500      $2,081.07       360
4362957            STAMFORD                    CT        06903        SFD         6.625        6.358      $3,252.78       360
4362960            IRVINE                      CA        92620        SFD         6.500        6.233      $2,054.23       360
4363147            ACTON                       MA        01720        SFD         6.750        6.483      $4,040.77       360
4363315            FRANKLIN                    MA        02038        SFD         7.000        6.500      $2,569.74       360
4363374            CANYON LAKE                 TX        78133        SFD         6.875        6.500      $2,299.26       360
4363409            DARIEN                      CT        06820        SFD         7.000        6.500      $3,126.93       360
4363433            COROLLA                     NC        27927        SFD         6.750        6.483      $6,485.99       360
4363512            WEST CHESTER                PA        19382        SFD         6.875        6.500      $3,321.44       360
4363519            FREMONT                     CA        94555        SFD         7.000        6.500      $2,441.67       360
4363527            HUNTINGTON BEACH            CA        92646        SFD         6.875        6.500      $2,175.63       360
4363634            PETALUMA                    CA        94954        SFD         6.875        6.500      $2,135.02       360
4363702            HAMILTON                    MA        01982        SFD         6.750        6.483      $2,918.69       360
4363770            PALO ALTO                   CA        94303        SFD         7.000        6.500      $2,993.87       360
4363815            GLEN CARBON                 IL        62026        SFD         6.875        6.500      $2,220.42       360
4363874            STEVENSON RANCH             CA        91381        SFD         7.250        6.500      $2,186.37       360
4363880            SANTA YNEZ                  CA        93460        SFD         6.750        6.483      $2,964.66       240
4363905            WILTON                      CT        06897        SFD         7.000        6.500      $2,468.28       360
4363959            COSTA MESA                  CA        92627        SFD         7.375        6.500      $2,246.77       360
4363968            DAVIE                       FL        33328        SFD         6.875        6.500      $2,299.25       360
4364133            LONGMONT                    CO        80501        SFD         6.750        6.483      $2,694.59       360
4364138            CARLSBAD                    CA        92009        PUD         6.750        6.483      $4,215.89       360
4364211            SAN FRANCISCO               CA        94117        SFD         6.875        6.500      $2,974.58       360
4364251            SAN JOSE                    CA        95120        SFD         6.875        6.500      $2,472.68       360
4364257            POTOMAC                     MD        20854        SFD         6.750        6.483      $4,215.89       360
4364265            LOS ANGELES                 CA        90045        SFD         6.875        6.500      $2,671.73       360
4364396            BELMONT                     CA        94002        SFD         6.750        6.483      $2,519.81       360
4364445            CARLSBAD                    CA        92009        SFD         6.750        6.483      $3,268.94       360
4364510            CALABASAS                   CA        91302        SFD         7.000        6.500      $1,829.59       360
4364547            NEW CANAAN                  CT        06840        SFD         6.875        6.500      $3,925.81       360
4364593            SUNNYVALE                   CA        94087        SFD         6.875        6.500      $3,021.88       360
4364618            SAN JOSE                    CA        95127        SFD         7.250        6.500      $2,741.56       360
4364621            DOUBLE OAK                  TX        75077        SFD         6.875        6.500      $2,249.32       360
4364787            DANVILLE                    CA        94526        SFD         6.750        6.483      $3,645.13       360
4364803            MC HENRY                    MD        21541        SFD         7.000        6.500      $2,328.56       360
4364860            WAYNE                       NJ        07470        SFD         6.875        6.500      $2,992.32       360
4364866            LORTON                      VA        22079        SFD         6.875        6.500      $2,315.67       360
4364871            LEESBURG                    VA        20175        SFD         6.875        6.500      $2,238.48       360
4365093            VIRGINIA BEACH              VA        23451        SFD         6.750        6.483      $2,367.39       360
4365156            LOS ALTOS                   CA        94024        SFD         7.000        6.500      $3,792.23       360
4365228            ARLINGTON                   VA        22207        SFD         6.750        6.483      $2,769.52       360
4365271            SEDALIA                     CO        80135        SFD         6.750        6.483      $3,588.37       360
4365306            NAPLES                      FL        34109        SFD         6.875        6.500      $2,496.33       360
4365317            SOUTH ORANGE                NJ        07079        SFD         6.750        6.483      $2,302.53       360
4365341            SEATTLE                     WA        98105        SFD         6.875        6.500      $2,417.50       360
4365371            WOODINVILLE                 WA        98072        SFD         7.125        6.500      $2,373.91       240
4365401            KIRKLAND                    WA        98033        SFD         6.750        6.483      $4,215.89       360
4365410            SANTA ANA                   CA        92705        SFD         6.875        6.500      $2,785.38       360
4365414            MORGAN HILL                 CA        95037        SFD         6.750        6.483      $3,411.63       360
4365473            SAN FRANCISCO               CA        94118        SFD         7.000        6.500      $4,204.72       360
4365492            LOS ANGELES                 CA        90034        SFD         7.125        6.500      $3,510.08       360
4365513            RALEIGH                     NC        27604        SFD         6.875        6.500      $2,102.18       360
4365517            ENCINO                      CA        91436        SFD         6.875        6.500      $2,903.63       360
4365537            ANAHEIM                     CA        92808        SFD         6.750        6.483      $2,594.39       360
4365553            MILPITAS                    CA        95035        SFD         6.875        6.500      $2,167.87       360
4365584            SNOWMASS VILLAGE            CO        81615        SFD         6.750        6.483      $3,243.00       360
4365710            OAKLAND                     CA        94603        SFD         6.875        6.500      $1,182.48       360
4365986            LADUE                       MO        63124        SFD         6.875        6.500      $2,198.08       360
4366028            FREDERICK                   MD        21703        SFD         7.750        6.500      $2,419.33       360
4366139            SCOTTS VALLEY               CA        95066        SFD         7.250        6.500      $2,462.66       360
4366193            SOUTH NYACK                 NY        10960        SFD         7.125        6.500      $4,379.17       360
4366230            BETHESDA                    MD        20816        SFD         6.875        6.500      $2,529.18       360
4366301            HOLLISTER                   CA        95023        SFD         7.000        6.500      $2,115.66       360
4366452            IRVINE                      CA        92614        LCO         7.000        6.500      $2,528.15       360
4366775            LOS ANGELES                 CA        90077        SFD         6.875        6.500      $3,284.65       360
4366781            KINNELON                    NJ        07405        SFD         7.000        6.500      $2,661.21       360
4366782            BERWYN                      PA        19312        SFD         6.750        6.483      $2,497.11       360
4366891            CHADDS FORD                 PA        19317        SFD         6.750        6.483      $2,497.11       360
4366899            WATCHUNG                    NJ        07060        SFD         6.875        6.500      $6,368.93       360
4366939            NEWPORT BEACH               CA        92625        SFD         6.875        6.500      $4,270.04       360
4366986            ALPHARETTA                  GA        30004        SFD         6.750        6.483      $2,445.21       360
4367018            SEVERNA PARK                MD        21146        SFD         6.750        6.483      $2,594.40       360
4367222            HOCKESSIN                   DE        19707        SFD         6.875        6.500      $2,470.06       360
4367233            CUPERTINO                   CA        95014        SFD         6.875        6.500      $2,985.75       360
4367234            LAGUNA BEACH                CA        92651        SFD         6.750        6.483      $5,707.67       360
4367247            ENCINITAS                   CA        92024        SFD         7.000        6.500      $3,971.86       360
4367270            FINDLAY                     OH        45840        SFD         6.750        6.483      $2,163.73       360
4367520            SANTA MONICA                CA        90403        HCO         6.625        6.358      $2,561.25       360
4367523            ATLANTA                     GA        30324        SFD         7.250        6.500      $2,387.62       360
4367559            ARLINGTON                   VA        22207        SFD         6.625        6.358      $2,887.80       360
4367587            FAIRFAX STATION             VA        22039        SFD         6.750        6.483      $2,429.00       360
4367588            LOS ANGELES                 CA        90049        SFD         7.125        6.500      $2,917.71       360
4367633            HOUSTON                     TX        77021        SFD         6.750        6.483      $2,309.01       360
4367644            CHURCHVILLE                 PA        18966        SFD         6.875        6.500      $2,791.95       360
4367708            CENTREVILLE                 VA        20120        SFD         7.000        6.500      $2,494.88       360
4367761            MUNDELEIN                   IL        60060        SFD         6.750        6.483      $2,652.77       360
4367768            SAN DIEGO                   CA        92130        SFD         7.000        6.500      $3,259.99       360
4367808            CINCINNATI                  OH        45247        SFD         7.000        6.500      $4,324.47       360
4367830            PLANO                       TX        75093        SFD         6.750        6.483      $2,756.54       360
4367857            CLAYTON                     CA        94517        SFD         6.875        6.500      $2,267.72       360
4367883            SAN DIEGO                   CA        92131        SFD         6.875        6.500      $2,312.39       360
4367909            SAN JOSE                    CA        95119        SFD         7.000        6.500      $2,202.16       360
4367939            MARIETTA                    GA        30064        SFD         6.875        6.500      $3,613.11       360
4368009            BENTONVILLE                 AR        72712        SFD         7.000        6.500      $2,049.13       360
4368017            SUMMIT                      NJ        07901        SFD         6.750        6.483      $5,902.25       360
4368085            SAINT PETERSBURG            FL        33704        SFD         6.750        6.483       $583.74        360
4368113            POWAY                       CA        92064        SFD         6.750        6.483      $2,853.84       360
4368133            NEW CANAAN                  CT        06840        SFD         6.750        6.483      $5,188.79       360
4368137            KINGS BEACH                 CA        96143        SFD         6.875        6.500      $2,943.05       360
4368145            FRISCO                      TX        75034        SFD         6.625        6.358      $2,849.38       360
4368154            NORTHBORO                   MA        01532        SFD         6.875        6.500      $2,305.83       360
4368166            CHEVY CHASE                 MD        20815        SFD         6.750        6.483      $3,470.00       360
4368195            DANVILLE                    CA        94526        SFD         7.125        6.500      $2,829.62       360
4368201            MORGAN HILL                 CA        95037        SFD         6.750        6.483      $2,263.61       360
4368282            MOUNTAIN VIEW               CA        94040        LCO         7.000        6.500      $2,411.73       360
4368293            BURLINGAME                  CA        94010        SFD         7.000        6.500      $2,395.09       360
4368300            LAGUNA BEACH                CA        92651        SFD         7.125        6.500      $3,230.49       360
4368391            BROOKLINE                   MA        02467        SFD         6.875        6.500      $2,522.61       360
4368449            SAN FRANCISCO               CA        94132        SFD         6.625        6.358      $3,201.56       360
4368523            BEDFORD                     MA        01730        SFD         7.125        6.500      $2,078.43       360
4368526            SHREWSBURY                  MA        01545        SFD         6.875        6.500      $2,345.24       360
4368536            NORTH POTOMAC               MD        20878        SFD         6.750        6.483      $2,270.10       360
4368634            BURLINGAME                  CA        94010        SFD         7.250        6.500      $2,251.19       360
4368743            LAFAYETTE                   CA        94549        SFD         7.000        6.500      $2,381.79       360
4368754            FAIRFAX STATION             VA        22039        SFD         6.750        6.483      $2,468.47       360
4368758            SARATOGA                    CA        95070        SFD         7.000        6.500      $2,328.56       360
4368859            CHESAPEAKE                  VA        23322        SFD         6.875        6.500      $2,379.66       360
4368994            COLUMBIA                    MO        65203        SFD         6.875        6.500      $2,611.29       360
4369110            VALLEY VILLAGE              CA        91607        SFD         7.375        6.500      $2,503.01       360
4369144            PLEASANTON                  CA        94588        SFD         6.750        6.483      $4,066.72       360
4369228            SARATOGA                    CA        95070        SFD         6.750        6.483      $3,904.57       360
4369310            NEW VERNON                  NJ        07976        SFD         6.750        6.483      $3,080.84       360
4369320            LA WOODLAND HILLS AR        CA        91367        SFD         6.750        6.483      $3,087.33       360
4369334            NORWALK                     CT        06850        SFD         6.750        6.483      $2,750.06       360
4369440            CARPINTERIA                 CA        93013        SFD         6.750        6.483      $2,386.85       360
4369544            MOUNTAIN VIEW               CA        94043        SFD         6.875        6.500      $2,890.49       360
4369548            GLEN COVE                   NY        11542        SFD         6.750        6.483      $2,189.02       360
4369550            MEAD                        CO        80542        SFD         6.625        6.358      $2,662.42       360
4369553            SAN CARLOS                  CA        94070        SFD         6.875        6.500      $3,054.72       360
4369571            SAN JOSE                    CA        95133        SFD         7.500        6.500      $3,146.47       360
4369627            REDONDO BEACH               CA        90278        SFD         6.875        6.500      $1,990.49       360
4369673            LIVERMORE                   CA        94550        SFD         6.875        6.500      $3,153.26       360
4369857            ASHBURN                     VA        20147        SFD         6.375        6.108      $1,902.81       360
4369883            RIDGEFIELD                  CT        06877        SFD         7.000        6.500      $2,494.89       360
4369943            ENCINITAS                   CA        92024        SFD         7.000        6.500      $2,275.34       360
4370039            SACRAMENTO                  CA        95819        SFD         7.000        6.500      $2,262.03       360
4370043            SARATOGA                    CA        95070        SFD         6.875        6.500      $2,049.62       360
4370055            SARATOGA                    CA        95070        SFD         6.875        6.500      $2,299.26       360
4370057            CARMEL                      CA        93923        SFD         7.000        6.500      $5,821.40       360
4370212            HILLSBOROUGH                NJ        08844        SFD         7.000        6.500      $3,821.23       360
4370274            ARLINGTON                   VA        22207        SFD         6.875        6.500      $2,372.17       360
4370321            GOLDEN BEACH                FL        33160        SFD         6.750        6.483      $3,859.16       360
4370399            CORTE MADERA                CA        94925        SFD         7.000        6.500      $4,321.47       360
4370521            CHELMSFORD                  MA        01824        SFD         6.875        6.500      $2,465.78       360
4370760            SAN MARINO                  CA        91108        SFD         7.375        6.500      $3,269.66       360
4370773            MENLO PARK                  CA        94025        SFD         7.125        6.500      $5,389.75       360
4370799            BELL CANYON                 CA        91307        SFD         6.750        6.483      $3,379.20       360
4370800            GAITHERSBURG                MD        20878        SFD         7.250        6.500      $2,264.83       360
4370971            FREMONT                     CA        94539        SFD         6.875        6.500      $3,718.22       360
4371005            DALLAS                      TX        75214        SFD         6.750        6.483      $2,953.72       360
4371017            SAN JOSE                    CA        95117        SFD         6.875        6.500      $2,148.16       360
4371027            MONTE SERENO                CA        95030        SFD         7.125        6.500      $4,379.18       360
4371041            ALPHRETTA                   GA        30004        SFD         6.750        6.483      $2,529.53       360
4371047            CABLE                       WI        54821        SFD         7.000        6.500      $4,191.41       360
4371168            STAMFORD                    CT        06903        SFD         6.875        6.500      $3,455.45       360
4371205            LOS ANGELES                 CA        90064        SFD         6.875        6.500      $2,581.74       360
4371278            MANHATTAN BEACH             CA        90266        SFD         6.875        6.500      $5,281.71       360
4371334            PALO ALTO                   CA        94303        SFD         6.750        6.483      $2,918.70       360
4371356            PALO ALTO                   CA        94303        SFD         6.750        6.483      $3,217.05       360
4371422            BROOKLYN                    NY        11235        SFD         7.375        6.500      $2,545.83       360
4371435            WOODMERE                    NY        11598        SFD         6.000        5.733      $2,098.43       360
4371458            MAHWAH                      NJ        07430        SFD         6.875        6.500      $2,010.21       360
4371484            KENNESAW                    GA        30144        SFD         6.875        6.500      $2,428.01       360
4371486            PARKLAND                    FL        33076        SFD         6.875        6.500      $2,023.35       360
4371528            ASHBURN                     VA        20147        PUD         7.625        6.500      $2,132.58       360
4371578            WOODLAND HILLS              CA        91367        SFD         7.375        6.500      $2,610.76       360
4371580            SAN DIEGO                   CA        92130        SFD         6.875        6.500      $2,496.33       360
4371601            SAN JOSE                    CA        95120        SFD         7.125        6.500      $3,348.39       360
4371604            LIVERMORE                   CA        94550        SFD         7.125        6.500      $2,519.71       360
4371711            NEWTON HIGHLANDS            MA        02461        SFD         6.750        6.483      $2,441.98       360
4371723            FRANKLIN                    TN        37069        SFD         6.875        6.500      $2,270.35       360
4371769            SAN JOSE                    CA        95121        SFD         7.125        6.500      $2,290.65       360
4371793            CLIFTON                     VA        20124        SFD         7.000        6.500      $2,561.42       360
4371813            DALLAS                      TX        75225        SFD         6.750        6.483      $3,835.81       360
4371888            PALO ALTO                   CA        94306        SFD         6.875        6.500      $3,087.57       360
4371946            FENTON                      MO        63026        SFD         6.875        6.500      $2,226.99       360
4371964            FREEHOLD                    NJ        07728        SFD         6.875        6.500      $2,233.56       360
4372005            STEVENSON RANCH             CA        91381        SFD         7.000        6.500      $2,514.85       360
4372254            BERKELEY                    CA        94705        SFD         7.000        6.500      $4,001.00       360
4372303            LOXAHATCHEE                 FL        33470        SFD         6.750        6.483       $880.80        360
4372333            PENNGROVE                   CA        94951        SFD         6.875        6.500      $2,135.02       360
4372341            MCLEAN                      VA        22102        SFD         7.375        6.500      $4,720.77       360
4372503            LEXINGTON                   MA        02420        SFD         7.250        6.500      $4,086.24       360
4372538            KAYSVILLE                   UT        84037        SFD         6.750        6.483      $2,383.60       360
4372704            LAGUNA BEACH                CA        92651        SFD         6.875        6.500      $2,121.89       360
4372917            LOS GATOS                   CA        95032        SFD         6.750        6.483      $4,183.46       360
4372935            NORTH POTOMAC               MD        20878        SFD         7.125        6.500      $3,406.66       360
4372995            ATLANTA                     GA        30327        SFD         6.750        6.483      $2,659.25       360
4372998            MONTCLAIR                   NJ        07042        SFD         6.875        6.500      $3,514.57       360
4373093            ORANGE PARK                 FL        32003        SFD         6.750        6.483      $2,013.90       360
4373241            GREENWICH                   CT        06830        SFD         6.875        6.500      $6,306.52       360
4373243            MARSHFIELD                  MA        02050        SFD         7.000        6.500      $2,461.62       360
4373328            TOWN COUNTRY                MO        63131        SFD         6.875        6.500      $3,021.87       360
4373423            FAIRVIEW                    PA        16415        SFD         6.750        6.483      $2,292.80       360
4373523            PORTOLA VALLEY              CA        94028        SFD         7.000        6.500      $3,758.96       360
4373546            RIVIERA BEACH               FL        33404        SFD         7.000        6.500      $3,778.92       360
4373679            POTOMAC                     MD        20854        SFD         6.500        6.233      $2,970.72       360
4373682            SUNNYVALE                   CA        94086        SFD         6.875        6.500      $2,824.80       360
4373690            DANVILLE                    CA        94506        SFD         6.625        6.358      $2,926.23       360
4373703            WARREN                      NJ        07059        SFD         6.875        6.500      $4,105.81       360
4373820            SAN JOSE                    CA        95129        PUD         7.000        6.500      $2,594.68       360
4373842            LAGUNA NIGUEL               CA        92677        SFD         7.250        6.500      $2,240.95       360
4373891            CHESTERFIELD                MO        63141        SFD         6.750        6.483      $3,891.59       360
4373895            ANDOVER                     MA        01810        SFD         6.625        6.358      $4,325.31       360
4373958            ARLINGTON                   VA        22209        HCO         7.250        6.500      $2,637.30       360
4374023            WESTBROOK                   CT        06498        SFD         6.750        6.483      $3,295.94       240
4374024            FREMONT                     CA        94536        SFD         7.375        6.500      $2,928.47       360
4374040            SUNNYVALE                   CA        94087        SFD         7.125        6.500      $2,593.82       360
4374067            SAN MATEO                   CA        94403        SFD         6.750        6.483      $2,004.17       360
4374072            WARRENTON                   VA        20186        SFD         6.875        6.500      $2,167.87       360
4374074            COTO DE CAZA                CA        92679        SFD         6.750        6.483      $2,237.67       360
4374078            NEW FAIRFIELD               CT        06812        SFD         7.000        6.500      $4,324.47       360
4374105            BEVERLY HILLS               CA        90210        SFD         6.750        6.483      $2,529.54       360
4374156            MILL CREEK                  WA        98012        SFD         6.750        6.483      $3,046.47       360
4374163            KIRKLAND                    WA        98033        SFD         7.250        6.500      $3,274.45       360
4374234            WINSTON SALEM               NC        27106        SFD         6.750        6.483      $2,107.95       360
4374239            NOVATO                      CA        94945        SFD         6.875        6.500      $3,284.64       360
4374395            WESTPORT                    CT        06880        SFD         6.750        6.483      $2,770.82       360
4374511            BELMONT                     CA        94002        SFD         6.875        6.500      $2,207.29       360
4374528            EUREKA                      MO        63025        SFD         7.000        6.500      $2,636.02       240
4374577            SOUTHAMPTON                 NY        11968        SFD         7.375        6.500      $2,302.02       360
4374647            HORSESHOE BAY               TX        78657        SFD         6.750        6.483      $4,153.63       360
4374652            POTOMAC                     MD        20854        SFD         6.875        6.500      $4,253.61       360
4374667            CHEVY CHASE                 MD        20815        SFD         6.875        6.500      $4,270.04       360
4374751            PITTSTOWN                   NJ        08867        SFD         6.875        6.500      $3,218.50       360
4374774            MC LEAN                     VA        22102        SFD         6.625        6.358      $3,521.72       360
4374882            SAN CARLOS                  CA        94070        SFD         6.875        6.500      $2,726.26       360
4374884            WASHINGTON                  DC        20008        SFD         6.750        6.483      $2,724.12       360
4374905            CAMPBELL                    CA        95008        SFD         7.375        6.500      $2,268.87       360
4374973            ALAMO                       CA        94507        PUD         6.875        6.500      $4,926.97       360
4375042            MOUNTAIN VIEW               CA        94040        SFD         6.875        6.500      $3,889.02       360
4375058            NORTH WALES                 PA        19454        SFD         6.875        6.500      $2,233.56       360
4375107            HATTIESBURG                 MS        39402        SFD         6.750        6.483      $2,432.25       360
4375401            MARTINEZ                    CA        94553        SFD         6.750        6.483      $2,771.32       360
4375414            CHANHASSEN                  MN        55331        SFD         6.625        6.358      $2,317.93       360
4375453            LARCHMONT                   NY        10528        SFD         6.500        6.233      $3,669.16       360
4375463            TUCSON                      AZ        85750        SFD         6.875        6.500      $2,923.34       360
4375546            WASHINGTON                  DC        20009        SFD         6.875        6.500      $4,559.09       360
4375561            ALPHARETTA                  GA        30004        SFD         6.750        6.483      $2,587.91       360
4375595            ERIE                        PA        16509        SFD         6.750        6.483      $2,471.19       240
4375652            TIBURON                     CA        94920        SFD         7.000        6.500      $2,528.15       360
4375776            WEST NEWTON                 MA        02465        SFD         7.000        6.500      $3,512.80       360
4375779            MIAMI BEACH                 FL        33140        SFD         6.875        6.500      $2,246.70       360
4375817            EDINA                       MN        55424        SFD         6.750        6.483      $2,373.87       360
4375843            PLANO                       TX        75093        SFD         7.000        6.500      $3,459.57       360
4375931            CORNELIUS                   NC        28031        SFD         6.625        6.358      $3,124.72       360
4375957            MINNETONKA                  MN        55305        SFD         6.875        6.500      $2,453.63       360
4375974            CUPERTINO                   CA        95014        SFD         7.625        6.500      $3,096.60       360
4376010            DAYTON                      MD        21036        SFD         7.000        6.500      $2,394.42       360
4376011            SAMMAMISH                   WA        98075        SFD         7.125        6.500      $2,443.58       360
4376017            ROSWELL                     GA        30076        SFD         7.000        6.500      $2,222.12       360
4376032            STAMFORD                    CT        06902        SFD         7.000        6.500      $2,494.89       360
4376040            LEESBURG                    VA        20176        SFD         7.000        6.500      $2,783.63       360
4376131            ARLINGTON                   VA        22204        SFD         6.875        6.500      $2,066.05       360
4376173            HAYMARKET                   VA        20169        SFD         6.750        6.483      $2,432.25       360
4376247            SAN JOSE                    CA        95132        SFD         7.000        6.500      $2,561.42       360
4376286            ALEXANDRIA                  VA        22304        PUD         6.750        6.483      $2,279.50       360
4376329            CASTRO VALLEY               CA        94552        SFD         6.875        6.500      $2,516.04       360
4376363            UPPER MONTCLAIR             NJ        07043        SFD         6.750        6.483      $3,275.43       360
4376392            ATLANTA                     GA        30331        SFD         6.750        6.483      $2,500.35       360
4376399            MIDDLETOWN                  OH        45044        SFD         6.750        6.483      $2,564.56       360
4376409            MOUNT KISCO                 NY        10549        SFD         6.750        6.483      $2,451.71       360
4376414            NORTHRIDGE                  CA        91326        SFD         7.000        6.500      $2,744.37       360
4376429            LOS GATOS                   CA        95032        SFD         6.875        6.500      $2,496.33       360
4376473            HERCULES                    CA        94547        SFD         7.125        6.500      $2,170.73       360
4376541            BLAINE COUNTY               ID        83313        SFD         6.750        6.483      $5,837.38       360
4376578            BURLINGAME                  CA        94010        SFD         6.875        6.500      $4,204.35       360
4376592            SAN CARLOS                  CA        94070        SFD         6.875        6.500      $2,956.18       360
4376692            SUNNYVALE                   CA        94086        SFD         6.750        6.483      $2,769.52       360
4376804            DEERFIELD BEACH             FL        33441        SFD         6.750        6.483      $2,776.00       360
4376907            LOS ALTOS                   CA        94024        SFD         7.125        6.500      $6,730.45       360
4376932            STAMFORD                    CT        06905        SFD         7.250        6.500      $2,287.00       360
4377002            HINGHAM                     MA        02043        SFD         6.875        6.500      $3,448.88       360
4377063            WEST WINDSOR                NJ        08550        SFD         6.750        6.483      $2,756.55       360
4377145            BARTONVILLE                 TX        76226        SFD         6.750        6.483      $3,045.17       360
4377205            WESTPORT                    CT        06880        SFD         6.875        6.500      $2,200.72       360
4377258            SOUTH SAN FRANCISCO         CA        94080        SFD         6.875        6.500      $3,074.43       360
4377346            POUND RIDGE                 NY        10576        SFD         6.875        6.500      $5,780.98       360
4377406            INDIAN SHORES               FL        33785        LCO         6.875        6.500      $3,678.81       360
4377432            LOS ANGELES                 CA        90066        SFD         6.750        6.483      $2,529.54       360
4377535            STRATFORD                   CT        06614        SFD         6.500        6.233      $1,972.06       360
4377547            HOUSTON                     TX        77056        SFD         6.750        6.483      $2,386.85       360
4377574            SHOREWOOD                   MN        55331        SFD         6.875        6.500      $3,693.91       360
4377581            EASTON                      CT        06612        SFD         6.625        6.358      $3,009.47       360
4377652            NAPA                        CA        94558        SFD         7.000        6.500      $2,444.99       360
4377772            MENLO PARK                  CA        94025        SFD         6.750        6.483      $4,108.87       360
4377785            AGOURA HILLS                CA        91301        SFD         7.125        6.500      $2,068.32       360
4377889            APTOS                       CA        95003        SFD         6.625        6.358      $3,361.64       360
4377980            VIENNA                      VA        22180        SFD         7.125        6.500      $2,762.25       360
4377985            LIVERMORE                   CA        94550        SFD         6.875        6.500      $2,266.40       360
4378090            FORT WORTH                  TX        76028        SFD         6.875        6.500      $2,627.72       360
4378195            GAITHERSBURG                MD        20879        SFD         6.750        6.483      $2,056.06       360
4378205            LINO LAKES                  MN        55038        SFD         6.625        6.358      $2,535.64       360
4378260            BOISE                       ID        83702        SFD         6.750        6.483      $3,502.43       360
4378268            NEWPORT BEACH               CA        92660        SFD         6.875        6.500      $3,869.32       360
4378310            ARLINGTON                   VA        22202        SFD         6.750        6.483      $2,545.10       360
4378682            WHITTIER                    CA        90601        SFD         7.750        6.500      $2,535.39       360
4378686            POWAY                       CA        92064        SFD         6.750        6.483      $2,270.10       360
4378704            BETHLEHEM                   PA        18015        SFD         6.875        6.500      $2,003.64       360
4378755            SAN DIEGO                   CA        92116        SFD         7.250        6.500      $2,455.84       360
4378758            LOS ALTOS                   CA        94024        SFD         6.750        6.483      $2,983.56       360
4378772            GAITHERSBURG                MD        20882        SFD         6.875        6.500      $2,916.77       360
4378842            CONCORD                     MA        01742        SFD         6.875        6.500      $6,569.29       360
4378870            TUCSON                      AZ        85718        SFD         6.875        6.500      $2,364.94       360
4378882            CARLSBAD                    CA        92008        SFD         6.750        6.483      $2,107.94       360
4378910            PLAYA DEL REY               CA        90293        SFD         6.750        6.483      $3,859.16       360
4378957            LONG BEACH                  CA        90807        SFD         6.875        6.500      $2,759.11       360
4379008            ALPHARETTA                  GA        30004        SFD         6.750        6.483      $2,347.93       360
4379069            NORTH MIAMI BEACH           FL        33179        SFD         6.875        6.500      $3,138.48       360
4379083            DELRAY BEACH                FL        33483        SFD         7.250        6.500      $3,642.82       360
4379118            LAFAYETTE                   CO        80026        SFD         7.125        6.500      $2,149.17       360
4379201            SAN FRANCISCO               CA        94121        LCO         7.250        6.500      $2,380.80       360
4379238            DENVER                      NC        28037        SFD         6.750        6.483      $4,215.89       360
4379297            STUDIO CITY                 CA        91604        SFD         7.000        6.500      $4,324.47       360
4379309            DOVER                       MA        02030        SFD         6.875        6.500      $2,266.41       360
4379332            SAN DIEGO                   CA        92130        SFD         6.875        6.500      $2,713.12       360
4379355            LORTON                      VA        22079        SFD         6.750        6.483      $2,270.10       360
4379360            CHARLOTTE                   NC        28216        SFD         6.500        6.233      $2,869.59       360
4379474            FAIRFAX STATION             VA        22039        SFD         7.000        6.500      $3,845.45       360
4379476            SIMI VALLEY                 CA        93063        SFD         7.125        6.500      $2,256.96       360
4379479            SANTA CLARITA               CA        91351        SFD         6.875        6.500      $2,759.11       360
4379532            MIAMI                       FL        33138        SFD         6.750        6.483      $2,315.50       360
4379615            WOODMERE                    NY        11598        SFD         7.000        6.500      $2,328.56       360
4379636            HOLLY SPRINGS               NC        27540        SFD         7.375        6.500      $2,175.63       360
4379845            BETHESDA                    MD        20816        SFD         6.875        6.500      $2,824.80       360
4379862            RODEO                       CA        94572        SFD         6.750        6.483      $2,168.92       360
4379874            SAN CARLOS                  CA        94070        SFD         6.875        6.500      $3,744.50       360
4379933            DANBURY                     CT        06810        SFD         6.750        6.483      $2,270.09       360
4380046            TRUMBULL                    CT        06611        SFD         6.750        6.483      $2,059.95       360
4380093            CAMPBELL                    CA        95008        SFD         7.000        6.500      $2,767.66       360
4380132            SAN JOSE                    CA        95120        SFD         6.875        6.500      $3,547.42       360
4380208            PALO ALTO                   CA        94303        SFD         7.000        6.500      $2,711.11       360
4380243            SANTA CRUZ                  CA        95060        SFD         6.750        6.483      $3,405.15       360
4380358            DUBLIN                      CA        94568        SFD         6.750        6.483      $2,853.83       360
4380394            BALLWIN                     MO        63021        SFD         6.875        6.500      $2,135.02       360
4380460            MANHATTAN BEACH             CA        90266        SFD         7.250        6.500      $6,821.77       360
4380491            FREMONT                     CA        94536        SFD         6.750        6.483      $3,405.15       360
4380513            RIDGEFIELD                  CT        06877        SFD         6.750        6.483      $3,087.33       360
4380618            REDWOOD CITY                CA        94065        SFD         6.875        6.500      $2,680.27       360
4380628            MOUNTAIN VIEW               CA        94040        SFD         6.875        6.500      $2,608.01       360
4380716            LAFAYETTE                   CA        94549        SFD         7.125        6.500      $5,272.53       360
4380755            UNION CITY                  CA        94587        SFD         6.875        6.500      $1,983.93       360
4381275            LAKE ZURICH                 IL        60047        SFD         8.000        6.500      $2,697.69       360
4381345            SIMI VALLEY                 CA        93065        SFD         6.875        6.500      $2,207.29       360
4381358            COMMERCE                    GA        30529        SFD         6.625        6.358      $3,137.53       360
4381394            MENDHAM                     NJ        07945        SFD         6.750        6.483      $3,917.54       360
4381708            BONITA BEACH                FL        34135        HCO         6.625        6.358      $2,612.47       360
4381720            SAN LUIS OBISPO             CA        93401        SFD         6.875        6.500      $2,890.49       360
4381789            SAN FRANCISCO               CA        94121        HCO         7.000        6.500      $2,291.97       360
4381835            CUPERTINO                   CA        95014        SFD         7.125        6.500      $5,261.75       360
4381838            IRVINE                      CA        92602        SFD         6.875        6.500      $3,993.28       360
4381872            PACIFIC PALISADES           CA        90272        SFD         6.875        6.500      $2,578.45       360
4381915            CORAL GABLES                FL        33143        SFD         6.875        6.500      $3,035.02       360
4381927            LOS ANGELES                 CA        90064        SFD         6.875        6.500      $2,430.64       360
4381931            REDWOOD CITY                CA        94061        SFD         7.000        6.500      $2,252.05       360
4381994            NEWTOWN                     PA        18940        SFD         7.375        6.500      $5,352.73       360
4382023            UNION CITY                  CA        94587        SFD         7.000        6.500      $3,027.13       360
4382106            HO HO KUS                   NJ        07423        SFD         6.875        6.500      $2,299.26       360
4382134            SUNNYVALE                   CA        94087        SFD         6.875        6.500      $2,075.90       360
4382389            REDWOOD CITY                CA        94061        SFD         6.875        6.500      $2,667.14       360
4382478            SAN RAMON                   CA        94583        SFD         6.875        6.500      $2,594.87       360
4382534            GROSSE POINTE PARK          MI        48230        SFD         6.750        6.483      $4,215.89       360
4382539            GAITHERSBURG                MD        20878        SFD         6.875        6.500      $2,345.24       360
4382609            FAIRFIELD                   CT        06430        SFD         6.625        6.358      $2,324.33       360
4382683            NOVATO                      CA        94945        SFD         6.625        6.358      $2,791.76       360
4382788            PALO ALTO                   CA        94306        SFD         7.000        6.500      $6,642.39       360
4382878            SAN RAFAEL                  CA        94901        SFD         7.375        6.500      $3,384.31       360
4382907            BOISE                       ID        83702        SFD         6.875        6.500      $2,329.14       360
4382910            CHICAGO                     IL        60646        SFD         6.875        6.500      $2,036.48       360
4382972            SAN JOSE                    CA        95129        SFD         6.875        6.500      $4,184.64       360
4383000            OAKLAND TOWNSHIP            MI        48306        SFD         7.125        6.500      $2,324.33       360
4383018            CUPERTINO                   CA        95014        SFD         6.875        6.500      $4,026.98       360
4383056            CARLSBAD                    CA        92009        SFD         7.375        6.500      $2,403.55       360
4383110            SPOTSYLVANIA                VA        22553        SFD         6.875        6.500      $2,069.33       360
4383625            DALLAS                      TX        75201        HCO         6.875        6.500      $2,226.99       360
4383655            OLYMPIA FIELDS              IL        60461        SFD         6.875        6.500      $2,194.15       360
4383763            BELLEAIR BEACH              FL        33786        SFD         6.875        6.500      $2,364.95       360
4383850            BOSTON                      MA        02118        LCO         6.750        6.483      $2,901.18       360
4383888            PLEASANTON                  CA        94566        SFD         6.875        6.500      $4,263.47       360
4383903            PARK HALL                   MD        20667        SFD         7.250        6.500      $3,356.31       360
4384019            REDWOOD CITY                CA        94062        SFD         6.875        6.500      $2,454.29       360
4384075            SAN MATEO                   CA        94402        SFD         7.250        6.500      $3,088.22       360
4384102            HOUSTON                     TX        77024        SFD         6.750        6.483      $3,722.96       360
4384113            CORAL SPRINGS               FL        33071        SFD         6.875        6.500      $2,673.71       360
4384177            MCDONOUGH                   GA        30253        SFD         6.750        6.483      $2,146.86       360
4384204            CARMICHAEL                  CA        95608        SFD         6.750        6.483      $2,879.78       360
4384327            DOBBS FERRY                 NY        10522        SFD         6.875        6.500      $2,233.56       360
4384339            MENLO PARK                  CA        94025        SFD         6.875        6.500      $3,654.50       360
4384406            FAIR HAVEN                  NJ        07704        SFD         6.875        6.500      $2,118.60       360
4384446            CALABASAS                   CA        91302        SFD         7.500        6.500      $3,670.88       360
4384488            CUPERTINO                   CA        95014        SFD         6.875        6.500      $3,205.82       360
4384667            SANTA ROSA                  CA        95404        SFD         7.000        6.500      $2,381.79       360
4384689            DULUTH                      GA        30097        SFD         6.750        6.483      $6,161.69       360
4384763            SMYRNA                      GA        30080        SFD         6.750        6.483      $2,146.86       360
4384792            WESTPORT                    CT        06880        SFD         6.750        6.483      $3,048.42       360
4384829            TUSTIN                      CA        92782        SFD         7.000        6.500      $2,761.01       360
4385012            ERIE                        PA        16511        SFD         6.750        6.483      $3,243.00       360
4385069            SANIBEL                     FL        33957        SFD         6.875        6.500      $2,923.34       360
4385080            MANASSAS                    VA        20112        SFD         6.875        6.500      $2,301.22       360
4385101            BALL GROUND                 GA        30107        SFD         6.875        6.500      $2,154.73       360
4385189            ANACORTES                   WA        98221        SFD         7.125        6.500      $3,469.65       360
4385199            WALNUT CREEK                CA        94598        SFD         7.000        6.500      $2,230.10       360
4385250            NORTHPORT                   NY        11768        SFD         6.875        6.500      $2,049.62       360
4385262            WESTON                      FL        33327        SFD         6.750        6.483      $2,464.68       360
4385268            FREMONT                     CA        94539        SFD         7.000        6.500      $3,279.95       360
4385374            JONESBORO                   AR        72404        SFD         6.750        6.483      $4,151.03       360
4385421            SARATOGA                    CA        95070        SFD         6.750        6.483      $4,215.89       360
4385600            BELLAIRE                    TX        77401        SFD         6.625        6.358      $2,074.61       360
4385637            ATLANTA                     GA        30342        SFD         7.125        6.500      $2,560.14       360
4385862            SAN RAFAEL                  CA        94901        SFD         6.625        6.358      $3,969.93       360
4386007            NEWTOWN                     CT        06470        SFD         7.000        6.500      $2,162.24       360
4386011            YORBA LINDA                 CA        92886        SFD         7.375        6.500      $2,333.11       360
4386023            MORGAN HILL                 CA        95037        SFD         6.875        6.500      $2,525.90       360
4386026            WELLESLEY                   MA        02481        SFD         7.000        6.500      $5,475.44       360
4386105            ROCKVILLE                   MD        20852        SFD         6.875        6.500      $2,130.43       360
4386133            RIDGEWOOD                   NJ        07450        SFD         6.750        6.483      $2,646.29       360
4386168            HIGHLANDS RANCH             CO        80129        SFD         6.750        6.483      $2,417.97       360
4386242            TENAFLY                     NJ        07670        SFD         6.875        6.500      $2,929.91       360
4386291            SADDLE RIVER                NJ        07458        SFD         6.875        6.500      $2,417.50       360
4386329            CHARLOTTE                   MI        48813        SFD         7.000        6.500      $  778.41       360
4386533            WESTFIELD                   NJ        07090        SFD         6.375        6.108      $3,194.22       360
4386648            LAS VEGAS                   NV        89135        SFD         6.875        6.500      $3,155.25       360
4386771            GREENWICH                   CT        06830        SFD         6.875        6.500      $2,601.44       360
4386778            SAN JOSE                    CA        95128        SFD         7.000        6.500      $2,973.91       360
4386922            LADERA RANCH                CA        92694        SFD         7.000        6.500      $2,037.16       360
4386927            RANCHO SANTA MARGARITA      CA        92688        SFD         6.875        6.500      $2,837.94       360
4387102            BELLAIRE                    TX        77401        SFD         6.750        6.483      $3,502.43       360
4387198            SAN FRANCISCO               CA        94112        MF2         7.000        6.500      $3,067.05       360
4387266            MCKINNEY                    TX        75071        SFD         6.875        6.500      $2,154.73       360
4387332            HALF MOON BAY               CA        94019        SFD         6.875        6.500      $2,294.33       360
4387430            BETHESDA                    MD        20817        SFD         7.250        6.500      $3,595.07       360
4387442            NAPERVILLE                  IL        60540        PUD         7.250        6.500      $3,069.79       360
4387626            SARATOGA                    CA        95070        SFD         7.000        6.500      $2,561.42       360
4387737            ADDISON                     TX        75240        SFD         6.875        6.500      $3,113.19       360
4387789            PARKER                      CO        80134        SFD         7.000        6.500      $1,999.90       360
4387812            SAN ANTONIO                 TX        78258        PUD         6.875        6.500      $2,328.48       360
4387980            DEL MAR                     CA        92014        SFD         7.000        6.500      $2,275.34       360
4388152            NORTH CALDWELL              NJ        07006        SFD         6.750        6.483      $2,918.70       360
4388511            WOODSIDE                    CA        94062        SFD         7.000        6.500      $5,555.28       360
4388515            HIGHLAND PARK               TX        75205        SFD         6.875        6.500      $5,273.82       360
4388555            PARKLAND                    FL        33076        SFD         6.875        6.500      $2,606.04       360
4388662            ENCINITAS                   CA        92024        SFD         7.750        6.500      $4,357.38       360
4388723            LONG BEACH                  CA        90803        PUD         7.125        6.500      $1,205.96       360
4388789            RIVERSIDE                   CT        06878        SFD         6.750        6.483      $4,073.20       360
4389148            CAREFREE                    AZ        85377        SFD         7.375        6.500      $3,367.05       360
4389281            ARLINGTON                   VA        22207        SFD         6.875        6.500      $2,181.00       360
4389401            WILTON                      CT        06897        SFD         7.125        6.500      $2,896.99       360
4389438            BOWIE                       MD        20715        SFD         6.750        6.483      $2,127.40       360
4389676            SAG HARBOR                  NY        11963        SFD         7.375        6.500      $1,450.42       360
4389784            NATICK                      MA        01760        SFD         7.125        6.500      $2,317.60       360
4389910            BURLINGAME                  CA        94010        SFD         7.125        6.500      $2,896.99       360
4389936            DANVILLE                    CA        94526        SFD         7.250        6.500      $2,360.33       360
4390029            FAIR OAKS                   CA        95628        PUD         7.250        6.500      $2,353.51       360
4390251            CHAPPAQUA                   NY        10514        LCO         6.875        6.500      $2,165.24       360
4390267            LOS ALTOS                   CA        94024        SFD         6.375        6.108      $3,793.13       360
4390287            SARATOGA                    CA        95070        SFD         7.125        6.500      $2,896.99       360
4390305            CARLSBAD                    CA        92008        SFD         7.625        6.500      $2,720.76       360
4390347            SOUTH RIDING                VA        20152        SFD         6.750        6.483      $2,377.11       360
4390353            FLOURTOWN                   PA        19031        SFD         6.875        6.500      $3,153.26       360
4390580            EADS                        TN        38028        SFD         7.000        6.500      $2,661.22       360
4390823            SAN JOSE                    CA        95125        SFD         7.000        6.500      $3,858.76       360
4390948            SAN JOSE                    CA        95127        SFD         6.875        6.500      $2,069.33       360
4391072            REDONDO BEACH               CA        90277        SFD         6.875        6.500      $2,877.35       360
4391410            MOORESVILLE                 NC        28117        SFD         6.750        6.483      $4,961.78       360
4391460            MENLO PARK                  CA        94025        SFD         7.125        6.500      $2,566.87       360
4391536            ASHLAND                     OR        97520        SFD         7.000        6.500      $3,526.11       360
4391704            MORGAN HILL                 CA        95037        SFD         7.000        6.500      $3,060.40       360
4391928            LAFAYETTE                   CA        94549        SFD         6.875        6.500      $4,270.04       360
4392016            MANALAPAN                   NJ        07726        SFD         7.000        6.500      $3,359.78       360
4392089            FREMONT                     CA        94539        SFD         6.875        6.500      $2,745.96       360
4392413            MORGAN HILL                 CA        95037        SFD         6.875        6.500      $2,627.72       360
4392585            DEL MAR                     CA        92014        SFD         6.750        6.483      $3,243.00       360
4392624            GLEN ROCK                   NJ        07452        SFD         7.250        6.500      $2,251.19       360
4392634            NEW PALESTINE               IN        46163        SFD         7.125        6.500      $2,344.55       360
4392641            OLATHE                      KS        66061        SFD         7.000        6.500      $3,305.26       360
4392831            ALAMEDA                     CA        94502        SFD         7.000        6.500      $2,933.99       360
4392883            FAIRFAX                     VA        22030        SFD         6.875        6.500      $2,333.41       360
4392953            ORANGE                      CA        92869        SFD         7.000        6.500      $2,528.15       360
4393242            ORINDA                      CA        94563        SFD         6.875        6.500      $2,627.72       360
4393361            SAN JOSE                    CA        95120        SFD         6.875        6.500      $2,529.18       360
4393433            SAN LORENZO                 CA        94580        SFD         7.000        6.500      $2,095.71       360
4393472            WILTON                      CT        06897        SFD         6.875        6.500      $2,052.91       360
4393501            HUNTINGTON BEACH            CA        92649        SFD         6.875        6.500      $2,044.37       360
4393541            REDONDO BEACH               CA        90277        SFD         6.750        6.483      $2,918.70       360
4394856            DANVILLE                    CA        94506        PUD         7.000        6.500      $2,607.99       360
4394926            POWDER SPRINGS              GA        30127        SFD         6.875        6.500      $2,404.36       360
4394972            LOS ANGELES                 CA        90064        SFD         6.750        6.483      $2,568.45       360
4395065            GLENDALE                    CA        91206        SFD         7.000        6.500      $2,561.42       360
4395190            AMAGANSETT                  NY        11930        SFD         7.500        6.500      $2,517.18       360
4395284            WASHINGTON                  DC        20007        SFD         7.750        6.500      $7,164.13       360
4395336            DANVILLE                    CA        94526        SFD         6.750        6.483      $2,691.68       360
4395350            CHESTER SPRINGS             PA        19425        SFD         7.000        6.500      $2,341.86       360
4395408            THOUSAND OAKS               CA        91361        SFD         7.000        6.500      $4,324.47       360
4395478            DALLAS                      TX        75225        SFD         7.125        6.500      $2,075.05       360
4395518            NEWPORT NEWS                VA        23602        SFD         7.000        6.500      $3,651.19       360
4395574            SAN RAMON                   CA        94583        SFD         7.250        6.500      $2,837.86       360
4395659            SAN JOSE                    CA        95128        SFD         6.875        6.500      $3,120.41       360
4395671            SAN JOSE                    CA        95120        SFD         6.875        6.500      $2,266.41       360
4395941            BOWIE                       MD        20721        SFD         7.000        6.500      $3,273.29       360
4395951            GLENDALE                    CA        91214        SFD         7.500        6.500      $2,247.28       360
4395962            ARLINGTON                   VA        22204        SFD         6.875        6.500      $2,713.12       360
4395979            PURCELLVILLE                VA        20132        SFD         6.875        6.500      $2,732.83       360
4396031            HILLSBOROUGH                CA        94010        SFD         7.125        6.500      $6,737.19       360
4396068            PEMBROKE                    MA        02359        SFD         6.875        6.500      $2,496.33       360
4396154            SAN JOSE                    CA        95120        SFD         7.125        6.500      $2,189.59       360
4396523            ENCINITAS                   CA        92024        SFD         6.875        6.500      $3,652.53       360
4396524            FREMONT                     CA        94539        SFD         6.750        6.483      $2,639.79       360
4396598            LOS ANGELES                 CA        90046        SFD         7.000        6.500      $3,299.91       360
4396612            TUSTIN                      CA        92780        SFD         7.125        6.500      $2,075.06       360
4396673            VISTA                       CA        92083        SFD         6.875        6.500      $2,575.17       360
4396680            CASTRO VALLEY               CA        94546        SFD         7.000        6.500      $2,544.79       360
4396690            PACIFIC PALISADES           CA        90272        PUD         6.875        6.500      $3,350.34       360
4396704            BYRON                       CA        94514        SFD         6.625        6.358      $3,563.34       360
4397143            RICHARDSON                  TX        75082        SFD         7.375        6.500      $2,525.11       360
4397243            DANVILLE                    CA        94506        SFD         6.875        6.500      $3,284.64       360
4397304            FREMONT                     CA        94538        SFD         6.875        6.500      $2,167.87       360
4397321            SAN JOSE                    CA        95117        SFD         7.000        6.500      $2,062.44       360
4397333            HOUSTON                     TX        77024        SFD         6.750        6.483      $2,429.00       360
4397697            MABANK                      TX        75147        SFD         7.125        6.500      $3,672.44       360
4397715            CHULA VISTA                 CA        91910        SFD         6.875        6.500      $2,548.88       360
4398098            EDINBURG                    TX        78539        SFD         7.000        6.500      $3,087.00       360
4398221            MENLO PARK                  CA        94025        SFD         6.875        6.500      $2,949.62       360
4398286            TRACYS LANDING              MD        20779        SFD         6.750        6.483      $2,333.40       360
4398297            SANTA ANA                   CA        92705        SFD         7.000        6.500      $4,963.16       360
4398554            BEVERLY HILLS               CA        90211        LCO         7.375        6.500      $2,293.04       360
4398605            PROSPER                     TX        75078        SFD         6.750        6.483      $3,016.63       360
4398622            PARKLAND                    FL        33067        SFD         6.875        6.500      $2,391.23       360
4398741            WILLIAMSBURG                VA        23185        SFD         6.875        6.500      $2,299.25       360
4398769            REDONDO BEACH               CA        90277        SFD         6.875        6.500      $2,594.87       360
4398796            SANTA CLARA                 CA        95050        SFD         7.000        6.500      $3,027.13       360
4398819            CARLSBAD                    CA        92009        SFD         6.875        6.500      $3,324.06       360
4398825            BELMONT                     MA        02478        SFD         6.750        6.483      $2,270.10       360
4398890            CAMPBELL                    CA        95011        SFD         7.000        6.500      $2,328.56       360
4398931            SAN DIEGO                   CA        92119        SFD         7.375        6.500      $2,745.44       360
4399020            FREMONT                     CA        94555        SFD         6.875        6.500      $2,627.06       360
4399228            SCOTTSDALE                  AZ        85259        SFD         6.875        6.500      $3,105.65       360
4399449            MORGAN HILL                 CA        95037        SFD         6.875        6.500      $3,691.94       360
4399511            WAYLAND                     MA        01778        SFD         6.875        6.500      $2,719.69       360
4399682            ROCKVILLE                   MD        20852        SFD         6.875        6.500      $2,213.86       360
4399764            WOODBRIDGE                  VA        22191        SFD         6.875        6.500      $2,216.48       360
4400240            BURLINGAME                  CA        94010        SFD         6.875        6.500      $5,748.13       360
4400340            GILROY                      CA        95020        SFD         7.125        6.500      $2,073.71       360
4400520            SAN MARINO                  CA        91108        SFD         6.875        6.500      $4,270.04       360
4400525            WESTLAKE VILLAGE            CA        91361        SFD         7.500        6.500      $3,307.99       360
4400777            FREMONT                     CA        94539        SFD         6.875        6.500      $2,378.09       360
4401026            HIGHLANDS RANCH             CO        80129        SFD         6.875        6.500      $2,287.75       360
4401317            SAN JOSE                    CA        95132        SFD         7.000        6.500      $2,617.97       360
4401545            MISSION VIEJO               CA        92692        SFD         6.875        6.500      $1,740.87       360
4401605            REDWOOD CITY                CA        94061        SFD         6.875        6.500      $2,082.47       360
4401630            PALO ALTO                   CA        94301        SFD         6.875        6.500      $2,266.41       360
4401723            MENLO PARK                  CA        94025        SFD         7.000        6.500      $2,428.36       360
4401829            FALLS CHURCH                VA        22043        SFD         6.750        6.483      $3,054.90       360
4401834            MOUNTAIN VIEW               CA        94040        SFD         6.875        6.500      $4,598.51       360
4401858            WOODBRIDGE                  CT        06525        SFD         6.875        6.500      $2,112.02       360
4401970            OAK HILL                    VA        20171        SFD         6.875        6.500      $4,247.27       360
4402202            PENNINGTON                  NJ        08534        SFD         6.750        6.483      $2,695.57       360
4402205            FRANKLIN                    MA        02038        SFD         6.875        6.500      $2,361.66       360
4402542            SAINT ALBANS                MO        63073        SFD         6.875        6.500      $2,791.95       360
4402655            WAYLAND                     MA        01778        SFD         6.875        6.500      $2,397.80       360
4402686            SAN DIEGO                   CA        92106        SFD         7.000        6.500      $2,874.11       360
4402739            MCKINNEY                    TX        75071        SFD         7.000        6.500      $2,110.01       360
4402780            JUPITER                     FL        33458        PUD         6.750        6.483      $2,516.57       360
4402901            RANCHO PALOS VERDES         CA        90275        SFD         6.875        6.500      $3,399.61       360
4403123            NAPLES                      FL        34105        SFD         6.875        6.500      $3,284.65       360
4403167            SAN FRANCISCO               CA        94112        SFD         7.125        6.500      $2,344.55       360
4403224            BLOOMINGTON                 MN        55435        SFD         7.125        6.500      $2,149.16       360
4403345            ENCINO                      CA        91436        SFD         6.875        6.500      $4,270.04       360
4403386            NORTHRIDGE                  CA        91326        SFD         7.125        6.500      $2,182.85       360
4403434            MORGAN HILL                 CA        95037        SFD         7.000        6.500      $2,727.75       360
4403497            UPLAND                      CA        91784        SFD         7.250        6.500      $1,868.49       360
4403582            GREAT FALLS                 VA        22066        SFD         6.625        6.358      $2,228.28       360
4403683            OAKTON                      VA        22124        SFD         6.875        6.500      $4,270.04       360
4403724            HOUSTON                     TX        77027        SFD         6.625        6.358      $2,115.91       360
4403959            WHITE                       GA        30184        SFD         6.750        6.483      $2,277.88       360
4404063            MELVILLE                    NY        11747        SFD         6.875        6.500      $2,018.09       360
4404210            FREMONT                     CA        94538        SFD         6.875        6.500      $2,207.28       360
4404261            DALY CITY                   CA        94015        SFD         7.000        6.500      $2,175.54       360
4404787            SUMMERFIELD                 NC        27358        SFD         6.875        6.500      $2,573.85       360
4404842            ASHBURN                     VA        20147        SFD         7.125        6.500      $2,052.48       360
4404910            ELLICOTT CITY               MD        21043        SFD         7.000        6.500      $2,304.77       360
4404912            MOORESTOWN                  NJ        08057        SFD         6.750        6.483      $3,340.29       360
4405115            SAN JOSE                    CA        95120        SFD         6.625        6.358      $2,510.02       360
4405369            THOUSAND OAKS               CA        91360        SFD         6.875        6.500      $2,007.58       360
4405376            SMITHTOWN                   NY        11787        SFD         7.125        6.500      $2,198.01       360
4405482            SARASOTA                    FL        34242        SFD         6.875        6.500      $1,313.86       360
4405735            MORGAN HILL                 CA        95037        SFD         6.875        6.500      $2,542.32       360
4405979            CHEVY CHASE                 MD        20815        SFD         6.750        6.483      $4,351.13       360
4406010            PETALUMA                    CA        94954        SFD         7.500        6.500      $2,412.29       360
4406050            SHORT HILLS                 NJ        07078        SFD         6.750        6.483      $2,561.97       360
4406148            PARKLAND                    FL        33067        SFD         6.750        6.483      $2,432.25       360
4406198            CORAL GABLES                FL        33156        SFD         6.875        6.500      $3,225.52       360
4406343            CONCORD                     MA        01742        SFD         7.250        6.500      $2,635.93       360
4406534            INDEPENDENCE TOWNSHIP       MI        48348        SFD         7.375        6.500      $3,056.24       360
4407535            LITTLE SILVER               NJ        07739        SFD         6.875        6.500      $3,402.90       360
4407577            FRANKLIN                    MA        02038        SFD         6.875        6.500      $2,706.55       360
4407673            FAIRFAX                     VA        22033        PUD         7.000        6.500      $2,313.59       360
4407966            SAN JOSE                    CA        95132        SFD         6.750        6.483      $3,145.71       360
4408079            SAN JOSE                    CA        95132        SFD         6.875        6.500      $2,036.48       360
4408163            DALLAS                      TX        75254        SFD         7.000        6.500      $2,067.43       360
4408171            PLANO                       TX        75024        PUD         6.875        6.500      $2,205.31       360
4408215            ALTAMONTE SPRINGS           FL        32701        SFD         6.875        6.500      $2,316.99       360
4408331            ELMHURST                    IL        60126        SFD         7.000        6.500      $2,488.23       360
4408350            AKRON                       OH        44333        SFD         7.250        6.500      $4,352.28       360
4408469            NAPLES                      FL        34109        SFD         6.875        6.500      $2,299.26       360
4408528            CUPERTINO                   CA        95014        SFD         7.000        6.500      $2,594.68       360
4408609            LOS ALTOS                   CA        94022        SFD         6.875        6.500      $3,941.58       360
4408658            CHESTERFIELD                MO        63017        SFD         6.875        6.500      $3,478.20       240
4408687            LADUE                       MO        63124        SFD         7.000        6.500      $2,315.25       360
4408718            NYACK                       NY        10960        SFD         7.000        6.500      $2,494.88       360
4408761            CASTLE ROCK                 CO        80104        SFD         6.875        6.500      $3,599.97       360
4408776            WELLESLEY                   MA        02482        SFD         6.875        6.500      $2,233.56       360
4408817            NEWARK                      CA        94560        SFD         6.750        6.483      $2,912.21       360
4408911            SAN JOSE                    CA        95126        SFD         6.875        6.500      $4,270.04       360
4408929            ATLANTA                     GA        30350        SFD         6.875        6.500      $3,284.64       360
4409090            FRIENDSWOOD                 TX        77546        SFD         6.875        6.500      $2,049.62       360
4409145            CLARKSVILLE                 MD        21029        SFD         7.000        6.500      $2,794.28       360
4409268            NEWPORT BEACH               CA        92660        SFD         7.000        6.500      $4,657.12       360
4409447            TRAVERSE CITY               MI        49686        SFD         6.875        6.500      $3,724.79       360
4409472            BRENTWOOD                   TN        37027        SFD         7.000        6.500      $2,661.21       360
4409749            SANTA BARBARA               CA        93109        SFD         6.875        6.500      $2,890.49       360
4410076            NORTH SMITHFIELD            RI        02896        SFD         6.875        6.500      $2,463.49       360
4410307            WARRENTON                   VA        20187        SFD         6.250        5.983      $1,323.80       360
4410507            MAMMOTH LAKES               CA        93546        SFD         6.875        6.500      $4,486.83       360
4410582            FAIRFIELD                   CT        06430        SFD         7.000        6.500      $3,539.41       360
4410945            SOUTHOLD                    NY        11971        SFD         6.750        6.483      $2,049.57       360
4411328            SANTA                       CA        93109        SFD         7.000        6.500      $5,729.92       360
4411580            BLUFFTON                    SC        29925        SFD         7.000        6.500      $4,490.80       360
4411622            PARKER                      CO        80138        SFD         7.125        6.500      $2,681.40       360
4411907            MIAMI BEACH                 FL        33139        HCO         6.875        6.500      $3,908.73       360
4412434            WILSON                      WY        83014        SFD         6.750        6.483      $6,485.99       360
4413269            TULSA                       OK        74114        SFD         6.875        6.500      $3,253.12       360
4414119            ROCKLEDGE                   FL        32955        SFD         6.250        5.983      $2,093.44       360
4414274            SOUTH ORANGE                NJ        07079        SFD         7.750        6.500      $2,865.65       360
4414841            SAN JOSE                    CA        95125        SFD         7.000        6.500      $2,268.69       360
4414846            HOUSTON                     TX        77019        SFD         7.125        6.500      $4,008.63       360
4414907            MELBOURNE BEACH             FL        32951        SFD         6.750        6.483      $  940.47       360
4415064            NORTH WOODMERE              NY        11581        SFD         7.375        6.500      $2,298.57       360
4415196            SANTA ANA                   CA        92705        SFD         6.875        6.500      $3,940.92       360
4415413            MORAGA                      CA        94556        SFD         6.875        6.500      $2,199.40       360
4415619            WESTFIELD                   NJ        07090        SFD         6.750        6.483      $2,270.10       360
4415756            SAN JOSE                    CA        95120        SFD         6.875        6.500      $2,036.48       360
4415825            SAN CARLOS                  CA        94070        SFD         6.875        6.500      $2,282.83       360
4415870            PROSPECT                    KY        40059        SFD         7.000        6.500      $3,326.51       360
4415953            SAN JOSE                    CA        95128        SFD         7.500        6.500      $2,590.59       360
4416115            NEW CITY                    NY        10956        SFD         7.250        6.500      $2,353.51       360
4416944            BOXBOROUGH                  MA        01719        SFD         6.750        6.483      $2,497.11       360
4416955            LADERA RANCH                CA        92694        SFD         6.875        6.500      $2,575.17       360
4417182            COLUMBIA                    MD        21044        SFD         6.875        6.500      $2,135.02       360
4417505            CONCORD                     MA        01742        SFD         6.875        6.500      $2,764.13       240
4417630            ANOKA                       MN        55303        SFD         7.125        6.500      $2,381.59       360
4418095            GILROY                      CA        95020        SFD         7.125        6.500      $2,034.63       360
4418291            PLEASANTON                  CA        94566        SFD         6.875        6.500      $4,926.97       360
4418334            WOODSIDE                    CA        94062        SFD         6.875        6.500      $3,153.26       360
4418401            SARATOGA                    CA        95070        SFD         7.500        6.500      $3,006.63       360
4418455            GILROY                      CA        95020        SFD         7.500        6.500      $2,139.60       360
4418574            LEXINGTON                   MA        02420        SFD         7.000        6.500      $3,146.89       360
4418878            LOS ANGELES                 CA        90049        SFD         7.250        6.500      $4,045.31       360
4418963            LOS ANGELES                 CA        90066        SFD         7.250        6.500      $2,172.74       360
4419141            BETHESDA                    MD        20816        SFD         6.750        6.483      $3,015.99       360
4419158            BETHESDA                    MD        20817        SFD         7.375        6.500      $2,762.71       360
4419161            LEESBURG                    VA        20175        SFD         7.000        6.500      $2,148.26       360
4419257            HAYMARKET                   VA        20169        SFD         6.875        6.500      $2,347.54       360
4419406            RANCHO PALOS VERDES         CA        90275        SFD         7.000        6.500      $4,321.14       360
4419420            CARLSBAD                    CA        92009        SFD         6.875        6.500      $2,571.88       360
4419443            BRIARCLIFF MANOR            NY        10510        SFD         7.250        6.500      $2,967.47       360
4419462            NOVATO                      CA        94945        SFD         7.250        6.500      $3,410.88       360
4419880            MCKINNEY                    TX        75070        SFD         6.875        6.500      $4,125.51       360
4420847            PACIFICA                    CA        94044        SFD         6.875        6.500      $2,857.65       360
4421061            WHEATON                     IL        60187        SFD         7.000        6.500      $2,591.36       360
4422049            LOS ALTOS                   CA        94022        SFD         7.500        6.500      $4,214.17       360
4423227            CARLSBAD                    CA        92009        SFD         6.750        6.483      $2,225.99       360
4423612            SAN CARLOS                  CA        94070        SFD         6.875        6.500      $3,613.11       360
4424747            SAN JOSE                    CA        95124        SFD         6.875        6.500      $3,087.57       360
4424939            LAFAYETTE                   CA        94549        SFD         7.125        6.500      $2,748.78       360
4425271            PORTLAND                    OR        97209        SFD         7.125        6.500      $4,379.17       360
4425291            ELCAJON                     CA        92020        SFD         7.125        6.500      $2,795.93       360
4425314            SPRINGFIELD                 OR        97478        SFD         7.125        6.500      $3,031.73       360
4425336            BOULDER                     CO        80302        SFD         6.875        6.500      $5,754.70       360
4425675            FAIRFIELD                   CT        06430        SFD         6.500        6.233      $6,162.67       360
4426156            LEWES                       DE        19958        SFD         6.625        6.358      $2,170.66       360
4426435            DRESHER                     PA        19025        SFD         7.875        6.500      $2,257.14       360
4426782            SAN JOSE                    CA        95129        SFD         6.875        6.500      $3,081.00       360
4427054            BURLINGAME                  CA        94010        SFD         6.875        6.500      $3,711.65       360
4427130            YORBA LINDA                 CA        92886        SFD         6.875        6.500      $2,693.41       360
4427161            MOUNTAIN VIEW               CA        94040        SFD         6.875        6.500      $2,732.83       360
4427525            SAN FRANCISCO               CA        94127        SFD         6.625        6.358      $3,630.56       360
4427765            SAN FRANCISCO               CA        94131        SFD         6.875        6.500      $2,062.76       360
4428912            MATTITUCK                   NY        11952        SFD         7.375        6.500      $2,148.00       360
4429269            DUBLIN                      OH        43016        SFD         7.250        6.500      $2,328.95       360
4429602            NEEDHAM JUNCTION            MA        02192        SFD         6.750        6.483      $2,594.40       360
4429661            LIVERMORE                   CA        94550        SFD         7.000        6.500      $2,794.27       360
4431079            MANHASSET                   NY        11030        SFD         6.625        6.358      $2,561.25       360
4431879            CUPERTINO                   CA        95014        SFD         6.875        6.500      $2,036.48       360
4432561            RANCHO SANTA MARGARI        CA        92688        SFD         7.000        6.500      $2,029.18       360
4432773            ORINDA                      CA        94563        SFD         7.000        6.500      $2,761.01       360
4433398            YORBA LINDA                 CA        92886        SFD         7.250        6.500      $4,072.60       360
4433465            STAMFORD                    CT        06903        SFD         6.750        6.483      $2,848.65       360
4433593            LOS ANGELES                 CA        90210        SFD         7.125        6.500      $4,716.03       360
4434453            SAN RAMON                   CA        94583        SFD         7.000        6.500      $3,106.97       360
4436001            CALIFON                     NJ        07830        SFD         6.875        6.500      $2,259.84       360
4436278            LEXINGTON                   MA        02420        SFD         6.750        6.483      $4,540.19       360
4439819            GAMBRILLS                   MD        21054        SFD         6.875        6.500      $2,602.10       360
4440305            MARIETTA                    GA        30062        SFD         6.750        6.483      $2,146.86       360
4441008            MAPLE VALLEY                WA        98038        SFD         7.250        6.500      $2,176.14       360
4441697            LINO LAKES                  MN        55038        SFD         7.125        6.500      $2,223.28       360
4442947            LEESBURG                    VA        20175        SFD         6.875        6.500      $2,319.29       360
4443007            ASHBURN                     VA        20147        PUD         6.875        6.500      $2,397.79       360
4446052            GRANITE BAY                 CA        95746        SFD         7.250        6.500      $2,264.83       360
4446260            LEXINGTON                   SC        29072        SFD         7.375        6.500      $2,332.76       360
4591459            MINNETONKA                  MN        55345        SFD         6.750        6.483      $4,151.03       360
4599296            LOVELAND                    CO        80537        SFD         7.375        6.500      $3,556.98       360
4600516            SANTA CRUZ                  CA        95065        SFD         7.250        6.500      $2,839.56       360
4608709            BIRMINGHAM                  AL        35242        SFD         7.125        6.500      $2,261.00       360
4611943            APEX                        NC        27502        SFD         6.750        6.483      $2,091.73       360
4612834            POWAY                       CA        92064        SFD         6.875        6.500      $3,816.76       360
4613634            NORFOLK                     NE        68701        SFD         7.250        6.500      $2,285.29       360
4614089            CHICAGO                     IL        60614        LCO         7.000        6.500      $2,441.66       360
4619300            LOMPOC                      CA        93436        SFD         7.000        6.500      $2,128.97       360
4620837            MAMMOTH LAKES               CA        93546        SFD         7.125        6.500      $2,604.76       360
4622502            TOWN & COUNTRY              MO        63131        SFD         7.000        6.500      $6,253.84       360
4646543            BLOOMINGTON                 MN        55438        SFD         6.750        6.483      $2,711.15       360
4661732            COLUMBUS TOWNSHIP           MN        55025        SFD         6.875        6.500      $2,722.97       360
4667663            WESTFIELD                   NJ        07090        SFD         6.875        6.500      $3,116.76       300
4674594            FRESNO                      CA        93704        SFD         7.000        6.500      $2,128.97       360
4685400            EFLAND                      NC        27231        SFD         6.875        6.500      $2,220.42       360
4730160            KENT                        WA        98042        SFD         6.875        6.500      $2,513.41       360
4840104            NORTHBROOK                  IL        60062        SFD         6.875        6.500      $2,929.91       360
4879508            POTOMAC                     MD        20854        SFD         6.875        6.500      $4,270.00       360
4882098            SNELLVILLE                  GA        30078        SFD         6.875        6.500      $2,020.06       360
4945200            NAGS HEAD                   NC        27959        SFD         7.125        6.500      $2,599.88       360
5075916            MINNETONKA                  MN        55305        SFD         6.750        6.483      $2,808.43       360
5849560            FORT WALTON BEACH           FL        32547        SFD         7.000        6.500      $2,148.93       360
5918837            CLARKSVILLE                 MD        21029        SFD         6.750        6.483      $2,286.96       360
5929411            YORBA LINDA                 CA        92887        SFD         6.875        6.500      $2,443.78       360
5950086            PLEASANTON                  CA        94566        SFD         6.625        6.358      $2,641.29       360
5955629            ALPHARETTA                  GA        30005        SFD         7.000        6.500      $3,991.82       360
5963136            SOUTH WINDSOR               CT        06074        SFD         7.125        6.500      $2,256.96       360
5967721            WHITEFISH                   MT        59937        SFD         7.125        6.500      $5,551.45       360
5993330            BOISE                       ID        83702        SFD         6.750        6.483      $5,448.23       360
5994505            SCARSDALE                   NY        10583        SFD         6.750        6.483      $3,372.72       360
5994832            PIEDMONT                    CA        94611        SFD         7.125        6.500      $5,167.43       360
5997434            CLARKSVILLE                 MD        21029        SFD         7.000        6.500      $3,168.16       360
5998472            ROSEVILLE                   CA        95678        SFD         7.125        6.500      $2,891.54       360
6007126            WASHINGTON                  DC        20008        SFD         6.875        6.500      $3,237.35       360
6017534            OTTSVILLE                   PA        18942        SFD         7.625        6.500      $2,689.62       360
6018893            SPRINGFIELD                 VA        22152        SFD         7.375        6.500      $2,841.78       360
6019041            PORTOLA VALLEY              CA        94028        SFD         6.875        6.500      $3,868.00       360
6019898            BAYSIDE                     NY        11364        COP         8.000        6.500      $  349.28       360
6020919            ARLINGTON                   VA        22205        SFD         6.875        6.500      $2,259.84       360
6021142            COLLEYVILLE                 TX        76034        SFD         7.500        6.500      $3,444.68       360
6029218            THOUSAND OAKS               CA        91362        SFD         7.000        6.500      $3,532.43       360
6033241            BROOKLYN                    NY        11223        SFD         7.750        6.500      $2,905.05       360
6033983            LANIKAI                     HI        96734        SFD         7.500        6.500      $4,644.89       360
6039672            PEARL RIVER                 NY        10965        SFD         7.000        6.500      $2,461.62       360
6039738            CLEMENTS                    CA        95227        SFD         6.875        6.500      $3,624.09       240
6086734            WOODBURY                    MN        55125        SFD         6.875        6.500      $2,520.97       360
6100370            INVER GROVE HEIGHTS         MN        55077        SFD         6.875        6.500      $2,706.55       360
6115100            SHOREWOOD                   MN        55331        SFD         6.875        6.500      $4,631.35       360
6156349            COTO DE CAZA                CA        92679        SFD         7.375        6.500      $6,734.08       360
6157406            CHEVY CHASE                 MD        20815        SFD         6.875        6.500      $2,575.16       360
6219931            EDEN PRAIRIE                MN        55347        SFD         7.250        6.500      $5,449.23       360
6224899            BLOOMINGDALE                IL        60180        SFD         6.875        6.500      $2,246.70       360
6238684            ADDISON                     TX        75001        SFD         6.875        6.500      $3,994.13       360
7888528            HUNTINGTON                  NY        11743        SFD         7.375        6.500      $3,798.71       360
8339951            ROXBORO                     NC        27573        SFD         7.125        6.500      $3,604.39       360
8353624            BETHESDA                    MD        20817        SFD         8.250        6.500      $2,055.47       360
8359389            CHURCHVILLE                 PA        18966        SFD         7.250        6.500      $2,305.76       360
8380811            SAN DIEGO                   CA        92130        SFD         7.250        6.500      $3,274.45       360
8425533            OWINGS MILLS                MD        21117        SFD         6.750        6.483      $2,043.08       360
8502237            ASHBURN                     VA        20147        SFD         7.000        6.500      $2,561.41       360
8530694            OCEAN CITY                  NJ        08226        LCO         7.125        6.500      $3,604.39       360
8534930            CONCORD                     OH        44077        SFD         7.375        6.500      $2,242.62       360
8552474            BROOMFIELD                  CO        80020        SFD         7.125        6.500      $2,973.04       360
8568822            ALEXANDRIA                  VA        22304        PUD         7.375        6.500      $2,211.89       360
8580421            GRANT                       MN        55082        SFD         6.750        6.483      $4,864.49       360
8600530            LADERA RANCH                CA        92694        SFD         7.000        6.500      $2,223.75       360
8610591            LEAWOOD                     KS        66224        SFD         7.500        6.500      $2,227.00       360
8617148            MARION                      IA        52302        SFD         7.000        6.500      $4,257.94       360
8627252            LADERA RANCH                CA        92694        SFD         7.000        6.500      $2,585.11       360
8639004            CASTRO VALLEY               CA        94552        SFD         7.000        6.500      $2,661.21       360
8639072            WASHINGTON                  DC        20008        SFD         7.000        6.500      $3,845.45       360
8649878            SOUTHLAKE                   TX        76092        SFD         7.125        6.500      $2,506.23       360
8666663            CARLSBAD                    CA        92009        SFD         7.375        6.500      $2,235.09       360
8679213            PORTLAND                    OR        97202        SFD         7.375        6.500      $2,417.36       360
8686242            AUSTIN                      TX        78703        SFD         7.500        6.500      $4,178.86       360
8696516            SEATTLE                     WA        98115        SFD         7.250        6.500      $2,984.52       360
8700043            KENNETT SQUARE              PA        19348        SFD         7.500        6.500      $2,566.12       360
8700739            WILMETTE                    IL        60091        SFD         7.625        6.500      $2,923.90       360
8703031            CLARKSVILLE                 MD        21029        SFD         7.625        6.500      $3,142.60       360
8703265            PHOENIX                     AZ        85048        SFD         7.500        6.500      $2,237.49       360
8704588            NIWOT                       CO        80503        SFD         7.875        6.500      $3,335.32       360
8704875            SEATTLE                     WA        98115        SFD         7.375        6.500      $3,038.97       360
8705986            MORRIS TOWNSHIP             NJ        07960        SFD         7.000        6.500      $4,324.47       360
8710680            SAN DIEGO                   CA        92109        SFD         7.625        6.500      $2,831.17       360
8714960            SENECA                      SC        29678        SFD         7.375        6.500      $2,880.12       360
8715595            FOREST LAKE                 MN        55025        SFD         7.375        6.500      $2,884.26       360
8719843            PLACERVILLE                 CA        95667        SFD         7.500        6.500      $3,146.47       360
8722104            VIENNA                      VA        22182        SFD         7.500        6.500      $2,388.52       360
8723220            BISMARCK                    ND        58504        SFD         7.000        6.500      $2,134.29       360
8723783            CHICAGO                     IL        60605        LCO         7.500        6.500      $2,737.86       360
8724970            HOUSTON                     TX        77024        SFD         7.250        6.500      $3,230.79       360
8727280            BALA CYNWYD                 PA        19004        SFD         7.250        6.500      $2,674.13       360
8728681            KNOWLTON TWP                NJ        07832        SFD         7.250        6.500      $3,189.17       360
8729411            LADERA RANCH                CA        92694        SFD         7.125        6.500      $2,709.83       360
8729430            ARLINGTON                   VA        22205        SFD         7.375        6.500      $2,403.55       360
8730658            BASALT                      CO        81621        SFD         7.375        6.500      $2,707.45       360
8731082            ATLANTA                     GA        30327        SFD         7.375        6.500      $4,610.26       360
8732358            SANTA CRUZ                  CA        95060        SFD         7.500        6.500      $2,691.98       360
8732727            COLORADO SPRINGS            CO        80919        SFD         7.125        6.500      $3,652.32       360
8738076            ENCINITAS                   CA        92024        SFD         7.750        6.500      $3,863.04       360
8739613            OAKLAND                     CA        94618        SFD         7.125        6.500      $4,187.16       360
8742838            SANTA BARBARA               CA        93108        SFD         7.250        6.500      $6,480.67       360
8743036            ALEXANDRIA                  VA        22301        SFD         7.375        6.500      $3,481.00       360
8744011            VICTORIA                    MN        55331        SFD         7.375        6.500      $3,000.98       360
8746024            WASHINGTON                  DC        20008        SFD         7.000        6.500      $2,980.56       360
8748377            PERKASIE                    PA        18944        SFD         6.875        6.500      $2,259.84       360
8751377            DALLAS                      TX        75230        SFD         7.250        6.500      $3,066.93       360
8752670            FOUNTAIN VALLEY             CA        92708        SFD         7.500        6.500      $2,349.36       360
8753854            RANCHO SANTA MARG           CA        92688        SFD         7.625        6.500      $2,814.19       360
8754658            HILLSBOROUGH                NJ        08844        SFD         7.375        6.500      $3,088.70       360
8755072            AVON                        MA        02322        SFD         7.500        6.500      $2,167.56       360
8755495            CAMARILLO                   CA        93012        SFD         7.250        6.500      $2,105.13       360
8756000            MASPETH                     NY        11378        MF2         7.500        6.500      $2,880.76       360
8758183            SAN FRANCISCO               CA        94110        SFD         7.125        6.500      $2,108.74       360
8759969            FORT LAUDERDALE             FL        33301        SFD         7.625        6.500      $2,887.80       360
8761128            AVALON                      NJ        08202        SFD         7.125        6.500      $6,737.19       360
8763736            MARIETTA                    GA        30062        SFD         7.125        6.500      $2,532.64       360
8765164            AVALON                      CA        90704        SFD         7.375        6.500      $2,527.87       360
8765452            GAITHERSBURG                MD        20878        SFD         7.375        6.500      $2,486.43       360
8765856            AVONDALE ESTATES            GA        30002        SFD         7.625        6.500      $2,259.28       360
8766717            SAN DIEGO                   CA        92130        SFD         7.125        6.500      $4,237.02       360
8769298            PHILADELPHIA                PA        19119        SFD         7.250        6.500      $2,395.80       360
8769542            EAST WENATCHEE              WA        98802        SFD         7.000        6.500      $2,102.36       360
8777926            INDEPENDENCE                MN        55359        SFD         7.125        6.500      $3,934.52       360
8778628            AURORA                      CO        80016        SFD         7.500        6.500      $2,740.92       360
8781685            HOUSTON                     TX        77024        SFD         7.250        6.500      $2,240.95       360
8782157            BLUE BELL                   PA        19422        SFD         6.875        6.500      $2,181.00       360
8782162            KENNETT SQUARE              PA        19348        SFD         7.250        6.500      $3,214.41       360
8783834            HERCULES                    CA        94547        SFD         7.125        6.500      $2,771.57       360
8784389            OJAI                        CA        93023        SFD         7.625        6.500      $2,229.55       360
8784877            AUSTIN                      TX        78704        SFD         7.125        6.500      $2,694.87       360
8785948            JACKSON                     MI        49203        SFD         7.750        6.500      $3,062.66       360
8786494            DEDHAM                      MA        02062        SFD         7.125        6.500      $2,459.07       360
8786557            DALLAS                      TX        75225        MF2         7.000        6.500      $3,012.49       360
8786761            MIDDLETOWN                  MD        21769        SFD         6.750        6.483      $2,074.87       360
8786777            SNOWMASS VILLAGE            CO        81615        LCO         7.375        6.500      $2,348.30       360
8788139            LOS ANGELES                 CA        90064        SFD         7.375        6.500      $3,284.16       360
8789325            KENOSHA                     WI        53144        SFD         7.375        6.500      $2,485.74       360
8790742            OLATHE                      KS        66061        SFD         7.125        6.500      $2,888.90       360
8791986            TERRE HAUTE                 IN        47802        SFD         7.125        6.500      $2,501.71       300
8792107            BELLEVUE                    ID        83313        SFD         7.500        6.500      $3,740.80       360
8792575            NEWARK                      CA        94560        SFD         7.375        6.500      $2,141.09       360
8792866            ARNOLD                      MD        21012        SFD         7.000        6.500      $2,461.62       360
8792872            SAN FRANCISCO               CA        94121        SFD         7.500        6.500      $5,593.72       360
8793871            SANTA BARBARA               CA        93109        SFD         7.250        6.500      $3,383.59       360
8794358            RANCHO SANTA MARG           CA        92688        SFD         7.375        6.500      $2,793.78       360
8795369            STIRLING                    NJ        07980        SFD         7.125        6.500      $2,088.53       360
8795891            ASPEN                       CO        81611        SFD         7.125        6.500      $3,031.73       360
8796854            LAGUNA BEACH                CA        92651        SFD         7.250        6.500      $4,434.15       360
8797369            AURORA                      CO        80016        SFD         7.750        6.500      $2,514.61       360
8797837            LA CANADA                   CA        91011        SFD         7.000        6.500      $3,705.73       360
8797857            WELLESLEY                   MA        02482        SFD         7.625        6.500      $2,786.94       360
8798467            CARY                        IL        60013        SFD         7.250        6.500      $2,483.12       360
8799833            SOUTH SAN FRANCIS           CA        94080        SFD         7.625        6.500      $2,845.33       360
8800803            ATLANTA                     GA        30306        SFD         8.000        6.500      $2,872.69       360
8801621            HUNTINGTON BEACH            CA        92649        SFD         7.500        6.500      $4,364.22       360
8802170            NEW GLARUS                  WI        53574        SFD         7.625        6.500      $2,972.73       360
8803505            HAMPSTEAD                   MD        21074        SFD         6.500        6.233      $2,558.61       360
8804150            NEW YORK                    NY        10033        MF2         7.125        6.500      $2,964.36       360
8805811            HAYWARD                     CA        94542        SFD         7.375        6.500      $2,268.87       360
8805872            LA JOLLA                    CA        92037        SFD         7.375        6.500      $2,762.70       360
8805969            LOS ANGELES                 CA        90068        SFD         7.375        6.500      $2,762.70       360
8806375            SAN RAMON                   CA        94583        SFD         7.250        6.500      $3,329.02       360
8808100            FINKSBURG                   MD        21048        SFD         6.875        6.500      $2,835.30       360
8808771            DALLAS                      TX        75205        SFD         7.000        6.500      $2,561.41       360
8809706            ATLANTA                     GA        30319        SFD         6.750        6.483      $2,334.95       360
8811639            WESTPORT                    CT        06880        SFD         7.250        6.500      $4,434.15       360
8812020            CUPERTINO                   CA        95014        SFD         7.375        6.500      $6,561.41       360
8816874            ALPINE                      CA        91901        SFD         7.500        6.500      $2,819.58       240
8817277            RESTON                      VA        20190        SFD         7.250        6.500      $3,282.97       360
8817878            HAYESVILLE                  NC        28904        SFD         7.250        6.500      $2,483.12       360
8818501            SEATTLE                     WA        98107        SFD         7.250        6.500      $2,524.05       360
8823241            SAN JOSE                    CA        95124        SFD         7.375        6.500      $2,417.36       360
8829724            PORTLAND                    OR        97221        SFD         7.125        6.500      $5,726.61       360
8831613            HIGHLAND VILLAGE            TX        75077        SFD         7.125        6.500      $2,282.10       360
8832223            HEREFORD                    AZ        85615        SFD         7.500        6.500      $3,181.43       360
8832563            LOS ANGELES                 CA        90026        SFD         7.250        6.500      $2,353.51       360
8832893            OJAI                        CA        93023        SFD         7.500        6.500      $5,383.95       360
8833494            PLYMOUTH                    MN        55447        SFD         7.250        6.500      $2,537.70       360
8833872            ROCHESTER                   MN        55902        SFD         7.250        6.500      $2,683.77       360
8835194            UNION CITY                  CA        94587        SFD         7.125        6.500      $3,503.34       360
8835884            MISSION VIEJO               CA        92692        SFD         7.125        6.500      $3,099.11       360
8837249            ANAHEIM                     CA        92808        SFD         7.375        6.500      $2,134.19       360
8837553            ALAMEDA                     CA        94502        SFD         7.250        6.500      $2,455.83       360
8838533            ORLANDO                     FL        32801        SFD         7.500        6.500      $4,950.44       360
8839454            AUSTIN                      TX        78746        LCO         7.625        6.500      $3,206.31       360
8841758            HOUSTON                     TX        77098        SFD         7.125        6.500      $5,255.00       360
8842449            HUNTINGTON BEACH            CA        92649        SFD         7.125        6.500      $2,464.05       360
8842533            SAN JOSE                    CA        95117        SFD         7.375        6.500      $2,472.62       360
8843398            ORONO                       MN        55364        SFD         7.250        6.500      $2,393.07       360
8843727            JEFFERSON                   SD        57038        SFD         7.500        6.500      $2,796.86       360
8843787            LOS ANGELES                 CA        90064        SFD         7.000        6.500      $2,724.41       360
8847379            SMYRNA                      GA        30082        SFD         7.375        6.500      $2,353.45       360
8850835            LA JOLLA                    CA        92037        MF2         7.250        6.500      $4,202.21       360
8852008            CHATHAM                     NJ        07928        SFD         6.750        6.483      $2,436.13       360
8852557            BENSALEM TWP.               PA        19020        SFD         7.250        6.500      $3,410.88       360
8853790            FRANKLIN LAKES              NJ        07417        SFD         7.500        6.500      $4,544.89       360
8856011            MODESTO                     CA        95356        SFD         7.500        6.500      $2,377.33       360
8859510            GRAND RAPIDS                MI        49546        SFD         6.875        6.500      $2,956.18       360
8859732            BRONXVILLE                  NY        10708        SFD         7.000        6.500      $6,080.86       360
8859973            FAIRFAX                     VA        22030        SFD         7.750        6.500      $2,220.88       360
8860080            HAYDEN                      ID        83835        SFD         7.125        6.500      $2,479.28       360
8861937            REDWOOD CITY                CA        94061        SFD         6.875        6.500      $3,563.84       360
8863869            WHITE PLAINS                NY        10605        SFD         7.250        6.500      $4,087.60       360
8868346            ROCKVILLE                   MD        20850        SFD         6.875        6.500      $2,949.78       360
8868525            WATCHUNG BOROUGH            NJ        07060        SFD         7.625        6.500      $4,161.83       360
8868555            LAS VEGAS                   NV        89144        SFD         7.250        6.500      $2,101.10       360
8869143            GARDEN CITY                 NY        11530        SFD         7.250        6.500      $3,479.10       360
8870406            DUNN LORING                 VA        22027        SFD         7.000        6.500      $2,720.91       360
8873521            NORTH OAKS                  MN        55127        SFD         7.250        6.500      $2,476.30       360
8873604            GLEN ELLYN                  IL        60137        SFD         6.875        6.500      $3,744.50       360
8874625            SEASIDE                     FL        32459        SFD         7.375        6.500      $4,220.02       360
8874723            CARLSBAD                    CA        92009        SFD         7.000        6.500      $2,846.50       360
8875355            LAKE BLUFF                  IL        60044        SFD         7.750        6.500      $2,328.34       360
8875713            SAN FRANCISCO               CA        94115        SFD         7.375        6.500      $5,180.06       360
8876986            SANTA CRUZ                  CA        95062        SFD         7.250        6.500      $2,393.76       360
8880930            VIENNA                      VA        22180        SFD         6.875        6.500      $2,694.07       360
8881414            THE SEA RANCH               CA        95497        SFD         7.000        6.500      $2,176.87       360
8882542            SANTA BARBARA               CA        93105        SFD         7.000        6.500      $2,162.23       360
8883185            BLOOMINGTON                 MN        55438        SFD         7.250        6.500      $2,068.36       360
8884687            LOS ANGELES                 CA        90048        SFD         7.250        6.500      $2,742.35       360
8884955            ATLANTA                     GA        30326        HCO         7.375        6.500      $3,713.07       360
8887140            OCEANSIDE                   CA        92054        LCO         7.000        6.500      $3,911.98       360
8888234            RENO                        NV        89509        SFD         7.375        6.500      $2,279.23       360
8888632            HENDERSON                   NV        89052        SFD         7.625        6.500      $3,220.46       360
8888917            ASPEN                       CO        81611        LCO         7.125        6.500      $4,542.55       360
8889316            HENDERSON                   NV        89001        SFD         7.250        6.500      $4,996.18       360
8890116            LITTLETON                   CO        80123        SFD         7.250        6.500      $2,612.74       360
8891396            DOYLESTOWN                  PA        18901        SFD         7.125        6.500      $3,045.21       360
8892132            DALLAS                      TX        75230        SFD         6.750        6.483      $2,884.96       360
8893819            WALNUT CREEK                CA        94598        SFD         7.000        6.500      $3,143.55       360
8895149            SANTA BARBARA               CA        93111        SFD         7.375        6.500      $3,254.46       360
8895985            MEDINA                      MN        55340        SFD         6.875        6.500      $3,804.41       360
8896442            WOODBURY                    MN        55125        SFD         7.000        6.500      $2,769.32       360
8896609            LA HABRA                    CA        90631        SFD         7.250        6.500      $2,592.27       360
8897792            SAN CLEMENTE                CA        92673        LCO         6.875        6.500      $2,635.93       360
8898321            FOUNTAIN VALLEY             CA        92708        SFD         7.125        6.500      $2,526.44       360
8899615            CHEVY CHASE                 MD        20815        SFD         7.375        6.500      $3,094.22       360
8900220            BROOKLYN,                   NY        11234        SFD         7.375        6.500      $2,693.14       240
8901397            RENO                        NV        89511        SFD         7.250        6.500      $2,769.64       360
8901576            LONG BEACH                  CA        90814        SFD         7.250        6.500      $3,028.86       360
8901617            NEWPORT BEACH               CA        92625        SFD         7.000        6.500      $2,162.23       360
8901885            SOUTHERN PINES              NC        28387        SFD         7.000        6.500      $2,661.21       360
8902584            SHOREWOOD                   MN        55331        SFD         7.250        6.500      $2,217.07       360
8903554            BELLFLOWER                  CA        90706        SFD         7.375        6.500      $2,949.53       360
8904553            BELLFLOWER                  CA        90706        SFD         7.250        6.500      $2,983.84       360
8906175            SCOTTS VALLEY               CA        95066        SFD         7.375        6.500      $2,776.51       360
8907413            HENDERSON                   NV        89052        SFD         7.375        6.500      $2,762.70       360
8908034            LAWRENCEVILLE               GA        30043        SFD         7.000        6.500      $2,006.55       360
8909257            ORINDA                      CA        94563        SFD         7.250        6.500      $2,844.68       360
8910030            COTO DE CAZA                CA        92679        SFD         7.125        6.500      $5,895.04       360
8910205            WESTLAKE VILLAGE            CA        91361        SFD         7.000        6.500      $3,194.23       240
8911023            PORTLAND                    OR        97210        SFD         7.125        6.500      $3,600.35       360
8912697            ANAHEIM                     CA        92808        SFD         7.375        6.500      $2,217.07       360
8912805            CASPER                      WY        82609        SFD         7.375        6.500      $3,163.29       360
8912885            SAN DIMAS                   CA        91773        SFD         7.375        6.500      $2,757.17       360
8913242            PLYMOUTH                    MN        55446        SFD         7.250        6.500      $2,292.11       360
8913517            PARKER                      CO        80134        SFD         6.625        6.358      $3,449.36       360
8915243            BELLFLOWER                  CA        90706        SFD         7.000        6.500      $2,661.21       360
8916714            REDONDO BEACH               CA        90277        LCO         7.125        6.500      $2,142.42       360
8916825            MINNEAPOLIS                 MN        55403        SFD         7.000        6.500      $2,993.86       360
8917837            GOLDEN VALLEY               MN        55422        SFD         7.375        6.500      $2,099.65       360
8918272            LAGUNA NIGUEL               CA        92677        SFD         7.250        6.500      $2,251.18       360
8920201            OCEAN CITY                  NJ        08226        SFD         7.250        6.500      $2,285.29       360
8920283            KILDEER                     IL        60047        SFD         7.250        6.500      $2,967.47       360
8922183            RALEIGH                     NC        27615        SFD         7.125        6.500      $2,422.02       360
8922307            PROSPECT                    KY        40059        SFD         6.750        6.483      $6,271.94       360
8923256            FLOWER MOUND                TX        75028        SFD         7.125        6.500      $4,077.01       360
8923424            THORNTON                    CO        80241        SFD         7.250        6.500      $2,073.82       360
8923759            GREAT FALLS                 VA        22066        SFD         7.250        6.500      $4,434.15       360
8923798            MORAGA                      CA        94556        SFD         7.125        6.500      $3,227.11       360
8924734            AUSTIN                      TX        78704        SFD         6.875        6.500      $3,941.57       360
8924787            PORTLAND                    OR        97229        SFD         7.000        6.500      $2,182.19       360
8924798            MINNEAPOLIS                 MN        55409        SFD         7.125        6.500      $2,358.01       360
8924918            PACIFIC PALISADES           CA        90272        SFD         7.375        6.500      $5,318.20       360
8925051            LOS ANGELES                 CA        91311        SFD         7.125        6.500      $2,256.96       360
8925094            KENNEBUNK                   ME        04043        SFD         7.000        6.500      $2,448.31       360
8925728            SEDONA                      AZ        86351        SFD         7.000        6.500      $2,519.67       360
8926113            LONG BEACH                  CA        90814        SFD         7.250        6.500      $3,615.53       360
8926187            RENO                        NV        89511        SFD         7.000        6.500      $2,142.27       360
8926473            REDLANDS                    CA        92373        SFD         6.875        6.500      $2,470.05       360
8926816            SAN CLEMENTE                CA        92672        SFD         7.125        6.500      $2,930.68       360
8928900            LAGUNA NIGUEL               CA        92677        SFD         7.250        6.500      $4,011.88       360
8930351            PRIOR LAKE                  MN        55372        SFD         7.250        6.500      $2,481.42       360
8930759            LOS GATOS                   CA        95030        SFD         7.250        6.500      $2,097.69       360
8931900            PARKER                      CO        80138        SFD         7.375        6.500      $2,957.47       360
8932489            CREVE COEUR                 MO        63141        SFD         6.750        6.483      $4,215.89       360
8932695            HENDERSON                   NV        89014        SFD         7.125        6.500      $2,169.37       360
8932940            PITTSBURG                   CA        94565        SFD         7.625        6.500      $2,548.06       360
8933493            LIVERMORE                   CA        94550        SFD         7.000        6.500      $2,827.54       360
8933528            SAN JOSE                    CA        95124        SFD         7.250        6.500      $4,345.46       360
8934014            WESTLAKE VILLAGE            CA        91361        SFD         7.250        6.500      $3,103.90       360
8935317            PASADENA                    CA        91105        SFD         7.250        6.500      $5,116.32       360
8935403            EVANSTON                    IL        60201        SFD         7.125        6.500      $2,486.02       360
8935905            HOPEWELL                    NJ        08534        SFD         7.125        6.500      $2,593.82       360
8936587            BALBOA ISLAND               CA        92662        SFD         7.250        6.500      $3,049.33       360
8936745            RIVERSIDE                   CA        92506        SFD         7.000        6.500      $2,661.21       360
8936902            UKIAH                       CA        95482        SFD         7.250        6.500      $2,483.12       360
8936992            AUSTIN                      TX        78731        SFD         7.125        6.500      $2,263.69       360
8937472            MAPLE GROVE                 MN        55311        SFD         6.875        6.500      $2,187.57       360
8937508            FORT LEE                    NJ        07024        SFD         7.250        6.500      $3,247.16       360
8938195            BOULDER                     CO        80302        SFD         7.250        6.500      $2,182.96       360
8938592            THOUSAND OAKS               CA        91360        SFD         7.375        6.500      $8,288.10       360
8939587            SAN JOSE                    CA        95118        SFD         6.875        6.500      $2,383.99       360
9163603            SAN FRANCISCO               CA        94114        LCO         7.125        6.500      $4,379.17       360
9165200            AURORA                      OR        97002        SFD         7.000        6.500      $2,594.32       360
9192501            FAIRFIELD                   CA        94533        SFD         7.000        6.500      $2,029.18       360
9204637            SAN JOSE                    CA        95133        SFD         6.875        6.500      $2,853.70       360
9220259            MOUNTAIN LAKE               NJ        07046        SFD         6.875        6.500      $6,405.06       360
9220321            ENGLEWOOD                   NJ        07631        SFD         6.875        6.500      $3,547.42       360
9227989            LOS ANGELES                 CA        90004        SFD         6.875        6.500      $3,324.06       360
9231200            SUNNYVALE                   CA        94086        LCO         7.000        6.500      $2,192.84       360
9239847            WOODCLIFF LAKE              NJ        07675        SFD         6.875        6.500      $2,562.03       360
9257171            SPRINGFIELD                 VA        22152        SFD         7.000        6.500      $2,069.09       360
9259112            VIENNA                      VA        22182        SFD         6.875        6.500      $2,364.95       360
9261843            RANCHO MIRAGE               CA        92270        SFD         7.375        6.500      $3,815.98       360
9263419            HOUSTON                     TX        77027        SFD         6.875        6.500      $2,250.31       360
9263518            BELL CANYON AREA            CA        91307        SFD         7.000        6.500      $4,098.27       360
9266289            DANVILLE                    CA        94506        SFD         7.125        6.500      $2,630.87       360
9266909            SAN JOSE                    CA        95124        SFD         7.000        6.500      $2,335.22       360
9272933            DUBLIN                      CA        94568        SFD         7.000        6.500      $2,075.75       360
9274002            SAN MATEO                   CA        94401        SFD         6.875        6.500      $2,186.59       360
9274358            WATSONVILLE                 CA        95076        SFD         6.875        6.500      $2,135.02       360
9275116            WALNUT CREEK                CA        94598        SFD         7.000        6.500      $2,970.58       360
9275637            SAN ANTONIO                 TX        78212        LCO         6.750        6.483      $6,353.02       360
9278346            CONCORD                     CA        94518        SFD         7.375        6.500      $2,231.23       360
9279688            BIRMINGHAM                  AL        35213        SFD         6.750        6.483      $4,961.78       360
9280124            LAKE ZURICH                 IL        60047        SFD         7.750        6.500      $2,783.27       360
9281122            MOUNTAIN VIEW               CA        94040        SFD         7.000        6.500      $2,262.03       360
9282773            NOVATO                      CA        94945        SFD         7.000        6.500      $2,894.07       360
9284043            NORTHBROOK                  IL        60062        SFD         6.875        6.500      $4,598.51       360
9286808            LAKE FOREST                 IL        60045        SFD         6.875        6.500      $3,021.88       360
9289729            BOULDER CREEK               CA        95006        SFD         6.500        6.233      $2,743.18       360
9290495            PORT ARTHUR                 TX        77640        SFD         7.125        6.500      $2,607.30       360
9290578            VANCOUVER                   WA        98685        SFD         6.750        6.483      $2,899.24       360
9298548            WAYNE                       NJ        07470        SFD         6.875        6.500      $2,463.49       360
9298803            BRIGHTON BEACH              NY        11235        LCO         7.125        6.500      $2,091.90       360
9301870            SUGAR GROVE                 IL        60554        SFD         7.000        6.500      $2,035.83       360
9302266            NORTHBROOK                  IL        60062        SFD         6.750        6.483      $2,626.83       360
9304338            LOS ANGELES                 CA        90045        SFD         6.875        6.500      $2,299.25       360
9306501            PORTLAND                    OR        97229        SFD         6.875        6.500      $2,857.64       360
9310632            LONG GROVE                  IL        60047        SFD         6.750        6.483      $2,866.81       360
9311614            EVANSTON                    IL        60201        SFD         6.875        6.500      $3,547.42       360
9311697            EDMONDS                     WA        98020        SFD         6.875        6.500      $2,036.48       360
9314618            SANDY                       UT        84092        SFD         6.875        6.500      $2,542.32       360
9316530            BEND                        OR        97701        SFD         7.000        6.500      $3,243.35       360
9321381            TAMPA                       FL        33606        SFD         6.750        6.483      $2,516.56       360
9325546            SAN MATEO                   CA        94402        SFD         6.875        6.500      $3,606.54       360
9325567            SAN ANSELMO                 CA        94960        SFD         7.375        6.500      $2,762.70       360
9325689            HUNTINGTON BEACH            CA        92648        SFD         7.000        6.500      $2,727.74       360
9325926            FREMONT                     CA        94536        SFD         7.125        6.500      $3,099.11       360
9326709            SAN DIEGO                   CA        92109        SFD         7.000        6.500      $2,844.17       360
9327420            GLENCOE                     IL        60022        SFD         6.875        6.500      $4,254.93       360
9327480            OAKLAND                     CA        94609        SFD         7.250        6.500      $2,165.91       360
9327618            FOLSOM                      CA        95630        SFD         7.000        6.500      $2,405.07       360
9327653            RICHMOND                    CA        94805        SFD         7.125        6.500      $2,218.90       360
9328309            UNION CITY                  CA        94587        SFD         7.125        6.500      $2,994.68       360
9328456            LOS ALAMITOS                CA        90720        SFD         7.500        6.500      $3,160.45       360
9328460            ORINDA                      CA        94563        SFD         7.375        6.500      $3,923.04       360
9329058            DANVILLE                    CA        94526        SFD         7.125        6.500      $2,267.07       360
9329059            OAKLAND                     CA        94618        SFD         6.875        6.500      $3,284.65       360
9329089            SOUTH SAN FRANCIS           CA        94080        SFD         6.875        6.500      $2,378.09       360
9329673            APEX                        NC        27502        SFD         6.750        6.483      $3,242.99       360
9329885            SAN RAMON                   CA        94583        SFD         7.375        6.500      $2,666.01       360
9330004            SAN JOSE                    CA        95148        SFD         6.750        6.483      $2,075.52       360
9330070            PALO ALTO                   CA        94301        SFD         6.875        6.500      $3,862.75       360
9330073            MOUNTAIN VIEW               CA        94040        SFD         7.250        6.500      $2,708.24       360
9330246            WALNUT CREEK                CA        94596        SFD         7.375        6.500      $2,500.25       360
9330346            HEATH                       TX        75032        SFD         7.000        6.500      $2,820.89       360
9330711            SUNNYVALE                   CA        94087        SFD         7.250        6.500      $3,058.20       360
9330780            CARNELIAN BAY               CA        96140        SFD         6.500        6.233      $2,749.50       360
9330886            SAN FRANCISCO               CA        94116        SFD         7.000        6.500      $2,561.42       360
9331033            HOLLISTER                   CA        95023        SFD         6.875        6.500      $1,997.07       360
9331093            DUBLIN                      CA        94568        SFD         7.125        6.500      $2,290.65       360
9331287            BERKELEY                    CA        94708        SFD         7.375        6.500      $2,929.85       360
9331289            DANVILLE                    CA        94526        SFD         7.000        6.500      $3,945.25       360
9331298            LOS ALTOS                   CA        94024        SFD         7.000        6.500      $4,078.31       360
9331367            BLACK BUTTE RANCH           OR        97759        SFD         7.000        6.500      $2,494.89       360
9332019            SAN MATEO                   CA        94403        SFD         7.125        6.500      $2,910.47       360
9332035            SAN MATEO                   CA        94402        SFD         7.125        6.500      $2,681.40       360
9332060            BURLINGAME                  CA        94010        SFD         7.125        6.500      $4,210.74       360
9332080            SAN JOSE                    CA        95118        SFD         7.250        6.500      $2,136.07       360
9332089            SAN JOSE                    CA        95118        SFD         7.250        6.500      $2,080.64       360
9332113            TRACY                       CA        95377        SFD         7.500        6.500      $2,386.07       360
9332145            BURLINGAME                  CA        94010        SFD         7.125        6.500      $5,895.04       360
9332348            SANTA ROSA                  CA        95404        SFD         7.125        6.500      $5,288.69       360
9332389            GARDNERVILLE                NV        89410        SFD         7.000        6.500      $2,303.95       360
9332403            MARKLEEVILLE                CA        96120        SFD         7.125        6.500      $2,277.17       360
9332652            DANVILLE                    CA        94506        SFD         7.250        6.500      $3,223.29       360
9332711            ALAMO                       CA        94507        SFD         7.000        6.500      $2,661.21       360
9332723            LOS GATOS                   CA        95033        SFD         7.250        6.500      $3,185.77       360
9332831            CUPERTINO                   CA        95014        SFD         7.125        6.500      $3,004.79       360
9332944            FOSTER CITY                 CA        94404        SFD         7.375        6.500      $3,301.43       360
9332950            CASTRO VALLEY               CA        94552        SFD         7.000        6.500      $3,599.29       360
9333670            MORGAN HILL                 CA        95037        SFD         7.125        6.500      $3,469.65       360
9333842            SAN RAMON                   CA        94583        SFD         7.250        6.500      $2,510.41       360
9333865            NEVADA CITY                 CA        95959        SFD         6.875        6.500      $2,410.93       360
9334071            SAN FRANCISCO               CA        94114        SFD         7.125        6.500      $3,705.46       360
9334481            WESTERN SPRINGS             IL        60558        SFD         7.000        6.500      $3,592.64       360
9334643            SANTA CLARA                 CA        95051        SFD         6.875        6.500      $2,299.25       360
9334691            PLEASANTON                  CA        94588        SFD         7.250        6.500      $4,434.15       360
9334714            BRENTWOOD                   CA        94513        SFD         7.000        6.500      $2,741.05       360
9334895            IRVINE                      CA        92618        SFD         7.250        6.500      $2,769.64       360
9334972            GRANITE BAY                 CA        95746        SFD         7.625        6.500      $5,053.65       360
9335153            ALAMEDA                     CA        94501        SFD         7.125        6.500      $2,381.60       360
9335244            LIVERMORE                   CA        94550        SFD         7.250        6.500      $2,169.32       360
9335311            LOS ANGELES                 CA        91436        SFD         6.875        6.500      $3,310.93       360
9335775            SAN CLEMENTE                CA        92672        LCO         7.000        6.500      $4,158.14       360
9335818            GRANITE BAY                 CA        95746        SFD         7.000        6.500      $3,013.82       360
9335826            SARATOGA                    CA        95070        SFD         7.000        6.500      $4,074.98       360
9335919            BELMONT                     CA        94002        SFD         7.125        6.500      $2,445.60       360
9336231            CONCORD                     CA        94521        SFD         7.000        6.500      $3,000.52       360
9336405            POTOMAC                     MD        20854        SFD         6.750        6.483      $3,697.01       360
9336417            VACAVILLE                   CA        95688        SFD         7.250        6.500      $2,796.93       360
9336444            DANVILLE                    CA        94526        SFD         6.875        6.500      $2,568.60       360
9336470            OLATHE                      KS        66061        SFD         6.750        6.483      $2,390.09       360
9336568            HOLLISTER                   CA        95023        SFD         6.875        6.500      $2,430.64       360
9336632            HILLSBOROUGH                CA        94010        SFD         7.125        6.500      $4,806.98       360
9336715            WALNUT CREEK                CA        94598        SFD         6.875        6.500      $2,297.28       360
9336878            HINSDALE                    IL        60521        SFD         7.875        6.500      $4,350.42       360
9337669            LOS ALTOS                   CA        94024        SFD         6.875        6.500      $4,270.04       360
9337867            PIEDMONT                    CA        94611        SFD         7.000        6.500      $3,665.82       360
9337887            SANTA ROSA                  CA        95409        SFD         6.750        6.483      $2,432.25       360
9337917            MILL VALLEY                 CA        94941        SFD         7.250        6.500      $3,812.00       360
9337922            LAFAYETTE                   CA        94549        SFD         7.500        6.500      $2,810.85       360
9337979            PIEDMONT                    CA        94618        SFD         7.125        6.500      $6,673.19       360
9338014            PETALUMA                    CA        94954        SFD         6.750        6.483      $2,652.77       360
9338040            PLEASANTON                  CA        94566        SFD         6.750        6.483      $2,354.42       360
9338082            SAN RAFAEL                  CA        94901        SFD         7.000        6.500      $3,087.01       360
9338124            PLEASANTON                  CA        94566        SFD         6.875        6.500      $2,870.78       360
9338136            FREMONT                     CA        94539        SFD         7.125        6.500      $4,244.43       360
9338168            GRANITE BAY                 CA        95746        SFD         7.000        6.500      $2,215.46       360
9338227            NOVATO                      CA        94947        SFD         6.750        6.483      $4,215.89       360
9338375            SAN FRANCISCO               CA        94114        SFD         7.250        6.500      $3,376.78       360
9338408            FREMONT                     CA        94536        SFD         7.000        6.500      $2,328.56       360
9338412            SARATOGA                    CA        95070        SFD         7.000        6.500      $4,903.28       360
9338455            CARLSBAD                    CA        92009        SFD         7.125        6.500      $3,031.74       360
9338524            PLEASANTON                  CA        94566        SFD         7.125        6.500      $2,713.74       360
9338525            DALY CITY                   CA        94014        SFD         7.000        6.500      $2,328.56       360
9338608            SAN FRANCISCO               CA        94127        SFD         7.000        6.500      $3,965.21       360
9338639            SCOTTS VALLEY               CA        95066        SFD         6.875        6.500      $2,693.41       360
9338892            HAWTHORN WOODS              IL        60047        SFD         7.000        6.500      $2,959.93       360
9338907            NORTH EASTON                MA        02356        SFD         6.625        6.358      $1,984.97       360
9339176            FAIRFAX STATION             VA        22039        SFD         7.125        6.500      $2,155.90       360
9339370            DANA POINT                  CA        92629        SFD         7.125        6.500      $3,368.60       360
9339374            WALNUT CREEK                CA        94598        SFD         6.875        6.500      $2,581.73       360
9339421            ALAMO                       CA        94507        SFD         6.750        6.483      $4,702.34       360
9339471            ORINDA                      CA        94563        SFD         7.000        6.500      $2,914.03       360
9339478            SAN FRANCISCO               CA        94121        LCO         7.000        6.500      $3,253.33       360
9339506            GILROY                      CA        95020        SFD         6.875        6.500      $2,906.91       360
9339579            LAGUNA NIGUEL               CA        92677        SFD         7.250        6.500      $2,493.69       300
9339688            SAN FRANCISCO               CA        94110        MF2         6.875        6.500      $2,768.96       360
9339715            NOVATO                      CA        94947        SFD         7.250        6.500      $5,484.70       360
9339770            THOUSAND OAKS               CA        91362        SFD         7.000        6.500      $2,594.68       360
9339865            GRASS VALLEY                CA        95949        SFD         6.875        6.500      $2,627.72       360
9339874            ROGERS                      AR        72758        SFD         7.000        6.500      $4,058.35       360
9339947            LOS ANGELES                 CA        90064        SFD         6.625        6.358      $2,593.26       360
9339977            SAN JOSE                    CA        95120        SFD         7.125        6.500      $2,492.76       360
9339986            HEALDSBURG                  CA        95448        SFD         6.875        6.500      $3,153.26       360
9339988            MILL VALLEY                 CA        94941        SFD         7.125        6.500      $4,109.69       360
9339993            SAMMAMISH                   WA        98075        SFD         6.750        6.483      $2,265.88       360
9340049            DANVILLE                    CA        94526        SFD         6.875        6.500      $2,604.73       360
9340052            MOORPARK                    CA        93021        SFD         6.875        6.500      $2,075.90       360
9340257            ELLICOTT CITY               MD        21043        SFD         7.000        6.500      $2,378.46       360
9340269            LAGUNA NIGUEL               CA        92677        SFD         7.250        6.500      $3,607.01       360
9340295            WOODLAND                    CA        95695        SFD         7.000        6.500      $2,352.51       360
9340399            WARREN                      NJ        07059        SFD         6.625        6.358      $2,974.25       360
9340489            BELLEVUE                    WA        98004        SFD         7.125        6.500      $2,290.65       360
9340508            BELMONT                     CA        94002        SFD         7.000        6.500      $3,096.99       360
9340534            ROSS                        CA        94957        SFD         6.875        6.500      $4,210.92       360
9340662            BRIARCLIFF MANOR            NY        10510        SFD         6.875        6.500      $2,512.76       360
9341087            SAN FRANCISCO               CA        94109        LCO         7.000        6.500      $3,326.52       360
9341155            ORANGE                      CA        92869        SFD         7.000        6.500      $3,758.96       360
9341246            FREMONT                     CA        94536        SFD         6.875        6.500      $2,515.38       360
9341316            FREMONT                     CA        94539        SFD         7.000        6.500      $4,324.47       360
9341561            CARY                        IL        60013        SFD         6.875        6.500      $3,337.20       360
9341581            CARLSBAD                    CA        92008        SFD         6.875        6.500      $2,285.46       360
9342231            SAN MATEO                   CA        94401        SFD         7.125        6.500      $2,192.96       360
9342262            SAN RAMON                   CA        94583        SFD         7.000        6.500      $2,315.25       360
9342325            LOS ANGELES                 CA        91307        SFD         7.250        6.500      $2,305.76       360
9342348            SAN JOSE                    CA        95148        SFD         6.750        6.483      $2,918.70       360
9342585            ORANGE                      CA        92869        SFD         7.125        6.500      $3,415.76       360
9343108            SAN ANSELMO                 CA        94960        SFD         7.500        6.500      $2,307.41       360
9343189            PLEASANTON                  CA        94588        SFD         7.000        6.500      $6,653.03       360
9343277            YORBA LINDA                 CA        92886        SFD         7.250        6.500      $3,410.89       360
9343290            FALL CITY                   WA        98024        SFD         6.875        6.500      $2,286.12       360
9343386            NAPA                        CA        94558        SFD         7.000        6.500      $2,754.36       360
9343678            CLOVIS                      CA        93611        SFD         7.000        6.500      $4,324.47       360
9346496            PACIFIC GROVE               CA        93950        SFD         7.125        6.500      $3,705.46       360
9347585            ALAMO                       CA        94507        SFD         6.875        6.500      $2,036.48       360
9347764            SACRAMENTO                  CA        95829        SFD         7.000        6.500      $2,727.74       360
9348015            DANVILLE, CA                CA        94526        SFD         7.000        6.500      $2,355.17       360
9348417            ENGLEWOOD CLIFFS            NJ        07632        SFD         6.750        6.483      $2,529.54       360
9348461            HARVARD                     MA        01451        LCO         7.375        6.500      $2,106.56       360
9349371            SAN JOSE                    CA        95135        SFD         6.875        6.500      $2,708.52       360
9349545            ATLANTA                     GA        30338        SFD         6.750        6.483      $2,314.85       360
9349954            LOS ANGELES                 CA        91326        SFD         6.875        6.500      $2,093.64       360
9350802            BALTIMORE                   MD        21210        SFD         6.750        6.483      $2,750.06       360
9351204            ST PAUL PARK                MN        55071        SFD         7.125        6.500      $2,398.44       360
9352048            FREMONT                     CA        94539        SFD         7.000        6.500      $3,592.64       360
9352386            PALATINE                    IL        60067        SFD         6.750        6.483      $2,069.03       360
9352419            ELK GROVE                   CA        95624        SFD         6.875        6.500      $2,667.14       360
9353152            LOS ALTOS                   CA        94024        SFD         6.875        6.500      $4,835.00       360
9353899            SAN CLEMENTE                CA        92673        SFD         7.000        6.500      $3,619.25       360
9354105            LOLETA                      CA        95551        SFD         6.875        6.500      $2,167.87       360
9355427            SANTA ROSA                  CA        95409        SFD         6.875        6.500      $3,350.34       360
9357426            HAILEY                      ID        83333        SFD         6.625        6.358      $2,849.38       360
9358117            DUBLIN                      CA        94568        SFD         6.875        6.500      $2,627.72       360
9358433            FREMONT                     CA        94539        SFD         7.125        6.500      $2,964.37       360
9358864            GRANITE BAY                 CA        95746        SFD         7.000        6.500      $5,322.42       360
9359483            FAIR OAKS                   CA        95628        SFD         6.875        6.500      $2,299.25       360
9359863            FOLSOM                      CA        95630        SFD         7.250        6.500      $2,459.25       360
9359905            SAN JOSE                    CA        95125        SFD         7.000        6.500      $2,521.50       360
9360142            ACWORTH                     GA        30101        SFD         6.875        6.500      $3,823.00       360
9360147            CHICAGO                     IL        60657        SFD         6.750        6.483      $2,196.16       360
9360329            HOLLISTER                   CA        95023        SFD         6.875        6.500      $1,997.07       360
9360759            NAPERVILLE                  IL        60564        SFD         6.875        6.500      $2,279.55       360
9360806            LIVINGSTON                  NJ        07039        SFD         6.875        6.500      $2,654.00       360
9360886            LARGO                       FL        33770        SFD         6.625        6.358      $2,881.40       360
9361004            WHEATON                     IL        60187        SFD         6.750        6.483      $3,178.13       360
9361046            DANVILLE                    CA        94526        SFD         7.250        6.500      $3,854.30       360
9361812            SAN RAFAEL                  CA        94903        SFD         6.875        6.500      $2,397.79       360
9361863            VERNON HILLS                IL        60061        SFD         6.875        6.500      $2,463.49       360
9362041            LAGUNA NIGUEL               CA        92677        SFD         7.250        6.500      $3,945.71       360
9362962            FORT MYERS                  FL        33912        SFD         6.750        6.483      $2,189.02       360
9363204            LAFAYETTE                   CA        94549        SFD         7.125        6.500      $3,146.27       360
9364499            LAGUNA HILLS                CA        92653        SFD         7.500        6.500      $2,447.25       360
9440802            ANAHEIM                     CA        92807        SFD         7.250        6.500      $3,240.34       360
9869174            RAMROD KEY                  FL        33042        SFD         7.250        6.500      $2,500.86       360
9869685            NEWPORT BEACH               CA        92660        SFD         6.750        6.483      $3,200.84       360
9873578            ATLANTA                     GA        30327        SFD         6.875        6.500      $6,569.29       360
9874527            ELLICOTT CITY               MD        21042        SFD         7.500        6.500      $2,729.38       360
9876987            WHITTIER                    CA        90605        SFD         6.750        6.483      $2,425.76       360



WFMBS
WFMBS   2001-31 EXHIBIT F-1
30 YEAR FIXED RATE NON-RELOCATION  LOANS


(CONTINUED)


(i)              (viii)           (ix)           (x)       (xi)       (xii)       (xiii)       (xiv)      (xv)
-----          ----------    --------------    ------    ---------  ----------   --------   ----------- -------
                                 CUT-OFF
MORTGAGE       SCHEDULED          DATE                               MORTGAGE                 MASTER      FIXED
LOAN            MATURITY        PRINCIPAL                           INSURANCE     SERVICE     SERVICE    RETAIN
NUMBER            DATE           BALANCE         LTV      SUBSIDY      CODE         FEE         FEE       YIELD
--------      -----------    --------------    ------    ---------  ----------   --------   ----------- -------
0077363         1-Nov-31      $331,747.38       80.00                              0.250       0.017      0.608
1002828         1-Oct-31      $722,780.03       80.00                              0.250       0.017      0.108
2007032         1-Oct-31      $405,380.24       73.42                              0.250       0.017      0.608
2010998         1-Nov-31      $384,692.12       72.64                              0.250       0.017      0.358
2014142         1-Oct-31      $359,408.10       69.23                              0.250       0.017      0.233
2025706         1-Oct-31      $585,660.62       77.24                              0.250       0.017      0.233
2026434         1-Oct-31      $387,845.35       70.00                              0.250       0.017      0.108
2040987         1-Oct-31      $479,230.02       80.00                              0.250       0.017      0.358
2071802         1-Oct-31      $568,652.68       40.71                              0.250       0.017      0.233
2187643         1-Nov-31      $449,621.95       76.92                              0.250       0.017      0.108
2822700         1-Oct-31      $435,764.48       61.91                              0.250       0.017      0.108
2950995         1-Oct-31      $534,795.08       42.88                              0.250       0.017      0.108
2962349         1-Oct-31      $463,218.13       80.00                              0.250       0.017      0.108
2970287         1-Oct-31      $499,177.93       58.82                              0.250       0.017      0.233
3615821         1-Oct-31      $314,507.05       72.92                              0.250       0.017      0.483
3841623         1-Oct-31      $762,777.52       63.67                              0.250       0.017      0.108
3844893         1-Nov-31      $445,634.42       63.71                              0.250       0.017      0.233
3848830         1-Oct-31      $623,972.39       41.67                              0.250       0.017      0.233
3849129         1-Oct-31      $336,542.75       79.41                              0.250       0.017      0.233
3849862         1-Oct-31      $457,265.32       56.20                              0.250       0.017      0.358
3850063         1-Oct-31      $356,376.20       60.00                              0.250       0.017      0.108
3850156         1-Oct-31      $305,406.81       90.00                   12         0.250       0.017      0.483
3850241         1-Oct-31      $581,066.41       65.99                              0.250       0.017      0.358
3853896         1-Oct-31      $434,267.00       55.41                              0.250       0.017      0.108
3889491         1-Nov-31      $343,724.91       80.00                              0.250       0.017      0.358
3890109         1-Oct-31      $399,286.19       80.00                              0.250       0.017      0.483
3890666         1-Oct-31      $509,181.91       79.69                              0.250       0.017      0.358
3892002         1-Oct-31      $592,025.00       45.62                              0.250       0.017      0.233
3892138         1-Oct-31      $454,270.12       79.82                              0.250       0.017      0.358
4073060         1-Oct-21      $354,650.18       72.65                              0.250       0.017      0.483
4097556         1-Oct-31      $428,294.65       80.00                              0.250       0.017      0.233
4098869         1-Nov-31      $389,655.90       69.64                              0.250       0.017      0.000
4109914         1-Oct-31      $324,465.65       41.94                              0.250       0.017      0.233
4138285         1-Oct-31      $499,177.93       63.29                              0.250       0.017      0.233
4147070         1-Oct-31      $334,449.21       52.76                              0.250       0.017      0.233
4169728         1-Oct-31      $312,958.64       75.00                              0.250       0.017      0.000
4175287         1-Oct-31      $648,904.71       36.62                              0.250       0.017      0.108
4183687         1-Oct-31      $506,665.59       70.00                              0.250       0.017      0.233
4219771         1-Sep-31      $351,171.24       54.15                              0.250       0.017      0.483
4225064         1-Oct-31      $539,154.94       57.45                              0.250       0.017      0.483
4231025         1-Nov-31      $499,609.94       68.03                              0.250       0.017      0.483
4232022         1-Dec-31      $410,000.00       80.00                              0.250       0.017      0.108
4234626         1-Oct-31      $395,330.37       46.04                              0.250       0.017      0.483
4235839         1-Oct-31      $444,143.08       76.73                              0.250       0.017      0.608
4235843         1-Oct-31      $386,858.55       79.89                              0.250       0.017      0.608
4235868         1-Oct-31      $343,737.43       79.69                              0.250       0.017      0.733
4235906         1-Oct-31      $315,952.48       68.79                              0.250       0.017      0.608
4239277         1-Nov-31      $649,440.36       33.77                              0.250       0.017      0.000
4244916         1-Oct-31      $464,704.65       32.28                              0.250       0.017      0.358
4248309         1-Aug-31      $321,484.51       75.00                              0.250       0.017      0.483
4251254         1-Aug-31      $143,546.55       80.00                              0.250       0.017      0.483
4254644         1-Dec-31      $556,000.00       80.00                              0.250       0.017      0.000
4256903         1-Nov-31      $374,677.13       69.44                              0.250       0.017      0.000
4260825         1-Dec-31      $616,000.00       80.00                              0.250       0.017      0.000
4261121         1-Jul-31      $368,574.89       51.03                              0.250       0.017      0.608
4262443         1-Jul-31      $376,544.04       60.00                              0.250       0.017      0.608
4262585         1-Oct-31      $429,343.61       78.18                              0.250       0.017      0.608
4262914         1-Nov-31      $375,720.95       80.00                              0.250       0.017      0.733
4266131         1-Dec-31      $655,000.00       56.96                              0.250       0.017      0.108
4266664         1-Nov-31      $383,685.23       74.56                              0.250       0.017      0.233
4267250         1-Sep-31      $623,564.49       64.10                              0.250       0.017      0.608
4267532         1-Aug-31      $519,361.23       71.86                              0.250       0.017      0.733
4271871         1-Nov-31      $354,723.06       56.71                              0.250       0.017      0.483
4272384         1-Dec-31      $387,800.00       70.00                              0.250       0.017      0.000
4272526         1-Dec-31      $314,160.00       88.00                   01         0.250       0.017      0.358
4272952         1-Nov-31      $383,685.23       80.00                              0.250       0.017      0.233
4273387         1-Oct-31      $727,859.18       55.95                              0.250       0.017      0.483
4274717         1-Nov-31      $584,532.18       46.80                              0.250       0.017      0.358
4275737         1-Oct-31      $497,988.64       75.00                              0.250       0.017      0.608
4276079         1-Nov-31      $849,336.92       24.29                              0.250       0.017      0.483
4276882         1-Oct-31      $374,352.46       78.86                              0.250       0.017      0.000
4278476         1-Sep-31      $498,408.53       90.00                   13         0.250       0.017      0.858
4278631         1-Oct-31      $589,979.45       69.94                              0.250       0.017      0.000
4282390         1-Aug-31      $383,846.32       70.00                              0.250       0.017      0.733
4283889         1-Oct-31      $339,493.76       80.00                              0.250       0.017      0.733
4284367         1-Sep-31      $378,428.79       80.00                              0.250       0.017      0.608
4284750         1-Nov-31      $329,736.10       66.32                              0.250       0.017      0.358
4286730         1-Nov-31      $499,579.93       77.52                              0.250       0.017      0.108
4288548         1-Nov-31      $341,726.51       57.58                              0.250       0.017      0.358
4289693         1-Oct-31      $447,281.35       73.20                              0.250       0.017      0.358
4290547         1-Nov-31      $374,707.46       79.96                              0.250       0.017      0.483
4290796         1-Nov-31      $859,345.61       67.45                              0.250       0.017      0.608
4291218         1-Oct-31      $313,920.07       78.92                              0.250       0.017      0.608
4291371         1-Nov-31      $329,729.50       61.68                              0.250       0.017      0.233
4292248         1-Sep-31      $499,781.66       80.00                              0.250       0.017      0.983
4292575         1-Nov-31      $473,591.89       74.06                              0.250       0.017      0.000
4292685         1-Nov-31      $374,707.47       68.18                              0.250       0.017      0.483
4292854         1-Nov-31      $470,813.76       78.53                              0.250       0.017      0.233
4293199         1-Sep-31      $418,986.40       66.36                              0.250       0.017      0.358
4294144         1-Oct-31      $572,057.88       75.39                              0.250       0.017      0.233
4295055         1-Sep-31      $327,246.63       80.00                              0.250       0.017      0.608
4295443         1-Nov-31      $372,705.83       80.00                              0.250       0.017      0.000
4297302         1-Dec-21      $366,000.00       73.20                              0.250       0.017      0.358
4298480         1-Nov-31      $327,737.70       80.00                              0.250       0.017      0.358
4299258         1-Oct-31      $432,339.03       71.13                              0.250       0.017      0.608
4299942         1-Nov-31      $799,406.28       54.79                              0.250       0.017      0.733
4300152         1-Oct-31      $331,467.42       79.96                              0.250       0.017      0.358
4300784         1-Sep-31      $704,337.76       70.60                              0.250       0.017      0.483
4301256         1-Oct-31      $391,401.60       72.59                              0.250       0.017      0.608
4301734         1-Oct-31      $449,241.73       67.87                              0.250       0.017      0.108
4301932         1-Nov-31      $649,440.36       38.24                              0.250       0.017      0.000
4302737         1-Oct-31      $748,766.87       37.50                              0.250       0.017      0.233
4303188         1-Nov-31      $358,031.47       80.00                              0.250       0.017      0.000
4303243         1-Oct-31      $351,421.27       80.00                              0.250       0.017      0.233
4303524         1-Dec-31      $400,000.00       77.22                              0.250       0.017      0.108
4303743         1-Oct-31      $484,821.03       80.00                              0.250       0.017      0.358
4303832         1-Oct-31      $424,334.92       62.04                              0.250       0.017      0.483
4303914         1-Oct-31      $499,217.54       79.56                              0.250       0.017      0.483
4304305         1-Nov-31      $347,735.20       80.00                              0.250       0.017      0.608
4304397         1-Nov-31      $317,751.93       75.71                              0.250       0.017      0.483
4305202         1-Nov-31      $959,232.30       59.08                              0.250       0.017      0.358
4305604         1-Nov-31      $449,640.14       63.58                              0.250       0.017      0.358
4305963         1-Dec-31      $715,000.00       65.00                              0.250       0.017      0.108
4307001         1-Nov-31      $349,698.65       54.86                              0.250       0.017      0.000
4307565         1-Dec-31      $448,000.00       80.00                              0.250       0.017      0.608
4308587         1-Sep-31      $307,891.22       79.67                              0.250       0.017      0.608
4309034         1-Nov-31      $311,231.80       77.10                              0.250       0.017      0.000
4309179         1-Nov-31      $499,590.15       65.79                              0.250       0.017      0.233
4310044         1-Nov-31      $565,124.83       66.54                              0.250       0.017      0.108
4310387         1-Nov-31      $406,150.00       76.27                              0.250       0.017      0.000
4310936         1-Nov-31      $326,132.45       85.00                   12         0.250       0.017      0.233
4310942         1-Oct-31      $628,766.62       67.02     GD 3YR                   0.250       0.017      0.233
4311154         1-Nov-31      $344,896.99       78.45                              0.250       0.017      0.108
4311425         1-Nov-31      $350,697.80       48.08                              0.250       0.017      0.000
4311754         1-Nov-31      $311,946.09       48.78                              0.250       0.017      0.233
4311783         1-Nov-31      $674,432.92       62.79                              0.250       0.017      0.108
4312014         1-Oct-31      $335,461.02       80.00                              0.250       0.017      0.358
4312119         1-Nov-31      $333,165.35       84.41                   13         0.250       0.017      0.358
4312287         1-Nov-31      $499,609.94       68.97                              0.250       0.017      0.483
4312935         1-Dec-31      $406,500.00       46.19                              0.250       0.017      0.000
4313083         1-Oct-26      $496,766.89       55.33                              0.250       0.017      0.233
4313213         1-Nov-31      $599,520.19       70.59                              0.250       0.017      0.358
4313512         1-Nov-31      $313,742.62       51.99                              0.250       0.017      0.233
4313599         1-Nov-31      $499,609.94       63.69                              0.250       0.017      0.483
4314215         1-Nov-31      $336,156.52       72.97                              0.250       0.017      0.858
4314748         1-Oct-31      $374,348.54       80.00                              0.250       0.017      0.358
4315004         1-Nov-31      $374,707.46       74.26                              0.250       0.017      0.483
4315486         1-Nov-31      $359,704.91       52.55                              0.250       0.017      0.233
4315659         1-Oct-31      $309,464.70       80.00                              0.250       0.017      0.000
4315730         1-Jun-31      $302,590.59       80.00                              0.250       0.017      0.608
4315746         1-Oct-31      $417,361.89       67.42                              0.250       0.017      0.608
4316234         1-Dec-31      $750,000.00       62.50                              0.250       0.017      0.233
4316565         1-Oct-31      $499,136.60       59.17                              0.250       0.017      0.000
4316913         1-Oct-31      $861,116.46       75.00                              0.250       0.017      0.358
4316936         1-Nov-31      $333,732.91       61.85                              0.250       0.017      0.358
4316937         1-Nov-31      $711,855.89       68.12                              0.250       0.017      0.000
4317353         1-Nov-31      $316,740.16       49.53                              0.250       0.017      0.233
4317367         1-Nov-31      $559,493.74       65.88                              0.250       0.017      0.000
4317571         1-Nov-31      $318,931.83       80.00                              0.250       0.017      0.108
4317690         1-Nov-31      $416,117.68       80.00                              0.250       0.017      0.233
4318481         1-Nov-31      $343,751.01       80.00                              0.250       0.017      0.858
4318482         1-Nov-31      $317,732.84       71.30                              0.250       0.017      0.108
4318546         1-Nov-31      $349,613.18       69.98                              0.250       0.017      0.233
4318657         1-Dec-21      $455,000.00       56.88                              0.250       0.017      0.108
4318761         1-Nov-31      $464,618.84       66.91                              0.250       0.017      0.233
4318888         1-Nov-31      $510,570.69       60.12                              0.250       0.017      0.108
4318889         1-Nov-31      $549,560.17       61.11                              0.250       0.017      0.358
4319020         1-Nov-31      $389,655.90       62.90                              0.250       0.017      0.000
4319061         1-Nov-31      $449,648.96       75.00                              0.250       0.017      0.483
4319158         1-Oct-31      $352,111.66       79.99                              0.250       0.017      0.608
4319263         1-Nov-31      $669,435.12       67.00                              0.250       0.017      0.108
4319702         1-Nov-31      $379,664.73       44.71                              0.250       0.017      0.000
4319957         1-Nov-31      $748,386.05       53.50                              0.250       0.017      0.233
4319972         1-Nov-31      $424,668.46       68.00                              0.250       0.017      0.483
4320124         1-Dec-31      $319,000.00       79.75                              0.250       0.017      0.000
4320129         1-Aug-31      $328,014.12       89.98                   01         0.250       0.017      0.733
4320177         1-Nov-31      $309,752.10       73.81                              0.250       0.017      0.358
4320269         1-Nov-31      $514,346.36       62.78                              0.250       0.017      0.358
4320521         1-Nov-31      $749,414.93       57.69                              0.250       0.017      0.483
4320773         1-Nov-31      $323,428.05       68.15                              0.250       0.017      0.108
4320962         1-Nov-31      $814,797.87       70.00                              0.250       0.017      0.000
4321200         1-Dec-31      $341,700.00       65.09                              0.250       0.017      0.233
4321468         1-Oct-31      $429,327.09       43.43                              0.250       0.017      0.483
4321611         1-Nov-31      $414,668.12       67.81                              0.250       0.017      0.358
4321660         1-Nov-31      $321,249.20       80.00                              0.250       0.017      0.483
4321778         1-Nov-31      $197,110.78       75.00                              0.250       0.017      0.983
4321855         1-Oct-31      $274,547.84       68.97                              0.250       0.017      0.233
4321950         1-Nov-31      $446,633.59       46.08                              0.250       0.017      0.233
4322171         1-Nov-31      $352,703.44       50.43                              0.250       0.017      0.108
4322207         1-Nov-31      $356,121.97       69.88                              0.250       0.017      0.483
4322262         1-Nov-31      $429,647.52       53.42                              0.250       0.017      0.233
4322452         1-Aug-31      $368,615.43       77.08                              0.250       0.017      0.608
4322500         1-Nov-31      $414,651.34       49.40                              0.250       0.017      0.108
4322535         1-Dec-31      $322,000.00       78.92                              0.250       0.017      0.233
4322579         1-Oct-31      $323,217.70       79.94                              0.250       0.017      0.233
4322916         1-Nov-31      $409,655.55       68.91                              0.250       0.017      0.108
4322922         1-Nov-31      $664,441.32       70.00                              0.250       0.017      0.108
4323330         1-Dec-31      $311,800.00       40.76                              0.250       0.017      0.233
4323364         1-Nov-31      $612,497.52       65.21     GD 2YR                   0.250       0.017      0.233
4324245         1-Nov-31      $327,717.59       63.08                              0.250       0.017      0.000
4324659         1-Oct-31      $328,259.41       79.99                              0.250       0.017      0.233
4324681         1-Oct-31      $572,125.31       57.30                              0.250       0.017      0.608
4325540         1-Oct-31      $998,511.06       68.97                              0.250       0.017      0.733
4325543         1-Oct-31      $356,735.50       79.80                              0.250       0.017      0.233
4325584         1-Nov-31      $359,697.55       66.67                              0.250       0.017      0.108
4325594         1-Nov-31      $999,219.90       57.14                              0.250       0.017      0.483
4325605         1-Nov-31      $487,007.50       70.00                              0.250       0.017      0.108
4325657         1-Nov-31      $594,547.25       70.00                              0.250       0.017      0.608
4325814         1-Oct-31      $379,375.22       69.09                              0.250       0.017      0.233
4325844         1-Nov-31      $394,254.46       79.99                              0.250       0.017      0.358
4326132         1-Oct-31      $426,148.50       84.93                   11         0.250       0.017      0.608
4326164         1-Dec-31      $408,000.00       80.00                              0.250       0.017      0.000
4326291         1-Nov-31      $856,847.51       70.00                              0.250       0.017      0.608
4326323         1-Nov-31      $381,694.52       69.45                              0.250       0.017      0.358
4326367         1-Nov-31      $343,703.82       80.00                              0.250       0.017      0.000
4326465         1-Oct-31      $327,061.37       80.00                              0.250       0.017      0.233
4326916         1-Nov-31      $474,600.93       57.58                              0.250       0.017      0.108
4326958         1-Nov-31      $484,092.96       73.41                              0.250       0.017      0.108
4327059         1-Nov-31      $387,995.22       71.34                              0.250       0.017      0.000
4327107         1-Nov-31      $327,737.70       80.00                              0.250       0.017      0.358
4327124         1-Nov-31      $642,446.39       67.68                              0.250       0.017      0.000
4327210         1-Nov-31      $404,668.02       75.00                              0.250       0.017      0.233
4327442         1-Nov-31      $323,118.31       77.93                              0.250       0.017      0.108
4327515         1-Nov-31      $311,756.61       71.56                              0.250       0.017      0.483
4327527         1-Sep-31      $332,989.40       80.00                              0.250       0.017      1.733
4327654         1-Oct-31      $359,422.51       55.13                              0.250       0.017      0.358
4327666         1-Dec-31      $750,000.00       40.54                              0.250       0.017      0.233
4327989         1-Oct-31      $425,149.84       64.52                              0.250       0.017      0.233
4327992         1-Oct-21      $348,652.32       72.92                              0.250       0.017      0.233
4328041         1-Oct-31      $571,104.88       80.00                              0.250       0.017      0.483
4328180         1-Nov-31      $399,672.12       58.82                              0.250       0.017      0.233
4328270         1-Nov-31      $322,785.21       79.99                              0.250       0.017      0.233
4328275         1-Nov-31      $515,555.73       57.98                              0.250       0.017      0.000
4328299         1-Jul-31      $325,639.30       80.00                              0.250       0.017      0.483
4328343         1-Nov-31      $359,726.07       90.00                   13         0.250       0.017      0.608
4328402         1-Jul-31      $413,067.06       75.45                              0.250       0.017      0.608
4328482         1-Aug-31      $301,529.52       95.00                   06         0.250       0.017      0.483
4328541         1-Dec-31      $432,000.00       80.00                              0.250       0.017      0.233
4328618         1-Sep-31      $355,161.81       80.00                              0.250       0.017      0.483
4328641         1-Nov-31      $344,688.11       76.67                              0.250       0.017      0.000
4328649         1-Nov-31      $431,137.49       50.76                              0.250       0.017      0.108
4328656         1-Nov-31      $398,711.91       51.16                              0.250       0.017      0.233
4328711         1-Nov-31      $400,919.89       77.16                              0.250       0.017      0.108
4328782         1-Sep-31      $315,292.03       80.00                              0.250       0.017      0.733
4329092         1-Nov-31      $446,824.29       44.72                              0.250       0.017      0.108
4329305         1-Nov-31      $312,730.51       75.79                              0.250       0.017      0.000
4329359         1-Nov-31      $326,931.80       68.88                              0.250       0.017      0.233
4329749         1-Oct-31      $474,687.34       80.00                              0.250       0.017      0.358
4329763         1-Nov-31      $404,659.74       60.90                              0.250       0.017      0.108
4329881         1-Nov-31      $594,432.34       72.12                              0.250       0.017      0.483
4329963         1-Nov-31      $349,713.11       47.95                              0.250       0.017      0.233
4330187         1-Nov-31      $176,851.30       75.00                              0.250       0.017      0.108
4330378         1-Nov-31      $385,675.71       62.46                              0.250       0.017      0.108
4330475         1-Aug-31      $428,811.16       46.50                              0.250       0.017      0.733
4330514         1-Nov-31      $499,569.50       37.31                              0.250       0.017      0.000
4330652         1-Nov-31      $479,893.58       85.00                   33         0.250       0.017      0.733
4330672         1-Oct-31      $307,585.30       80.00                              0.250       0.017      0.358
4330800         1-Nov-31      $649,539.34       68.06                              0.250       0.017      0.983
4330864         1-Nov-31      $649,440.36       65.33                              0.250       0.017      0.000
4330937         1-Dec-31      $460,000.00       61.33                              0.250       0.017      0.233
4330997         1-Nov-31      $560,079.07       79.99                              0.250       0.017      0.108
4331011         1-Aug-31      $370,885.28       80.00                              0.250       0.017      0.733
4331417         1-Nov-31      $539,568.16       72.00                              0.250       0.017      0.358
4331614         1-Nov-31      $449,602.97       48.39                              0.250       0.017      0.000
4331819         1-Nov-31      $579,524.57       77.33                              0.250       0.017      0.233
4331845         1-Sep-31      $648,469.59       68.85                              0.250       0.017      0.483
4332032         1-Nov-31      $454,027.53       67.82                              0.250       0.017      0.233
4332077         1-Nov-31      $508,550.91       68.98                              0.250       0.017      0.000
4332152         1-Nov-31      $611,522.58       80.00                              0.250       0.017      0.483
4332203         1-Nov-31      $399,663.95       62.02                              0.250       0.017      0.108
4332263         1-Oct-31      $553,887.82       80.00                              0.250       0.017      0.233
4332270         1-Nov-31      $425,559.42       80.00                              0.250       0.017      0.358
4332388         1-Nov-31      $649,505.40       68.42                              0.250       0.017      0.608
4332461         1-Oct-31      $448,901.90       51.14                              0.250       0.017      0.233
4332534         1-Nov-31      $424,684.58       69.67                              0.250       0.017      0.733
4332543         1-Nov-31      $374,721.69       69.44                              0.250       0.017      0.733
4332583         1-Nov-31      $382,708.56       66.61                              0.250       0.017      0.608
4332727         1-Nov-31      $399,687.96       80.00                              0.250       0.017      0.483
4332746         1-Dec-31      $425,200.00       80.00                              0.250       0.017      0.108
4332889         1-Nov-31      $567,588.53       68.91                              0.250       0.017      0.858
4332931         1-Oct-31      $648,982.81       75.14                              0.250       0.017      0.483
4333063         1-Nov-31      $519,573.77       80.00                              0.250       0.017      0.233
4333146         1-Nov-31      $415,806.38       75.12                              0.250       0.017      0.108
4333528         1-Nov-31      $417,640.10       64.31                              0.250       0.017      0.000
4333737         1-Aug-31      $398,644.21       74.77                              0.250       0.017      0.108
4333880         1-Nov-31      $334,831.86       70.00                              0.250       0.017      0.358
4333947         1-Aug-31      $448,223.30       75.63                              0.250       0.017      0.608
4334008         1-Nov-31      $518,574.58       78.05                              0.250       0.017      0.233
4334135         1-Oct-31      $349,478.88       77.78                              0.250       0.017      0.733
4334172         1-Aug-31      $797,831.29       69.57                              0.250       0.017      1.233
4334174         1-Dec-31      $303,000.00       78.70                              0.250       0.017      0.108
4334396         1-Nov-31      $324,745.71       67.71                              0.250       0.017      0.483
4334457         1-Nov-31      $470,604.30       78.50                              0.250       0.017      0.108
4334834         1-Oct-31      $303,482.17       56.00                              0.250       0.017      0.358
4334943         1-Oct-31      $366,396.59       77.26                              0.250       0.017      0.233
4334944         1-Nov-31      $418,173.53       90.00                   33         0.250       0.017      0.483
4335013         1-Oct-31      $314,644.47       80.00                              0.250       0.017      0.358
4335157         1-Oct-31      $325,437.06       69.36                              0.250       0.017      0.000
4335214         1-Aug-31      $331,176.76       90.00                   11         0.250       0.017      1.108
4335292         1-Oct-31      $329,443.93       75.00                              0.250       0.017      0.108
4335379         1-Nov-31      $889,705.40       70.00                              0.250       0.017      0.483
4335388         1-Nov-31      $321,779.96       47.01                              0.250       0.017      0.608
4335863         1-Nov-31      $509,571.54       49.76                              0.250       0.017      0.108
4335950         1-Jun-31      $322,605.58       90.00                   11         0.250       0.017      0.983
4336018         1-Nov-31      $503,765.41       66.34                              0.250       0.017      0.108
4336049         1-Nov-31      $438,531.26       54.25                              0.250       0.017      0.108
4336123         1-Nov-31      $435,351.57       67.55                              0.250       0.017      0.358
4336150         1-Nov-31      $419,647.14       64.62                              0.250       0.017      0.108
4336436         1-Dec-31      $420,000.00       46.93                              0.250       0.017      0.233
4336573         1-Nov-31      $449,621.95       60.00                              0.250       0.017      0.108
4336711         1-Nov-31      $549,560.17       59.46                              0.250       0.017      0.358
4336728         1-Sep-31      $388,605.40       62.82                              0.250       0.017      0.608
4336867         1-Nov-31      $345,223.71       58.46                              0.250       0.017      0.358
4337031         1-Nov-31      $328,730.32       58.23                              0.250       0.017      0.233
4337211         1-Nov-31      $307,741.24       80.00                              0.250       0.017      0.108
4337266         1-Nov-31      $467,625.74       52.00                              0.250       0.017      0.358
4337306         1-Nov-31      $349,733.67       64.81                              0.250       0.017      0.608
4337436         1-Nov-31      $612,497.52       25.54                              0.250       0.017      0.233
4337470         1-Nov-31      $386,674.87       78.98                              0.250       0.017      0.108
4337483         1-Aug-31      $423,726.49       73.91                              0.250       0.017      0.733
4337643         1-Nov-31      $274,763.23       44.00                              0.250       0.017      0.000
4337792         1-Nov-31      $394,691.86       60.77                              0.250       0.017      0.483
4337829         1-Nov-31      $314,748.09       56.25                              0.250       0.017      0.358
4337852         1-Nov-31      $564,261.55       48.06                              0.250       0.017      0.108
4337943         1-Nov-31      $444,117.29       70.00                              0.250       0.017      0.000
4337974         1-Nov-31      $456,616.06       67.21                              0.250       0.017      0.108
4337982         1-Nov-31      $624,474.92       65.79                              0.250       0.017      0.108
4337988         1-Nov-21      $343,325.65       68.24                              0.250       0.017      0.108
4338070         1-Nov-31      $448,631.96       79.47                              0.250       0.017      0.233
4338222         1-Nov-31      $619,439.50       77.99                              0.250       0.017      0.000
4338229         1-Nov-31      $372,686.63       67.82                              0.250       0.017      0.108
4338289         1-Nov-31      $574,540.17       44.23                              0.250       0.017      0.358
4338496         1-Oct-31      $364,384.96       74.49                              0.250       0.017      0.108
4338696         1-Nov-31      $362,460.68       61.18                              0.250       0.017      0.608
4338705         1-Dec-31      $480,000.00       37.65                              0.250       0.017      0.233
4338790         1-Nov-31      $349,698.65       46.67                              0.250       0.017      0.000
4338793         1-Nov-31      $382,870.07       80.00                              0.250       0.017      0.000
4338819         1-Nov-31      $359,726.07       90.00                   33         0.250       0.017      0.608
4338832         1-Dec-31      $343,000.00       79.77                              0.250       0.017      0.483
4338835         1-Nov-31      $384,668.52       64.17                              0.250       0.017      0.000
4338875         1-Nov-31      $536,570.57       77.83                              0.250       0.017      0.358
4338898         1-Oct-31      $342,176.48       80.00                              0.250       0.017      0.233
4338925         1-Oct-31      $523,117.02       63.90                              0.250       0.017      0.108
4338963         1-Nov-31      $495,593.42       41.33                              0.250       0.017      0.233
4338964         1-Dec-31      $579,500.00       75.26                              0.250       0.017      0.000
4339018         1-Nov-31      $664,427.45       62.74                              0.250       0.017      0.000
4339020         1-Oct-31      $673,862.59       75.00                              0.250       0.017      0.108
4339047         1-Nov-31      $386,258.73       80.00                              0.250       0.017      0.000
4339072         1-Oct-31      $459,280.14       80.00                              0.250       0.017      0.483
4339159         1-Dec-31      $479,753.00       57.18                              0.250       0.017      0.000
4339162         1-Nov-31      $369,704.12       71.15                              0.250       0.017      0.358
4339165         1-Nov-31      $619,479.12       80.00                              0.250       0.017      0.108
4339173         1-Oct-31      $305,496.88       75.00                              0.250       0.017      0.233
4339184         1-Aug-31      $301,260.18       95.00                   01         0.250       0.017      1.108
4339374         1-Oct-31      $349,424.54       75.27                              0.250       0.017      0.233
4339462         1-Oct-31      $375,381.80       80.00                              0.250       0.017      0.233
4339464         1-Oct-31      $487,236.33       80.00                              0.250       0.017      0.483
4339591         1-Dec-31      $393,786.00       28.13                              0.250       0.017      0.000
4339632         1-Dec-31      $504,000.00       61.84                              0.250       0.017      0.108
4339766         1-Nov-31      $555,555.38       70.29                              0.250       0.017      0.358
4339810         1-Oct-31      $368,405.01       80.00                              0.250       0.017      0.000
4339816         1-Nov-31      $452,719.34       68.65                              0.250       0.017      0.108
4339820         1-Oct-31      $462,756.49       55.18                              0.250       0.017      0.358
4339897         1-Nov-31      $388,696.54       31.63                              0.250       0.017      0.483
4339911         1-Oct-31      $461,240.39       68.75                              0.250       0.017      0.233
4340087         1-Oct-31      $364,384.96       63.28                              0.250       0.017      0.108
4340198         1-Oct-31      $387,313.46       80.00                              0.250       0.017      0.000
4340229         1-Nov-31      $368,604.99       80.00                              0.250       0.017      0.358
4340252         1-Nov-31      $374,700.11       43.60                              0.250       0.017      0.358
4340273         1-Nov-31      $424,660.13       60.71                              0.250       0.017      0.358
4340283         1-Nov-31      $499,569.50       35.97                              0.250       0.017      0.000
4340294         1-Nov-31      $341,733.20       88.83                   33         0.250       0.017      0.483
4340369         1-Nov-31      $349,713.11       60.87                              0.250       0.017      0.233
4340615         1-Dec-31      $544,000.00       54.95                              0.250       0.017      0.000
4340669         1-Oct-31      $522,181.57       75.25                              0.250       0.017      0.483
4340797         1-Nov-31      $399,663.95       57.14                              0.250       0.017      0.108
4340910         1-Nov-31      $559,540.98       74.77                              0.250       0.017      0.233
4341044         1-Nov-31      $385,519.83       63.46                              0.250       0.017      0.108
4341124         1-Nov-31      $301,546.37       80.00                              0.250       0.017      0.108
4341329         1-Nov-31      $463,600.50       53.33                              0.250       0.017      0.000
4341357         1-Dec-31      $320,000.00       56.64                              0.250       0.017      0.108
4341510         1-Nov-31      $435,633.71       80.00                              0.250       0.017      0.108
4341704         1-Nov-31      $429,629.77       64.18                              0.250       0.017      0.000
4341725         1-Nov-31      $369,681.43       56.92                              0.250       0.017      0.000
4341739         1-Oct-31      $406,147.44       80.00                              0.250       0.017      0.358
4341789         1-Oct-31      $611,767.40       62.85                              0.250       0.017      0.108
4341812         1-Oct-31      $398,774.99       80.00                              0.250       0.017      0.483
4341823         1-Nov-31      $377,690.16       70.00                              0.250       0.017      0.233
4341839         1-Dec-31      $360,000.00       67.54                              0.250       0.017      0.108
4341847         1-Aug-31      $421,333.67       79.99                              0.250       0.017      0.733
4341895         1-Nov-31      $326,705.31       59.45                              0.250       0.017      0.000
4341968         1-Nov-31      $385,276.05       60.25                              0.250       0.017      0.108
4342123         1-Oct-31      $369,406.48       53.70                              0.250       0.017      0.358
4342163         1-Dec-31      $335,000.00       63.81                              0.250       0.017      0.983
4342166         1-Nov-31      $374,692.62       70.75                              0.250       0.017      0.233
4342287         1-Nov-31      $484,592.54       57.53                              0.250       0.017      0.108
4342352         1-Dec-31      $475,000.00       63.33                              0.250       0.017      0.108
4342360         1-Nov-31      $327,724.44       53.33                              0.250       0.017      0.108
4342386         1-Nov-31      $479,616.15       80.00                              0.250       0.017      0.358
4342446         1-Nov-31      $418,664.93       67.58                              0.250       0.017      0.358
4342583         1-Nov-31      $557,519.57       65.26                              0.250       0.017      0.000
4342604         1-Nov-31      $410,663.10       49.82                              0.250       0.017      0.233
4342683         1-Nov-31      $315,734.52       70.22                              0.250       0.017      0.108
4342707         1-Nov-31      $549,537.93       53.10                              0.250       0.017      0.108
4342709         1-Oct-31      $150,751.73       58.08                              0.250       0.017      0.233
4342757         1-Dec-31      $400,000.00       47.90                              0.250       0.017      0.233
4342858         1-Nov-31      $509,592.16       54.96                              0.250       0.017      0.358
4342864         1-Nov-31      $309,739.56       58.49                              0.250       0.017      0.108
4342909         1-Nov-31      $518,584.96       21.18                              0.250       0.017      0.358
4342954         1-Nov-31      $849,320.27       48.57                              0.250       0.017      0.358
4343097         1-Nov-31      $338,358.43       80.00                              0.250       0.017      0.000
4343153         1-Nov-31      $451,638.54       64.57                              0.250       0.017      0.358
4343234         1-Nov-31      $998,937.50       50.00                              0.250       0.017      0.358
4343279         1-Nov-31      $334,725.41       53.60                              0.250       0.017      0.233
4343339         1-Nov-31      $350,697.80       58.21                              0.250       0.017      0.000
4343347         1-Nov-31      $399,655.61       61.54                              0.250       0.017      0.000
4343685         1-Aug-31      $329,079.29       80.00                              0.250       0.017      1.108
4343693         1-Nov-31      $328,630.40       62.65                              0.250       0.017      0.233
4343700         1-Jul-31      $366,582.60       80.00                              0.250       0.017      0.608
4343776         1-Nov-31      $332,043.87       58.82                              0.250       0.017      0.000
4343829         1-Nov-31      $358,106.22       80.00                              0.250       0.017      0.233
4344019         1-Nov-31      $484,902.20       63.44                              0.250       0.017      0.233
4344045         1-Nov-31      $385,717.62       79.99                              0.250       0.017      0.000
4344105         1-Nov-31      $507,583.59       56.44                              0.250       0.017      0.233
4344495         1-Nov-31      $649,467.20       67.22                              0.250       0.017      0.233
4344507         1-Nov-31      $421,586.89       54.79                              0.250       0.017      0.733
4344620         1-Nov-31      $335,168.18       80.00                              0.250       0.017      0.108
4344731         1-Nov-31      $379,688.52       63.60                              0.250       0.017      0.233
4344829         1-Nov-31      $369,459.34       81.05                   24         0.250       0.017      0.108
4344871         1-Oct-31      $743,414.04       70.00                              0.250       0.017      0.000
4344968         1-Nov-31      $369,297.00       80.00                              0.250       0.017      0.233
4344975         1-Nov-31      $429,638.74       65.15                              0.250       0.017      0.108
4345147         1-Oct-31      $385,895.17       76.69                              0.250       0.017      0.483
4345173         1-Nov-31      $308,752.89       63.71                              0.250       0.017      0.358
4345188         1-Nov-31      $385,698.87       32.85                              0.250       0.017      0.483
4345335         1-Nov-31      $395,667.31       51.10                              0.250       0.017      0.108
4345339         1-Nov-31      $361,672.74       62.96                              0.250       0.017      0.000
4345390         1-Nov-31      $639,462.32       80.00                              0.250       0.017      0.108
4345446         1-Nov-31      $350,671.32       57.07                              0.250       0.017      0.233
4345525         1-Nov-31      $410,679.38       69.66                              0.250       0.017      0.483
4345637         1-Nov-31      $314,748.09       70.00                              0.250       0.017      0.358
4345774         1-Oct-31      $319,447.43       36.99                              0.250       0.017      0.000
4345801         1-Jul-31      $777,778.82       70.00                              0.250       0.017      1.108
4345982         1-Nov-31      $412,701.08       46.93                              0.250       0.017      0.858
4346188         1-Nov-31      $464,628.14       75.00                              0.250       0.017      0.358
4346196         1-Nov-31      $475,609.83       80.00                              0.250       0.017      0.233
4346362         1-Oct-31      $535,004.48       80.00                              0.250       0.017      0.000
4346422         1-Oct-31      $334,399.29       79.99                              0.250       0.017      0.233
4346427         1-Nov-31      $344,724.11       57.50                              0.250       0.017      0.358
4346518         1-Nov-31      $505,824.68       75.00                              0.250       0.017      0.108
4346566         1-Aug-31      $306,981.28       80.00                              0.250       0.017      0.233
4346696         1-Aug-31      $354,789.05       78.07                              0.250       0.017      0.733
4346749         1-Nov-31      $639,448.97       71.91                              0.250       0.017      0.000
4346856         1-Nov-31      $389,664.21       69.64                              0.250       0.017      0.000
4346923         1-Nov-31      $274,774.58       45.83                              0.250       0.017      0.233
4346927         1-Dec-31      $310,000.00       51.67                              0.250       0.017      0.000
4347024         1-Dec-31      $344,000.00       80.00                              0.250       0.017      0.233
4347261         1-Nov-31      $999,180.31       64.53                              0.250       0.017      0.233
4347292         1-Dec-31      $650,000.00       76.47                              0.250       0.017      0.733
4347486         1-Jul-31      $380,429.16       62.91                              0.250       0.017      0.733
4347575         1-Oct-31      $559,145.16       80.00                              0.250       0.017      0.608
4347577         1-Nov-31      $470,004.80       70.00                              0.250       0.017      0.108
4347608         1-Dec-31      $507,000.00       69.45                              0.250       0.017      0.108
4347657         1-Nov-31      $359,704.91       67.29                              0.250       0.017      0.233
4347759         1-Nov-31      $341,733.21       79.91                              0.250       0.017      0.483
4347821         1-Oct-31      $379,375.22       80.00                              0.250       0.017      0.233
4347868         1-Nov-31      $382,170.67       85.00                   11         0.250       0.017      0.000
4347949         1-Nov-31      $491,606.55       39.30                              0.250       0.017      0.358
4347988         1-Nov-31      $467,606.82       80.00                              0.250       0.017      0.108
4348020         1-Nov-31      $429,638.74       56.36                              0.250       0.017      0.108
4348103         1-Nov-31      $316,733.69       67.45                              0.250       0.017      0.108
4348356         1-Nov-31      $499,569.50       34.48                              0.250       0.017      0.000
4348414         1-Nov-31      $359,697.56       67.92                              0.250       0.017      0.108
4348623         1-Nov-31      $319,028.15       68.09                              0.250       0.017      0.108
4348747         1-Nov-31      $599,483.41       63.16                              0.250       0.017      0.000
4348778         1-Dec-31      $330,000.00       56.12                              0.250       0.017      0.108
4348854         1-Nov-31      $401,970.23       59.60                              0.250       0.017      0.233
4348927         1-Nov-31      $494,783.96       80.00                              0.250       0.017      0.108
4348931         1-Nov-31      $324,395.83       52.42                              0.250       0.017      0.233
4348943         1-Nov-31      $367,698.35       60.33                              0.250       0.017      0.233
4348961         1-Nov-31      $363,686.60       85.05                   24         0.250       0.017      0.000
4349149         1-Oct-31      $449,260.11       68.81                              0.250       0.017      0.233
4349181         1-Nov-31      $439,621.17       75.41                              0.250       0.017      0.000
4349246         1-Nov-31      $449,621.95       79.65                              0.250       0.017      0.108
4349283         1-Nov-31      $499,080.36       62.44                              0.250       0.017      0.108
4349404         1-Nov-31      $649,467.20       65.52                              0.250       0.017      0.233
4349420         1-Nov-31      $359,697.55       78.26                              0.250       0.017      0.108
4349492         1-Oct-31      $339,412.87       61.93                              0.250       0.017      0.000
4349516         1-Oct-31      $319,436.76       79.99                              0.250       0.017      0.358
4349568         1-Nov-31      $429,638.74       39.81                              0.250       0.017      0.108
4349638         1-Dec-21      $338,600.00       81.59                   06         0.250       0.017      0.000
4349805         1-Nov-31      $374,700.11       75.00                              0.250       0.017      0.358
4349807         1-Nov-31      $384,684.41       68.14                              0.250       0.017      0.233
4349871         1-Nov-31      $499,590.15       33.33                              0.250       0.017      0.233
4349884         1-Nov-31      $446,124.88       63.79                              0.250       0.017      0.108
4349909         1-Nov-31      $683,866.10       48.89                              0.250       0.017      0.483
4349945         1-Oct-31      $321,470.59       79.51                              0.250       0.017      0.233
4350155         1-Dec-31      $266,000.00       70.00                              0.250       0.017      0.358
4350208         1-Nov-31      $392,661.64       68.95                              0.250       0.017      0.000
4350244         1-Aug-31      $422,697.51       80.00                              0.250       0.017      0.608
4350301         1-Oct-31      $307,455.02       80.00                              0.250       0.017      0.000
4350343         1-Nov-31      $480,181.07       86.05     GD 5YR        06         0.250       0.017      0.233
4350467         1-Dec-31      $560,000.00       75.68                              0.250       0.017      0.108
4350482         1-Nov-31      $333,223.85       56.53                              0.250       0.017      0.000
4350552         1-Nov-31      $508,572.38       59.88                              0.250       0.017      0.108
4350561         1-Nov-31      $499,579.93       22.22                              0.250       0.017      0.108
4350564         1-Nov-31      $437,622.89       79.99                              0.250       0.017      0.000
4350580         1-Nov-31      $999,159.88       58.82                              0.250       0.017      0.108
4350599         1-Dec-31      $340,000.00       66.02                              0.250       0.017      0.483
4350640         1-Nov-31      $700,675.18       75.00                              0.250       0.017      0.233
4350645         1-Nov-31      $594,500.12       70.00                              0.250       0.017      0.108
4350672         1-Dec-31      $380,000.00       63.33                              0.250       0.017      0.108
4350772         1-Aug-31      $380,527.46       80.00                              0.250       0.017      0.608
4350839         1-Dec-31      $435,000.00       53.37                              0.250       0.017      0.000
4350848         1-Nov-31      $515,876.79       54.06                              0.250       0.017      0.233
4351077         1-Nov-31      $342,454.68       41.08                              0.250       0.017      0.000
4351127         1-Nov-31      $369,689.15       67.27                              0.250       0.017      0.108
4351181         1-Nov-31      $379,696.11       76.77                              0.250       0.017      0.358
4351257         1-Nov-31      $374,692.61       78.95                              0.250       0.017      0.233
4351475         1-Nov-31      $491,596.71       57.88                              0.250       0.017      0.233
4351575         1-Oct-31      $564,071.05       73.86                              0.250       0.017      0.233
4351673         1-Nov-31      $499,579.93       62.11                              0.250       0.017      0.108
4351740         1-Nov-31      $331,267.71       60.29                              0.250       0.017      0.108
4351750         1-Nov-31      $593,915.61       64.26                              0.250       0.017      0.108
4351775         1-Nov-31      $359,726.06       80.00                              0.250       0.017      0.608
4351792         1-Nov-31      $349,705.96       55.12                              0.250       0.017      0.108
4352036         1-Nov-31      $339,721.30       62.96                              0.250       0.017      0.233
4352040         1-Nov-31      $614,483.32       62.76                              0.250       0.017      0.108
4352089         1-Nov-31      $331,727.87       45.79                              0.250       0.017      0.233
4352133         1-Oct-31      $471,204.67       54.57                              0.250       0.017      0.108
4352195         1-Nov-31      $395,667.31       56.57                              0.250       0.017      0.108
4352292         1-Oct-31      $374,398.47       57.69                              0.250       0.017      0.358
4352352         1-Nov-31      $589,479.45       73.75                              0.250       0.017      0.000
4352392         1-Nov-31      $399,663.95       44.44                              0.250       0.017      0.108
4352403         1-Sep-31      $334,137.52       69.79                              0.250       0.017      0.108
4352474         1-Sep-31      $373,119.44       80.00                              0.250       0.017      0.483
4352579         1-Sep-31      $518,834.99       80.00                              0.250       0.017      0.733
4352609         1-Nov-31      $431,662.99       73.22                              0.250       0.017      0.483
4352664         1-Oct-31      $605,027.92       60.60                              0.250       0.017      0.358
4352686         1-Nov-31      $371,716.93       80.00                              0.250       0.017      0.608
4352804         1-Nov-31      $493,574.67       51.46     GD 4YR                   0.250       0.017      0.000
4352859         1-Nov-31      $899,243.89       56.60                              0.250       0.017      0.108
4352950         1-Nov-31      $512,569.01       73.29                              0.250       0.017      0.108
4352966         1-Nov-31      $448,132.36       69.00                              0.250       0.017      0.233
4353241         1-Nov-31      $448,631.96       68.55                              0.250       0.017      0.233
4353339         1-Nov-31      $454,645.05       68.94                              0.250       0.017      0.483
4353408         1-Nov-31      $349,726.96       70.00                              0.250       0.017      0.483
4353557         1-Nov-31      $384,676.55       67.54                              0.250       0.017      0.108
4353841         1-Nov-31      $985,151.07       49.30                              0.250       0.017      0.000
4353908         1-Nov-31      $446,574.47       77.74                              0.250       0.017      0.108
4353952         1-Dec-31      $428,000.00       74.43                              0.250       0.017      0.000
4354273         1-Nov-31      $416,649.66       62.71                              0.250       0.017      0.108
4354302         1-Nov-31      $399,680.12       76.19                              0.250       0.017      0.358
4354453         1-Nov-31      $369,711.36       68.52                              0.250       0.017      0.483
4354589         1-Nov-31      $308,733.96       56.18                              0.250       0.017      0.000
4354689         1-Nov-31      $517,583.42       79.99                              0.250       0.017      0.233
4354842         1-Nov-31      $489,598.34       39.20                              0.250       0.017      0.233
4355019         1-Nov-31      $339,747.67       62.39                              0.250       0.017      0.733
4355027         1-Nov-31      $364,685.74       48.03                              0.250       0.017      0.000
4355069         1-Nov-31      $421,645.47       60.29                              0.250       0.017      0.108
4355203         1-Nov-31      $816,646.42       68.11                              0.250       0.017      0.358
4355340         1-Dec-31      $350,000.00       65.42                              0.250       0.017      0.000
4355456         1-Nov-31      $384,205.73       61.60                              0.250       0.017      0.108
4355611         1-Nov-31      $466,807.49       80.00                              0.250       0.017      0.108
4355949         1-Nov-31      $426,649.98       46.92                              0.250       0.017      0.233
4355984         1-Nov-31      $399,663.95       44.94                              0.250       0.017      0.108
4356062         1-Dec-31      $679,000.00       42.44                              0.250       0.017      0.108
4356123         1-Nov-31      $674,511.45       45.00                              0.250       0.017      0.858
4356255         1-Oct-31      $390,490.78       80.00                              0.250       0.017      0.000
4356261         1-Nov-31      $352,717.71       69.22                              0.250       0.017      0.358
4356300         1-Nov-31      $311,737.88       74.29                              0.250       0.017      0.108
4356427         1-Nov-31      $342,689.40       72.21                              0.250       0.017      0.108
4356542         1-Nov-31      $329,942.41       80.00                              0.250       0.017      0.483
4356651         1-Nov-31      $315,734.52       55.63                              0.250       0.017      0.108
4356678         1-Nov-31      $493,584.98       58.12                              0.250       0.017      0.108
4356741         1-Nov-31      $649,453.92       54.17                              0.250       0.017      0.108
4356745         1-Dec-31      $543,000.00       74.90                              0.250       0.017      0.108
4356797         1-Nov-31      $422,336.06       66.57                              0.250       0.017      0.000
4356844         1-Nov-31      $998,201.11       41.63                              0.250       0.017      0.358
4356910         1-Nov-31      $479,586.72       43.22                              0.250       0.017      0.000
4356998         1-Nov-31      $409,663.93       73.21                              0.250       0.017      0.233
4357007         1-Nov-31      $361,724.55       64.64                              0.250       0.017      0.608
4357020         1-Nov-31      $359,697.56       60.00                              0.250       0.017      0.108
4357078         1-Oct-31      $336,971.86       90.00                   33         0.250       0.017      0.483
4357169         1-Nov-31      $535,810.44       75.00                              0.250       0.017      0.233
4357297         1-Nov-31      $346,722.50       52.18                              0.250       0.017      0.358
4357385         1-Nov-21      $369,289.72       66.07                              0.250       0.017      0.233
4357485         1-Oct-31      $323,505.40       80.00                              0.250       0.017      0.608
4357501         1-Nov-31      $899,243.89       59.80                              0.250       0.017      0.108
4357649         1-Nov-31      $526,557.25       63.11                              0.250       0.017      0.108
4357669         1-Nov-31      $494,094.65       77.27                              0.250       0.017      0.233
4357710         1-Nov-31      $409,646.99       72.57                              0.250       0.017      0.000
4357814         1-Nov-31      $374,677.14       42.22                              0.250       0.017      0.000
4357854         1-Nov-31      $453,618.59       60.53                              0.250       0.017      0.108
4357954         1-Nov-31      $349,698.65       76.09                              0.250       0.017      0.000
4357964         1-Dec-31      $371,000.00       71.76                              0.250       0.017      0.000
4358085         1-Nov-31      $346,715.57       66.73                              0.250       0.017      0.233
4358100         1-Dec-31      $320,000.00       64.65                              0.250       0.017      0.233
4358122         1-Nov-31      $414,651.34       69.17                              0.250       0.017      0.108
4358154         1-Oct-31      $331,354.31       80.00                              0.250       0.017      0.233
4358157         1-Apr-31      $367,396.26       95.00                   24         0.250       0.017      0.733
4358159         1-Dec-31      $450,000.00       51.72                              0.250       0.017      0.108
4358160         1-Nov-31      $332,513.29       49.33                              0.250       0.017      0.000
4358221         1-Nov-31      $394,676.22       71.95                              0.250       0.017      0.233
4358314         1-Oct-31      $488,196.00       78.24                              0.250       0.017      0.233
4358353         1-Nov-31      $349,713.11       47.95                              0.250       0.017      0.233
4358364         1-Nov-31      $476,618.55       56.12                              0.250       0.017      0.358
4358483         1-Nov-31      $338,708.13       69.18                              0.250       0.017      0.000
4358522         1-Nov-31      $454,617.74       59.48                              0.250       0.017      0.108
4358534         1-Nov-31      $976,199.16       65.13                              0.250       0.017      0.233
4358637         1-Nov-31      $799,327.89       29.09                              0.250       0.017      0.108
4358692         1-Oct-31      $649,032.21       75.14                              0.250       0.017      0.733
4358783         1-Nov-31      $341,726.51       60.00                              0.250       0.017      0.358
4358804         1-Oct-31      $411,787.69       66.00                              0.250       0.017      0.000
4358807         1-Nov-31      $385,683.60       45.15                              0.250       0.017      0.233
4358824         1-Nov-31      $335,731.31       80.00                              0.250       0.017      0.358
4358874         1-Nov-31      $359,690.05       66.67                              0.250       0.017      0.000
4359277         1-Nov-31      $599,495.92       38.31                              0.250       0.017      0.108
4359290         1-Nov-31      $305,037.14       66.37                              0.250       0.017      0.000
4359462         1-Nov-31      $349,698.65       49.58                              0.250       0.017      0.000
4359483         1-Nov-31      $366,684.02       38.63                              0.250       0.017      0.000
4359517         1-Nov-31      $349,705.95       43.91                              0.250       0.017      0.108
4359525         1-Nov-31      $499,609.95       32.09                              0.250       0.017      0.483
4359529         1-Nov-31      $497,102.16       61.80                              0.250       0.017      0.358
4359542         1-Oct-31      $465,502.09       68.67                              0.250       0.017      0.358
4359867         1-Dec-31      $427,500.00       79.98                              0.250       0.017      0.233
4359895         1-Oct-31      $906,431.81       67.26                              0.250       0.017      0.000
4359938         1-Nov-31      $599,531.94       44.12                              0.250       0.017      0.483
4359952         1-Nov-31      $804,140.14       67.08                              0.250       0.017      0.233
4360003         1-Dec-31      $340,000.00       41.21                              0.250       0.017      0.108
4360076         1-Nov-31      $332,733.70       85.82                   01         0.250       0.017      0.358
4360189         1-Nov-31      $694,416.11       56.05                              0.250       0.017      0.108
4360197         1-Nov-31      $617,427.61       37.45                              0.250       0.017      0.000
4360217         1-Nov-31      $327,717.59       80.00                              0.250       0.017      0.000
4360309         1-Nov-31      $403,676.93       80.00                              0.250       0.017      0.358
4360548         1-Nov-31      $397,681.73       64.19                              0.250       0.017      0.358
4360552         1-Nov-31      $456,834.38       61.37                              0.250       0.017      0.358
4360593         1-Nov-31      $ 75,940.71       64.96                              0.250       0.017      0.483
4360637         1-Nov-31      $529,483.88       79.99                              0.250       0.017      0.000
4360689         1-Nov-31      $389,872.18       46.73                              0.250       0.017      0.108
4360843         1-Nov-31      $327,724.44       59.64                              0.250       0.017      0.108
4360931         1-Nov-31      $329,748.89       51.56                              0.250       0.017      0.608
4360936         1-Oct-31      $349,452.28       49.30                              0.250       0.017      0.483
4361207         1-Nov-31      $399,655.60       44.44                              0.250       0.017      0.000
4361307         1-Nov-31      $514,577.86       47.91                              0.250       0.017      0.233
4361332         1-Nov-31      $389,672.36       65.00                              0.250       0.017      0.108
4361392         1-Dec-21      $445,580.00       62.11                              0.250       0.017      0.000
4361462         1-Nov-31      $349,698.65       64.34                              0.250       0.017      0.000
4361474         1-Nov-31      $379,688.52       66.09                              0.250       0.017      0.233
4361506         1-Oct-31      $462,774.67       87.03                   13         0.250       0.017      0.483
4361656         1-Dec-31      $367,600.00       80.00                              0.250       0.017      0.108
4361751         1-Dec-31      $560,000.00       80.00                              0.250       0.017      0.000
4361951         1-Dec-31      $396,000.00       80.00                              0.250       0.017      0.233
4362114         1-Dec-31      $530,000.00       69.74                              0.250       0.017      0.233
4362165         1-Dec-31      $100,000.00       40.00                              0.250       0.017      0.233
4362203         1-Nov-31      $518,906.56       69.33                              0.250       0.017      0.233
4362225         1-Dec-31      $630,000.00       70.00                              0.250       0.017      0.108
4362340         1-Nov-31      $449,612.55       75.00                              0.250       0.017      0.000
4362342         1-Nov-21      $394,729.18       51.70                              0.250       0.017      0.108
4362373         1-Nov-31      $381,671.10       78.60                              0.250       0.017      0.000
4362423         1-Nov-31      $649,440.36       68.42                              0.250       0.017      0.000
4362528         1-Nov-21      $359,298.37       47.06                              0.250       0.017      0.108
4362538         1-Dec-31      $710,000.00       64.55                              0.250       0.017      0.233
4362541         1-Nov-31      $524,569.66       69.91                              0.250       0.017      0.233
4362542         1-Nov-31      $499,590.15       73.53                              0.250       0.017      0.233
4362548         1-Oct-31      $471,603.98       80.00                              0.250       0.017      0.108
4362675         1-Nov-31      $481,595.06       73.03                              0.250       0.017      0.108
4362769         1-Nov-31      $392,669.82       70.18                              0.250       0.017      0.108
4362830         1-Nov-31      $649,453.92       54.17                              0.250       0.017      0.108
4362941         1-Dec-31      $312,800.00       60.15                              0.250       0.017      0.233
4362957         1-Nov-31      $507,551.80       80.00                              0.250       0.017      0.000
4362960         1-Dec-31      $325,000.00       55.56                              0.250       0.017      0.000
4363147         1-Nov-31      $622,463.61       70.00                              0.250       0.017      0.000
4363315         1-Nov-31      $385,933.38       73.57                              0.250       0.017      0.233
4363374         1-Nov-31      $349,705.95       79.55                              0.250       0.017      0.108
4363409         1-Nov-31      $469,614.74       71.43                              0.250       0.017      0.233
4363433         1-Nov-31      $999,139.01       62.50                              0.250       0.017      0.000
4363512         1-Dec-31      $505,600.00       79.87                              0.250       0.017      0.108
4363519         1-Dec-31      $367,000.00       74.90                              0.250       0.017      0.233
4363527         1-Dec-31      $331,182.00       70.46                              0.250       0.017      0.108
4363634         1-Nov-31      $324,726.96       55.09                              0.250       0.017      0.108
4363702         1-Dec-31      $450,000.00       43.90                              0.250       0.017      0.000
4363770         1-Dec-31      $450,000.00       64.29                              0.250       0.017      0.233
4363815         1-Nov-31      $337,716.04       77.70                              0.250       0.017      0.108
4363874         1-Nov-31      $320,249.98       61.63                              0.250       0.017      0.483
4363880         1-Nov-21      $389,128.53       64.98                              0.250       0.017      0.000
4363905         1-Nov-31      $370,695.89       48.18                              0.250       0.017      0.233
4363959         1-Nov-31      $325,052.47       94.98                   33         0.250       0.017      0.608
4363968         1-Dec-31      $350,000.00       50.00                              0.250       0.017      0.108
4364133         1-Dec-31      $415,448.00       31.96                              0.250       0.017      0.000
4364138         1-Nov-31      $649,440.36       73.03                              0.250       0.017      0.000
4364211         1-Nov-31      $452,419.59       57.32                              0.250       0.017      0.108
4364251         1-Nov-31      $375,556.46       32.17                              0.250       0.017      0.108
4364257         1-Dec-31      $650,000.00       78.31                              0.250       0.017      0.000
4364265         1-Nov-31      $406,358.32       70.00                              0.250       0.017      0.108
4364396         1-Nov-31      $388,165.50       62.66                              0.250       0.017      0.000
4364445         1-Nov-31      $503,566.06       80.00                              0.250       0.017      0.000
4364510         1-Nov-31      $274,774.58       50.00                              0.250       0.017      0.233
4364547         1-Nov-31      $597,097.94       80.00                              0.250       0.017      0.108
4364593         1-Nov-31      $459,613.54       39.48                              0.250       0.017      0.108
4364618         1-Dec-31      $401,883.00       52.88                              0.250       0.017      0.483
4364621         1-Nov-31      $342,112.35       80.00                              0.250       0.017      0.108
4364787         1-Nov-31      $561,516.12       74.63     GD 3YR                   0.250       0.017      0.000
4364803         1-Dec-31      $350,000.00       33.88                              0.250       0.017      0.233
4364860         1-Dec-31      $455,500.00       56.23                              0.250       0.017      0.108
4364866         1-Nov-31      $352,203.86       79.99                              0.250       0.017      0.108
4364871         1-Oct-31      $340,175.83       79.99                              0.250       0.017      0.108
4365093         1-Nov-31      $364,685.74       73.00                              0.250       0.017      0.000
4365156         1-Nov-31      $569,532.77       50.44                              0.250       0.017      0.233
4365228         1-Nov-31      $426,632.36       61.88                              0.250       0.017      0.000
4365271         1-Dec-31      $553,250.00       62.87                              0.250       0.017      0.000
4365306         1-Nov-31      $374,049.78       64.96                              0.250       0.017      0.108
4365317         1-Dec-31      $355,000.00       59.87                              0.250       0.017      0.000
4365341         1-Nov-31      $367,689.83       80.00                              0.250       0.017      0.108
4365371         1-Nov-21      $302,676.64       52.28                              0.250       0.017      0.358
4365401         1-Nov-31      $649,440.36       48.15                              0.250       0.017      0.000
4365410         1-Nov-31      $423,643.79       80.00                              0.250       0.017      0.108
4365414         1-Nov-31      $525,547.12       65.75                              0.250       0.017      0.000
4365473         1-Dec-31      $632,000.00       37.18                              0.250       0.017      0.233
4365492         1-Nov-31      $520,583.36       79.54                              0.250       0.017      0.358
4365513         1-Nov-31      $319,731.15       71.11                              0.250       0.017      0.108
4365517         1-Dec-31      $442,000.00       49.66                              0.250       0.017      0.108
4365537         1-Nov-31      $399,655.61       52.29                              0.250       0.017      0.000
4365553         1-Nov-31      $329,722.76       56.41                              0.250       0.017      0.108
4365584         1-Nov-31      $499,569.50       25.00                              0.250       0.017      0.000
4365710         1-Nov-31      $179,848.77       60.00                              0.250       0.017      0.108
4365986         1-Nov-31      $334,318.90       49.57                              0.250       0.017      0.108
4366028         1-Oct-31      $337,221.76       95.00                   01         0.250       0.017      0.983
4366139         1-Nov-31      $360,718.38       65.28                              0.250       0.017      0.483
4366193         1-Oct-31      $648,957.33       79.03                              0.250       0.017      0.358
4366230         1-Nov-31      $384,676.55       66.96                              0.250       0.017      0.108
4366301         1-Nov-31      $317,739.34       88.33                   11         0.250       0.017      0.233
4366452         1-Nov-31      $379,688.52       65.07                              0.250       0.017      0.233
4366775         1-Nov-31      $499,579.93       51.02                              0.250       0.017      0.108
4366781         1-Dec-31      $400,000.00       78.74                              0.250       0.017      0.233
4366782         1-Dec-31      $385,000.00       66.96                              0.250       0.017      0.000
4366891         1-Nov-31      $384,668.52       79.38                              0.250       0.017      0.000
4366899         1-Dec-31      $969,500.00       70.00                              0.250       0.017      0.108
4366939         1-Nov-31      $649,453.92       77.38                              0.250       0.017      0.108
4366986         1-Nov-31      $376,675.42       71.81                              0.250       0.017      0.000
4367018         1-Nov-31      $399,655.60       51.61                              0.250       0.017      0.000
4367222         1-Nov-31      $375,684.11       80.00                              0.250       0.017      0.108
4367233         1-Nov-31      $454,118.16       57.17                              0.250       0.017      0.108
4367234         1-Nov-31      $879,242.33       58.67                              0.250       0.017      0.000
4367247         1-Nov-31      $596,510.64       39.80                              0.250       0.017      0.233
4367270         1-Nov-31      $333,312.77       69.94                              0.250       0.017      0.000
4367520         1-Nov-31      $399,647.08       42.60                              0.250       0.017      0.000
4367523         1-Nov-31      $349,726.96       72.92                              0.250       0.017      0.483
4367559         1-Nov-31      $450,602.10       61.57                              0.250       0.017      0.000
4367587         1-Nov-31      $374,177.56       70.00                              0.250       0.017      0.000
4367588         1-Nov-31      $432,728.67       33.31                              0.250       0.017      0.358
4367633         1-Nov-31      $355,693.49       76.07                              0.250       0.017      0.000
4367644         1-Dec-31      $425,000.00       70.25                              0.250       0.017      0.108
4367708         1-Oct-31      $374,383.45       64.37                              0.250       0.017      0.233
4367761         1-Dec-31      $409,000.00       64.41                              0.250       0.017      0.000
4367768         1-Dec-31      $490,000.00       70.00                              0.250       0.017      0.233
4367808         1-Nov-31      $649,467.20       77.38                              0.250       0.017      0.233
4367830         1-Nov-31      $424,634.09       68.00                              0.250       0.017      0.000
4367857         1-Dec-31      $345,200.00       70.45     GD 4YR                   0.250       0.017      0.108
4367883         1-Nov-31      $351,704.28       78.22                              0.250       0.017      0.108
4367909         1-Dec-31      $331,000.00       64.27                              0.250       0.017      0.233
4367939         1-Nov-31      $549,537.93       56.41                              0.250       0.017      0.108
4368009         1-Nov-31      $307,747.54       80.00                              0.250       0.017      0.233
4368017         1-Dec-31      $910,000.00       70.00                              0.250       0.017      0.000
4368085         1-Nov-31      $ 89,922.51       75.00                              0.250       0.017      0.000
4368113         1-Nov-31      $439,621.16       52.38                              0.250       0.017      0.000
4368133         1-Nov-31      $799,311.21       45.71                              0.250       0.017      0.000
4368137         1-Nov-31      $447,623.62       80.00                              0.250       0.017      0.108
4368145         1-Nov-31      $444,607.39       67.42                              0.250       0.017      0.000
4368154         1-Nov-31      $350,705.11       54.42                              0.250       0.017      0.108
4368166         1-Nov-31      $534,539.38       69.48                              0.250       0.017      0.000
4368195         1-Nov-31      $419,664.13       70.00                              0.250       0.017      0.358
4368201         1-Nov-31      $348,699.52       41.55                              0.250       0.017      0.000
4368282         1-Dec-31      $362,500.00       74.74                              0.250       0.017      0.233
4368293         1-Nov-31      $359,704.91       45.00                              0.250       0.017      0.233
4368300         1-Nov-31      $479,116.54       70.00                              0.250       0.017      0.358
4368391         1-Oct-31      $383,352.93       59.53                              0.250       0.017      0.108
4368449         1-Nov-31      $499,558.86       46.51                              0.250       0.017      0.000
4368523         1-Nov-31      $308,253.29       54.60                              0.250       0.017      0.358
4368526         1-Dec-31      $357,000.00       68.79                              0.250       0.017      0.108
4368536         1-Nov-31      $349,698.65       65.42                              0.250       0.017      0.000
4368634         1-Dec-31      $330,000.00       55.00                              0.250       0.017      0.483
4368743         1-Nov-31      $357,706.54       69.51                              0.250       0.017      0.233
4368754         1-Nov-31      $380,256.32       66.42                              0.250       0.017      0.000
4368758         1-Nov-31      $349,713.11       57.38                              0.250       0.017      0.233
4368859         1-Nov-31      $361,877.42       79.79                              0.250       0.017      0.108
4368994         1-Nov-31      $397,166.05       65.70                              0.250       0.017      0.108
4369110         1-Nov-31      $362,124.24       80.00                              0.250       0.017      0.608
4369144         1-Nov-31      $626,460.16       55.73                              0.250       0.017      0.000
4369228         1-Nov-31      $601,481.68       53.51                              0.250       0.017      0.000
4369310         1-Nov-31      $474,591.04       50.00                              0.250       0.017      0.000
4369320         1-Nov-31      $475,590.17       80.00                              0.250       0.017      0.000
4369334         1-Nov-31      $423,634.94       80.00                              0.250       0.017      0.000
4369440         1-Nov-31      $367,633.15       80.00                              0.250       0.017      0.000
4369544         1-Nov-31      $439,630.34       80.00                              0.250       0.017      0.108
4369548         1-Nov-31      $337,209.42       90.00                   24         0.250       0.017      0.000
4369550         1-Dec-31      $415,800.00       74.25                              0.250       0.017      0.000
4369553         1-Nov-31      $464,609.34       55.69                              0.250       0.017      0.108
4369571         1-Nov-31      $449,666.03       72.58                              0.250       0.017      0.733
4369627         1-Nov-31      $302,745.45       87.83                   24         0.250       0.017      0.108
4369673         1-Nov-31      $479,596.74       80.00                              0.250       0.017      0.108
4369857         1-Nov-31      $304,717.50       76.25                              0.250       0.017      0.000
4369883         1-Nov-31      $374,692.61       75.00                              0.250       0.017      0.233
4369943         1-Dec-31      $342,000.00       54.72                              0.250       0.017      0.233
4370039         1-Dec-31      $340,000.00       40.00                              0.250       0.017      0.233
4370043         1-Nov-31      $311,737.88       32.16                              0.250       0.017      0.108
4370055         1-Nov-31      $349,705.95       35.18                              0.250       0.017      0.108
4370057         1-Nov-31      $874,282.77       21.88                              0.250       0.017      0.233
4370212         1-Nov-31      $573,889.20       80.00                              0.250       0.017      0.233
4370274         1-Oct-31      $360,491.52       89.99                   13         0.250       0.017      0.108
4370321         1-Nov-31      $594,487.72       70.00                              0.250       0.017      0.000
4370399         1-Nov-31      $649,017.57       65.12                              0.250       0.017      0.233
4370521         1-Nov-31      $375,034.66       77.39                              0.250       0.017      0.108
4370760         1-Nov-31      $473,039.78       47.34                              0.250       0.017      0.608
4370773         1-Nov-31      $799,360.25       50.00                              0.250       0.017      0.358
4370799         1-Nov-31      $519,551.43       69.93                              0.250       0.017      0.000
4370800         1-Sep-31      $331,212.69       80.00                              0.250       0.017      0.483
4370971         1-Nov-31      $565,524.49       64.76                              0.250       0.017      0.108
4371005         1-Nov-31      $455,007.91       59.92                              0.250       0.017      0.000
4371017         1-Nov-31      $326,725.28       54.50                              0.250       0.017      0.108
4371027         1-Nov-31      $649,480.20       44.83                              0.250       0.017      0.358
4371041         1-Nov-31      $389,664.22       74.29                              0.250       0.017      0.000
4371047         1-Nov-31      $629,483.59       74.56                              0.250       0.017      0.233
4371168         1-Nov-31      $525,558.09       53.67                              0.250       0.017      0.108
4371205         1-Dec-31      $393,000.00       63.39                              0.250       0.017      0.108
4371278         1-Nov-31      $803,324.54       59.56                              0.250       0.017      0.108
4371334         1-Nov-31      $449,612.55       49.45                              0.250       0.017      0.000
4371356         1-Nov-31      $495,572.95       80.00                              0.250       0.017      0.000
4371422         1-Nov-31      $368,319.52       95.00                   01         0.250       0.017      0.608
4371435         1-Dec-31      $350,000.00       65.42                              0.250       0.017      0.000
4371458         1-Nov-31      $305,742.92       52.76                              0.250       0.017      0.108
4371484         1-Nov-31      $369,289.49       74.95                              0.250       0.017      0.108
4371486         1-Nov-31      $307,741.23       77.39                              0.250       0.017      0.108
4371528         1-Nov-31      $301,081.93       95.00                   13         0.250       0.017      0.858
4371578         1-Nov-31      $377,712.36       70.00                              0.250       0.017      0.608
4371580         1-Nov-31      $379,680.75       57.14                              0.250       0.017      0.108
4371601         1-Nov-31      $496,602.55       70.00                              0.250       0.017      0.358
4371604         1-Nov-31      $373,700.92       58.81                              0.250       0.017      0.358
4371711         1-Nov-31      $376,175.83       50.20                              0.250       0.017      0.000
4371723         1-Nov-31      $345,309.65       80.00                              0.250       0.017      0.108
4371769         1-Nov-31      $339,728.10       48.09                              0.250       0.017      0.358
4371793         1-Dec-31      $385,000.00       77.78                              0.250       0.017      0.233
4371813         1-Nov-31      $590,890.82       53.76                              0.250       0.017      0.000
4371888         1-Nov-31      $469,605.14       65.28                              0.250       0.017      0.108
4371946         1-Nov-31      $338,715.20       42.38                              0.250       0.017      0.108
4371964         1-Dec-31      $340,000.00       69.39                              0.250       0.017      0.108
4372005         1-Nov-31      $377,690.15       74.85                              0.250       0.017      0.233
4372254         1-Nov-31      $600,887.05       57.27                              0.250       0.017      0.233
4372303         1-Nov-31      $135,683.08       94.31                   06         0.250       0.017      0.000
4372333         1-Dec-31      $325,000.00       68.42                              0.250       0.017      0.108
4372341         1-Oct-31      $681,529.10       75.94                              0.250       0.017      0.608
4372503         1-Nov-31      $598,532.72       54.45                              0.250       0.017      0.483
4372538         1-Nov-31      $367,183.59       70.00                              0.250       0.017      0.000
4372704         1-Dec-31      $323,000.00       41.15                              0.250       0.017      0.108
4372917         1-Nov-31      $644,444.67       69.73                              0.250       0.017      0.000
4372935         1-Nov-31      $505,245.64       71.51                              0.250       0.017      0.358
4372995         1-Nov-31      $409,647.00       57.75                              0.250       0.017      0.000
4372998         1-Dec-31      $535,000.00       69.03                              0.250       0.017      0.108
4373093         1-Oct-31      $309,801.75       89.99                   11         0.250       0.017      0.000
4373241         1-Nov-31      $959,193.48       40.00                              0.250       0.017      0.108
4373243         1-Nov-31      $369,696.71       74.00                              0.250       0.017      0.233
4373328         1-Dec-31      $460,000.00       56.10                              0.250       0.017      0.108
4373423         1-Dec-31      $353,500.00       44.19                              0.250       0.017      0.000
4373523         1-Nov-31      $564,536.87       33.24                              0.250       0.017      0.233
4373546         1-Nov-31      $567,393.82       80.00                              0.250       0.017      0.233
4373679         1-Dec-31      $470,000.00       75.81                              0.250       0.017      0.000
4373682         1-Nov-31      $429,638.74       68.25                              0.250       0.017      0.108
4373690         1-Dec-31      $457,000.00       57.27                              0.250       0.017      0.000
4373703         1-Nov-31      $624,474.92       55.21                              0.250       0.017      0.108
4373820         1-Nov-31      $389,680.32       67.47                              0.250       0.017      0.233
4373842         1-Nov-31      $328,243.74       75.00                              0.250       0.017      0.483
4373891         1-Nov-31      $599,483.41       79.47                              0.250       0.017      0.000
4373895         1-Dec-31      $675,500.00       70.00                              0.250       0.017      0.000
4373958         1-Nov-31      $386,298.41       79.99                              0.250       0.017      0.483
4374023         1-Dec-21      $433,468.00       43.35                              0.250       0.017      0.000
4374024         1-Nov-31      $423,677.36       75.71                              0.250       0.017      0.608
4374040         1-Nov-31      $384,692.12       59.69                              0.250       0.017      0.358
4374067         1-Nov-31      $308,733.96       61.19                              0.250       0.017      0.000
4374072         1-Oct-31      $329,443.92       59.46                              0.250       0.017      0.108
4374074         1-Nov-31      $344,702.96       45.10                              0.250       0.017      0.000
4374078         1-Dec-31      $650,000.00       78.79                              0.250       0.017      0.233
4374105         1-Nov-31      $389,664.21       19.50                              0.250       0.017      0.000
4374156         1-Nov-31      $467,411.18       71.17                              0.250       0.017      0.000
4374163         1-Nov-31      $479,625.55       80.00                              0.250       0.017      0.483
4374234         1-Nov-31      $324,720.18       67.01                              0.250       0.017      0.000
4374239         1-Nov-31      $499,579.94       68.49                              0.250       0.017      0.108
4374395         1-Nov-31      $426,832.18       58.12                              0.250       0.017      0.000
4374511         1-Nov-31      $335,717.71       42.00                              0.250       0.017      0.108
4374528         1-Dec-21      $340,000.00       69.39                              0.250       0.017      0.233
4374577         1-Oct-31      $332,742.58       74.90                              0.250       0.017      0.608
4374647         1-Nov-31      $639,848.62       53.37                              0.250       0.017      0.000
4374652         1-Nov-31      $646,956.03       70.00                              0.250       0.017      0.108
4374667         1-Nov-31      $649,453.92       68.42                              0.250       0.017      0.108
4374751         1-Dec-31      $489,930.00       70.00                              0.250       0.017      0.108
4374774         1-Nov-31      $549,514.74       32.56                              0.250       0.017      0.000
4374882         1-Nov-31      $414,651.34       41.50                              0.250       0.017      0.108
4374884         1-Nov-31      $419,638.38       66.14                              0.250       0.017      0.000
4374905         1-Dec-31      $328,500.00       53.50                              0.250       0.017      0.608
4374973         1-Dec-31      $750,000.00       69.77                              0.250       0.017      0.108
4375042         1-Nov-31      $591,502.65       62.98                              0.250       0.017      0.108
4375058         1-Dec-31      $340,000.00       73.12                              0.250       0.017      0.108
4375107         1-Nov-31      $374,677.13       94.94                   24         0.250       0.017      0.000
4375401         1-Nov-31      $426,909.11       64.74                              0.250       0.017      0.000
4375414         1-Nov-31      $361,680.62       65.34                              0.250       0.017      0.000
4375453         1-Dec-31      $580,500.00       75.00                              0.250       0.017      0.000
4375463         1-Nov-31      $444,626.14       64.49                              0.250       0.017      0.108
4375546         1-Nov-31      $693,416.95       49.57                              0.250       0.017      0.108
4375561         1-Nov-31      $398,656.47       89.86                   13         0.250       0.017      0.000
4375595         1-Nov-21      $324,356.94       60.75                              0.250       0.017      0.000
4375652         1-Nov-31      $379,688.52       50.33                              0.250       0.017      0.233
4375776         1-Nov-31      $527,567.20       50.29                              0.250       0.017      0.233
4375779         1-Nov-31      $341,712.68       68.40                              0.250       0.017      0.108
4375817         1-Nov-31      $365,684.88       68.93                              0.250       0.017      0.000
4375843         1-Nov-31      $519,573.76       80.00                              0.250       0.017      0.233
4375931         1-Dec-31      $488,000.00       80.00                              0.250       0.017      0.000
4375957         1-Nov-31      $373,186.21       48.19                              0.250       0.017      0.108
4375974         1-Nov-31      $437,183.35       48.61                              0.250       0.017      0.858
4376010         1-Nov-31      $359,605.00       80.00                              0.250       0.017      0.233
4376011         1-Oct-31      $362,118.18       90.00                   11         0.250       0.017      0.358
4376017         1-Nov-31      $333,726.21       69.01                              0.250       0.017      0.233
4376032         1-Nov-31      $374,692.61       60.00                              0.250       0.017      0.233
4376040         1-Nov-31      $418,057.04       79.99                              0.250       0.017      0.233
4376131         1-Dec-31      $314,500.00       74.00                              0.250       0.017      0.108
4376173         1-Nov-31      $374,677.13       69.44                              0.250       0.017      0.000
4376247         1-Nov-31      $384,684.41       70.00                              0.250       0.017      0.233
4376286         1-Nov-31      $351,147.41       80.00                              0.250       0.017      0.000
4376329         1-Dec-31      $383,000.00       58.47                              0.250       0.017      0.108
4376363         1-Dec-31      $505,000.00       69.66                              0.250       0.017      0.000
4376392         1-Nov-31      $385,168.09       64.25                              0.250       0.017      0.000
4376399         1-Nov-31      $395,059.57       69.98                              0.250       0.017      0.000
4376409         1-Nov-31      $377,674.54       70.00                              0.250       0.017      0.000
4376414         1-Oct-31      $411,821.79       75.00                              0.250       0.017      0.233
4376429         1-Nov-31      $379,680.75       62.81                              0.250       0.017      0.108
4376473         1-Dec-31      $322,201.00       70.04                              0.250       0.017      0.358
4376541         1-Dec-31      $900,000.00       64.29                              0.250       0.017      0.000
4376578         1-Dec-31      $640,000.00       80.00                              0.250       0.017      0.108
4376592         1-Nov-31      $449,578.13       66.67                              0.250       0.017      0.108
4376692         1-Nov-31      $426,632.36       56.18                              0.250       0.017      0.000
4376804         1-Nov-31      $427,631.50       57.07                              0.250       0.017      0.000
4376907         1-Dec-31      $999,000.00       69.86                              0.250       0.017      0.358
4376932         1-May-31      $333,385.75       90.00                   11         0.250       0.017      0.483
4377002         1-Dec-31      $525,000.00       70.00                              0.250       0.017      0.108
4377063         1-Dec-31      $425,000.00       69.11                              0.250       0.017      0.000
4377145         1-Nov-31      $469,095.77       74.52                              0.250       0.017      0.000
4377205         1-Dec-31      $335,000.00       51.54                              0.250       0.017      0.108
4377258         1-Dec-31      $468,000.00       65.00                              0.250       0.017      0.108
4377346         1-Dec-31      $880,000.00       54.32                              0.250       0.017      0.108
4377406         1-Dec-31      $560,000.00       67.07                              0.250       0.017      0.108
4377432         1-Dec-31      $390,000.00       74.29                              0.250       0.017      0.000
4377535         1-Nov-31      $311,717.94       76.28                              0.250       0.017      0.000
4377547         1-Nov-31      $367,683.15       80.00                              0.250       0.017      0.000
4377574         1-Dec-31      $562,300.00       72.55                              0.250       0.017      0.108
4377581         1-Dec-31      $470,000.00       62.67                              0.250       0.017      0.000
4377652         1-Nov-31      $367,198.76       70.00                              0.250       0.017      0.233
4377772         1-Nov-31      $632,954.57       43.69                              0.250       0.017      0.000
4377785         1-Nov-31      $306,754.49       47.60                              0.250       0.017      0.358
4377889         1-Dec-31      $525,000.00       66.71                              0.250       0.017      0.000
4377980         1-Nov-31      $409,672.13       79.15                              0.250       0.017      0.358
4377985         1-Nov-31      $344,710.16       67.65                              0.250       0.017      0.108
4378090         1-Nov-31      $399,663.95       79.21                              0.250       0.017      0.108
4378195         1-Nov-31      $316,727.07       66.74                              0.250       0.017      0.000
4378205         1-Nov-31      $395,650.61       75.72                              0.250       0.017      0.000
4378260         1-Nov-31      $539,535.07       80.00                              0.250       0.017      0.000
4378268         1-Nov-31      $588,505.16       35.70                              0.250       0.017      0.108
4378310         1-Dec-31      $392,400.00       71.35                              0.250       0.017      0.000
4378682         1-Nov-31      $353,650.21       83.27                   24         0.250       0.017      0.983
4378686         1-Nov-31      $349,698.65       62.39                              0.250       0.017      0.000
4378704         1-Dec-31      $305,000.00       70.60                              0.250       0.017      0.108
4378755         1-Nov-31      $359,719.16       64.86                              0.250       0.017      0.483
4378758         1-Nov-31      $458,587.50       35.38                              0.250       0.017      0.000
4378772         1-Dec-31      $444,000.00       80.00                              0.250       0.017      0.108
4378842         1-Nov-31      $999,159.88       65.79                              0.250       0.017      0.108
4378870         1-Nov-31      $359,697.56       72.51                              0.250       0.017      0.108
4378882         1-Nov-31      $324,720.19       77.38                              0.250       0.017      0.000
4378910         1-Nov-31      $594,487.72       66.48                              0.250       0.017      0.000
4378957         1-Dec-31      $420,000.00       84.85                   11         0.250       0.017      0.108
4379008         1-Nov-31      $361,688.32       70.98                              0.250       0.017      0.000
4379069         1-Nov-31      $477,348.63       75.00                              0.250       0.017      0.108
4379083         1-Oct-31      $533,164.34       80.00                              0.250       0.017      0.483
4379118         1-Nov-31      $318,744.89       79.95                              0.250       0.017      0.358
4379201         1-Nov-31      $348,727.74       65.85                              0.250       0.017      0.483
4379238         1-Nov-31      $649,440.36       67.71                              0.250       0.017      0.000
4379297         1-Nov-31      $649,467.20       64.68                              0.250       0.017      0.233
4379309         1-Dec-31      $345,000.00       47.59                              0.250       0.017      0.108
4379332         1-Nov-31      $412,653.03       42.36                              0.250       0.017      0.108
4379355         1-Nov-31      $349,698.65       52.63                              0.250       0.017      0.000
4379360         1-Dec-31      $454,000.00       62.62                              0.250       0.017      0.000
4379474         1-Nov-31      $577,526.22       72.25                              0.250       0.017      0.233
4379476         1-Nov-31      $334,732.10       66.34                              0.250       0.017      0.358
4379479         1-Nov-31      $419,647.14       66.67                              0.250       0.017      0.108
4379532         1-Oct-31      $356,383.53       78.12                              0.250       0.017      0.000
4379615         1-Nov-31      $349,713.11       63.64                              0.250       0.017      0.233
4379636         1-Sep-31      $314,276.50       88.77                   06         0.250       0.017      0.608
4379845         1-Dec-31      $430,000.00       66.15                              0.250       0.017      0.108
4379862         1-Nov-31      $334,112.08       80.00                              0.250       0.017      0.000
4379874         1-Nov-31      $569,521.13       69.09                              0.250       0.017      0.108
4379933         1-Sep-31      $349,090.89       79.35                              0.250       0.017      0.000
4380046         1-Dec-31      $317,600.00       68.74                              0.250       0.017      0.000
4380093         1-Nov-31      $415,659.01       80.00                              0.250       0.017      0.233
4380132         1-Nov-31      $539,546.33       52.43                              0.250       0.017      0.108
4380208         1-Nov-31      $407,165.97       55.82                              0.250       0.017      0.233
4380243         1-Nov-31      $524,547.98       70.00                              0.250       0.017      0.000
4380358         1-Dec-31      $440,000.00       78.57                              0.250       0.017      0.000
4380394         1-Dec-31      $325,000.00       67.71                              0.250       0.017      0.108
4380460         1-Nov-31      $999,219.90       69.06                              0.250       0.017      0.483
4380491         1-Nov-31      $524,547.98       57.07                              0.250       0.017      0.000
4380513         1-Nov-31      $475,590.17       80.00                              0.250       0.017      0.000
4380618         1-Nov-31      $407,657.23       42.28                              0.250       0.017      0.108
4380628         1-Nov-31      $396,666.47       53.65                              0.250       0.017      0.108
4380716         1-Nov-31      $781,974.16       57.97                              0.250       0.017      0.358
4380755         1-Nov-31      $301,746.28       52.52                              0.250       0.017      0.108
4381275         1-Sep-31      $366,904.99       95.00                   11         0.250       0.017      1.233
4381345         1-Nov-31      $335,717.71       68.57                              0.250       0.017      0.108
4381358         1-Dec-31      $490,000.00       66.40                              0.250       0.017      0.000
4381394         1-Dec-31      $604,000.00       50.33                              0.250       0.017      0.000
4381708         1-Dec-31      $408,000.00       61.35                              0.250       0.017      0.000
4381720         1-Nov-31      $439,630.34       62.86                              0.250       0.017      0.108
4381789         1-Dec-31      $344,500.00       47.52                              0.250       0.017      0.233
4381835         1-Nov-31      $780,375.44       60.08                              0.250       0.017      0.358
4381838         1-Nov-31      $607,359.31       80.00                              0.250       0.017      0.108
4381872         1-Nov-31      $392,170.25       39.25                              0.250       0.017      0.108
4381915         1-Nov-31      $461,611.86       70.00                              0.250       0.017      0.108
4381927         1-Nov-31      $369,689.15       56.92                              0.250       0.017      0.108
4381931         1-Nov-31      $338,222.53       64.48                              0.250       0.017      0.233
4381994         1-Nov-31      $774,410.29       64.58                              0.250       0.017      0.608
4382023         1-Dec-31      $455,000.00       77.12                              0.250       0.017      0.233
4382106         1-Dec-31      $350,000.00       30.43                              0.250       0.017      0.108
4382134         1-Nov-31      $315,510.42       58.74                              0.250       0.017      0.108
4382389         1-Dec-31      $406,000.00       62.46                              0.250       0.017      0.108
4382478         1-Nov-31      $394,668.15       51.97                              0.250       0.017      0.108
4382534         1-Dec-31      $650,000.00       71.43                              0.250       0.017      0.000
4382539         1-Dec-31      $357,000.00       77.27                              0.250       0.017      0.108
4382609         1-Dec-31      $363,000.00       59.02                              0.250       0.017      0.000
4382683         1-Nov-31      $435,615.32       67.08                              0.250       0.017      0.000
4382788         1-Nov-31      $997,581.61       39.86                              0.250       0.017      0.233
4382878         1-Dec-31      $490,000.00       54.75                              0.250       0.017      0.608
4382907         1-Nov-31      $354,252.14       70.00                              0.250       0.017      0.108
4382910         1-Nov-31      $309,739.56       79.49                              0.250       0.017      0.108
4382972         1-Nov-31      $636,464.84       70.78                              0.250       0.017      0.108
4383000         1-Nov-31      $344,724.11       75.00                              0.250       0.017      0.358
4383018         1-Nov-31      $612,485.00       58.38                              0.250       0.017      0.108
4383056         1-Nov-31      $347,735.20       69.60                              0.250       0.017      0.608
4383110         1-Dec-31      $315,000.00       78.75                              0.250       0.017      0.108
4383625         1-Nov-31      $338,715.20       64.57                              0.250       0.017      0.108
4383655         1-Dec-31      $334,000.00       74.22                              0.250       0.017      0.108
4383763         1-Nov-31      $359,697.55       38.92                              0.250       0.017      0.108
4383850         1-Dec-31      $447,300.00       67.77                              0.250       0.017      0.000
4383888         1-Nov-31      $648,454.76       40.56                              0.250       0.017      0.108
4383903         1-Nov-31      $491,616.19       67.86                              0.250       0.017      0.483
4384019         1-Nov-31      $373,286.13       53.37                              0.250       0.017      0.108
4384075         1-Nov-31      $452,346.84       58.41                              0.250       0.017      0.483
4384102         1-Dec-31      $574,000.00       72.66                              0.250       0.017      0.000
4384113         1-Nov-31      $406,658.06       68.98                              0.250       0.017      0.108
4384177         1-Nov-31      $330,715.02       77.88                              0.250       0.017      0.000
4384204         1-Nov-31      $443,617.72       80.00                              0.250       0.017      0.000
4384327         1-Nov-31      $339,714.36       68.00                              0.250       0.017      0.108
4384339         1-Nov-31      $555,832.64       39.74                              0.250       0.017      0.108
4384406         1-Dec-31      $322,500.00       75.00                              0.250       0.017      0.108
4384446         1-Nov-31      $524,610.37       70.00                              0.250       0.017      0.733
4384488         1-Nov-31      $487,590.01       62.17                              0.250       0.017      0.108
4384667         1-Nov-31      $357,706.54       68.19                              0.250       0.017      0.233
4384689         1-Dec-31      $950,000.00       67.86                              0.250       0.017      0.000
4384763         1-Nov-31      $330,715.02       73.56                              0.250       0.017      0.000
4384792         1-Dec-31      $470,000.00       55.69                              0.250       0.017      0.000
4384829         1-Nov-31      $414,659.82       72.55                              0.250       0.017      0.233
4385012         1-Dec-31      $500,000.00       66.67                              0.250       0.017      0.000
4385069         1-Nov-31      $444,626.14       64.96                              0.250       0.017      0.108
4385080         1-Nov-31      $350,005.71       79.99                              0.250       0.017      0.108
4385101         1-Nov-31      $327,724.44       80.00                              0.250       0.017      0.108
4385189         1-Oct-31      $514,173.89       73.57                              0.250       0.017      0.358
4385199         1-Nov-31      $334,925.23       69.83                              0.250       0.017      0.233
4385250         1-Dec-31      $312,000.00       74.29                              0.250       0.017      0.108
4385262         1-Nov-31      $379,672.82       47.50                              0.250       0.017      0.000
4385268         1-Nov-31      $492,595.88       51.35                              0.250       0.017      0.233
4385374         1-Nov-31      $639,448.97       80.00                              0.250       0.017      0.000
4385421         1-Nov-31      $649,440.36       50.00                              0.250       0.017      0.000
4385600         1-Nov-31      $323,714.14       80.00                              0.250       0.017      0.000
4385637         1-Nov-31      $379,696.11       50.67                              0.250       0.017      0.358
4385862         1-Nov-31      $619,452.99       80.00                              0.250       0.017      0.000
4386007         1-Dec-31      $325,000.00       79.85                              0.250       0.017      0.233
4386011         1-Nov-31      $337,542.95       58.24                              0.250       0.017      0.608
4386023         1-Dec-31      $384,500.00       69.91                              0.250       0.017      0.108
4386026         1-Dec-31      $823,000.00       48.41                              0.250       0.017      0.233
4386105         1-Dec-31      $324,300.00       76.31                              0.250       0.017      0.108
4386133         1-Dec-31      $408,000.00       80.00                              0.250       0.017      0.000
4386168         1-Nov-31      $372,479.03       80.00                              0.250       0.017      0.000
4386242         1-Dec-31      $446,000.00       38.12                              0.250       0.017      0.108
4386291         1-Dec-31      $368,000.00       77.97                              0.250       0.017      0.108
4386329         1-Nov-31      $116,904.09       74.52                              0.250       0.017      0.233
4386533         1-Dec-31      $512,000.00       79.93                              0.250       0.017      0.000
4386648         1-Nov-31      $479,899.49       80.00                              0.250       0.017      0.108
4386771         1-Dec-31      $396,000.00       51.10                              0.250       0.017      0.108
4386778         1-Dec-31      $447,000.00       55.88                              0.250       0.017      0.233
4386922         1-Nov-31      $305,949.01       79.99                              0.250       0.017      0.233
4386927         1-Nov-31      $431,637.06       77.34                              0.250       0.017      0.108
4387102         1-Nov-31      $539,535.07       78.26                              0.250       0.017      0.000
4387198         1-Dec-31      $461,000.00       64.93                              0.250       0.017      0.233
4387266         1-Nov-31      $327,724.44       80.00                              0.250       0.017      0.108
4387332         1-Dec-31      $349,250.00       69.99                              0.250       0.017      0.108
4387430         1-Nov-31      $526,588.89       52.70                              0.250       0.017      0.483
4387442         1-Sep-31      $448,940.51       62.75                              0.250       0.017      0.483
4387626         1-Dec-31      $385,000.00       30.80                              0.250       0.017      0.233
4387737         1-Oct-31      $473,101.45       67.89                              0.250       0.017      0.108
4387789         1-Oct-31      $300,105.76       79.95                              0.250       0.017      0.233
4387812         1-Oct-31      $353,852.75       78.25                              0.250       0.017      0.108
4387980         1-Dec-31      $342,000.00       18.00                              0.250       0.017      0.233
4388152         1-Dec-31      $450,000.00       58.06                              0.250       0.017      0.000
4388511         1-Dec-31      $835,000.00       17.49                              0.250       0.017      0.233
4388515         1-Nov-31      $802,125.56       66.90                              0.250       0.017      0.108
4388555         1-Nov-31      $396,366.72       74.85                              0.250       0.017      0.108
4388662         1-Nov-31      $607,792.72       44.89                              0.250       0.017      0.983
4388723         1-Nov-31      $178,856.85       64.16                              0.250       0.017      0.358
4388789         1-Dec-31      $628,000.00       52.33                              0.250       0.017      0.000
4389148         1-Oct-31      $486,755.81       75.00                              0.250       0.017      0.608
4389281         1-Dec-31      $332,000.00       80.00                              0.250       0.017      0.108
4389401         1-Nov-31      $429,656.14       59.31                              0.250       0.017      0.358
4389438         1-Nov-31      $327,717.60       80.00                              0.250       0.017      0.000
4389676         1-Nov-31      $209,740.20       63.64                              0.250       0.017      0.608
4389784         1-Nov-31      $343,724.90       80.00                              0.250       0.017      0.358
4389910         1-Nov-31      $429,656.14       71.67                              0.250       0.017      0.358
4389936         1-Oct-31      $345,418.88       63.49                              0.250       0.017      0.483
4390029         1-Oct-31      $344,460.11       57.50                              0.250       0.017      0.483
4390251         1-Nov-31      $329,323.09       80.00                              0.250       0.017      0.108
4390267         1-Nov-31      $607,436.87       46.77                              0.250       0.017      0.000
4390287         1-Nov-31      $429,656.14       39.72                              0.250       0.017      0.358
4390305         1-Nov-31      $384,121.78       55.71                              0.250       0.017      0.858
4390347         1-Nov-31      $366,184.46       74.49                              0.250       0.017      0.000
4390353         1-Nov-31      $479,596.74       71.11                              0.250       0.017      0.108
4390580         1-Oct-31      $399,342.32       86.96                   01         0.250       0.017      0.233
4390823         1-Nov-31      $579,524.57       58.00                              0.250       0.017      0.233
4390948         1-Dec-31      $315,000.00       72.25                              0.250       0.017      0.108
4391072         1-Nov-31      $437,632.03       54.75                              0.250       0.017      0.108
4391410         1-Dec-31      $765,000.00       61.20                              0.250       0.017      0.000
4391460         1-Dec-31      $381,000.00       38.96                              0.250       0.017      0.358
4391536         1-Dec-31      $530,000.00       64.63                              0.250       0.017      0.233
4391704         1-Dec-31      $460,000.00       52.27                              0.250       0.017      0.233
4391928         1-Nov-31      $649,453.92       68.42                              0.250       0.017      0.108
4392016         1-Dec-31      $505,000.00       74.81                              0.250       0.017      0.233
4392089         1-Dec-31      $418,000.00       49.18                              0.250       0.017      0.108
4392413         1-Dec-31      $400,000.00       69.57                              0.250       0.017      0.108
4392585         1-Oct-31      $499,136.58       58.82                              0.250       0.017      0.000
4392624         1-Oct-31      $329,483.56       71.43                              0.250       0.017      0.483
4392634         1-Nov-31      $347,721.70       80.00                              0.250       0.017      0.358
4392641         1-Nov-31      $496,397.77       80.00                              0.250       0.017      0.233
4392831         1-Dec-31      $441,000.00       70.00                              0.250       0.017      0.233
4392883         1-Nov-31      $354,901.59       80.00                              0.250       0.017      0.108
4392953         1-Nov-31      $379,688.52       69.09                              0.250       0.017      0.233
4393242         1-Dec-31      $400,000.00       51.61                              0.250       0.017      0.108
4393361         1-Nov-31      $384,176.60       49.68                              0.250       0.017      0.108
4393433         1-Dec-31      $315,000.00       75.00                              0.250       0.017      0.233
4393472         1-Dec-31      $312,500.00       59.52                              0.250       0.017      0.108
4393501         1-Dec-31      $311,200.00       79.79                              0.250       0.017      0.108
4393541         1-Dec-31      $450,000.00       64.29                              0.250       0.017      0.000
4394856         1-Oct-31      $391,355.48       62.22                              0.250       0.017      0.233
4394926         1-Dec-31      $366,000.00       79.57                              0.250       0.017      0.108
4394972         1-Nov-31      $395,659.05       61.88                              0.250       0.017      0.000
4395065         1-Nov-31      $384,684.41       70.00                              0.250       0.017      0.233
4395190         1-Dec-31      $360,000.00       55.38                              0.250       0.017      0.733
4395284         1-Nov-31      $999,294.21       74.07                              0.250       0.017      0.983
4395336         1-Dec-31      $415,000.00       64.34                              0.250       0.017      0.000
4395350         1-Nov-31      $351,711.47       78.22                              0.250       0.017      0.233
4395408         1-Nov-31      $649,467.20       46.43                              0.250       0.017      0.233
4395478         1-Nov-31      $307,753.70       80.00                              0.250       0.017      0.358
4395518         1-Nov-31      $548,350.14       70.00                              0.250       0.017      0.233
4395574         1-Nov-31      $415,675.47       52.46                              0.250       0.017      0.483
4395659         1-Dec-31      $475,000.00       63.33                              0.250       0.017      0.108
4395671         1-Nov-31      $344,710.15       63.89                              0.250       0.017      0.108
4395941         1-Nov-31      $491,596.71       80.00                              0.250       0.017      0.233
4395951         1-Nov-31      $321,161.47       78.39                              0.250       0.017      0.733
4395962         1-Dec-31      $413,000.00       65.56                              0.250       0.017      0.108
4395979         1-Nov-31      $415,650.50       80.00                              0.250       0.017      0.108
4396031         1-Nov-31      $999,200.31       46.51                              0.250       0.017      0.358
4396068         1-Nov-31      $379,680.75       52.41                              0.250       0.017      0.108
4396154         1-Dec-31      $325,000.00       47.79                              0.250       0.017      0.358
4396523         1-Dec-31      $556,000.00       55.60                              0.250       0.017      0.108
4396524         1-Dec-31      $407,000.00       56.14                              0.250       0.017      0.000
4396598         1-Oct-31      $495,184.48       80.00                              0.250       0.017      0.233
4396612         1-Dec-31      $308,000.00       80.00                              0.250       0.017      0.358
4396673         1-Dec-31      $392,000.00       80.00                              0.250       0.017      0.108
4396680         1-Dec-31      $382,500.00       86.93     GD 2YR        11         0.250       0.017      0.233
4396690         1-Oct-31      $509,140.62       67.11                              0.250       0.017      0.108
4396704         1-Nov-31      $556,009.00       70.00                              0.250       0.017      0.000
4397143         1-Nov-31      $365,321.81       71.62                              0.250       0.017      0.608
4397243         1-Nov-31      $499,579.95       37.04                              0.250       0.017      0.108
4397304         1-Nov-31      $329,722.76       61.68                              0.250       0.017      0.108
4397321         1-Dec-31      $310,000.00       42.76                              0.250       0.017      0.233
4397333         1-Dec-31      $374,500.00       66.88                              0.250       0.017      0.000
4397697         1-Oct-31      $544,225.60       74.16                              0.250       0.017      0.358
4397715         1-Nov-31      $387,674.04       70.55                              0.250       0.017      0.108
4398098         1-Oct-31      $463,237.12       75.08                              0.250       0.017      0.233
4398221         1-Dec-31      $449,000.00       59.08                              0.250       0.017      0.108
4398286         1-Nov-31      $359,450.25       80.00                              0.250       0.017      0.000
4398297         1-Dec-31      $746,000.00       74.60                              0.250       0.017      0.233
4398554         1-Nov-31      $331,747.38       80.00                              0.250       0.017      0.608
4398605         1-Nov-31      $464,699.56       60.80                              0.250       0.017      0.000
4398622         1-Nov-31      $363,694.19       80.00                              0.250       0.017      0.108
4398741         1-Dec-31      $350,000.00       89.74                   12         0.250       0.017      0.108
4398769         1-Dec-31      $395,000.00       70.54                              0.250       0.017      0.108
4398796         1-Nov-31      $454,627.04       70.00                              0.250       0.017      0.233
4398819         1-Dec-31      $506,000.00       61.71                              0.250       0.017      0.108
4398825         1-Dec-31      $350,000.00       50.00                              0.250       0.017      0.000
4398890         1-Nov-31      $349,713.11       58.33                              0.250       0.017      0.233
4398931         1-Dec-31      $397,500.00       75.00                              0.250       0.017      0.608
4399020         1-Nov-31      $399,564.03       58.81                              0.250       0.017      0.108
4399228         1-Dec-31      $472,752.00       67.54                              0.250       0.017      0.108
4399449         1-Nov-31      $561,527.85       44.60                              0.250       0.017      0.108
4399511         1-Dec-31      $414,000.00       48.71                              0.250       0.017      0.108
4399682         1-Dec-31      $337,000.00       74.72                              0.250       0.017      0.108
4399764         1-Nov-31      $337,116.54       79.58                              0.250       0.017      0.108
4400240         1-Nov-31      $874,264.89       70.85                              0.250       0.017      0.108
4400340         1-Dec-31      $307,800.00       76.95                              0.250       0.017      0.358
4400520         1-Nov-31      $649,453.92       59.09                              0.250       0.017      0.108
4400525         1-Dec-31      $473,100.00       60.27                              0.250       0.017      0.733
4400777         1-Nov-31      $361,695.87       54.44                              0.250       0.017      0.108
4401026         1-Nov-31      $347,957.43       80.00                              0.250       0.017      0.108
4401317         1-Dec-31      $393,500.00       79.98                              0.250       0.017      0.233
4401545         1-Dec-31      $265,000.00       73.61                              0.250       0.017      0.108
4401605         1-Dec-31      $317,000.00       50.96                              0.250       0.017      0.108
4401630         1-Nov-31      $344,710.15       27.82                              0.250       0.017      0.108
4401723         1-Nov-31      $364,700.81       58.40                              0.250       0.017      0.233
4401829         1-Nov-31      $470,594.48       65.80                              0.250       0.017      0.000
4401834         1-Dec-31      $700,000.00       56.00                              0.250       0.017      0.108
4401858         1-Dec-31      $321,499.00       84.61                   06         0.250       0.017      0.108
4401970         1-Dec-31      $646,534.00       79.76                              0.250       0.017      0.108
4402202         1-Oct-31      $414,882.35       72.91                              0.250       0.017      0.000
4402205         1-Dec-31      $359,500.00       71.19                              0.250       0.017      0.108
4402542         1-Dec-31      $425,000.00       65.38                              0.250       0.017      0.108
4402655         1-Dec-31      $365,000.00       42.44                              0.250       0.017      0.108
4402686         1-Dec-31      $432,000.00       80.00                              0.250       0.017      0.233
4402739         1-Nov-31      $316,890.03       79.29                              0.250       0.017      0.233
4402780         1-Dec-31      $388,000.00       68.07                              0.250       0.017      0.000
4402901         1-Dec-31      $517,500.00       75.00                              0.250       0.017      0.108
4403123         1-Dec-31      $500,000.00       51.65                              0.250       0.017      0.108
4403167         1-Dec-31      $348,000.00       79.09                              0.250       0.017      0.358
4403224         1-Dec-31      $319,000.00       73.33                              0.250       0.017      0.358
4403345         1-Dec-31      $650,000.00       69.89                              0.250       0.017      0.108
4403386         1-Dec-31      $324,000.00       74.14                              0.250       0.017      0.358
4403434         1-Dec-31      $410,000.00       49.70                              0.250       0.017      0.233
4403497         1-Nov-31      $273,686.32       60.87                              0.250       0.017      0.483
4403582         1-Nov-31      $347,692.97       80.00                              0.250       0.017      0.000
4403683         1-Dec-31      $650,000.00       65.99                              0.250       0.017      0.108
4403724         1-Nov-31      $330,158.45       80.00                              0.250       0.017      0.000
4403959         1-Nov-31      $350,897.62       80.00                              0.250       0.017      0.000
4404063         1-Nov-31      $306,941.91       80.00                              0.250       0.017      0.108
4404210         1-Nov-31      $335,717.72       70.00                              0.250       0.017      0.108
4404261         1-Dec-31      $327,000.00       66.73                              0.250       0.017      0.233
4404787         1-Nov-31      $391,470.84       58.04                              0.250       0.017      0.108
4404842         1-Nov-31      $304,406.38       84.99                   12         0.250       0.017      0.358
4404910         1-Dec-31      $346,423.00       76.98                              0.250       0.017      0.233
4404912         1-Dec-31      $515,000.00       59.61                              0.250       0.017      0.000
4405115         1-Nov-31      $391,654.15       55.37                              0.250       0.017      0.000
4405369         1-Dec-31      $305,600.00       80.00                              0.250       0.017      0.108
4405376         1-Nov-31      $325,989.10       75.00                              0.250       0.017      0.358
4405482         1-Dec-31      $200,000.00       48.19                              0.250       0.017      0.108
4405735         1-Nov-31      $386,674.87       42.76                              0.250       0.017      0.108
4405979         1-Dec-31      $670,850.00       61.55                              0.250       0.017      0.000
4406010         1-Nov-31      $344,743.96       75.00                              0.250       0.017      0.733
4406050         1-Dec-31      $395,000.00       17.17                              0.250       0.017      0.000
4406148         1-Nov-31      $374,277.13       54.35                              0.250       0.017      0.000
4406198         1-Nov-31      $490,587.50       28.88                              0.250       0.017      0.108
4406343         1-Dec-31      $386,400.00       80.00                              0.250       0.017      0.483
4406534         1-Nov-31      $442,119.53       69.69                              0.250       0.017      0.608
4407535         1-Dec-31      $518,000.00       69.07                              0.250       0.017      0.108
4407577         1-Dec-31      $412,000.00       78.33                              0.250       0.017      0.108
4407673         1-Dec-31      $347,750.00       79.99                              0.250       0.017      0.233
4407966         1-Dec-31      $485,000.00       46.19                              0.250       0.017      0.000
4408079         1-Dec-31      $310,000.00       66.67                              0.250       0.017      0.108
4408163         1-Nov-31      $310,495.28       78.67                              0.250       0.017      0.233
4408171         1-Nov-31      $335,417.97       80.00                              0.250       0.017      0.108
4408215         1-Dec-31      $352,700.00       89.99                   11         0.250       0.017      0.108
4408331         1-Nov-31      $373,693.44       66.79                              0.250       0.017      0.233
4408350         1-Oct-31      $637,001.61       67.16                              0.250       0.017      0.483
4408469         1-Nov-31      $349,705.95       79.55                              0.250       0.017      0.108
4408528         1-Dec-31      $390,000.00       54.17                              0.250       0.017      0.233
4408609         1-Dec-31      $600,000.00       44.78                              0.250       0.017      0.108
4408658         1-Dec-21      $453,000.00       73.06                              0.250       0.017      0.108
4408687         1-Nov-31      $347,714.75       39.77                              0.250       0.017      0.233
4408718         1-Nov-31      $374,692.62       61.32                              0.250       0.017      0.233
4408761         1-Nov-31      $547,539.61       80.00                              0.250       0.017      0.108
4408776         1-Dec-31      $340,000.00       80.00                              0.250       0.017      0.108
4408817         1-Dec-31      $449,000.00       61.93                              0.250       0.017      0.000
4408911         1-Dec-31      $650,000.00       46.43                              0.250       0.017      0.108
4408929         1-Dec-31      $500,000.00       80.00                              0.250       0.017      0.108
4409090         1-Nov-31      $311,737.88       80.00                              0.250       0.017      0.108
4409145         1-Dec-31      $420,000.00       73.04                              0.250       0.017      0.233
4409268         1-Dec-31      $700,000.00       63.64                              0.250       0.017      0.233
4409447         1-Nov-31      $566,523.65       59.68                              0.250       0.017      0.108
4409472         1-Dec-31      $400,000.00       33.33                              0.250       0.017      0.233
4409749         1-Dec-31      $440,000.00       33.59                              0.250       0.017      0.108
4410076         1-Dec-31      $375,000.00       64.99                              0.250       0.017      0.108
4410307         1-Dec-31      $215,000.00       46.94                              0.250       0.017      0.000
4410507         1-Dec-31      $683,000.00       62.09                              0.250       0.017      0.108
4410582         1-Dec-31      $532,000.00       69.45                              0.250       0.017      0.233
4410945         1-Dec-31      $316,000.00       80.00                              0.250       0.017      0.000
4411328         1-Oct-31      $859,833.96       65.00                              0.250       0.017      0.233
4411580         1-Nov-31      $674,446.70       69.23                              0.250       0.017      0.233
4411622         1-Nov-31      $397,681.73       62.68                              0.250       0.017      0.358
4411907         1-Dec-31      $595,000.00       85.00                   11         0.250       0.017      0.108
4412434         1-Dec-31    $1,000,000.00       69.44                              0.250       0.017      0.000
4413269         1-Nov-31      $494,783.96       80.00                              0.250       0.017      0.108
4414119         1-Dec-31      $340,000.00       80.00                              0.250       0.017      0.000
4414274         1-Nov-31      $399,717.68       93.24                   06         0.250       0.017      0.983
4414841         1-Dec-31      $341,000.00       64.95                              0.250       0.017      0.233
4414846         1-Oct-31      $594,045.55       70.00                              0.250       0.017      0.358
4414907         1-Dec-31      $145,000.00       74.36                              0.250       0.017      0.000
4415064         1-Nov-31      $332,546.76       80.00                              0.250       0.017      0.608
4415196         1-Oct-31      $598,889.13       75.00                              0.250       0.017      0.108
4415413         1-Dec-31      $334,800.00       51.51                              0.250       0.017      0.108
4415619         1-Dec-31      $350,000.00       56.00                              0.250       0.017      0.000
4415756         1-Dec-31      $310,000.00       50.41                              0.250       0.017      0.108
4415825         1-Dec-31      $347,500.00       45.42                              0.250       0.017      0.108
4415870         1-Nov-31      $499,589.46       59.52                              0.250       0.017      0.233
4415953         1-Dec-31      $370,500.00       75.61                              0.250       0.017      0.733
4416115         1-Dec-31      $345,000.00       65.09                              0.250       0.017      0.483
4416944         1-Dec-31      $385,000.00       51.33                              0.250       0.017      0.000
4416955         1-Dec-31      $392,000.00       70.00                              0.250       0.017      0.108
4417182         1-Dec-31      $325,000.00       77.38                              0.250       0.017      0.108
4417505         1-Dec-21      $360,000.00       61.54                              0.250       0.017      0.108
4417630         1-Oct-31      $352,631.18       67.33                              0.250       0.017      0.358
4418095         1-Dec-31      $302,000.00       60.40                              0.250       0.017      0.358
4418291         1-Dec-31      $750,000.00       51.02                              0.250       0.017      0.108
4418334         1-Dec-31      $480,000.00       24.00                              0.250       0.017      0.108
4418401         1-Dec-31      $430,000.00       32.45                              0.250       0.017      0.733
4418455         1-Dec-31      $306,000.00       75.56                              0.250       0.017      0.733
4418574         1-Dec-31      $473,000.00       73.91                              0.250       0.017      0.233
4418878         1-Dec-31      $593,000.00       69.76                              0.250       0.017      0.483
4418963         1-Dec-31      $318,500.00       74.94                              0.250       0.017      0.483
4419141         1-Dec-31      $465,000.00       54.71                              0.250       0.017      0.000
4419158         1-Dec-31      $400,000.00       65.04                              0.250       0.017      0.608
4419161         1-Nov-31      $322,635.33       79.88                              0.250       0.017      0.233
4419257         1-Nov-31      $357,049.78       79.99                              0.250       0.017      0.108
4419406         1-Nov-31      $648,967.61       54.58                              0.250       0.017      0.233
4419420         1-Dec-31      $391,500.00       62.14                              0.250       0.017      0.108
4419443         1-Nov-31      $434,660.66       75.00                              0.250       0.017      0.483
4419462         1-Nov-31      $499,609.95       68.97                              0.250       0.017      0.483
4419880         1-Nov-31      $627,472.41       79.25                              0.250       0.017      0.108
4420847         1-Dec-31      $435,000.00       64.44                              0.250       0.017      0.108
4421061         1-Nov-31      $389,180.72       72.13                              0.250       0.017      0.233
4422049         1-Dec-31      $602,700.00       49.40                              0.250       0.017      0.733
4423227         1-Dec-31      $343,200.00       80.00                              0.250       0.017      0.000
4423612         1-Dec-31      $550,000.00       61.11                              0.250       0.017      0.108
4424747         1-Dec-31      $470,000.00       61.04                              0.250       0.017      0.108
4424939         1-Dec-31      $408,000.00       57.46                              0.250       0.017      0.358
4425271         1-Oct-31      $647,902.19       71.43                              0.250       0.017      0.358
4425291         1-Nov-31      $414,668.13       61.94                              0.250       0.017      0.358
4425314         1-Nov-31      $449,640.15       73.77                              0.250       0.017      0.358
4425336         1-Oct-31      $874,523.88       80.00                              0.250       0.017      0.108
4425675         1-Dec-31      $975,000.00       39.00                              0.250       0.017      0.000
4426156         1-Dec-31      $339,000.00       61.64                              0.250       0.017      0.000
4426435         1-Dec-31      $311,300.00       69.18                              0.250       0.017      1.108
4426782         1-Nov-31      $468,286.98       70.00                              0.250       0.017      0.108
4427054         1-Nov-31      $564,525.33       62.09                              0.250       0.017      0.108
4427130         1-Nov-31      $409,655.55       55.70                              0.250       0.017      0.108
4427161         1-Nov-31      $415,650.50       56.99                              0.250       0.017      0.108
4427525         1-Nov-31      $566,499.75       68.73                              0.250       0.017      0.000
4427765         1-Dec-31      $314,000.00       43.61                              0.250       0.017      0.108
4428912         1-Dec-31      $311,000.00       34.56                              0.250       0.017      0.608
4429269         1-Nov-31      $341,133.68       89.99                   24         0.250       0.017      0.483
4429602         1-Dec-31      $400,000.00       61.54                              0.250       0.017      0.000
4429661         1-Nov-31      $419,655.73       74.34                              0.250       0.017      0.233
4431079         1-Dec-31      $400,000.00       29.85                              0.250       0.017      0.000
4431879         1-Dec-31      $310,000.00       35.03                              0.250       0.017      0.108
4432561         1-Dec-31      $305,000.00       79.84                              0.250       0.017      0.233
4432773         1-Dec-31      $415,000.00       69.75                              0.250       0.017      0.233
4433398         1-Dec-31      $597,000.00       79.60                              0.250       0.017      0.483
4433465         1-Dec-31      $439,200.00       80.00                              0.250       0.017      0.000
4433593         1-Nov-31      $699,440.22       54.90                              0.250       0.017      0.358
4434453         1-Dec-31      $467,000.00       67.68                              0.250       0.017      0.233
4436001         1-Dec-31      $344,000.00       80.00                              0.250       0.017      0.108
4436278         1-Dec-31      $700,000.00       50.91                              0.250       0.017      0.000
4439819         1-Dec-31      $396,100.00       80.00                              0.250       0.017      0.108
4440305         1-Dec-31      $331,000.00       84.87                   06         0.250       0.017      0.000
4441008         1-Nov-31      $318,751.15       76.87                              0.250       0.017      0.483
4441697         1-Nov-31      $329,736.10       76.74                              0.250       0.017      0.358
4442947         1-Nov-31      $352,753.40       79.88                              0.250       0.017      0.108
4443007         1-Nov-31      $364,693.36       79.94                              0.250       0.017      0.108
4446052         1-Nov-31      $331,741.00       65.10                              0.250       0.017      0.483
4446260         1-Dec-31      $337,750.00       93.11                   24         0.250       0.017      0.608
4591459         1-Nov-31      $639,448.97       78.05                              0.250       0.017      0.000
4599296         1-Oct-31      $514,213.84       64.38                              0.250       0.017      0.608
4600516         1-Oct-31      $415,598.60       75.00                              0.250       0.017      0.483
4608709         1-Oct-31      $335,061.66       80.00                              0.250       0.017      0.358
4611943         1-Oct-31      $321,943.10       76.79                              0.250       0.017      0.000
4612834         1-Oct-31      $580,020.98       64.56                              0.250       0.017      0.108
4613634         1-Oct-31      $334,454.18       79.76                              0.250       0.017      0.483
4614089         1-Nov-31      $366,699.17       74.90                              0.250       0.017      0.233
4619300         1-Oct-31      $319,473.87       79.01                              0.250       0.017      0.233
4620837         1-Oct-31      $385,909.01       75.00                              0.250       0.017      0.358
4622502         1-Oct-31      $938,454.49       47.00                              0.250       0.017      0.233
4646543         1-Nov-31      $417,640.10       59.71                              0.250       0.017      0.000
4661732         1-Nov-31      $414,151.77       64.06                              0.250       0.017      0.108
4667663         1-Oct-26      $441,016.07       54.39                              0.250       0.017      0.108
4674594         1-Nov-31      $317,081.39       80.00                              0.250       0.017      0.233
4685400         1-Nov-31      $337,716.04       80.00                              0.250       0.017      0.108
4730160         1-Oct-31      $381,955.30       75.31                              0.250       0.017      0.108
4840104         1-Nov-31      $445,625.30       80.00                              0.250       0.017      0.108
4879508         1-Oct-31      $648,899.73       74.93                              0.250       0.017      0.108
4882098         1-Oct-31      $306,221.75       75.00                              0.250       0.017      0.108
4945200         1-Nov-31      $385,591.40       74.21                              0.250       0.017      0.358
5075916         1-Nov-31      $432,627.20       74.02                              0.250       0.017      0.000
5849560         1-Oct-31      $322,468.92       58.20                              0.250       0.017      0.233
5918837         1-Nov-31      $352,296.42       79.99                              0.250       0.017      0.000
5929411         1-Nov-31      $371,687.47       73.66                              0.250       0.017      0.108
5950086         1-Nov-31      $412,136.05       69.92                              0.250       0.017      0.000
5955629         1-Nov-31      $599,508.18       80.00                              0.250       0.017      0.233
5963136         1-Aug-31      $333,918.82       72.06                              0.250       0.017      0.358
5967721         1-Jul-31      $820,665.89       58.86                              0.250       0.017      0.358
5993330         1-Nov-31      $839,276.77       70.00                              0.250       0.017      0.000
5994505         1-Dec-31      $520,000.00       80.00                              0.250       0.017      0.000
5994832         1-Dec-31      $767,000.00       38.35                              0.250       0.017      0.358
5997434         1-Nov-31      $475,806.66       80.00                              0.250       0.017      0.233
5998472         1-Nov-31      $428,847.78       70.00                              0.250       0.017      0.358
6007126         1-Oct-31      $491,969.59       80.00                              0.250       0.017      0.108
6017534         1-Oct-31      $379,448.18       80.00                              0.250       0.017      0.858
6018893         1-Oct-31      $410,821.92       80.00                              0.250       0.017      0.608
6019041         1-Nov-31      $588,305.33       42.06                              0.250       0.017      0.108
6019898         1-Nov-31      $ 47,417.33       70.00                              0.250       0.017      1.233
6020919         1-Nov-31      $343,710.99       80.00                              0.250       0.017      0.108
6021142         1-Jun-31      $490,421.74       90.00                   06         0.250       0.017      0.733
6029218         1-Nov-31      $530,514.78       79.99                              0.250       0.017      0.233
6033241         1-Jul-31      $404,050.42       41.59                              0.250       0.017      0.983
6033983         1-Aug-31      $662,309.37       70.00                              0.250       0.017      0.733
6039672         1-Nov-31      $369,696.71       69.94                              0.250       0.017      0.233
6039738         1-Nov-21      $471,080.08       48.26                              0.250       0.017      0.108
6086734         1-Nov-31      $383,427.60       80.00                              0.250       0.017      0.108
6100370         1-Nov-31      $411,653.87       80.00                              0.250       0.017      0.108
6115100         1-Nov-31      $704,407.71       75.81                              0.250       0.017      0.108
6156349         1-Oct-31      $973,511.66       65.00                              0.250       0.017      0.608
6157406         1-Oct-31      $391,339.46       67.59                              0.250       0.017      0.108
6219931         1-Nov-31      $798,176.85       61.45                              0.250       0.017      0.483
6224899         1-Nov-31      $341,712.68       62.18                              0.250       0.017      0.108
6238684         1-Nov-31      $607,489.20       80.00                              0.250       0.017      0.108
7888528         1-Oct-31      $549,160.43       64.21                              0.250       0.017      0.608
8339951         1-Oct-31      $534,141.80       79.26                              0.250       0.017      0.358
8353624         1-Nov-30      $271,130.32       80.00                              0.250       0.017      1.483
8359389         1-Jul-31      $336,665.59       79.99                              0.250       0.017      0.483
8380811         1-Oct-31      $479,248.84       51.43                              0.250       0.017      0.483
8425533         1-Nov-31      $314,728.80       65.63                              0.250       0.017      0.000
8502237         1-Oct-31      $384,363.97       69.97                              0.250       0.017      0.233
8530694         1-Oct-31      $534,141.80       38.49                              0.250       0.017      0.358
8534930         1-Sep-31      $323,954.23       80.00                              0.250       0.017      0.608
8552474         1-Oct-31      $440,579.80       80.00                              0.250       0.017      0.358
8568822         1-Oct-31      $319,761.13       95.00                   13         0.250       0.017      0.608
8580421         1-Nov-31      $749,354.26       68.77                              0.250       0.017      0.000
8600530         1-Oct-31      $333,697.45       80.00                              0.250       0.017      0.233
8610591         1-Jul-31      $317,238.60       60.26                              0.250       0.017      0.733
8617148         1-Oct-31      $638,947.72       80.00                              0.250       0.017      0.233
8627252         1-Oct-31      $387,923.14       79.74                              0.250       0.017      0.233
8639004         1-Jul-31      $398,341.38       56.34                              0.250       0.017      0.233
8639072         1-Jul-31      $575,517.55       68.00                              0.250       0.017      0.233
8649878         1-Jun-31      $370,188.21       74.70                              0.250       0.017      0.358
8666663         1-Oct-31      $323,050.09       80.00                              0.250       0.017      0.608
8679213         1-Jul-31      $348,651.93       77.78                              0.250       0.017      0.608
8686242         1-Oct-31      $596,760.13       44.27                              0.250       0.017      0.733
8696516         1-Jul-31      $435,772.81       70.00                              0.250       0.017      0.483
8700043         1-Jun-31      $365,340.03       67.96                              0.250       0.017      0.733
8700739         1-Aug-31      $411,892.58       90.00                   01         0.250       0.017      0.858
8703031         1-Jul-31      $442,372.70       80.00                              0.250       0.017      0.858
8703265         1-Jul-31      $318,797.62       80.00                              0.250       0.017      0.733
8704588         1-Jun-31      $457,950.86       80.00                              0.250       0.017      1.108
8704875         1-Aug-31      $438,617.62       80.00                              0.250       0.017      0.608
8705986         1-Aug-31      $647,850.07       42.76                              0.250       0.017      0.233
8710680         1-Aug-31      $398,830.91       55.56                              0.250       0.017      0.858
8714960         1-Aug-31      $415,719.02       80.00                              0.250       0.017      0.608
8715595         1-Jul-31      $415,991.56       80.00                              0.250       0.017      0.608
8719843         1-Aug-31      $448,651.54       72.00                              0.250       0.017      0.733
8722104         1-Jul-31      $340,316.46       80.00                              0.250       0.017      0.733
8723220         1-Jul-31      $319,469.78       83.26                   12         0.250       0.017      0.233
8723783         1-Oct-31      $390,977.98       89.90                   06         0.250       0.017      0.733
8724970         1-Aug-31      $472,108.73       80.00                              0.250       0.017      0.483
8727280         1-Jul-31      $390,452.44       70.00                              0.250       0.017      0.483
8728681         1-Aug-31      $466,027.97       68.75                              0.250       0.017      0.483
8729411         1-Oct-31      $401,574.79       80.00                              0.250       0.017      0.358
8729430         1-Jul-31      $346,293.64       80.00                              0.250       0.017      0.608
8730658         1-Jul-31      $390,490.14       78.40                              0.250       0.017      0.608
8731082         1-Jul-31      $664,929.00       67.77                              0.250       0.017      0.608
8732358         1-Jul-31      $383,553.38       50.00                              0.250       0.017      0.733
8732727         1-Sep-31      $540,804.69       80.00                              0.250       0.017      0.358
8738076         1-Jul-31      $537,292.37       80.00                              0.250       0.017      0.983
8739613         1-Oct-31      $620,503.05       71.44                              0.250       0.017      0.358
8742838         1-Jul-31      $946,249.52       17.27                              0.250       0.017      0.483
8743036         1-Jul-31      $501,778.23       80.00                              0.250       0.017      0.608
8744011         1-Oct-31      $433,835.73       80.00                              0.250       0.017      0.608
8746024         1-Jul-31      $446,142.32       51.49                              0.250       0.017      0.233
8748377         1-Jul-31      $341,726.78       80.00                              0.250       0.017      0.108
8751377         1-Aug-31      $447,317.59       32.11                              0.250       0.017      0.483
8752670         1-Jul-31      $333,924.94       80.00                              0.250       0.017      0.733
8753854         1-Jul-31      $396,142.74       80.00                              0.250       0.017      0.858
8754658         1-Jul-31      $445,380.67       80.00                              0.250       0.017      0.608
8755072         1-Sep-31      $309,305.50       62.63                              0.250       0.017      0.733
8755495         1-Oct-31      $308,107.08       80.00                              0.250       0.017      0.483
8756000         1-Sep-31      $411,076.98       80.00                              0.250       0.017      0.733
8758183         1-Jul-31      $311,733.54       52.17                              0.250       0.017      0.358
8759969         1-Jul-31      $406,504.62       75.98                              0.250       0.017      0.858
8761128         1-Oct-31      $998,395.87       60.64                              0.250       0.017      0.358
8763736         1-Jul-31      $374,398.97       80.00                              0.250       0.017      0.358
8765164         1-Sep-31      $363,786.63       79.57                              0.250       0.017      0.608
8765452         1-Sep-31      $359,173.15       80.00                              0.250       0.017      0.608
8765856         1-Jul-31      $318,030.07       80.00                              0.250       0.017      0.858
8766717         1-Aug-31      $626,616.12       69.99                              0.250       0.017      0.358
8769298         1-Oct-31      $350,650.41       80.00                              0.250       0.017      0.483
8769542         1-Nov-31      $315,740.97       80.00                              0.250       0.017      0.233
8777926         1-Aug-31      $582,068.22       80.00                              0.250       0.017      0.358
8778628         1-Aug-31      $390,825.36       69.26                              0.250       0.017      0.733
8781685         1-Aug-31      $327,234.76       38.65                              0.250       0.017      0.483
8782157         1-Jul-31      $330,589.35       78.12                              0.250       0.017      0.108
8782162         1-Aug-31      $469,553.64       80.00                              0.250       0.017      0.483
8783834         1-Oct-31      $410,724.09       80.00                              0.250       0.017      0.358
8784389         1-Aug-31      $314,079.32       52.94                              0.250       0.017      0.858
8784877         1-Jul-31      $398,074.36       77.90                              0.250       0.017      0.358
8785948         1-Jul-31      $425,971.78       75.00                              0.250       0.017      0.983
8786494         1-Aug-31      $363,222.48       40.42                              0.250       0.017      0.358
8786557         1-Jul-31      $450,017.18       80.00                              0.250       0.017      0.233
8786761         1-Oct-31      $319,347.59       79.99                              0.250       0.017      0.000
8786777         1-Jul-31      $338,690.40       80.00                              0.250       0.017      0.608
8788139         1-Jul-31      $473,668.54       75.00                              0.250       0.017      0.608
8789325         1-Jul-31      $358,417.14       80.00                              0.250       0.017      0.608
8790742         1-Aug-31      $427,416.14       80.00                              0.250       0.017      0.358
8791986         1-Aug-26      $348,290.52       38.89                              0.250       0.017      0.358
8792107         1-Aug-31      $533,396.85       78.10                              0.250       0.017      0.733
8792575         1-Jul-31      $308,806.01       72.94                              0.250       0.017      0.608
8792866         1-Aug-31      $368,776.18       77.89                              0.250       0.017      0.233
8792872         1-Aug-31      $797,602.77       37.21                              0.250       0.017      0.733
8793871         1-Jul-31      $494,004.22       80.00                              0.250       0.017      0.483
8794358         1-Aug-31      $403,257.44       69.75                              0.250       0.017      0.608
8795369         1-Aug-31      $308,497.14       51.67                              0.250       0.017      0.358
8795891         1-Jul-31      $448,179.24       31.62                              0.250       0.017      0.358
8796854         1-Aug-31      $644,210.89       50.00                              0.250       0.017      0.483
8797369         1-Jul-31      $349,459.48       90.00                   01         0.250       0.017      0.983
8797837         1-Aug-31      $555,157.70       65.53                              0.250       0.017      0.233
8797857         1-Aug-31      $392,599.14       75.00                              0.250       0.017      0.858
8798467         1-Aug-31      $361,986.16       70.00                              0.250       0.017      0.483
8799833         1-Aug-31      $399,877.38       73.09                              0.250       0.017      0.858
8800803         1-Aug-31      $390,438.69       90.00                   01         0.250       0.017      1.233
8801621         1-Sep-31      $622,690.43       75.60                              0.250       0.017      0.733
8802170         1-Aug-31      $418,460.66       67.74                              0.250       0.017      0.858
8803505         1-Oct-31      $404,066.13       80.00                              0.250       0.017      0.000
8804150         1-Oct-31      $439,193.60       74.58                              0.250       0.017      0.358
8805811         1-Aug-31      $327,490.89       67.04                              0.250       0.017      0.608
8805872         1-Aug-31      $398,771.26       50.00                              0.250       0.017      0.608
8805969         1-Aug-31      $398,771.26       65.57                              0.250       0.017      0.608
8806375         1-Aug-31      $486,463.39       61.00                              0.250       0.017      0.483
8808100         1-Oct-31      $430,872.74       79.99                              0.250       0.017      0.108
8808771         1-Aug-31      $383,726.60       60.63                              0.250       0.017      0.233
8809706         1-Aug-31      $358,749.70       79.82                              0.250       0.017      0.000
8811639         1-Oct-31      $648,982.80       45.61                              0.250       0.017      0.483
8812020         1-Aug-31      $947,081.76       63.55                              0.250       0.017      0.608
8816874         1-Oct-21      $348,731.89       69.31                              0.250       0.017      0.733
8817277         1-Aug-31      $479,734.66       78.25                              0.250       0.017      0.483
8817878         1-Aug-31      $362,853.86       59.67                              0.250       0.017      0.483
8818501         1-Aug-31      $368,587.09       80.00                              0.250       0.017      0.483
8823241         1-Aug-31      $348,924.86       61.73                              0.250       0.017      0.608
8829724         1-Oct-31      $848,636.50       77.27                              0.250       0.017      0.358
8831613         1-Aug-31      $337,638.79       84.68                   11         0.250       0.017      0.358
8832223         1-Oct-31      $454,054.27       78.45                              0.250       0.017      0.733
8832563         1-Aug-31      $343,913.67       75.82                              0.250       0.017      0.483
8832893         1-Oct-31      $768,853.53       64.17                              0.250       0.017      0.733
8833494         1-Sep-31      $371,124.13       80.00                              0.250       0.017      0.483
8833872         1-Sep-31      $392,484.25       80.00                              0.250       0.017      0.483
8835194         1-Oct-31      $519,165.85       60.38                              0.250       0.017      0.358
8835884         1-Aug-31      $458,515.41       79.31                              0.250       0.017      0.358
8837249         1-Aug-31      $308,050.78       75.00                              0.250       0.017      0.608
8837553         1-Aug-31      $358,866.46       78.26                              0.250       0.017      0.483
8838533         1-Aug-31      $705,878.46       80.00                              0.250       0.017      0.733
8839454         1-Aug-31      $451,672.94       79.96                              0.250       0.017      0.858
8841758         1-Oct-31      $778,748.80       80.00                              0.250       0.017      0.358
8842449         1-Sep-31      $364,856.36       59.38                              0.250       0.017      0.358
8842533         1-Aug-31      $356,817.12       57.74                              0.250       0.017      0.608
8843398         1-Oct-31      $350,004.54       80.00                              0.250       0.017      0.483
8843727         1-Sep-31      $399,103.84       88.40                   12         0.250       0.017      0.733
8843787         1-Oct-31      $408,826.72       70.00                              0.250       0.017      0.233
8847379         1-Aug-31      $339,699.27       80.00                              0.250       0.017      0.608
8850835         1-Oct-31      $615,036.01       80.00                              0.250       0.017      0.483
8852008         1-Oct-31      $374,934.71       80.00                              0.250       0.017      0.000
8852557         1-Oct-31      $499,217.55       31.25                              0.250       0.017      0.483
8853790         1-Sep-31      $648,543.77       79.27                              0.250       0.017      0.733
8856011         1-Sep-31      $339,238.27       60.18                              0.250       0.017      0.733
8859510         1-Oct-31      $449,241.73       76.27                              0.250       0.017      0.108
8859732         1-Oct-31      $912,497.25       45.70                              0.250       0.017      0.233
8859973         1-Sep-31      $309,339.36       74.70                              0.250       0.017      0.983
8860080         1-Sep-31      $367,111.91       80.00                              0.250       0.017      0.358
8861937         1-Oct-31      $541,585.85       70.00                              0.250       0.017      0.108
8863869         1-Sep-31      $597,789.21       80.00                              0.250       0.017      0.483
8868346         1-Oct-31      $448,269.36       80.00                              0.250       0.017      0.108
8868525         1-Oct-31      $587,146.14       58.80                              0.250       0.017      0.858
8868555         1-Oct-31      $307,518.01       80.00                              0.250       0.017      0.483
8869143         1-Oct-31      $509,201.90       72.86                              0.250       0.017      0.483
8870406         1-Nov-31      $408,637.77       62.06                              0.250       0.017      0.233
8873521         1-Oct-31      $362,431.94       66.61                              0.250       0.017      0.483
8873604         1-Oct-31      $569,039.51       69.51                              0.250       0.017      0.108
8874625         1-Oct-31      $610,067.31       65.00                              0.250       0.017      0.608
8874723         1-Oct-31      $427,146.54       79.55                              0.250       0.017      0.233
8875355         1-Aug-31      $323,054.05       71.43                              0.250       0.017      0.983
8875713         1-Oct-31      $748,855.12       51.72                              0.250       0.017      0.608
8876986         1-Sep-31      $350,073.81       68.80                              0.250       0.017      0.483
8880930         1-Oct-31      $409,231.66       64.69                              0.250       0.017      0.108
8881414         1-Oct-31      $326,662.03       80.00                              0.250       0.017      0.233
8882542         1-Oct-31      $324,465.65       28.89                              0.250       0.017      0.233
8883185         1-Oct-31      $302,725.51       80.00                              0.250       0.017      0.483
8884687         1-Sep-31      $401,053.51       67.00                              0.250       0.017      0.483
8884955         1-Oct-31      $536,779.35       80.00                              0.250       0.017      0.608
8887140         1-Oct-31      $587,033.23       80.00                              0.250       0.017      0.233
8888234         1-Oct-31      $329,496.24       62.99                              0.250       0.017      0.608
8888632         1-Sep-31      $454,005.77       65.00                              0.250       0.017      0.858
8888917         1-Oct-31      $673,168.42       75.00                              0.250       0.017      0.358
8889316         1-Oct-31      $731,241.87       75.00                              0.250       0.017      0.483
8890116         1-Oct-31      $382,400.63       73.80                              0.250       0.017      0.483
8891396         1-Oct-31      $451,274.93       80.00                              0.250       0.017      0.358
8892132         1-Oct-31      $444,031.93       61.35                              0.250       0.017      0.000
8893819         1-Oct-31      $470,720.22       75.00                              0.250       0.017      0.233
8895149         1-Oct-31      $470,480.71       80.00                              0.250       0.017      0.608
8895985         1-Oct-31      $578,144.15       80.00                              0.250       0.017      0.108
8896442         1-Sep-31      $415,220.42       75.00                              0.250       0.017      0.233
8896609         1-Oct-31      $379,405.33       63.33                              0.250       0.017      0.483
8897792         1-Oct-31      $400,573.87       75.00                              0.250       0.017      0.108
8898321         1-Oct-31      $374,398.46       75.00                              0.250       0.017      0.358
8899615         1-Oct-31      $447,316.13       80.00                              0.250       0.017      0.608
8900220         1-Oct-21      $336,258.35       75.00                              0.250       0.017      0.608
8901397         1-Oct-31      $404,853.04       67.67                              0.250       0.017      0.483
8901576         1-Oct-31      $443,305.19       77.22                              0.250       0.017      0.483
8901617         1-Oct-31      $324,465.65       33.33                              0.250       0.017      0.233
8901885         1-Oct-31      $399,342.33       74.35                              0.250       0.017      0.233
8902584         1-Oct-31      $324,491.41       78.31                              0.250       0.017      0.483
8903554         1-Sep-31      $426,069.14       79.99                              0.250       0.017      0.608
8904553         1-Sep-31      $435,933.92       80.00                              0.250       0.017      0.483
8906175         1-Sep-31      $401,076.68       80.00                              0.250       0.017      0.608
8907413         1-Oct-31      $399,389.39       76.92                              0.250       0.017      0.608
8908034         1-Oct-31      $301,104.12       80.00                              0.250       0.017      0.233
8909257         1-Oct-31      $416,347.43       73.29                              0.250       0.017      0.483
8910030         1-Oct-31      $873,596.39       66.04                              0.250       0.017      0.358
8910205         1-Oct-21      $405,283.84       49.05                              0.250       0.017      0.233
8911023         1-Oct-31      $533,542.76       80.00                              0.250       0.017      0.358
8912697         1-Oct-31      $320,030.30       66.60                              0.250       0.017      0.608
8912805         1-Oct-31      $456,799.32       79.51                              0.250       0.017      0.608
8912885         1-Oct-31      $398,590.63       80.00                              0.250       0.017      0.608
8913242         1-Oct-31      $335,474.20       80.00                              0.250       0.017      0.483
8913517         1-Oct-31      $537,746.80       79.99                              0.250       0.017      0.000
8915243         1-Oct-31      $399,342.33       74.54                              0.250       0.017      0.233
8916714         1-Oct-31      $317,489.91       70.67                              0.250       0.017      0.358
8916825         1-Oct-31      $449,260.13       75.00                              0.250       0.017      0.233
8917837         1-Oct-31      $301,075.26       80.00                              0.250       0.017      0.608
8918272         1-Oct-31      $329,483.58       54.55                              0.250       0.017      0.483
8920201         1-Oct-31      $334,475.76       45.58                              0.250       0.017      0.483
8920283         1-Oct-31      $434,286.73       59.18                              0.250       0.017      0.483
8922183         1-Oct-31      $358,810.50       78.15                              0.250       0.017      0.358
8922307         1-Oct-31      $965,330.19       66.69                              0.250       0.017      0.000
8923256         1-Oct-31      $603,330.77       70.00                              0.250       0.017      0.358
8923424         1-Oct-31      $303,130.00       68.93                              0.250       0.017      0.483
8923759         1-Oct-31      $648,982.80       52.00                              0.250       0.017      0.483
8923798         1-Oct-31      $478,030.44       69.93                              0.250       0.017      0.358
8924734         1-Oct-31      $598,988.97       63.16                              0.250       0.017      0.108
8924787         1-Oct-31      $327,460.71       80.00                              0.250       0.017      0.233
8924798         1-Oct-31      $349,438.57       39.11                              0.250       0.017      0.358
8924918         1-Oct-31      $768,824.58       73.33                              0.250       0.017      0.608
8925051         1-Oct-31      $334,462.61       67.00                              0.250       0.017      0.358
8925094         1-Oct-31      $367,394.96       80.00                              0.250       0.017      0.233
8925728         1-Oct-31      $378,102.31       61.08                              0.250       0.017      0.233
8926113         1-Oct-31      $528,988.73       65.43                              0.250       0.017      0.483
8926187         1-Oct-31      $321,470.58       64.40                              0.250       0.017      0.233
8926473         1-Oct-31      $375,366.43       80.00                              0.250       0.017      0.108
8926816         1-Oct-31      $434,302.20       66.92                              0.250       0.017      0.358
8928900         1-Oct-31      $585,675.14       74.92                              0.250       0.017      0.483
8930351         1-Sep-31      $362,893.56       75.00                              0.250       0.017      0.483
8930759         1-Oct-31      $307,018.79       50.83                              0.250       0.017      0.483
8931900         1-Oct-31      $427,546.35       77.85                              0.250       0.017      0.608
8932489         1-Nov-31      $649,440.36       68.16                              0.250       0.017      0.000
8932695         1-Oct-31      $321,483.49       67.08                              0.250       0.017      0.358
8932940         1-Oct-31      $359,477.22       80.00                              0.250       0.017      0.858
8933493         1-Oct-31      $424,301.22       47.22                              0.250       0.017      0.233
8933528         1-Oct-31      $636,003.16       79.92                              0.250       0.017      0.483
8934014         1-Oct-31      $454,287.97       45.50                              0.250       0.017      0.483
8935317         1-Oct-31      $748,826.33       46.88                              0.250       0.017      0.483
8935403         1-Oct-31      $368,307.49       58.11                              0.250       0.017      0.358
8935905         1-Oct-31      $384,382.41       70.00                              0.250       0.017      0.358
8936587         1-Oct-31      $446,300.49       21.29                              0.250       0.017      0.483
8936745         1-Oct-31      $399,001.56       61.54                              0.250       0.017      0.233
8936902         1-Oct-31      $363,430.38       74.90                              0.250       0.017      0.483
8936992         1-Oct-31      $335,461.02       80.00                              0.250       0.017      0.358
8937472         1-Oct-31      $332,438.88       67.68                              0.250       0.017      0.108
8937508         1-Oct-31      $475,255.10       68.00                              0.250       0.017      0.483
8938195         1-Oct-31      $319,499.24       41.29                              0.250       0.017      0.483
8938592         1-Oct-31    $1,198,168.19       60.00                              0.250       0.017      0.608
8939587         1-Nov-31      $362,595.12       78.89                              0.250       0.017      0.108
9163603         1-Nov-31      $649,480.21       76.02                              0.250       0.017      0.358
9165200         1-Nov-31      $389,626.36       77.22                              0.250       0.017      0.233
9192501         1-Oct-31      $304,397.93       62.24                              0.250       0.017      0.233
9204637         1-Nov-31      $434,035.05       80.00                              0.250       0.017      0.108
9220259         1-Nov-31      $974,180.88       65.00                              0.250       0.017      0.108
9220321         1-Nov-31      $539,546.33       68.35                              0.250       0.017      0.108
9227989         1-Nov-31      $505,574.90       46.00                              0.250       0.017      0.108
9231200         1-Nov-31      $329,329.83       80.00                              0.250       0.017      0.233
9239847         1-Dec-31      $390,000.00       70.91                              0.250       0.017      0.108
9257171         1-Dec-31      $311,000.00       64.26                              0.250       0.017      0.233
9259112         1-Nov-31      $359,697.55       80.00                              0.250       0.017      0.108
9261843         1-Oct-31      $551,656.60       65.00                              0.250       0.017      0.608
9263419         1-Nov-31      $342,262.22       54.81                              0.250       0.017      0.108
9263518         1-Oct-31      $614,987.18       70.00                              0.250       0.017      0.233
9266289         1-Nov-31      $390,187.72       55.79                              0.250       0.017      0.358
9266909         1-Nov-31      $350,712.28       69.92                              0.250       0.017      0.233
9272933         1-Nov-31      $311,744.25       62.40                              0.250       0.017      0.233
9274002         1-Nov-31      $332,570.36       75.00                              0.250       0.017      0.108
9274358         1-Nov-31      $324,726.96       74.71                              0.250       0.017      0.108
9275116         1-Nov-31      $446,134.00       69.77                              0.250       0.017      0.233
9275637         1-Dec-31      $979,500.00       69.32                              0.250       0.017      0.000
9278346         1-Nov-31      $322,804.18       61.53                              0.250       0.017      0.608
9279688         1-Nov-31      $764,341.35       61.20                              0.250       0.017      0.000
9280124         1-Nov-31      $388,225.79       66.30                              0.250       0.017      0.983
9281122         1-Nov-31      $339,721.30       45.33                              0.250       0.017      0.233
9282773         1-Dec-31      $435,000.00       55.06                              0.250       0.017      0.233
9284043         1-Nov-31      $699,411.91       70.00                              0.250       0.017      0.108
9286808         1-Nov-31      $459,613.54       63.89                              0.250       0.017      0.108
9289729         1-Nov-31      $433,607.65       70.00                              0.250       0.017      0.000
9290495         1-Nov-31      $386,690.51       75.00                              0.250       0.017      0.358
9290578         1-Dec-31      $447,000.00       73.88                              0.250       0.017      0.000
9298548         1-Nov-31      $374,684.95       54.74                              0.250       0.017      0.108
9298803         1-Nov-31      $310,251.14       90.00                   06         0.250       0.017      0.358
9301870         1-Nov-31      $305,749.17       80.00                              0.250       0.017      0.233
9302266         1-Nov-31      $404,651.30       62.89                              0.250       0.017      0.000
9304338         1-Nov-31      $349,705.96       63.64                              0.250       0.017      0.108
9306501         1-Dec-31      $435,000.00       66.92                              0.250       0.017      0.108
9310632         1-Nov-31      $441,619.44       66.97                              0.250       0.017      0.000
9311614         1-Nov-31      $539,546.33       80.00                              0.250       0.017      0.108
9311697         1-Nov-31      $309,739.56       82.23                   01         0.250       0.017      0.108
9314618         1-Nov-31      $386,674.87       84.13                   01         0.250       0.017      0.108
9316530         1-Nov-31      $487,000.40       75.00                              0.250       0.017      0.233
9321381         1-Nov-31      $387,665.94       80.00                              0.250       0.017      0.000
9325546         1-Nov-31      $548,538.77       61.00                              0.250       0.017      0.108
9325567         1-Oct-31      $399,389.39       54.79                              0.250       0.017      0.608
9325689         1-Nov-31      $409,663.93       79.61                              0.250       0.017      0.233
9325926         1-Oct-31      $459,262.10       66.67                              0.250       0.017      0.358
9326709         1-Dec-31      $427,500.00       75.00                              0.250       0.017      0.233
9327420         1-Nov-31      $647,155.85       48.88                              0.250       0.017      0.108
9327480         1-Oct-31      $317,003.14       53.81                              0.250       0.017      0.483
9327618         1-Oct-31      $360,905.63       53.96                              0.250       0.017      0.233
9327653         1-Nov-31      $329,086.62       73.19                              0.250       0.017      0.358
9328309         1-Nov-31      $444,144.54       70.00                              0.250       0.017      0.358
9328456         1-Oct-31      $451,327.00       68.48                              0.250       0.017      0.733
9328460         1-Oct-31      $567,132.93       63.11                              0.250       0.017      0.608
9329058         1-Nov-31      $336,230.90       73.47                              0.250       0.017      0.358
9329059         1-Nov-31      $499,579.93       68.87                              0.250       0.017      0.108
9329089         1-Oct-31      $361,390.00       47.01                              0.250       0.017      0.108
9329673         1-Nov-31      $499,569.51       59.17                              0.250       0.017      0.000
9329885         1-Oct-31      $385,410.76       67.13                              0.250       0.017      0.608
9330004         1-Oct-31      $318,944.60       62.26                              0.250       0.017      0.000
9330070         1-Oct-31      $587,009.17       48.00                              0.250       0.017      0.108
9330073         1-Oct-31      $396,378.73       28.56                              0.250       0.017      0.483
9330246         1-Oct-31      $361,447.39       55.69                              0.250       0.017      0.608
9330346         1-Nov-31      $423,652.44       74.39                              0.250       0.017      0.233
9330711         1-Oct-31      $447,598.45       68.97                              0.250       0.017      0.483
9330780         1-Oct-31      $434,211.37       29.49                              0.250       0.017      0.000
9330886         1-Oct-31      $384,366.98       65.25                              0.250       0.017      0.233
9331033         1-Nov-31      $303,744.60       80.00                              0.250       0.017      0.108
9331093         1-Nov-31      $339,728.10       59.65                              0.250       0.017      0.358
9331287         1-Nov-31      $423,877.21       79.29                              0.250       0.017      0.608
9331289         1-Nov-31      $592,513.92       69.76                              0.250       0.017      0.233
9331298         1-Oct-31      $611,992.11       44.42                              0.250       0.017      0.233
9331367         1-Nov-31      $374,692.61       34.09                              0.250       0.017      0.233
9332019         1-Oct-31      $431,307.01       60.00                              0.250       0.017      0.358
9332035         1-Nov-31      $392,558.24       26.53                              0.250       0.017      0.358
9332060         1-Nov-31      $624,210.94       48.08                              0.250       0.017      0.358
9332080         1-Nov-31      $312,880.73       75.00                              0.250       0.017      0.483
9332089         1-Nov-31      $304,762.07       70.11                              0.250       0.017      0.483
9332113         1-Oct-31      $340,741.90       73.39                              0.250       0.017      0.733
9332145         1-Oct-31      $873,596.39       62.95                              0.250       0.017      0.358
9332348         1-Oct-31      $783,740.77       67.67                              0.250       0.017      0.358
9332389         1-Nov-31      $346,016.13       28.98                              0.250       0.017      0.233
9332403         1-Nov-31      $337,729.71       41.73                              0.250       0.017      0.358
9332652         1-Nov-31      $472,131.40       52.21                              0.250       0.017      0.483
9332711         1-Oct-31      $399,342.33       42.11                              0.250       0.017      0.233
9332723         1-Oct-31      $466,269.18       66.71                              0.250       0.017      0.483
9332831         1-Oct-31      $445,284.56       56.46                              0.250       0.017      0.358
9332944         1-Oct-31      $477,270.32       78.36                              0.250       0.017      0.608
9332950         1-Oct-31      $540,110.50       68.05                              0.250       0.017      0.233
9333670         1-Oct-31      $514,106.20       58.52                              0.250       0.017      0.358
9333842         1-Oct-31      $367,424.11       51.98                              0.250       0.017      0.483
9333865         1-Nov-31      $366,691.67       74.90                              0.250       0.017      0.108
9334071         1-Nov-31      $549,560.17       39.57                              0.250       0.017      0.358
9334481         1-Nov-31      $539,557.36       67.25                              0.250       0.017      0.233
9334643         1-Nov-31      $349,705.96       58.33                              0.250       0.017      0.108
9334691         1-Nov-31      $649,492.93       54.17                              0.250       0.017      0.483
9334714         1-Nov-31      $411,662.28       63.38                              0.250       0.017      0.233
9334895         1-Oct-31      $405,364.64       70.00                              0.250       0.017      0.483
9334972         1-Nov-31      $713,483.23       71.76                              0.250       0.017      0.858
9335153         1-Oct-31      $352,932.94       79.99                              0.250       0.017      0.358
9335244         1-Nov-31      $317,751.93       67.66                              0.250       0.017      0.483
9335311         1-Nov-31      $503,576.57       68.11                              0.250       0.017      0.108
9335775         1-Nov-31      $624,487.69       67.57                              0.250       0.017      0.233
9335818         1-Oct-31      $452,255.19       57.34                              0.250       0.017      0.233
9335826         1-Oct-31      $611,191.20       40.83                              0.250       0.017      0.233
9335919         1-Nov-31      $360,451.38       53.78                              0.250       0.017      0.358
9336231         1-Nov-31      $450,630.31       74.79                              0.250       0.017      0.233
9336405         1-Nov-31      $569,509.24       67.46                              0.250       0.017      0.000
9336417         1-Oct-31      $409,358.37       75.09                              0.250       0.017      0.483
9336444         1-Oct-31      $390,341.12       60.15                              0.250       0.017      0.108
9336470         1-Nov-31      $368,182.72       60.41                              0.250       0.017      0.000
9336568         1-Oct-31      $369,376.52       78.72                              0.250       0.017      0.108
9336632         1-Nov-31      $712,929.43       31.71                              0.250       0.017      0.358
9336715         1-Nov-31      $349,406.21       69.38                              0.250       0.017      0.108
9336878         1-Oct-31      $599,171.45       63.42                              0.250       0.017      1.108
9337669         1-Oct-31      $648,874.58       59.09                              0.250       0.017      0.108
9337867         1-Oct-31      $550,094.06       68.88                              0.250       0.017      0.233
9337887         1-Oct-31      $374,352.44       65.22                              0.250       0.017      0.000
9337917         1-Nov-31      $558,364.08       55.88                              0.250       0.017      0.483
9337922         1-Nov-31      $401,701.65       32.16                              0.250       0.017      0.733
9337979         1-Oct-31      $988,911.10       70.00                              0.250       0.017      0.358
9338014         1-Oct-31      $407,597.32       69.91                              0.250       0.017      0.000
9338040         1-Oct-31      $362,373.16       67.60                              0.250       0.017      0.000
9338082         1-Oct-31      $463,237.10       80.00                              0.250       0.017      0.233
9338124         1-Nov-31      $436,632.87       48.56                              0.250       0.017      0.108
9338136         1-Nov-31      $629,496.20       72.00                              0.250       0.017      0.358
9338168         1-Nov-31      $332,694.32       52.03                              0.250       0.017      0.233
9338227         1-Oct-31      $648,877.57       59.91                              0.250       0.017      0.000
9338375         1-Oct-31      $494,225.36       67.81                              0.250       0.017      0.483
9338408         1-Nov-31      $349,713.11       76.92                              0.250       0.017      0.233
9338412         1-Nov-31      $736,395.89       46.06                              0.250       0.017      0.233
9338455         1-Nov-31      $449,640.14       64.29                              0.250       0.017      0.358
9338524         1-Oct-31      $402,153.86       69.93                              0.250       0.017      0.358
9338525         1-Nov-31      $349,713.11       58.33                              0.250       0.017      0.233
9338608         1-Oct-31      $595,020.07       66.22                              0.250       0.017      0.233
9338639         1-Nov-31      $409,655.55       53.91                              0.250       0.017      0.108
9338892         1-Nov-31      $444,535.32       65.43                              0.250       0.017      0.233
9338907         1-Nov-31      $309,726.49       72.96                              0.250       0.017      0.000
9339176         1-Nov-31      $319,744.10       80.00                              0.250       0.017      0.358
9339370         1-Oct-31      $499,197.93       66.67                              0.250       0.017      0.358
9339374         1-Oct-31      $392,337.77       67.18                              0.250       0.017      0.108
9339421         1-Oct-31      $723,748.06       65.91                              0.250       0.017      0.000
9339471         1-Oct-31      $437,279.85       67.38                              0.250       0.017      0.233
9339478         1-Nov-31      $488,599.17       77.62                              0.250       0.017      0.233
9339506         1-Nov-31      $442,128.25       75.00                              0.250       0.017      0.108
9339579         1-Oct-26      $344,178.90       60.00                              0.250       0.017      0.483
9339688         1-Nov-31      $421,145.88       63.86                              0.250       0.017      0.108
9339715         1-Nov-31      $803,372.80       69.97                              0.250       0.017      0.483
9339770         1-Nov-31      $389,680.32       69.03                              0.250       0.017      0.233
9339865         1-Nov-31      $399,663.95       60.15                              0.250       0.017      0.108
9339874         1-Nov-31      $609,499.98       75.87                              0.250       0.017      0.233
9339947         1-Oct-31      $404,283.38       54.00                              0.250       0.017      0.000
9339977         1-Nov-31      $369,704.12       58.27                              0.250       0.017      0.358
9339986         1-Nov-31      $479,596.74       51.34                              0.250       0.017      0.108
9339988         1-Nov-31      $609,512.19       46.92                              0.250       0.017      0.358
9339993         1-Oct-31      $348,746.73       79.99                              0.250       0.017      0.000
9340049         1-Nov-31      $396,166.88       50.51                              0.250       0.017      0.108
9340052         1-Oct-31      $315,467.52       80.00                              0.250       0.017      0.108
9340257         1-Nov-31      $357,206.96       77.72                              0.250       0.017      0.233
9340269         1-Nov-31      $528,337.52       75.00                              0.250       0.017      0.483
9340295         1-Oct-31      $353,018.63       80.00                              0.250       0.017      0.233
9340399         1-Dec-31      $464,500.00       62.77                              0.250       0.017      0.000
9340489         1-Nov-31      $339,728.10       79.07                              0.250       0.017      0.358
9340508         1-Oct-31      $464,734.63       70.00                              0.250       0.017      0.233
9340534         1-Nov-31      $640,461.48       42.73                              0.250       0.017      0.108
9340662         1-Nov-31      $382,178.65       75.00                              0.250       0.017      0.108
9341087         1-Nov-31      $499,590.15       54.95                              0.250       0.017      0.233
9341155         1-Nov-31      $564,536.87       62.78                              0.250       0.017      0.233
9341246         1-Nov-31      $382,030.06       70.00                              0.250       0.017      0.108
9341316         1-Nov-31      $649,467.20       78.79                              0.250       0.017      0.233
9341561         1-Nov-31      $507,573.22       80.00                              0.250       0.017      0.108
9341581         1-Nov-31      $347,607.72       79.99                              0.250       0.017      0.108
9342231         1-Nov-31      $325,239.70       61.42                              0.250       0.017      0.358
9342262         1-Dec-31      $348,000.00       56.59                              0.250       0.017      0.233
9342325         1-Oct-31      $337,471.05       73.02                              0.250       0.017      0.483
9342348         1-Oct-31      $449,222.92       46.63                              0.250       0.017      0.000
9342585         1-Dec-31      $507,000.00       72.43                              0.250       0.017      0.358
9343108         1-Nov-31      $329,755.09       55.00                              0.250       0.017      0.733
9343189         1-Oct-31      $998,355.82       62.50                              0.250       0.017      0.233
9343277         1-Nov-31      $499,609.94       78.74                              0.250       0.017      0.483
9343290         1-Oct-31      $347,413.59       80.00                              0.250       0.017      0.108
9343386         1-Oct-31      $411,823.67       51.11                              0.250       0.017      0.233
9343678         1-Nov-31      $649,467.20       60.47                              0.250       0.017      0.233
9346496         1-Dec-31      $550,000.00       34.38                              0.250       0.017      0.358
9347585         1-Dec-31      $310,000.00       36.47                              0.250       0.017      0.108
9347764         1-Dec-31      $410,000.00       68.33                              0.250       0.017      0.233
9348015         1-Nov-31      $353,709.83       67.43                              0.250       0.017      0.233
9348417         1-Dec-31      $390,000.00       69.03                              0.250       0.017      0.000
9348461         1-Nov-31      $304,767.92       88.41                   12         0.250       0.017      0.608
9349371         1-Nov-31      $411,953.62       45.81                              0.250       0.017      0.108
9349545         1-Nov-31      $356,592.71       69.98                              0.250       0.017      0.000
9349954         1-Dec-31      $318,700.00       74.99                              0.250       0.017      0.108
9350802         1-Nov-31      $423,634.94       56.53                              0.250       0.017      0.000
9351204         1-Dec-31      $356,000.00       76.56                              0.250       0.017      0.358
9352048         1-Dec-31      $540,000.00       63.53                              0.250       0.017      0.233
9352386         1-Nov-31      $318,725.35       69.80                              0.250       0.017      0.000
9352419         1-Nov-31      $405,658.90       67.67                              0.250       0.017      0.108
9353152         1-Nov-31      $735,381.67       68.15                              0.250       0.017      0.108
9353899         1-Dec-31      $544,000.00       67.16                              0.250       0.017      0.233
9354105         1-Dec-31      $330,000.00       75.00                              0.250       0.017      0.108
9355427         1-Dec-31      $510,000.00       64.56                              0.250       0.017      0.108
9357426         1-Nov-31      $444,607.39       59.33                              0.250       0.017      0.000
9358117         1-Dec-31      $400,000.00       80.00                              0.250       0.017      0.108
9358433         1-Nov-31      $439,648.13       48.89                              0.250       0.017      0.358
9358864         1-Dec-31      $800,000.00       62.75                              0.250       0.017      0.233
9359483         1-Nov-31      $349,705.96       72.92                              0.250       0.017      0.108
9359863         1-Nov-31      $360,218.77       75.89                              0.250       0.017      0.483
9359905         1-Nov-31      $378,689.33       43.31                              0.250       0.017      0.233
9360142         1-Nov-31      $581,461.09       74.61                              0.250       0.017      0.108
9360147         1-Nov-31      $338,308.47       57.39                              0.250       0.017      0.000
9360329         1-Nov-31      $303,744.60       57.36                              0.250       0.017      0.108
9360759         1-Nov-31      $346,708.47       78.86                              0.250       0.017      0.108
9360806         1-Nov-31      $403,660.58       42.53                              0.250       0.017      0.108
9360886         1-Nov-31      $449,602.97       36.00                              0.250       0.017      0.000
9361004         1-Dec-31      $490,000.00       39.36                              0.250       0.017      0.000
9361046         1-Dec-31      $565,000.00       78.47                              0.250       0.017      0.483
9361812         1-Dec-31      $365,000.00       52.14                              0.250       0.017      0.108
9361863         1-Dec-31      $375,000.00       70.09                              0.250       0.017      0.108
9362041         1-Dec-31      $578,400.00       68.53                              0.250       0.017      0.483
9362962         1-Nov-31      $337,209.42       68.88                              0.250       0.017      0.000
9363204         1-Dec-31      $467,000.00       67.68                              0.250       0.017      0.358
9364499         1-Nov-31      $349,740.25       77.78                              0.250       0.017      0.733
9440802         1-Dec-31      $475,000.00       79.17                              0.250       0.017      0.483
9869174         1-Dec-31      $366,600.00       76.86                              0.250       0.017      0.483
9869685         1-Dec-31      $493,500.00       70.00                              0.250       0.017      0.000
9873578         1-Dec-31    $1,000,000.00       54.20                              0.250       0.017      0.108
9874527         1-Dec-31      $390,350.00       79.99                              0.250       0.017      0.733
9876987         1-Dec-31      $374,000.00       80.00                              0.250       0.017      0.000

                            $850,669,739.00


COUNT:                                 1902
WAC:                            7.012462479
WAM:                            357.4677284
WALTV:                          65.74788733

                                   EXHIBIT F-2

                       [Schedule of Type 2 Mortgage Loans]



WFMBS
WFMBS   2001-31 EXHIBIT F-2
30 YEAR FIXED RATE NON-RELOCATION  LOANS


(i)            (ii)                                      (iii)     (iv)         (v)            (vi)       (vii)
-----          ------------------------------   -----   --------  --------    --------      ----------  --------
                                                                                NET
MORTGAGE                                                          MORTGAGE    MORTGAGE      CURRENT     ORIGINAL
LOAN                                             ZIP    PROPERTY  INTEREST    INTEREST      MONTHLY      TERM TO
NUMBER         CITY                    STATE    CODE      TYPE     RATE         RATE        PAYMENT     MATURITY
--------       ------------------------------   -----   --------  --------    --------      ----------  --------
4267761        WEST LAKELAND TWP         MN     55402     SFD      6.875       6.500         $2,046.33     360
8671225        MINNETONKA                MN     55345     SFD      7.875       6.500         $2,581.25     360




WFMBS
WFMBS   2001-31 EXHIBIT F-2
30 YEAR FIXED RATE NON-RELOCATION  LOANS



(i)             (viii)        (ix)       (x)     (xi)       (xii)      (xiii)     (xiv)       (xv)
-----         ----------   ---------- --------  -------- ----------   --------  ---------  -----------
                             CUT-OFF
MORTGAGE      SCHEDULED       DATE                        MORTGAGE                MASTER     FIXED
LOAN           MATURITY     PRINCIPAL                     INSURANCE    SERVICE   SERVICE    RETAINED
NUMBER           DATE        BALANCE     LTV    SUBSIDY     CODE         FEE       FEE       YIELD
--------     -----------   ---------- --------  -------- ----------   --------  ---------  -----------
4267761        1-Nov-31   $311,238.31   79.14                           0.250     0.017      0.108
8671225        1-Jun-31   $353,818.49   79.11                           0.250     0.017      1.108

                          $665,056.80

COUNT:                  2
WAC  :        7.407012439
WAM  :        356.3399378
WALTV:        79.12403963

                                   EXHIBIT F-3

                   [Schedule of Other Servicer Mortgage Loans]


WFMBS
WFMBS   2001-31 EXHIBIT F-3
30 YEAR FIXED RATE NON-RELOCATION LOANS



(i)           (ii)                                          (iii)        (iv)         (v)      (vi)           (vii)       (viii)
-----         --------------------------------    -----   --------     --------    --------    ----------    --------   -----------
                                                                                      NET
MORTGAGE                                                               MORTGAGE    MORTGAGE    CURRENT       ORIGINAL    SCHEDULED
LOAN                                               ZIP    PROPERTY     INTEREST    INTEREST    MONTHLY       TERM TO     MATURITY
NUMBER        CITY                       STATE    CODE      TYPE         RATE        RATE      PAYMENT       MATURITY      DATE
--------      --------------------------------    -----   --------     --------    --------    ---------     --------   -----------
4271224       ASBURY                      NJ      08802      SFD        7.500        6.500       $2,167.56     360       1-Aug-31
4282330       ROCKVILLE                   MD      20850      SFD        7.500        6.500       $3,015.36     360       1-Sep-31
4315338       SUNNYVALE                   CA      94086      SFD        6.750        6.483       $2,089.79     360       1-Oct-31
4323398       NEW ORLEANS                 LA      70130      LCO        7.250        6.500       $2,675.30     338       1-Dec-29
4323634       EDGEWATER                   MD      21037      SFD        7.500        6.500       $2,202.53     360       1-Jul-31
4323863       GERMANTOWN                  TN      38139      SFD        7.750        6.500       $2,385.65     360       1-Jul-31
4324337       WATERFORD                   VA      20197      SFD        7.125        6.500       $4,252.51     360       1-Oct-31
4324607       DAVIE                       FL      33330      SFD        7.000        6.500       $2,548.11     360       1-Nov-31
4326489       CABIN JOHN                  MD      20818      SFD        7.125        6.500       $3,031.73     360       1-Oct-31
4328389       COLUMBUS                    OH      43221      SFD        7.375        6.500       $2,431.18     360       1-Oct-31
4328988       OAKTON                      VA      22124      SFD        7.250        6.500       $2,626.38     360       1-Oct-31
4331943       LEESBURG                    VA      20175      SFD        7.125        6.500       $2,964.36     360       1-Oct-31
4339858       MIDDLEBURG                  VA      20117      SFD        7.000        6.500       $2,661.21     360       1-Oct-31
4352690       MANITOWISH WATERS           WI      54545      SFD        7.500        6.500       $2,102.89     360       1-Aug-31
4352956       VENUS                       TX      76084      SFD        7.375        6.500       $2,177.70     360       1-Jul-31
4353620       ASBURY                      NJ      08802      SFD        6.750        6.483       $1,997.04     360       1-Oct-31
4353805       BONITA SPRINGS              FL      34134      LCO        7.375        6.500       $2,161.82     360       1-Oct-31
4363650       WHEATON                     IL      60187      SFD        7.500        6.500       $2,187.84     360       1-Aug-31
4363658       EVANSTON                    IL      60201      SFD        7.375        6.500       $2,028.68     350       1-May-30
4364950       GLENWOOD SPRINGS            CO      81601      SFD        6.875        6.500       $1,057.66     360       1-Nov-31
4365738       SOUTH ELGIN                 IL      60177      SFD        7.500        6.500       $1,957.80     360       1-Aug-31
4365892       WESTMONT                    IL      60559      SFD        7.375        6.500       $3,066.59     360       1-Sep-31
4365922       LOCKPORT                    IL      60441      SFD        7.500        6.500       $5,593.71     360       1-Sep-31
4365928       DOWNERS GROVE               IL      60516      SFD        7.250        6.500       $2,987.93     360       1-Oct-31
4366956       CHICAGO                     IL      60605      SFD        6.750        6.483       $1,904.94     360       1-Oct-31
4372786       ARLINGTON                   VA      22202      SFD        8.050        6.500       $2,801.56     360       1-Sep-31
4377048       LAS VEGAS                   NV      89135      SFD        7.250        6.500       $4,434.15     360       1-Sep-31
4377121       BLUE BELL                   PA      19422      SFD        7.000        6.500       $2,943.30     360       1-Sep-31
4377208       WESTPORT                    CT      06880      SFD        7.250        6.500       $3,596.44     360       1-Sep-31
4377887       INDEPENDENCE                IA      50644      SFD        7.250        6.500       $3,717.86     360       1-Sep-31
4377904       MARLBORO TWP                NJ      07751      SFD        7.500        6.500       $2,740.92     360       1-Sep-31
4377956       CANTON                      MI      48188      SFD        8.125        6.500       $2,968.50     360       1-Jul-31
4394857       CORPUS CHRISTI              TX      78418      SFD        7.250        6.500       $2,619.56     360       1-Sep-31
4394886       TENAFLY                     NJ      07670      SFD        7.250        6.500       $3,044.22     360       1-Sep-31
4394961       BRIGHTON                    MI      48116      SFD        7.500        6.500       $2,985.65     360       1-Sep-31
4394990       SIMSBURY                    CT      06089      SFD        7.750        6.500       $2,292.52     360       1-Sep-31
4395042       PRINCETON                   NJ      08540      SFD        7.000        6.500       $2,594.68     360       1-Sep-31
4395078       SUNNYVALE                   TX      75182      SFD        7.375        6.500       $3,632.95     360       1-Sep-31
4395105       GRAIN VALLEY                MO      64029      SFD        7.375        6.500       $2,016.77     360       1-Sep-31
4395148       COTO DE CAZA                CA      92679      SFD        7.250        6.500       $2,694.60     360       1-Sep-31
4397110       NAPLES                      FL      34109      SFD        7.375        6.500       $5,611.74     360       1-Sep-31
4397139       HARTLAND                    CT      06027      SFD        7.375        6.500       $2,141.10     360       1-Sep-31
4397166       BIRMINGHAM                  AL      35223      SFD        7.250        6.500       $3,690.57     360       1-Sep-31
4397184       SAMMAMISH                   WA      98074      SFD        7.125        6.500       $2,424.71     360       1-Sep-31
4397263       SEATTLE                     WA      98112      LCO        7.000        6.500       $1,979.95     360       1-Sep-31
4397269       SUWANEE                     GA      30024      SFD        7.750        6.500       $2,955.21     360       1-Jul-31
4397281       THOUSAND OAKS               CA      91361      PUD        8.000        6.500       $4,662.34     360       1-Oct-31
4397286       HARRINGTON PARK             NJ      07640      SFD        7.250        6.500       $2,483.12     360       1-Jul-31
4397288       ABILENE                     TX      79602      SFD        7.500        6.500       $3,831.70     360       1-Sep-31
4397320       MAITLAND                    FL      32751      SFD        7.375        6.500       $3,315.24     360       1-May-31
4397346       AUSTIN                      TX      78734      SFD        7.250        6.500       $2,646.84     360       1-Sep-31
4397489       BARRINGTON HILLS            IL      60010      SFD        7.375        6.500       $4,213.12     360       1-Sep-31
4400617       CLARENDON HILLS             IL      60514      SFD        6.875        6.500       $1,880.13     360       1-Nov-31
4400845       MEQUON                      WI      53092      SFD        7.750        6.500       $3,152.21     360       1-Sep-31
4403056       ARLINGTON                   NE      68002      SFD        7.500        6.500       $2,027.72     360       1-Oct-31
4403188       PARAMUS                     NJ      07652      SFD        7.750        6.500       $4,119.38     360       1-Jul-31
4403218       MADISON                     WI      53717      SFD        7.250        6.500       $2,865.15     360       1-Oct-31
4403340       GREENCASTLE                 IN      46135      SFD        7.875        6.500       $2,537.75     360       1-Sep-31
4403351       LINCOLN                     NE      68516      SFD        7.375        6.500       $2,063.05     360       1-Sep-31
4403369       ROCKVILLE CENTRE            NY      11570      SFD        7.500        6.500       $2,034.71     360       1-Sep-31
4403392       LAGUNA BEACH                CA      92651      SFD        7.250        6.500       $4,093.06     360       1-Oct-31
4404485       SAN CLEMENTE                CA      92673      SFD        8.250        6.500       $2,967.50     360       1-Sep-31
4404494       SAN FRANCISCO               CA      94112      SFD        7.875        6.500       $2,291.22     360       1-Oct-31
4404496       WEST BLOOMFIELD             MI      48323      SFD        7.375        6.500       $2,500.25     360       1-Oct-31
4404516       SAN CLEMENTE                CA      92673      SFD        7.250        6.500       $3,144.83     360       1-Oct-31
4404522       EAST GREENVILLE             PA      18041      SFD        7.125        6.500       $2,021.16     360       1-Oct-31
4409137       JACKSONVILLE BEACH          FL      32250      SFD        7.500        6.500       $2,237.49     360       1-May-31
4409162       HAYMARKET                   VA      20169      SFD        7.125        6.500       $2,007.01     360       1-Oct-31
4420829       NIXA                        MO      65714      SFD        7.625        6.500       $2,196.99     360       1-Oct-31
4420864       AMHERST                     NH      03031      SFD        7.000        6.500       $2,128.31     360       1-Sep-31
4420917       HIGHLANDS RANCH             CO      80129      SFD        7.250        6.500       $2,136.58     360       1-Oct-31
4420983       POPLAR GROVE                IL      61065      SFD        7.250        6.500       $4,434.15     360       1-Sep-31
4421052       NORFOLK                     MA      02056      SFD        7.375        6.500       $2,451.90     360       1-Oct-31
4421204       SHELTON                     CT      06484      SFD        7.000        6.500       $2,541.46     360       1-Oct-31
4421241       NORWALK                     CT      06851      SFD        7.000        6.500       $1,979.95     360       1-Oct-31
4422460       CLERMONT                    FL      34711      PUD        7.375        6.500       $2,113.47     360       1-May-31
4422469       BELVIDERE                   IL      61008      SFD        7.625        6.500       $2,378.19     360       1-Sep-31
4422470       TROY                        MI      48098      SFD        7.875        6.500       $2,697.26     360       1-Jul-31
4422484       SUPERIOR                    CO      80027      SFD        7.000        6.500       $2,075.74     360       1-Oct-31
4422485       EDEN PRAIRIE                MN      55346      SFD        7.625        6.500       $2,382.43     360       1-Jul-31
4422492       RENTON                      WA      98056      SFD        7.250        6.500       $2,693.92     360       1-Sep-31
4422494       WARREN                      OR      97053      SFD        7.250        6.500       $2,217.08     360       1-Sep-31
4422495       SEATTLE                     WA      98105      SFD        7.375        6.500       $2,514.06     360       1-Sep-31
4422499       TROY                        MI      48083      SFD        7.250        6.500       $2,674.64     240       1-Sep-21
4422760       CHEBOYGAN                   MI      49721      SFD        7.625        6.500       $3,185.07     360       1-Sep-31
4422793       CAMPBELL                    CA      95008      SFD        7.000        6.500       $2,494.88     360       1-Oct-31
4422904       LONG BRANCH                 NJ      07740      HCO        7.375        6.500       $2,564.13     360       1-Oct-31
4423023       ORANGE                      CA      92869      SFD        7.375        6.500       $2,718.50     360       1-Sep-31
4425657       WENHAM                      MA      01984      SFD        7.625        6.500       $2,831.18     360       1-Apr-31
4425685       LOS ANGELES                 CA      90045      SFD        7.250        6.500       $2,428.55     360       1-Jun-31
4425705       GAITHERSBURG                MD      20882      SFD        7.750        6.500       $2,124.17     360       1-Aug-31
4425796       DALLAS                      TX      75230      SFD        7.125        6.500       $2,856.57     360       1-Sep-31
4425819       SAN DIEGO                   CA      92128      SFD        7.000        6.483       $2,035.83     360       1-Oct-31
4425904       PIEDMONT                    CA      94611      SFD        7.125        6.500       $2,149.17     360       1-Oct-31
4425945       OAK BROOK                   IL      60523      SFD        7.750        6.500       $6,612.49     360       1-Oct-31
4425966       MURRIETA                    CA      92562      SFD        7.250        6.500       $2,331.68     360       1-Oct-31
4425980       FULLERTON                   CA      92835      SFD        6.875        6.483       $3,373.99     360       1-Oct-31
4426085       POTOMAC                     MD      20854      SFD        7.375        6.500       $3,149.48     360       1-Sep-31
4426130       LAGUNA BEACH                CA      92651      SFD        7.375        6.500       $4,420.32     360       1-Sep-31
4426152       WALNUT CREEK                CA      94595      SFD        7.000        6.483       $2,661.21     360       1-Oct-31
4426166       DALY CITY                   CA      94014      SFD        7.125        6.500       $2,425.39     360       1-Oct-31
4426200       NEWPORT COAST               CA      92657      SFD        7.250        6.500       $3,950.48     360       1-Oct-31
4426254       AGOURA HILLS                CA      91301      SFD        7.125        6.500       $3,247.33     360       1-Oct-31
4426279       HUNTINGTON BEACH            CA      92648      SFD        7.250        6.500       $3,172.12     360       1-Oct-31
4426298       SANTA CLARA                 CA      95051      SFD        7.375        6.500       $2,417.37     360       1-Oct-31
4426311       DANVILLE                    CA      94526      SFD        7.250        6.500       $3,492.74     360       1-Sep-31
4426348       COLUMBIA                    MD      21044      SFD        7.250        6.500       $1,975.59     360       1-Sep-31
4426575       ORINDA                      CA      94563      SFD        7.125        6.500       $4,379.18     360       1-Oct-31
4426702       SAN MATEO                   CA      94401      LCO        7.250        6.500       $2,286.66     360       1-Sep-31
4426774       IRVINE                      CA      92604      SFD        7.000        6.483       $2,062.44     360       1-Oct-31
4426842       SAN JOSE                    CA      95123      SFD        7.125        6.500       $2,371.49     360       1-Oct-31
4429694       OLDSMAR                     FL      34677      SFD        6.875        6.483       $1,931.37     360       1-Nov-31
4430248       HUNTINGTON BEACH            CA      92649      SFD        6.750        6.483       $2,283.07     360       1-Nov-31
4431404       LOS ANGELES                 CA      90066      SFD        6.750        6.483       $2,691.34     360       1-Nov-31
4431465       COCOA                       FL      32926      SFD        7.125        6.500       $2,829.62     360       1-Nov-31
4438125       VINEYARD HAVEN              MA      02568      SFD        7.825        6.500       $2,760.13     360       1-Nov-31
4438128       HAYMARKET                   VA      21069      SFD        7.050        6.483       $2,409.86     360       1-Oct-31
4438561       MANASSAS                    VA      20112      SFD        7.900        6.500       $2,387.56     360       1-Oct-31
4438761       REISTERSTOWN                MD      21136      SFD        7.450        6.500       $3,019.07     360       1-Oct-31
4438830       NEWPORT NEWS                VA      23606      SFD        7.300        6.500       $1,974.44     360       1-Oct-31
4442134       SHELTON                     CT      06484      SFD        7.000        6.500       $2,062.44     360       1-Oct-31
4442162       CONYERS                     GA      30013      SFD        7.500        6.500       $2,258.46     360       1-Oct-31
5948186       DRIPPING SPRINGS            TX      78620      SFD        7.625        6.500       $2,355.54     360       1-Apr-31



WFMBS
WFMBS   2001-31 EXHIBIT F-3
30 YEAR FIXED RATE NON-RELOCATION LOANS



(continued)

(i)                (ix)           (x)         (xi)        (xii)       (xiii)       (xiv)        (xv)
-----         --------------     ------     ---------   ----------   --------   -----------  --------
                  CUT-OFF
MORTGAGE           DATE                                  MORTGAGE                  MASTER       FIXED
LOAN             PRINCIPAL                              INSURANCE     SERVICE     SERVICE     RETAINE
NUMBER            BALANCE         LTV        SUBSIDY       CODE         FEE         FEE         YIELD
--------      --------------     ------     ---------   ----------   --------   -----------  --------
4271224        $309,071.10       72.94                                 0.250       0.017        0.733
4282330        $430,283.84       75.00                                 0.250       0.017        0.733
4315338        $321,643.61       72.00                                 0.250       0.017        0.000
4323398        $384,295.77       76.39                                 0.250       0.017        0.483
4323634        $313,816.34       84.00                      6          0.250       0.017        0.733
4323863        $331,661.54       90.00                      13         0.250       0.017        0.983
4324337        $630,187.48       80.00                                 0.250       0.017        0.358
4324607        $382,686.06       60.22                                 0.250       0.017        0.233
4326489        $449,278.16       58.06                                 0.250       0.017        0.358
4328389        $351,462.66       69.02                                 0.250       0.017        0.608
4328988        $384,397.51       70.13                                 0.250       0.017        0.483
4331943        $439,294.19       57.14                                 0.250       0.017        0.358
4339858        $399,342.33       16.67                                 0.250       0.017        0.233
4352690        $299,044.60       75.00                                 0.250       0.017        0.733
4352956        $314,085.57       71.66                                 0.250       0.017        0.608
4353620        $307,368.31       79.99                                 0.250       0.017        0.000
4353805        $312,522.19       84.98                      6          0.250       0.017        0.608
4363650        $311,684.05       93.99                      1          0.250       0.017        0.733
4363658        $289,235.59       74.72                                 0.250       0.017        0.608
4364950        $160,864.74       47.35                                 0.250       0.017        0.108
4365738        $279,160.97       80.00                                 0.250       0.017        0.733
4365892        $442,980.23       76.42                                 0.250       0.017        0.608
4365922        $798,207.72       64.00                                 0.250       0.017        0.733
4365928        $437,249.17       73.62                                 0.250       0.017        0.483
4366956        $293,192.82       70.00                                 0.250       0.017        0.000
4372786        $379,237.73       95.00                                 0.800       0.017        0.733
4377048        $648,469.59       63.41                                 0.250       0.017        0.483
4377121        $441,305.74       80.00                                 0.250       0.017        0.233
4377208        $525,831.37       80.00                                 0.250       0.017        0.483
4377887        $543,706.22       68.13                                 0.250       0.017        0.483
4377904        $391,121.77       80.00                                 0.250       0.017        0.733
4377956        $398,474.57       89.99                      13         0.250       0.017        1.358
4394857        $381,947.65       80.00                                 0.250       0.017        0.483
4394886        $445,199.29       75.00                                 0.250       0.017        0.483
4394961        $426,043.35       54.12                                 0.250       0.017        0.733
4394990        $319,318.06       80.00                                 0.250       0.017        0.983
4395042        $389,035.36       74.29                                 0.250       0.017        0.233
4395078        $524,791.88       67.87                                 0.250       0.017        0.608
4395105        $291,329.33       67.13                                 0.250       0.017        0.608
4395148        $393,549.44       66.39                                 0.250       0.017        0.483
4397110        $810,633.83       67.04                                 0.250       0.017        0.608
4397139        $308,924.64       72.09                                 0.250       0.017        0.608
4397166        $539,726.25       74.11                                 0.250       0.017        0.483
4397184        $359,031.46       80.00                                 0.250       0.017        0.358
4397263        $296,863.88       80.00                                 0.250       0.017        0.233
4397269        $411,025.33       74.32                                 0.250       0.017        0.983
4397281        $634,343.14       67.60                                 0.250       0.017        1.233
4397286        $362,257.51       80.00                                 0.250       0.017        0.483
4397288        $546,772.26       80.00                                 0.250       0.017        0.733
4397320        $477,395.70       78.69                                 0.250       0.017        0.608
4397346        $387,086.49       80.00                                 0.250       0.017        0.483
4397489        $608,598.95       79.69                                 0.250       0.017        0.608
4400617        $285,959.56       90.00                      11         0.250       0.017        0.108
4400845        $438,458.59       78.57                                 0.250       0.017        0.983
4403056        $289,568.21       74.36                                 0.250       0.017        0.733
4403188        $572,944.43       73.25                                 0.250       0.017        0.983
4403218        $419,342.72       72.41                                 0.250       0.017        0.483
4403340        $349,272.62       60.87                                 0.250       0.017        1.108
4403351        $297,571.60       68.67                                 0.250       0.017        0.608
4403369        $290,348.06       63.96                                 0.250       0.017        0.733
4403392        $599,061.05       36.70                                 0.250       0.017        0.483
4404485        $394,239.17       73.83                                 0.250       0.017        1.483
4404494        $315,554.80       80.00                                 0.250       0.017        1.108
4404496        $361,447.39       86.19                      13         0.250       0.017        0.608
4404516        $460,278.59       73.88                                 0.250       0.017        0.483
4404522        $299,031.78       76.92                                 0.250       0.017        0.358
4409137        $318,306.08       80.00                                 0.250       0.017        0.733
4409162        $297,422.13       80.00                                 0.250       0.017        0.358
4420829        $309,949.26       80.00                                 0.250       0.017        0.858
4420864        $318,451.79       79.99                                 0.250       0.017        0.233
4420917        $312,709.86       90.00                      13         0.250       0.017        0.483
4420983        $648,368.38       78.79                                 0.250       0.017        0.483
4421052        $352,978.04       72.15                                 0.250       0.017        0.608
4421204        $381,371.92       73.46                                 0.250       0.017        0.233
4421241        $297,110.68       80.00                                 0.250       0.017        0.233
4422460        $303,829.17       90.00                      12         0.250       0.017        0.608
4422469        $335,265.78       80.00                                 0.250       0.017        0.858
4422470        $370,703.04       75.00                                 0.250       0.017        1.108
4422484        $311,487.03       80.00                                 0.250       0.017        0.233
4422485        $335,366.34       85.00                      12         0.250       0.017        0.858
4422492        $393,970.20       90.00                      11         0.250       0.017        0.483
4422494        $324,234.78       63.73                                 0.250       0.017        0.483
4422495        $363,163.95       72.95                                 0.250       0.017        0.608
4422499        $336,498.13       80.00                                 0.250       0.017        0.483
4422760        $449,016.69       69.23                                 0.250       0.017        0.858
4422793        $374,383.45       75.00                                 0.250       0.017        0.233
4422904        $368,670.99       75.00                                 0.250       0.017        0.608
4423023        $392,559.20       80.00                                 0.250       0.017        0.608
4425657        $397,631.73       80.00                                 0.500       0.017        0.608
4425685        $352,431.05       80.00                                 0.500       0.017        0.233
4425705        $293,645.05       68.95                                 0.500       0.017        0.733
4425796        $422,976.74       80.00                                 0.500       0.017        0.108
4425819        $305,496.88       77.47                                 0.500       0.017        0.000
4425904        $318,488.27       35.44                                 0.500       0.017        0.108
4425945        $921,692.89       65.00                                 0.500       0.017        0.733
4425966        $341,265.11       62.15                                 0.500       0.017        0.233
4425980        $512,734.55       80.00                                 0.375       0.017        0.000
4426085        $454,952.65       53.65                                 0.500       0.017        0.358
4426130        $638,065.02       79.01                                 0.500       0.017        0.358
4426152        $399,342.33       80.00                                 0.500       0.017        0.000
4426166        $359,422.51       90.00                      6          0.500       0.017        0.108
4426200        $578,193.77       74.99                                 0.500       0.017        0.233
4426254        $481,226.77       69.65                                 0.500       0.017        0.108
4426279        $464,272.32       63.18                                 0.500       0.017        0.233
4426298        $349,465.70       79.55                                 0.500       0.017        0.358
4426311        $510,794.52       54.01                                 0.500       0.017        0.233
4426348        $288,918.13       80.00                                 0.500       0.017        0.233
4426575        $648,835.05       59.09                                 0.500       0.017        0.108
4426702        $334,410.78       80.00                                 0.500       0.017        0.233
4426774        $309,490.30       70.78                                 0.500       0.017        0.000
4426842        $351,435.35       80.00                                 0.500       0.017        0.108
4429694        $293,753.01       56.21                                 0.375       0.017        0.000
4430248        $351,696.93       77.88                                 0.250       0.017        0.000
4431404        $414,588.73       74.90                                 0.250       0.017        0.000
4431465        $419,664.13       46.67                                 0.500       0.017        0.108
4438125        $382,234.09       81.38                      12         0.450       0.017        0.858
4438128        $359,813.26       90.00                      6          0.550       0.017        0.000
4438561        $328,048.65       90.00                      33         0.650       0.017        0.733
4438761        $433,250.46       84.95                      12         0.450       0.017        0.483
4438830        $287,328.61       90.00                      6          0.550       0.017        0.233
4442134        $309,490.30       70.14                                 0.250       0.017        0.233
4442162        $322,519.08       88.98                      6          0.250       0.017        0.733
5948186        $330,829.64       80.00                                 0.250       0.017        0.858

             $49,152,337.16



COUNT:                             123
WAC:                        7.33678235
WAM:                       356.0638614
WALTV:                      73.4361747



WFMBS
WFMBS   2001-31 EXHIBIT F-3 (continued)
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)          (xvi)                                   (xvii)
-----        -----------                             -----------
MORTGAGE                                             NMI
LOAN                                                 LOAN
NUMBER       SERVICER                                SELLER
--------     ------------------------------------    ---------------------------

4271224      HSBC MORTGAGE CORP (USA)                HSBC MORTGAGE CORP (USA)
4282330      HSBC MORTGAGE CORP (USA)                HSBC MORTGAGE CORP (USA)
4315338      FIRSTAR                                 FIRSTAR
4323398      HIBERNIA NATIONAL BANK                  HIBERNIA NATIONAL BANK
4323634      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4323863      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4324337      HSBC MORTGAGE CORP (USA)                HSBC MORTGAGE CORP (USA)
4324607      HSBC MORTGAGE CORP (USA)                HSBC MORTGAGE CORP (USA)
4326489      HSBC MORTGAGE CORP (USA)                HSBC MORTGAGE CORP (USA)
4328389      HUNTINGTON MORTGAGE COMPANY             HUNTINGTON MORTGAGE COMPANY
4328988      HSBC MORTGAGE CORP (USA)                HSBC MORTGAGE CORP (USA)
4331943      HIBERNIA NATIONAL BANK                  HIBERNIA NATIONAL BANK
4339858      HSBC MORTGAGE CORP (USA)                HSBC MORTGAGE CORP (USA)
4352690      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4352956      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4353620      FIRSTAR                                 FIRSTAR
4353805      COLONIAL SAVINGS & LOAN                 COLONIAL SAVINGS & LOAN
4363650      MID AMERICA BANK FSB                    MID AMERICA BANK FSB
4363658      MID AMERICA BANK FSB                    MID AMERICA BANK FSB
4364950      COLONIAL SAVINGS & LOAN                 COLONIAL SAVINGS & LOAN
4365738      MID AMERICA BANK FSB                    MID AMERICA BANK FSB
4365892      MID AMERICA BANK FSB                    MID AMERICA BANK FSB
4365922      MID AMERICA BANK FSB                    MID AMERICA BANK FSB
4365928      MID AMERICA BANK FSB                    MID AMERICA BANK FSB
4366956      FIRSTAR                                 FIRSTAR
4372786      CHEVY CHASE SAVINGS BANK                CHEVY CHASE SAVINGS BANK
4377048      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4377121      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4377208      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4377887      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4377904      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4377956      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4394857      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4394886      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4394961      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4394990      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4395042      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4395078      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4395105      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4395148      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4397110      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4397139      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4397166      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4397184      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4397263      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4397269      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4397281      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4397286      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4397288      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4397320      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4397346      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4397489      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4400617      MID AMERICA BANK FSB                    MID AMERICA BANK FSB
4400845      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4403056      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4403188      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4403218      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4403340      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4403351      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4403369      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4403392      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4404485      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4404494      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4404496      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4404516      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4404522      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4409137      NAVY FEDERAL CREDIT UNION               NAVY FEDERAL CREDIT UNION
4409162      NAVY FEDERAL CREDIT UNION               NAVY FEDERAL CREDIT UNION
4420829      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4420864      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4420917      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4420983      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4421052      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4421204      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4421241      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4422460      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4422469      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4422470      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4422484      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4422485      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4422492      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4422494      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4422495      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4422499      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4422760      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4422793      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4422904      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4423023      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4425657      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4425685      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4425705      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4425796      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4425819      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4425904      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4425945      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4425966      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4425980      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4426085      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4426130      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4426152      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4426166      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4426200      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4426254      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4426279      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4426298      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4426311      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4426348      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4426575      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4426702      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4426774      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4426842      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4429694      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4430248      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4431404      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4431465      FIRST NATIONWIDE MORTGAG                FIRST NATIONWIDE MORTGAG
4438125      CHEVY CHASE SAVINGS BANK                CHEVY CHASE SAVINGS BANK
4438128      CHEVY CHASE SAVINGS BANK                CHEVY CHASE SAVINGS BANK
4438561      CHEVY CHASE SAVINGS BANK                CHEVY CHASE SAVINGS BANK
4438761      CHEVY CHASE SAVINGS BANK                CHEVY CHASE SAVINGS BANK
4438830      CHEVY CHASE SAVINGS BANK                CHEVY CHASE SAVINGS BANK
4442134      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4442162      HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
5948186      HSBC MORTGAGE CORP (USA)                HSBC MORTGAGE CORP (USA)

COUNT:                                                         123
WAC:                                                    7.33678235
WAM:                                                   356.0638614
WALTV:                                                  73.4361747

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)


Loan Information
----------------

      Name of Mortgagor:                ________________________________________

      Servicer
      Loan No.:                         ________________________________________

Custodian/Trustee
-----------------

      Name:                             ________________________________________


      Address:                          ________________________________________
                                        ________________________________________

      Custodian/Trustee
      Mortgage File No.:                ________________________________________

Seller
------


      Name:                             ________________________________________


      Address:                          ________________________________________
                                        ________________________________________

      Certificates:                     Mortgage Pass-Through Certificates,
                                        Series 2001-31


            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 2001-31, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of December 21, 2001 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

      ( ) Promissory Note dated ______________, 20__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

      ( )   Mortgage recorded on _____________________ as instrument no.
            ______________ in the County Recorder's Office of the County of
            ____________________, State of _______________________ in
            book/reel/docket ____________________ of official records at page/image ___________.

      ( )   Deed of Trust recorded on ____________________ as instrument no.
            _________________ in the County Recorder's Office of the County of
            ___________________, State of _________________ in book/reel/docket
            ____________________ of official records at page/image ____________.

      ( )   Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
            ______________________________ as instrument no. ______________ in the County Recorder's Office of the County of ______________________, State of _____________________ in
            book/reel/docket ____________________ of official records at page/image ____________.

      ( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

            ( )   _____________________________________________

            ( )   _____________________________________________

            ( )   _____________________________________________

            ( )   _____________________________________________


            The undersigned Master Servicer hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                       WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION



                                       By: __________________________________



                                       Title: _______________________________

Date: ________________, 20__

                                    EXHIBIT H


                                               AFFIDAVIT PURSUANT TO SECTION
                                               860E(e)(4) OF THE INTERNAL
                                               REVENUE CODE OF 1986, AS AMENDED,
                                               AND FOR NON-ERISA INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


             [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2.   That the Purchaser's Taxpayer Identification Number is [     ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-31, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

            6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 20__.

                                        [Name of Purchaser]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of __________, 20__.




Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 20__.

                                    EXHIBIT I

                [Letter from Transferor of Class A-R Certificate]

                                     [Date]

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Re:   Wells Fargo Asset Securities Corporation,
      Series 2001-31, Class A-R
      -----------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                       Very truly yours,


                                       [Transferor]


                                       _____________________________

                                    EXHIBIT J


                    WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-31
                       CLASS [B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER
                               -------------------


                                                      _________________ __, ____

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-31, Class [B-4][B-5][B-6] Certificates (the "Class [B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of December 21, 2001 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-31.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

            [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 20__, relating to the Class [B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [B-4][B-5][B-6] Certificates.

            (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
Law).

            (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4][B-5][B-6] Certificates is in compliance therewith.

            Section 3.  Transfer of Class [B-4][B-5][B-6] Certificates.

            (a) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]

                                       By: ______________________________


                                       Its: ______________________________

                                    EXHIBIT K

                                   [RESERVED]

                                    EXHIBIT L

                              SERVICING AGREEMENTS


               Wells Fargo Home Mortgage, Inc. Servicing Agreement

                   HomeSide Lending, Inc. Servicing Agreement

            First Nationwide Mortgage Corporation Servicing Agreement

               HSBC Mortgage Corporation (USA) Servicing Agreement

                       Mid America FSB Servicing Agreement

                  Chevy Chase Bank, F.S.B. Servicing Agreement

                      Firstar Bank, NA Servicing Agreement

                   Hibernia National Bank Servicing Agreement

                  Navy Federal Credit Union Servicing Agreement

                   Colonial Savings, F.A. Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT
                 -----------------------------------------------

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

            ______________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-31, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

            ______________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Defined Terms.

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund established and maintained pursuant to
Section 3.01 hereof

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") or at least F-1 by Fitch, Inc. ("Fitch") or
(vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by S&P or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either S&P or Fitch and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.2 Definitions Incorporated by Reference.

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                          SPECIAL SERVICING PROCEDURES

            Section 1.3 Reports and Notices.

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

            (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

            (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 1.4 Purchaser's Election to Delay Foreclosure Proceedings.

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 1.5   Purchaser's Election to Commence Foreclosure
                          Proceedings.


            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 1.6 Termination.

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.


                       COLLATERAL FUND; SECURITY INTEREST

            Section 1.7 Collateral Fund.

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-31." Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 1.8  Collateral Fund Permitted Investments.

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 1.9  Grant of Security Interest.

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 1.10   Collateral Shortfalls.

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.


                            MISCELLANEOUS PROVISIONS

            Section 1.11    Amendment.

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 1.12    Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 1.13    Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 1.14    Notices.

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,
                  Wells Fargo Bank Minnesota, National Association 7485 New Horizon Way
                  Frederick, MD 21703

                  Attention:  Vice President, Master Servicing
                  Phone: 301-696-7800
                  Fax: 301-815-6365

            (b)   in the case of the Purchaser,

                  ____________________________________________

                  ____________________________________________

                  ____________________________________________

                  ____________________________________________

                  Attention:__________________________________


            Section 1.15    Severability of Provisions.

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 1.16    Successors and Assigns.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 1.17    Article and Section Headings.

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 1.18    Confidentiality.

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 1.19    Indemnification.

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       Wells Fargo Bank Minnesota, National
                                          Association

                                       By:____________________________________
                                          Name:
                                          Title:



                                       By:____________________________________
                                          Name:
                                          Title:

                                   SCHEDULE I

 Wells Fargo Asset Securities Corporation, Mortgage Pass-Through Certificates,
         Series 2001-31 Applicable Unscheduled Principal Receipt Period

                                       Full Unscheduled     Partial Unscheduled
              Servicer                Principal Receipts    Principal Receipts
              --------                ------------------    ------------------

WFHM (Exhibit F-1)                         Mid-Month             Mid-Month
WFHM (Exhibit F-2)                        Prior Month           Prior Month
First Nationwide Mortgage Corporation      Mid-Month            Prior Month
HSBC Mortgage Corporation (USA)            Mid-Month            Prior Month
Mid America Bank, FSB                      Mid-Month            Prior Month
Chevy Chase Bank, F.S.B.                   Mid-Month            Prior Month
Firstar Bank, NA                           Mid-Month            Prior Month
Hibernia National Bank                     Mid-Month            Prior Month
Navy Federal Credit Union                  Mid-Month            Prior Month
Colonial Savings, F.A.                     Mid-Month            Prior Month
The Huntington Mortgage Company            Mid-Month            Prior Month